As filed with the Securities and Exchange Commission on June 5, 2006
Registration No. 333-131508

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No 2. to Form S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
NGTV
(Exact Name of Registrant as Specified in Its Charter)

California	4841	95-4809307
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9944 Santa Monica Boulevard
Beverly Hills, California 90212
Telephone: (310) 556-8600 Facsimile: (310) 556-9024
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Principal Executive Offices)	Jay Vir, Co-President
9944 Santa Monica Boulevard
Beverly Hills, California 90212
Telephone: (310) 556-8600 Facsimile: (310) 556-9024
(Name, Address, Including Zip Code and Telephone Number,
Including Area Code, of Agent for Service)
As Soon as Practicable After the Effective Date of this Registration Statement.
(Approximate Date of Commencement of Proposed Sale to the Public)
Copies of communications to:

Jennifer A. Post, Esq. Richardson & Patel LLP 10900 Wilshire Boulevard, Suite 500 Los Angeles, California 90024 Telephone: (310) 208-1182 Facsimile (310) 208-1154	Steven Weinberger, Esq. Schneider Weinberger & Beilly LLP 2200 Corporate Boulevard, N.W., Suite 210 Boca Raton, Florida 33431 Telephone: (561) 362-9595 Facsimile: (561) 362-9612
       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☑
       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
       If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
       If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.   ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Registration
Securities to be Registered	Registered	Per Unit(1)	Price	Fee(5)

Units, consisting of one share of common stock, no par value per share and one warrant to purchase one half of one share of common stock(2)	6,657,591	$6.00(1)	$39,945,546(1)	$4,274

Common stock included in the units(3)	6,657,591	—	—	—

Warrants to purchase common stock included in the units(3)	6,657,591	—	—	—

Common stock underlying public warrants	3,328,802	$6.00(1)	$19,972,812(1)	$2,137

Common stock included in the underwriters warrant	416,667	$7.20(4)	$ 3,000,002(4)	$ 321

Common stock issuable upon exercise of the purchase warrants issuable to the underwriters upon exercise of the underwriters warrant	208,334	$7.20(4)	$ 1,500,005(4)	$ 161

Total	23,926,576		$64,418,365	$6,893(6)

    In accordance with Rule 416 under the Securities Act of 1933, as amended, in order to prevent dilution, a presently indeterminable number of shares of common stock are registered hereunder which may be issued in the event of a stock split, stock dividend or similar transaction involving the common stock of the Registrant. No additional registration fee has been paid for these shares of common stock.

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act. Assumes an offering price of $6.00 per unit, and $6.00 per share of common stock.
(2)	Includes 4,166,667 units to be issued and offered for sale by the Registrant, and 1,865,924 units to be offered for sale by the selling security holders. Also includes 625,000 units the underwriters have the option to purchase from us to cover over-allotments, if any.
(3)	Includes the common stock and warrants underlying each of the units registered hereby including the units issuable upon the exercise by the underwriters of the over-allotment option. Warrants may only be exercised for whole shares.
(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act. Warrants may only be exercised for whole shares, accordingly warrants must be exercised in even numbers at the whole share price. The warrants issuable to the underwriters are exercisable at $7.20, assuming an offering price of $6.00 per unit.
(5)	All totals are rounded up to the nearest whole dollar amount.

(6)	$6,967 paid on February 3, 2006 in connection with the initial filing and registration.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 5, 2006
PRELIMINARY PROSPECTUS
6,032,591 Units
NGTV
     This prospectus covers our initial public offering of units consisting of one share of our common stock and one warrant to purchase one half of one share of our common stock. Of the 6,032,591 units offered hereby, 4,166,667 units are being offered by NGTV and 1,865,924 units are being offered by certain selling security holders. This prospectus also covers 625,000 units that may be offered by NGTV in the event the over-allotment option granted to the underwriters is exercised. We will not receive any of the proceeds from the sale of units by the selling security holders. The warrants may only be exercised in even numbers for whole shares, at the whole share price of $6.00, assuming an initial offering price of the units of $6.00 per unit. The warrants are subject to redemption by NGTV beginning four months after the date of this prospectus. The warrants may only be exercised after the detachment of the units into common stock and warrants. Prior to this offering no public market has existed for the units, our common stock or warrants. The estimated initial public offering price is between $5.75 and $6.25 per unit.
     We have applied to have the units offered hereby approved for trading on the American Stock Exchange under the symbol “NGI.U”. The common stock and warrants will initially trade as a unit, until detached, upon 30 days prior written notice from the representative of the underwriters, which shall be determined in its sole and absolute discretion, but in no event less than 60 days immediately following the sooner of the date of this prospectus or the exercise of the over-allotment option. We have applied to have the common stock and warrants listed on the American Stock Exchange under the symbols “NGI” and “NGI.W”, respectively.
     An investment in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning at page 7.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total

Public Offering Price	$	$
Underwriting Discounts with respect to the Units Sold by NGTV(1)	$	$
Proceeds to NGTV, before expenses	$	$
Underwriting Discounts with respect to the Units Sold by the Selling Security Holders(2)	$	$
Proceeds to the Selling Security Holders	$	$

(1)	The underwriting discount with respect to the units sold by NGTV will be 10% of the offering price, or $0. per unit.

(2)	The underwriting discount with respect to the units sold by the selling security holders will be 5% of the offering price, or $ per unit. No portion of the expense allowance will be allocated to the selling security holders.

     NGTV has granted the underwriters a 45-day option to purchase up to an additional 625,000 units from us to cover over-allotments. The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about                   , 2006.
Capital Growth Financial, LLC
The date of this prospectus is                     2006.

INSIDE OF FRONT COVER GRAPHIC:
ONE, CONTINUOUS PICTURE OF A PILE OF OLD, BROKEN TELEVISION SETS; SOME WITH THE WORDS “UNCENSORED” “RAW” AND “REAL” WRITTEN ON THEIR SCREENS
INSERTED AT TOP OF PILE IS A FLAG CONTAINING THE “NGTV” LOGO.
GRAPHIC ALSO SHOWS STREAKS OF LIGHT; FIRE TORCHES AND OTHER EFFECTS GIVING THE APPEARANCE OF A DARK, BOMBED OUT ENVIRONMENT AKIN TO A WAR ZONE.
ACROSS THE TOP IS WRITTEN: “THE END OF TELEVISION AS YOU KNOW IT”
ACROSS THE BOTTOM IS WRITTEN: “LET THE REVOLUTION BEGIN”

PROSPECTUS SUMMARY
      This summary highlights information from this prospectus and may not contain all of the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus, including our financial statements and the notes to those statements. All references in this prospectus to “NGTV”, “we”, “us”, the “company”, or “our” refer to NGTV unless the context otherwise indicates.
NGTV
      We develop uncensored music and celebrity television programs intended to provide celebrities, including actors and musical artists, an opportunity to express themselves publicly in an environment free of customary television editing. Our television programming is intended to show today’s hottest celebrities in a fun and candid light without censorship. Some of our programming contains profanity and limited nudity which are elements of celebrity news and lifestyle programming generally not seen and not broadcast on network television. Our programs allow musical artists an outlet to express themselves creatively and artistically by airing their music videos and live performances without deleting content that would be inappropriate for general audiences. To this end we have accumulated an extensive library of such footage in preparation for the initial airing and “launch” of our programming scheduled for the fourth quarter of 2006.
      We require the proceeds of this offering to complete our launch. We anticipate that our launch activities will require approximately four months to complete, and as such, we have targeted third quarter 2006 as our time frame to launch our programming. In order to launch the NGTV programming, we will need to complete the editing and production of our programming to make it broadcast ready, and undertake a pervasive advertising and public relations campaign to generate subscriber interest. Therefore, we intend to use a portion of the proceeds of this offering to add to our operations a comprehensive marketing and promotions effort, both internally and through consultants, and to finalize preparation of our initial programming for broadcast.
      Our broadcast distribution will begin as a pay television service available on cable television through iN DEMAND, a multiple system operator providing pay-per-view movies and other programming to consumers through numerous local and regional cable operators throughout the United States. Consumers will initially have the opportunity to purchase our pay television service through iN DEMAND on a pay-per-day or pay-per-view basis, or as part of a Video-On-Demand or Subscription Video-On-Demand basis. We intend to expand distribution of our pay television service through additional cable and satellite operators and other multiple system operators at our earliest opportunity to increase the availability of our programming throughout the United States and in foreign markets. Assuming our programming and branding are successful, we may expand our programming hours up to an all day premium channel.
      Our agreement with iN DEMAND provides that iN DEMAND is entitled to certain minimum distribution fees per quarter. In the event the minimum distribution fee is not collected by iN DEMAND based on subscription dollars received for our content, iN DEMAND will be entitled to draw upon a letter of credit, which we must post, to satisfy any shortfall. We will not receive any revenues under the iN DEMAND agreement until the minimum distribution fee per quarter is received by iN DEMAND. Thereafter, we will be entitled to our agreed share of revenues under the Agreement.
      Our content has a fast paced tempo, showcasing popular celebrities and musicians in interviews and candid situations with an edgy feel. We promote a youth oriented, high energy, feel throughout all of our programming by actively seeking racy interviews and situations with artists and celebrities. Our programming will focus on top celebrities and musical artists who have broad public recognition and appeal. We are branding our programming as “No Good Television” and also make use of related brand concepts including “No Good TV” and “NGTV” which we believe will appeal to a youth market and which are consistent with providing an uncensored and non-mainstream view of celebrities and musical artists.
      We have created over 10,000 hours of video footage including over one thousand interviews with prominent celebrities in the television and movie industries. This represents raw, uncut and full-length footage of celebrity interviews and situations that we will edit and combine with newly acquired footage to comprise our finished programs. None of this footage has ever been seen before. All of this footage is owned by us and was developed with the consent of the celebrities involved. We believe that this library and the notoriety of the prominent celebrities we have already captured on film will be a major draw for subscribers to our programming. We have covered and will continue to cover live entertainment events, music concerts, sporting and popular culture events as well as celebrity parties as part of our programming. An important draw to our subscribers will be the contemporary nature of our programming, and accordingly we are continuously accumulating new raw video footage for inclusion in our programming.
      We also have over 5,000 uncut and uncensored music videos, known as “director’s cut” versions, that we have the rights to broadcast. We do not own these videos and they were not developed for us, but we have a license to broadcast them as part of our programming. Artists and record labels have limited opportunities to broadcast uncensored versions of these director’s cut videos, as many would require a TV-MA rating and therefore are not shown on other music networks. However, our pay television service is intended to be rated TV-MA and that will permit broadcast of these uncut videos. We intend to include director’s cut videos in our programming.
      We have created and developed original programs based on various themes derived from our library of video content. All of our original programs relate in some way to providing fans access to celebrities and musical artists in “real” situations, whether it’s backstage at a concert, on the set of a movie or show, or just hanging out with us — in each case without the censorship fans have come to expect on programming available for general broadcast.
      Following the launch of our service, we expect to expand into complementary areas including the sale and distribution of our content via the Internet. We have entered into a standard distribution arrangement with Google; however we are negotiating customized terms that will enhance the availability and distribution of our content through Google. We believe that the distribution of NGTV programming on the Internet will quickly expose a mass consumer audience to our content. We envision that such Internet distribution will be made to consumers who can access high quality video images on broadband high speed Internet connections. We also plan the development and sale of branded merchandise, and sale of our programs and programming on DVDs. We intend to develop a complementary web site presence promoting our pay television service and offering such ancillary consumer merchandise. We expect to receive revenue from pay television subscriptions, sponsorship and product placement advertising, and DVD and branded merchandise sales.
      We believe the uncensored and celebrity nature of the programming has the potential to attract a widespread demographic. Initially our marketing will be targeted to the 18-34 male demographic. We believe the NGTV brand and demographics will evolve after the initial launch and may attract a wider demographic of both male and female audiences and an expanded age bracket.
      We are not obligated to censor our programming to the same extent as channels that broadcast programming over public airwaves, such as traditional network stations which are subject to regular FCC enforcement. Our programming could become the subject of FCC review, however, if complaints against our programming are filed with the FCC alleging our programming is obscene. We are voluntarily adopting the TV-MA rating guideline and we have no intention to create any content which may be deemed obscene under current law or that would trigger FCC review or interference with our content. For example, we will not permit what we determine to be pornography or “x-rated” programming. Our content will not exceed the guidelines for programming rated as TV-MA, which is programming intended for Mature Audiences only and which may contain limited nudity, adult language and graphic violence (however we have no intention to include violence in our programming). We expect to label all of our programming as TV-MA in order to facilitate our broadcast of director’s cut music videos and celebrity interviews and related content without censorship but within the parameters of the TV-MA rating and without the inclusion of any obscene materials.
      This is our initial public offering of securities. We have applied to have our units, common stock, and warrants listed on the American Stock Exchange. We do not know if a public market will develop for any of our securities, or if developed, whether it will be sustained. Prior to this offering, we have never been subject to the reporting requirements of the Securities and Exchange Act of 1934 and we have never operated as a public company.

“Going Concern” Status
      Our financial statements as of March 31, 2006 reflect that we have been in the development stage since inception, we have incurred substantial operating expenses and we have not generated any revenues from our principal operations. As of March 31, 2006, we have an accumulated deficit of approximately $21.6 million and a working capital deficit of approximately $12.7 million. As a result of these and other factors, the report of our independent registered public accountants on our 2005 financial statements contains an explanatory paragraph raising substantial doubt about our ability to continue as a going concern. Management believes that until the generation of revenues is realized through the proposed distribution arrangements of our product, operations can be funded though additional sources of capital. However, we have never been profitable and there can be no assurances that the company will ever generate revenues or achieve operating profits in the future.
Corporate Information
      We maintain our principal offices and production studios, consisting of approximately 20,000 square feet, at 9944 Santa Monica Boulevard, Beverly Hills, California 90212. Our telephone number at that address is (310) 556-8600 and our facsimile number is (310) 556-9024. Our web site address is www.ngtv.com, however the web site and its contents are not part of this prospectus. Our web site is currently under construction.
Presentation Information

Information Related to Reverse Stock Split; Over-allotment Option; Public Warrant Exercises; and Recent Debt Financing

•	On December 16, 2005, we effected a 23.23-for-1 reverse split of our common stock. Unless otherwise indicated, all discussions included in this prospectus relating to the outstanding shares of our common stock, including common stock to be issued upon the exercise of warrants and options, as well as per share dollar amounts, refer to post-split shares.

•	We (but not the selling security holders) have granted the underwriters an option to purchase an additional 625,000 units to cover over-allotments, if any. Unless otherwise indicated, all discussion included in this prospectus relating to the outstanding units, shares of common stock and warrants immediately following this offering does not reflect the exercise of the over-allotment option.

•	Unless otherwise indicated, all discussion in this prospectus relating to proceeds of the offering and use of such proceeds does not include the proceeds from the exercise of the public warrants. If all of the public warrants are exercised and assuming no exercise of the over-allotment option, we would receive $18,097,812 in gross proceeds for working capital and general corporate purposes, assuming an exercise price of $6.00 per whole share for the warrants. There is no obligation on the part of the holders to exercise any warrants now or in the future.

•	As of June 2, 2006, we have received and accepted subscriptions for the purchase and sale of $3,500,000 of 10% Senior Secured Promissory Notes and Warrants to purchase up to 875,000 shares of common stock (assuming the unit offering is completed on or before August 13, 2006 and assuming the initial price per unit is $6.00). The terms of the Notes and Warrants are described elsewhere in this prospectus. Although all documentation concerning the Notes and Warrants has been fully executed by the Company and the purchasers, the Company anticipates receiving the balance of the sale proceeds on or about June 5, 2006. Accordingly, we have assumed for all purposes in the prospectus that such proceeds have been received and that the Notes and Warrants have been issued.

•	We have assumed, solely for the purposes of calculating various capitalization and dilution items, that the initial offering price of the units to the public will be $6.00. However, such price is subject to discussion between the underwriters and the company and may vary substantially from our assumed price.

THE OFFERING

Securities offered	Units, consisting of one share of common stock, no par value per share, and one warrant to purchase one half of one share of common stock. The common stock and public warrants will detach not less than 60 days following the date of this prospectus or the exercise of the over-allotment option, as determined by the representative of the underwriters, and, will thereafter trade separately, as common stock and warrants on the American Stock Exchange. Of the 6,032,591 units offered hereby, 4,166,667 are offered by NGTV and 1,865,924 are offered by the selling security holders. This prospectus also covers an additional 625,000 units that may be offered by NGTV in the event the over-allotment option granted to the underwriters is exercised. This prospectus also covers 625,001 shares of common stock underlying options to purchase 416,667 units to be issued to the underwriters. NGTV will not receive the proceeds of the units sold by the selling security holders.

Warrant attributes	Each warrant entitles the holder to purchase one half of one share of common stock. Warrants may only be exercised for whole shares; no fractional shares of common stock will be issued upon exercise of the warrants. Two warrants may be exercised at the price of $6.00 per whole share. The warrants will become exercisable upon the separation of the units into their component common stock and warrants. The warrants are exercisable for a period of five years after issuance.

Redemption right on the warrants	Commencing four months following the date of this prospectus, NGTV shall have the right, but not the obligation, at its discretion upon 30 days prior notice to the public, to redeem all of the then outstanding public warrants at a price per warrant of $0.25 in the event that the average closing price of the common stock exceeds $8.40 during any consecutive ten day period. To the extent not then exercised all the outstanding public warrants will be redeemed.

Over-allotment option	625,000 units at the sole discretion of the representative of the underwriters for the purpose of covering over-allotments, if any. The units included in the over-allotment option are to be offered by NGTV and not the selling security holders.

Underwriters options	We shall issue to the underwriters options to purchase 416,667 units identical to the units offered by this prospectus, exercisable at a price per unit equal to 120% of the initial offering price of the units included in this prospectus (the “underwriters options”). The warrants issuable upon exercise of the underwriters options are exercisable at a price per share equal to 120% of the offering price of the units. The underwriters options will be issued by the company at the closing of this offering but will not be exercisable for 180 days thereafter. The underwriters options will be issued and sold to the underwriters for nominal consideration.

Common stock to be outstanding before the offering	5,000,152 shares which does not include common shares underlying unexercised warrants, options or other convertible securities.

Common stock to be outstanding after the offering	12,251,769 shares including 6,032,591 shares which form a part of the units offered hereby. If the underwriter’s over-allotment option is exercised in full, an additional 625,000 shares will be outstanding after the offering. The number of shares of common stock to be outstanding after the offering (12,251,769) does not include the following: 4,971,761 shares underlying outstanding but unexercised warrants including the public warrants; 493,892 shares underlying outstanding but unexercised options; 625,001 shares of common stock issuable upon exercise of options to purchase 416,667 units to be issued to the underwriters and; 625,310 shares reserved for issuance under our 2000 Equity Incentive Plan.

Intended use of the net proceeds of this offering	The proceeds will be used for general working capital and the other purposes described under “Use of Proceeds,” including the production and launch of our television programming and the repayment of certain indebtedness.

Risk factors	The offering involves a high degree of risk; see “Risk Factors” beginning on page 7 of this prospectus for a discussion of the risks and uncertainties in connection with investing in this offering.

Proposed American Stock Exchange symbols	The units — “NGI.U”, the common stock — “NGI” and the warrants — “NGI.W”.

      Until the units are detached, only the units will trade on the American Stock Exchange. Each unit will be detached and separated into its separate component of one share of common stock and one warrant to purchase one-half of one share of common stock upon 30 days prior written notice from the representative of the underwriters, determined in its sole and absolute discretion, but in no event prior to the sooner to occur of 60 days immediately following the date of this prospectus or the exercise by the underwriters of the over-allotment option. Following the separation of the units, the shares of common stock will trade on the American Stock Exchange, and the warrants will trade separately from the common stock on that exchange. The units will cease to exist at that time.

SUMMARY FINANCIAL INFORMATION
      In the table below, we provide you with historical selected financial data for the three years ended December 31, 2005, 2004 and 2003 derived from our historical audited financial statements included elsewhere in this prospectus. We also provide you with financial data for and as of the end of the first quarter of 2006 and 2005 derived from our unaudited financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historical selected financial data it is important that you read along with it the historical audited financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this prospectus. The following information as of March 31, 2006 does not give effect to the receipt of approximately $3.5 million from a private secured debt financing completed subsequent to March 31, 2006:
Summary Financial Information

	(Unaudited)
	Three Months Ended		Year Ended

	3/31/06	3/31/05	12/31/05*	12/31/04		12/31/03

Statements of Operations Data
Revenues	$—	$—	$—	$—		$—
Costs and Expenses	1,268,136	925,521	4,148,340	5,201,641		1,718,159

Operating Loss	(1,268,136)	(925,521)	(4,148,340)	(5,201,641)		(1,718,159)
Other Income (Expense)	(1,009,194)	(657)	(2,098,446)	(1,587,692)		(2,254,106)

Net Loss	(2,277,330)	(926,178)	(6,246,786)	(6,789,333)		(3,972,265)
Excess Repurchase Price Over Original Price of Preferred Stock	—	—	—	(627,000	)(a)	—

Net Loss Attributable to Common Shareholders	$(2,277,330)	$(926,178)	$(6,246,786)	$(7,416,333)		$(3,972,265)

Per Common Share Data
Net Loss Per Share — Basic & Diluted	$(0.46)	$(0.24)	$(1.45)	$(2.27)		$(4.27)

Weighted Average Number of Common Shares — Basic & Diluted	5,000,152	3,799,737	4,301,000	3,274,000		930,000

(a)	Excess purchase price paid to retire our series A-1 preferred stock in February 2004.

	3/31/06	12/31/05*	12/31/04

Balance Sheet Data
Current Assets	$1,084,127	$3,884,810	$48,618
Total Assets	7,397,162	9,134,359	2,394,629
Current Liabilities	13,851,556	13,317,943	3,199,221
Total Liabilities	14,933,704	14,450,632	4,161,215
Total Shareholders’ Deficit	(7,536,542)	(5,316,273)	(1,766,586)
Accumulated Deficit	(21,628,932)	(19,351,602)	(13,104,816)

*	As restated — See Note 2 to the financial statements included elsewhere herein for additional information.

RISK FACTORS
      This offering involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus, including our financial statements and the notes to those statements, before you purchase our securities. The risks and uncertainties described below are those that we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us may also impair our business operations. If the following risks actually occur, our business, financial condition and results of operations could be seriously harmed, the trading price of our common stock could decline and you could lose all or part of your investment.
Risks Related to our Business

We have incurred losses in the past and losses may continue, which could result in a decline in the value of our securities and a loss of your investment.
      We are a developmental stage company and we have not generated revenues to date with respect to our principal operations and we have not yet launched our pay television programming. For each of the three years ended December 31, 2005, 2004 and 2003, we incurred net losses of approximately $6.2 million, $7.4 million, $4.0 million and as of March 31, 2006, we had an accumulated deficit of $21.6 million. Our failure to successfully launch our programming, generate revenues, and generate profits would adversely affect our ability to fully introduce our programming content onto the market and compete in the television industry. In addition, such failures could force us to suspend our operations, and possibly even liquidate our assets and wind-up and dissolve our company. We do not know how long it will take for us to generate revenues and profits and we may never generate revenues or profits. We anticipate that we will continue to incur substantial operating losses for the foreseeable future, despite any revenues we may receive in the short-term, due to the significant costs associated with operating expenses and the development and marketing of our programming content. If such losses continue, the value of your investment would be harmed.

We have not generated any revenues and may never have revenues; our lack of revenues could harm the value of our securities.
      NGTV’s operations to date have been limited to developing our business plan, establishing offices, and developing video content. We have no revenues to date and we may never have revenues. If we cannot develop a source of revenue by entering into a distribution agreement, we will never be profitable, or we may be forced to suspend all operations and as a result you could lose the entire value of your investment in our securities.

Our distribution agreement with iN DEMAND L.L.C. requires certain distribution fee minimums be met before we may realize revenue from that agreement; failure to meet those minimums could diminish or prevent us from generating revenues.
      Under the terms of our distribution agreement with iN DEMAND L.L.C. we may not obtain revenues unless certain substantial thresholds of subscribers and subscription dollars are generated. Under the terms of our distribution agreement we may receive the subscription dollars (license fees) based upon the total number of subscriptions but only after the distribution company obtains certain minimum receipts. If such minimums are not met, we will be required to pay over such minimum amounts to iN DEMAND L.L.C. through a letter of credit or direct payment. Even if we enter into additional distribution agreements and launch our programming as anticipated, if the subscriptions do not meet and exceed the license fee thresholds in such agreements, we may not generate any revenues under the agreements. In addition, under our executive employment contracts with Mr. Vir and Mr. Taj, up to 4% of the revenues received under the iN DEMAND agreement are payable to them. If we cannot develop revenues under our distribution agreements, or if we do not generate sufficient revenues, we may be forced to suspend all operations and as a result you could lose the entire value of your investment in our securities.

We have not yet developed finished programming for broadcast or sale and if we fail to do so we will be unable to launch our programming; a failure to launch our programming would mean that we may not generate revenues.
      We have not created a substantial quantity of finished, fully produced materials, and we have not yet launched our programming. We have not yet created brand recognition for our planned programming. We face certain challenges in completing our broadcast content including the continued retention of talent in the areas of post production, graphic arts, editing, sound and music mixing. We must also continue to acquire new footage showing the entertainment and music industry’s hottest celebrities. In all aspects of our production and post-production, we must assure that our content adheres to our style of presentation and standards of artistry. Also, we must produce finished content within our contemplated budget and available capital. Finally we must complete finished content in accordance with our time lines for delivery of content to iN DEMAND as well as other distributors we may work with in the future. Our failure to successfully develop television content that adheres to our vision and artistic standards would adversely affect our ability to introduce our programming content into the market and to compete with other producers of television programs. Any inability to produce finished content for broadcast or sale on DVDs as contemplated by us would prevent us from generating revenues and could cause you to lose the entire value of your investment in our securities. Any inability to produce finished programs may mean that we may have no source of revenue. Our activities to date have been limited to developing our business plan, establishing offices and facilities, and developing limited amounts of broadcast content. We have no revenues from our primary operations to date and we may never have revenues. If we cannot develop a source of revenue by producing finished programs for broadcast we may be forced to suspend all operations and you could lose the entire value of your investment in our securities.

We will require additional capital to fully implement our business plans and objectives, but capital may not be available on terms acceptable to us, if at all; new capital could be dilutive to your proportionate interests and voting rights in our company.
      We cannot give you any assurance that we will be able to secure any additional capital that we may require to continue our operations at all, or on terms which will not be objectionable to us, including substantial dilution to our shareholders. We will require additional capital to sustain our broadcasting and continue our operations. If we are unable to obtain such capital we may be unable to operate and as a result, you could lose the entire value of your investment in our securities. Until we generate sufficient revenue from a distribution arrangement we will require working capital from investment sources to continue our operations. The proceeds of this offering will enable us to operate at least 12 months. Thereafter we must either generate revenues and/or be forced to raise new capital to continue our operations. Our failure to generate sufficient revenues to operate, or to obtain capital on terms acceptable to us could force us to suspend operations which would cause you to lose the entire value of your investment in our securities. Even if we are able to raise capital, such capital may require us to issue common stock or other securities that would be dilutive to your proportionate interest in our company, may dilute your voting rights in our company, or may be issued at a price per share less than that at which our securities are offered hereby.

Our business activities are capital intensive; we may require additional working capital and substantial revenues before we sustain our operations from revenues alone.
      The nature of our business plan requires us to sustain significant lease obligations for production equipment, studio and production facilities, pay competitive compensation for our executives and employees and in connection with our launch activities, undertake a comprehensive marketing and branding campaign. We cannot sustain such assets and continue such activities without working capital to supplement our revenues, assuming we generate revenues. Even if we achieve revenues, such revenues must be substantial to support our growing operations, assuming our programming is a success. We will require substantial revenues to sustain our operations in the absence of outside working capital or investment. We may never achieve revenues, and if we do, such revenues may never be sufficient to sustain our operations absent additional working capital from third parties and investors. If we cannot grow our revenues such that our operations are not self-sustaining, we will require working capital, which would be dilutive to your investment, and which may not be available on terms acceptable to us, if at all. If such working capital is not available and our revenues are insufficient to sustain our operations, we will cease operating and you will lose the entire value of your investment in our securities.

Our auditor has noted in its audit report that we may be unable to continue as a going concern.
      Our independent registered public accountants have noted in their report concerning our financial statements as of December 31, 2005 that we have incurred substantial losses and have an accumulated deficit of $19.3 million at that date, which raises substantial doubt about our ability to continue as a going concern. Our accumulated deficit increased to $21.6 million through March 31, 2006. In the event we are not able to continue operations you will likely suffer a complete loss of your investment in our securities. Our financial statements do not include any adjustments that may be necessary in the event we are unable to continue as a going concern.

We currently have limited internal sales and marketing capabilities; our inability to develop our sales and marketing capabilities either internally or through third party companies will adversely affect our ability to launch our programming, expand distribution and generate revenues.
      Upon the launch of our programming we will need to retain new employees to develop and oversee a comprehensive marketing and public relations campaign. Initially, we will also need to rely extensively on third-party marketing companies. Our failure to successfully develop sales and marketing capabilities either internally or on an outsourced basis would adversely affect our ability to introduce our programming into the television market and compete with other television programming. We cannot determine if we will be able to attract and or contract with qualified personnel or consultants to oversee our marketing and public relations needs. We will need to use a substantial portion of the proceeds of this offering to fund our marketing activities. If we cannot timely develop a competent marketing and public relations department, or if we are unable to retain the services of outside marketing providers to support our launch, our launch may not be successful and we may not develop subscriptions to our programming and we will not generate revenues. Any failure to attract and retain qualified marketing and public relations staff, and to contract with third-party marketing support resources, could delay or impede our launch and in turn prevent us from generating revenues which would harm the value of your investment in our securities.

Loss of celebrity support or revocation of legal releases to broadcast celebrity footage would impede our ability to create programming.
      Our programming and the success of our company is highly dependent upon the continued interest and support of celebrities in the film, television and music entertainment industries. Without the interest and cooperation of celebrities willing to be shown in uncensored interviews and candid situations, we could not develop our planned content. While we have obtained written releases to use footage of celebrity interviews and candid situations that are uncensored that we intend to use in our programming, we cannot be assured that we will continue to appeal to celebrities, or that celebrities will repeatedly allow us to film them or that they will not attempt to revoke their releases and consents. Our programming relies on our ability to continuously obtain new content with high profile celebrity guests. If we are unable to obtain new, uncensored, footage of celebrities, or broadcast such footage, we would be unable to create new content or complete our planned programming. If we are unable to create new programming or broadcast our programming in the future, our ability to generate revenues would be harmed and you could lose the entire value of your investment.

We may be the subject of lawsuits if we do not obtain all required releases, licenses and rights to use 100% of our broadcast programs.
      We have obtained written releases in connection with the creation of our video library of celebrity interviews. However, as we produce finished materials for broadcast, we must be certain to obtain any additional releases, consents, and licenses of rights to use all video, audio and images we use or create in the broadcast content that we do not own outright. Any material which we intend to use in our broadcast content that is not owned by us, must be licensed from the owner. Such materials include music videos, audio clips, images that we do not own, movie and television clips and similar items. Any failure to obtain all required licenses and rights could subject us to litigation over the use of such content. If we are the subject of such lawsuits, we will need to incur the costs of defending such suits, or paying damages if our defense is not successful. If we are the subject of such lawsuits and we incur losses as a result, our profits (if ever achieved) would be diminished, or the burden of such damages may prevent us from continuing operations, which would harm the value of your investment in our securities.

We are dependent for our success on a few officers, key employees and consultants; our inability to retain those individuals will adversely affect our business and the value of your investment.
      Our success depends to a significant extent on the continued efforts and services of certain officers, key employees and consultants. Our ability to continue production of additional content and prepare it for broadcast depends to a significant on the continued efforts of Mr. Kourosh Taj and Jay Vir pursuant to their employment agreements. Our ability to maintain our relationships and contacts in the industry and the investment community, and to raise further financing, if necessary, depends to a significant extent on the continued efforts and services of Mr. Kourosh Taj, Mr. Richard Abramson, Mr. Jay Vir and Mr. Gene Simmons pursuant to their consulting and/or employment agreements. Our ability to manage the significant growth of our programming and marketing operations depends to a significant extent on the continued efforts of Mr. Jay Vir and Mr. Kourosh Taj. Our ability to manage our marketing and brand development depends to a significant extent on the continued efforts of Mr. Jay Vir, Mr. Kourosh Taj, Mr. Richard Abramson and Mr. Gene Simmons. Our ability to expand our distribution to additional carriers depends to a significant extent on the continued efforts of Mr. Kourosh Taj, Mr. Jay Vir and Mr. Gene Simmons. Each of these individuals is under contract with our company, which expire as follows: (i) Mr. Taj’s agreement expires July 1, 2009; (ii) Mr. Vir’s agreement expires July 1, 2009; (iii) Mr. Simmons’ agreement expired but is being negotiated for renewal; and (iv) Mr. Abramson’s agreement expired but is being negotiated for renewal. The loss of any of these personnel could adversely affect our ability to launch our programming onto the market and to compete, which would result in delays in our ability to generate revenues and profits and to raise additional working capital. In addition, the loss of any of these persons may force us to suspend or delay our operations if they cannot be replaced on terms acceptable to us, if at all. Although all of the above referenced persons are subject to employment or consulting agreements, we cannot give you any assurance that one or more of these employees or consultants will not leave our company. If one or more of these employees were to leave the company, we may be unable to continue to develop content, operate, raise capital, market and brand our products or generate revenues and the value of your investment may be harmed.

The market for our programming niche is at an early stage and if market demand does not develop or later declines, we may not achieve or sustain revenues; we cannot determine if our programming will appeal to consumers or if consumers will pay for it.
      The market for our intended programming niche of uncensored celebrity content, uncensored music videos and related original programming is at an early stage. No other channels are currently offering this type of specific programming. Our programming will include profanity and nudity within the parameters of the “TV-MA” rating. If we are unable to develop demand for this programming, separate and apart from the mainstream, censored versions of similar programming that is currently available, we may not achieve or sustain revenue growth. We cannot accurately predict the growth of the markets for this type of programming, the timing of market acceptance, or the timing of commercial acceptance by sponsors and advertisers. We have not performed any formal marketing studies to confirm the viability of our proposed operations or the demand for our planned programming. We cannot determine and cannot assure that consumers will find our programming appealing, or that even if they do, they will be willing to pay for it. Even assuming they would pay for it, our anticipated price per view is $4.95 and we cannot determine if consumers will pay that price repeatedly, if at all. Even if a market for our programming develops, consumer taste is subject to change and influence and our programming may not attract or retain a paying audience. If our content is not acceptable to viewers for any reason, or if our content does not continue to be acceptable for any reason, the rate of subscriptions for our programming on pay cable services would decline and our revenues, if ever achieved, would diminish. If subscriptions for our programming do not develop, or decline over time, our revenues would be diminished and as a result the value of your investment in our securities would be harmed.

Our inability to attract the qualified creative production, programming, and managerial personnel required to execute on our business plans would adversely affect our business and the value of your investment.
      Our ability to implement our business plans will be dependent upon our continuing ability to attract and retain highly qualified creative production technicians, programming personnel, and managerial and administrative personnel. Our inability to attract and retain the necessary personnel would impede our growth and the performance of our business plans to develop broadcast quality programming and market and sell such programming in order to generate revenues. Competition for the type of personnel we require in terms of creative talent and contractual commitment is intense in the entertainment industry and we cannot give you any assurance that we will be able to retain our key managerial and technical employees, or that we will be able to attract and retain additional highly qualified managerial and creative personnel in the future. If we cannot attract and retain required talent, we may be unable to produce high quality programming, which could result in a loss of revenues, if ever achieved, which would harm the value of your investment in our securities.

Our inability to effectively manage our growth will adversely affect our business and the value of your investment.
      Our success will depend upon the rapid expansion of our business and the production of increasing quantities of broadcast quality programming. Our inability to effectively manage our growth, or the failure of new personnel to achieve anticipated performance levels, would adversely affect our ability to introduce our programming into the market and to compete with established entertainment companies, which would cause delays in our ability to generate revenues and profits and to raise additional working capital. The expansion of our staff and operations required to launch our programming and produce new broadcast quality programming after launch, and to produce content for DVDs, will place a significant strain on our financial management, personnel management and other resources. Our anticipated expansion will require us, among other things: to change, expand and improve our operating, managerial, and financial systems and controls; improve the coordination between our various corporate functions; and hire additional technical, creative personnel, and sales and marketing and managerial personnel and supervise all such new hires. We must also be able to assure that all programming we produce conforms to our brand of NGTV programming and we may not be successful in doing so while supervising a large staff of producers and creative talent. We cannot give you any assurance that our efforts to hire or retain new personnel will be successful, or that we will be able to manage the expansion of our business effectively. Any failure to effectively manage growth could harm our ability to achieve or sustain revenues, which would harm the value of your investment in our securities.

We will experience significant competition in the entertainment industry from competitors with greater resources than us that may prevent us from creating content that is appealing to consumers.
      The market for cable television programming is intensely competitive and constantly changing. Most of our existing competitors have greater financial, technical, marketing, and other resources than we do and can pay significant sums of money to attract movie, television and musical celebrities to projects they are developing. As such, competitors may influence celebrities to not work with us in the future, which would impede our ability to develop appealing content. The entertainment industry is populated with large, multinational entities with substantial experience in creating new entertainment products in television, whereas we are a newer company with limited experience in television production, and with less managerial experience. These competitors may also be able to respond more quickly to new or emerging technologies and changes in programming trends than we are presently able to since they can afford to retain persons trained on such new technologies and can afford to acquire new technologies as soon as they are developed. Competitors’ experience and ability to avail themselves of resources put them at an advantage over our operating circumstances. Our ability to compete will ultimately be a function of many variables, including: our ability to develop appealing programming featuring popular celebrities; the effectiveness of our marketing and sales and distribution efforts concerning our content; and our ability to meet programming schedules that we commit to. We cannot give any assurance that we will be able to compete successfully with other television entertainment companies, or that competitive factors we face will not have a material adverse effect on our business, operating results, and financial condition. If we are unable to compete in the television programming market place we will not be able to achieve or sustain revenues and the value of your investment in our securities would be harmed.

If we fail to protect and enforce our intellectual property rights, our ability to generate revenues would be impaired.
      Our business depends on generating brand recognition for the NGTV name and related trademarks in order to drive increased subscriptions to our programming on pay cable service providers as well as ancillary DVD sales, and in protecting our copyrights in our programming content. Our ability to generate revenue could be substantially impaired if competitors were to launch similar programming under a similar name, or, successfully copied and rebroadcast our content without permission. We have no registered copyrights. Our ability to protect against the unauthorized use of our content could harm our business and the value of your investment. With respect to our consumer products, if developed, marketed and sold, we cannot protect against “pirated” versions of our DVDs or clothing, toys and accessories. Pirated DVDs are readily available in the U.S. and foreign markets, including the internet. Attempting protection against such illegal practices, or bringing claims if such practices are discovered, would be costly and may not prevent or remedy the problem. Any such pirated goods, or counterfeit goods, being sold in the market place to consumers could damage our brand or cause us to lose revenues if consumers buy unauthorized goods. If we lose revenues due to the failure to protect our intellectual property rights, the value of your investment in our securities could be harmed.

We may become involved in litigation over intellectual property, broadcast and/or DVD distribution rights; litigation costs and distractions could harm our business and the value of your investment.
      We attempt to avoid infringing known proprietary and privacy rights of third parties in connection with our programming content. However, any of these third parties might make a claim of right of publicity, invasion of privacy, false light, or other alleged contractual or tortious breach with respect to our programming. Although we are unaware of any potential claims, we could receive threats in the future that could lead to litigation. We might also elect to enforce our intellectual property rights against third parties, which could result in litigation.
      Any intellectual property litigation, whether brought by us or by others, could result in the expenditure of significant financial resources and the diversion of management’s time and efforts. In addition, litigation in which we are accused of infringement or other wrongdoing in connection with our programming may cause delays, recalls of DVD products, or suspension of programming even before the issue of infringement or wrongdoing has been decided on the merits. If any litigation were not resolved in our favor, we could become subject to substantial damage claims from third parties. We could be enjoined from the continued use of our programming. If a successful claim of infringement or wrongdoing were made against us and we could not resolve it in a timely and cost-effective basis, our expenses would increase and our revenues could decrease. If we experience increased costs or loss of revenues the value of your investment in our securities could be harmed.

Competition from similar programming and larger competitors’ offerings could limit our revenues or cause our revenues to decline.
      Viacom currently owns the predominant channels in music television and music entertainment programming, including MTV, VH1, CMT and BET. If Viacom or others were to successfully copy our strategy for uncensored music entertainment programming, this could have a significant impact on our ability to attract and retain a recurring subscriber base for our pay television programs and related DVD offerings. If competitors such as Viacom introduce content that competes directly with our planned programming, our business could be harmed since we could lose subscriptions or distribution rights which would cause a loss of revenues. If we lose subscriptions or distribution rights, our business may be harmed and the value of your investment in our securities would be harmed.

Success of television programming is increasingly hits driven; the market for such programming is highly unpredictable and development of new content is inherently risky.
      New television shows and programming content is increasingly “hits” driven. Additional marketing and advertising funds are required to drive and support “hit” programs, particularly television advertising. There can be no assurance that our programming will be a “hit” or will include “hit” shows, or that advertising for the programming or any related DVD or merchandising products will increase sales sufficiently to recoup those advertising expenses. We cannot assure that our programming will be developed on time, in a cost effective manner, or that we will be commercially successful. If our programming is not a “hit” or if we can not support its success over time, we will be unable to achieve or sustain revenues and the value of your investment in our securities would be harmed.

The television entertainment industry is cyclical, and we may fail to anticipate changing consumer preferences.
      A substantial portion of our business will depend on our success in the television entertainment industry, which is cyclical, and our ability to anticipate changing consumer preferences. Reality television shows, censorship, and celebrity tabloids have been popular items recently in television entertainment. However, television entertainment is subject to changing consumer tastes and preferences. Our success will depend on numerous factors beyond our control, including:

•	the popularity, price and timing of pay television services;

•	international, national and regional economic conditions, particularly economic conditions adversely affecting discretionary consumer spending;

•	changes in consumer demographics;

•	the availability of other forms of entertainment; and

•	critical reviews and public tastes and preferences, all of which change rapidly and cannot be predicted.
      In order to plan for promotional activities, we will be required to anticipate and respond to rapid changes in consumer tastes and preferences. A decline in the popularity of the type of programming we intend to offer could cause sales to be very low or non-existent.

Legislative actions and potential new accounting pronouncements could impact our future financial position and results of operations.
      There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings that will have an impact on our future financial position and results of operations. While these regulatory and accounting initiatives apply predominantly to publicly-held companies, following the successful completion of this offering, we will become publicly-held and subject to some or all of these regulations. The Sarbanes-Oxley Act of 2002 requires the development of internal accounting controls and procedures that can be costly. Other rule changes proposed following the Enron bankruptcy are also likely to increase general and administrative costs. The costs of complying with section 404 of the Sarbanes-Oxley Act of 2002 such that our independent registered public accountants do not express concerns regarding our internal controls and procedures could be very costly and the development and implementation of adequate controls and procedures may never be achieved. We expect that compliance with the Sarbanes-Oxley Act of 2002, along with the costs associated with being a public company could add as much as $100,000 per month to our operating costs. We may be required to comply with the internal accounting controls and procedures under the Securities Act beginning with our fiscal year 2006. In addition, insurers are likely to increase premiums as a result of high claims rates over the past year, which we expect will increase our premiums for insurance policies. Further, proposed initiatives are expected to result in changes in certain accounting rules, including legislative and other proposals to account for employee stock options as a compensation expense. These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.

We have never operated a public company and we are not experienced in public reporting requirements or American Stock Exchange Listing maintenance.
      We have never operated a public company. As such, we are not experienced in preparing periodic reports and taking other actions required of companies subject to the compliance requirements of the Securities and Exchange Act of 1934 and the listing requirements of the American Stock Exchange or any other exchange where our securities may be listed. Accordingly, we may not be able to stay in compliance with applicable securities regulations or listing requirements and our public market for our securities, assuming one develops, could be harmed. If we fail to comply with the public reporting requirements there may not be adequate public information about our company widely available and as such you may be unable to monitor your investment in our securities. Also, if we are unable to file periodic reports trading in our securities may be suspended by regulatory authorities, or may cease on its own. If our securities are not continuously listed on the American Stock Exchange or any other exchange where our securities may be listed, there will be no public market for our securities and you may have no ability to sell our securities, should you choose to do so. Also, a lack of a public market for our securities would deflate the price of our securities, which would harm the value of your investment.

Changes in regulations concerning broadcast and DVD distribution could negatively affect our business.
      Legislative action affecting or restricting cable and satellite television providers from distributing content rated TV-MA, and TV-MA-R could have a negative impact on revenues since the majority of our programming content will be rated as TV-MA. Legislative action affecting or restricting DVD distributors from distributing content rated TV-MA, and TV-MA-R could have a negative impact on revenues since the majority of our DVD content will be rated as TV-MA. If the parameters of TV-MA content are changed in a way that is too restrictive for our proposed content, we may be unable to continue with our programming.
      Any failure to comply with regulatory requirements, or any substantial changes in the regulations concerning the broadcast or distribution of our content would harm our ability to continue operating, generate or maintain revenues, inhibit your liquidity, and potentially harm the value of your investment in our securities.

To date we have operated as a private company with a majority of interested directors; we may continue to be subject to agreements that were not approved by a majority of disinterested directors.
      Prior to this offering we operated our company privately and a majority of our directors were interested in various transactions and agreements we entered into. While we took all steps required to comply with state law concerning corporate governance, we may be subject to contracts that benefit certain of our directors and officers and their affiliates. Such contracts may contain terms and conditions that might not have been negotiated or agreed to in an arms length transaction. Any contractual obligations that are burdensome to our company that cause our company unnecessary costs may harm the value of your investment in our securities by diminishing our cash available for working capital or by diminishing profits, if achieved.

Management has discretion as to use of proceeds; failure to use the proceeds to successfully implement our business plans could harm the value of your investment.
      We reserve the right to use the funds obtained from this offering for other purposes not presently contemplated which we deem to be in the best interests of the company and our shareholders in order to address changed circumstances and opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of management with respect to the application and allocation of the net proceeds of the offering. Investors in the units offered hereby will be entrusting their funds to our management, upon whose judgment and discretion the investors must depend, with only limited information concerning management’s specific intentions and uses. The failure to adequately and appropriate allocate the proceeds of this offering, or the failure to implement our business plan with the offering proceeds, would harm the value of your investment in our securities.

We are in a dispute with our former Chief Executive Officer concerning his separation from the company; if litigation arises, and we do not prevail, we may be forced to pay damages.
      We entered into an Employment Agreement with Mr. John Burns on April 10, 2006 under which he served as our Chief Executive Officer. On May 16, 2006, we advised Mr. Burns of our intention to terminate his employment and to evaluate a termination for “cause” under the terms of his Employment Agreement. Two days later, Mr. Burns presented a written threat of litigation against us and tendered his resignation for “good reason” under his Employment Agreement. Mr. Burns’ written threats include claims that he was fraudulently induced into signing his employment agreement with the company as CEO, that the company breached the Employment Agreement thereby giving him the right to resign under the Agreement and be paid his full severance package, and that any termination would allegedly be unlawful. Notwithstanding the foregoing threats, we terminated Mr. Burns’ employment for “cause” as defined under his Employment Agreement effective May 23, 2006. Although we are in active settlement discussion with Mr. Burns, at this time the company cannot determine what losses, if any, may arise as a result of this dispute other than the possible severance benefits provided under the Employment Agreement for a termination “without cause”. A termination “without cause” or a resignation for “good reason” provide for the same contractual severance benefits, including, among other things, payment of a severance amount equal to his base salary through the full term of the Agreement (which we estimate to be $690,000), continuation of health insurance benefits, and the accelerated vesting of all unvested options granted to Mr. Burns. No litigation has yet been filed against the company by Mr. Burns. In the event of litigation, the company would vigorously defend any actions commenced by Mr. Burns although we cannot control the outcome of such litigation. In the event litigation is commenced, and the company must pay substantial damages, the operations of the company could be negatively affected and the value of your investment could be harmed as a result.
Risks Related to an Investment in our Securities

Our right to issue additional securities at any time could have an adverse effect on your proportionate ownership and voting rights.
      Our board may generally issue securities, or options or warrants to purchase those securities, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. We may issue additional securities to raise capital to further our launch, development and marketing plans and to produce greater quantities of content. It is also likely that we will be required to issue additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plan. The issuances may be very significant. If you are a shareholder, your proportionate ownership and voting rights could be adversely effected by the issuance of additional securities, or options or warrants to purchase those securities, including a significant dilution in your proportionate ownership and voting rights.

Prior to this offering there has been no public market for our securities.
      This is our initial public offering of securities and there is no public market for our securities. We cannot be certain a public market for our securities will develop, or if developed, that it will be sustained. Our securities may be thinly traded compared to larger more widely known companies. Thinly traded securities can be more volatile than securities trading in an active public market. We cannot predict the extent to which an active public market for our securities will develop or be sustained at any time in the future. If we are unable to develop or sustain a market for our securities, you may be unable to sell the securities you own, or you may lose the entire value of your investment in our securities.

We cannot control when the units will detach into common stock and warrants; detachment may have an adverse effect on the market prices of our securities.
      The Representative of the underwriters will determine, in its sole discretion, when the units detach into common stock and public warrants. We have no control and cannot influence the decision by the Representative as to the timing for detachment of the units. The detachment will not occur less than sixty days from the date hereof, or less than sixty days following the exercise of the over-allotment option. Upon detachment, the common stock and public warrants will trade separately and the units will cease to exist. Detachment, and an inability to anticipate when such detachment will occur, may cause confusion in the market as to which securities are trading or for how long the units will continue to trade. In addition, such confusion could depress the price of the units, common stock or public warrants, or cause the average volume of trading in our securities to fluctuate. Any confusion or uncertainty concerning the timing of the detachment may adversely affect the trading prices of our securities, which would in turn harm the value of your investment.

We cannot be certain that our securities will qualify or will continue to qualify for listing on the American Stock Exchange.
      We have submitted an application to the American Stock Exchange to list our securities, however there is no assurance that our application will be approved, or if our application is approved, that the listing can be maintained. In order to be listed on the American Stock Exchange we must meet certain minimum criteria relating to our market capitalization, value of publicly held shares, value of stockholders’ equity and stock price. We must also have a minimum number of public shareholders. Assuming that we are able to meet these minimum requirements, we will also be required to have a board composed of a majority of independent directors, each of whom satisfies the independence standards set forth in Rule 10A-3 promulgated under the Securities Exchange Act of 1934 and an audit committee made up of three financially sophisticated independent directors. We cannot assure you that we will be able to meet or maintain these listing requirements. The units we sell in this offering may not be sold at a price that will allow us to meet the minimum criteria imposed by the American Stock Exchange.
      While we believe we will meet the initial listing standards for the American Stock Exchange, we may be unable to attract or retain enough independent directors to our board to be fully compliant with the corporate governance requirements of the American Stock Exchange company rules within one year of the date hereof. We plan to have one independent director on our audit committee as of the date of this prospectus, two within 90 days hereof and three within one year. If we are unable to meet those requirements, our securities could be de-listed from the American Stock Exchange. Given the increased regulatory scrutiny since the Enron collapse, coupled with the potential for liability associated with serving on public boards of directors, we may not be able to attract and retain persons who are both independent, and willing to serve on our audit committee. In addition, any persons who agree to act as members of our audit committee must be financially sophisticated and we can make no assurances that we can attract or retain persons who fit all of these criteria in light of the regulatory scrutiny and liability risks associated with service on a public company audit committee.
      If we cannot meet the requirements imposed by the American Stock Exchange, our stock may be quoted on the OTC Bulletin Board. In order to have our securities quoted on the OTC Bulletin Board, a market maker must submit an application on our behalf to the NASD. The OTC Bulletin Board is a regulated quotation service, not an issuer listing service, market or exchange. Although there are no listing requirements, in order to be eligible for quotation on the OTC Bulletin Board, we must be subject to the filing requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934 and remain current in those filings.
      Shareholders may find greater percentage spreads between bid and asked prices on the OTC Bulletin Board, more difficulty in completing transactions and higher transaction costs when buying or selling our securities than they would if our securities are listed on the American Stock Exchange. Furthermore, if our securities traded on the OTC Bulletin Board rather than the American Stock Exchange, we would not be able to take advantage of certain state “blue sky” trading and registration exemptions, which would restrict the liquidity of our securities.
      If we are unable to maintain our listing on the American Stock Exchange, the value of your investment in our securities would be harmed.

If we fail to keep our registration statement effective you may be unable to exercise the public warrants.
      This prospectus is part of a registration statement which registers the shares of common stock underlying the public warrants. After the units detach into common stock and public warrants, the public warrants will become exercisable. However, if the registration statement is not effective at the time you determine to exercise your warrants, we cannot issue the underlying common shares to you. We can make no assurances that the registration statement will be effective at all times while the warrants are outstanding. We have undertaken, as part of the requirements of the federal securities laws and in our agreements with the underwriters to keep the registration statement effective while the warrants are outstanding, however, we cannot make any assurances that we will be able to do that. Maintaining the effectiveness requires, among other things, that we periodically update the financial statements and disclosures in the registration statement and that the Securities and Exchange Commission not suspend the effectiveness of the registration statement. We will use our best efforts to keep the registration statement effective, however if we cannot, you may be unable to exercise your warrants which could be harmful to your investment in our securities.

The application of the “penny stock” rules could adversely affect the market price of our securities and increase your transaction costs to sell those securities.
      Even if our securities are listed on the American Stock Exchange, the “penny stock” rules may apply to our securities. In the event the trading price of our common stock is below $5 per share, or we do not otherwise meet the requirements for exemption from the “penny stock” rules under the federal securities laws, the open-market trading of our common stock will be subject to the “penny stock” rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell the securities, and may result in decreased liquidity for our securities and increased transaction costs for sales and purchases of our securities as compared to other securities.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse.
      Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (a) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (b) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (c) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (d) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (e) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Assuming a market for our securities develops, it may be particularly volatile given our status as a relatively unknown company with a limited operating history and lack of revenues or profits to date for our newly introduced products, which could lead to wide fluctuations in our share price. We may have only a small and thinly traded public float.
      This is our initial public offering of securities and assuming a market for our securities develops, that market may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price may be attributable to a number of factors. First, we may have relatively few common shares outstanding in the “public float” as compared to our overall capitalization. In addition, there is currently no market for our securities, and if one develops, the common stock may be sporadically or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our securities are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, lack of capital to execute our business plan, and uncertainty of future market acceptance for our products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.
      The following factors may add to the volatility in the price of our securities: actual or anticipated variations in our quarterly or annual operating results;

•	acceptance of our products; announcements of changes in our operations, distribution or development programs;

•	our capital commitments; and

•	additions or departures of our key personnel.
      Many of these factors are beyond our control and may decrease the market price of our securities, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our securities will be at any time, including as to whether our securities will sustain the price you may purchase our securities, or as to what effect that the sale of shares or the availability of securities for sale at any time will have on the prevailing market price.
      Further, in the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future; we may be restricted from redeeming the warrants under California law.
      We do not anticipate paying cash dividends on our securities in the foreseeable future, and we cannot assure an investor that funds will be legally available to pay dividends, or that even if the funds are legally available, that the dividends will be paid. In addition, our ability to pay dividends on our securities may be limited by law. Under California law, we may only pay the dividends on the securities from certain lawful sources of accounts, including shareholders’ equity, or if none, out of net profits for the fiscal year in which the dividend is declared or the preceding fiscal year. We cannot assure you that at such time, if ever, as a dividend on the common stock is declared, that we will lawfully be able to pay the dividends when due or at any time thereafter. In addition, we cannot lawfully redeem the public warrants if we do not have net profits or other surplus available for that purpose. We can make no assurance that we will ever redeem the warrants.

We have indemnified our officers and directors against liabilities arising as a result of their services to us. In addition, limitations on director liability may discourage shareholders from bringing suit against a director.
      Our articles of incorporation and bylaws provide, as permitted by governing California law, for indemnification of directors such that a director shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director with certain exceptions. These provisions may discourage shareholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by shareholders on our behalf against a director. In addition, our articles of incorporation and bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by California law. In the opinion of the Securities and Exchange Commission, indemnification of officers or directors against their violation of federal securities laws is void as being against public policy.

A large number of our shares of common stock may be sold in the market following this offering that could cause the prices of our securities to decline.
      Sales of a substantial number of shares of our common stock in the public markets, or the perception that these sales may occur, could cause the market price of our common stock to decline. After this offering, we will have 5,802,511 shares of our unregistered, restricted common stock outstanding. We anticipate 4,100,098 of such shares will be eligible for public trading within 90 days of the date of this prospectus under Rule 144 of the Securities Act of 1933 subject to certain restrictions; provided, however, that we expect that certain of these shares will be subject to a lock up agreement for 12 months following the date of this prospectus. In addition, we will have 6,032,591 shares of common stock registered as part of the units being sold in this offering (without giving effect to the over-allotment option), and 3,016,302 registered shares that are underlying the public warrants. These shares will be freely tradable without restriction or further registration under the federal securities laws unless sold by our affiliates. The public warrants may not be exercised until the units detach. We will also have registered 625,001 shares of common stock for issuance in the event of exercise of the options to be issued to the underwriters. The options issued to the underwriters cannot be exercised for, and the shares issuable upon exercise of the options issued to the underwriters may not be sold or transferred (except under limited circumstances), until at least 180 days after the date of this prospectus.
CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS
      This prospectus contains forward-looking statements. These statements are not historical facts, but rather are based on our current expectations, estimates and projections about our industry, our beliefs and assumptions. Words including “may,” “could,” “would,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which remain beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties are described in “Risk Factors” and elsewhere in this prospectus. We caution you not to place undue reliance on these forward-looking statements, which reflect our management’s view only as of the date of this prospectus. We are not obligated to update these statements or publicly release the results of any revisions to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS
      Assuming an offering price per unit of $6.00, the gross proceeds to NGTV of this offering will be approximately $25,000,000, or $28,750,000 in the event that the over-allotment is exercised in full. After deducting the estimated underwriting discount of $2,500,000, a non-accountable expense allowance of $500,000 and other estimated offering expenses payable by us of $650,000, the net proceeds of this offering will be approximately $21,350,000. If the underwriters exercise the over-allotment option in full, we estimate the net proceeds to us will increase by $3,300,000.
      We intend to use the net proceeds of this offering, as follows:

		Percentage of
		Proceeds
		from this
	$ in 000’s	Offering

Proceeds of this offering, 4,166,667 units at an assumed offering price of $6.00 per unit	$25,000	100%
Costs related to this offering, including professional fees and distribution costs	(3,650)	15%

Net proceeds from this offering	21,350	85%
Repayment of Bridge Notes	(3,550)	14%
Production and programming	(6,000)	24%
Sales and marketing	(6,000)	24%
Capital expenditures	(2,000)	8%
Salaries to executive officers	(900)	3%
Repayment of other debt	(800)	3%
Letter of Credit required for distribution agreement	(250)	1%

Cash available for general corporate purposes	$1,850	8%

      We intend to repay $3,500,000 of financing obtained in the second quarter of 2006. Such financing was used to fund our working capital needs.
      We intend to spend approximately $6,000,000 in production and programming costs through December 2006, for the launch of our Pay TV service. These are necessary internal and external charges pertaining to the creation and delivery of our content, such as production and programming labor, as well as other costs relating to the distribution of our content.
      We intend to spend approximately $6,000,000 through December 2006, on consumer marketing, affiliate marketing and the development of sponsorships and ancillary revenues. This includes internal sales and marketing related labor, the retention of a public relations firm and marketing agency, as well as advertising and media placement, launch incentives and promotional efforts.
      We anticipate that over the next three quarters, we will acquire approximately $2,000,000 in capital assets to augment our production and programming infrastructure. These assets include production, post-production and general computer equipment, as well as various software, rendering and storage systems.
      Salaries to executive officers consist of salaries payable over the three quarters subsequent to the date of this prospectus to our executive officers in accordance with the terms of the employment agreements described elsewhere in this prospectus. Additionally, we intend to pay off an outstanding debt to a director of approximately $100,000.
      Out of the proceeds of this offering, we intend to repay certain debt and outstanding obligations totaling about $800,000, including two Demand Notes with principal amounts of $150,000 and $75,000, plus accrued interest at 10% per annum, as well as amounts due to consultants of about $350,000.
      As part of our distribution agreement with iN DEMAND, we are required to furnish a $250,000 letter of credit in their favor to cover certain distribution minimums. We expect that this letter of credit will need to be 100% cash collateralized.

      We intend to use the balance of the proceeds of this offering, estimated to be $1,850,000 ($5,150,000 if the underwriters’ over-allotment is exercised in full) along with cash generated from operations, for general corporate purposes, including corporate salaries, general office expenses such as rent, telecommunications, insurance and other overhead costs, as well as legal and accounting fees associated with being a public entity and being in compliance with the Sarbanes Oxley Act of 2002.
      We anticipate that our existing cash and the net proceeds of this offering will be sufficient to fund our operations and capital requirements for approximately 12 months following this offering, based on cash generated from operations as well as the exercise of the over-allotment option. We cannot assure you, however, that such funds will not be expended earlier due to circumstances that we cannot foresee. In the event that our plans change or our assumptions change or prove to be inaccurate, we could be required to seek additional financing sooner than currently anticipated.
      The above information represents our best estimate of the use of proceeds from this offering, based upon the current plans for our business. We cannot specify with certainty all of the particular uses for the net proceeds that we may receive upon the completion of this offering, as the actual allocation will depend upon business opportunities that arise, the amount of our future revenues, any change or inaccuracy in our assumptions about our business or future operations and other factors, many of which are outside of our control, some of which are described in the section of this prospectus titled “Risk Factors”. Given these constraints, management retains the right to use the net proceeds of this offering differently than as set forth herein.
      Pending final use, we may invest the net proceeds of this offering in short-term, investment grade, interest-bearing securities or guaranteed obligations of the United States or its agencies.
      If all of the public warrants offered hereby are exercised, we would receive an additional $18,097,812 in gross proceeds which we would use for general working capital purposes at the discretion of management.

CAPITALIZATION
      The following table sets forth our capitalization (a) as of March 31, 2006, (b) as of March 31, 2006, as adjusted to reflect the conversion of (1) $1.2 million of indebtedness sold in a debt private placement into units at a 50% discount to the offering price of the units offered hereby (resulting in the issuance of 400,007 shares of common stock and warrants to purchase an aggregate of 260,424 shares of common stock) and (2) $5.785 million of new notes sold in a private debt placement as well as the conversion of $3.288 million in existing notes of the company and the new notes into units at a 33 1/3 % discount to the offering price of the units offered hereby (resulting in the issuance of 2,268,276 shares of common stock and warrants to purchase an aggregate of 1,474,903 shares of common stock), and (c) as of March 31, 2006, as adjusted to give effect to the conversion of debt described in (b) and the sale of the units offered hereby (without including the units issuable upon exercise of the over-allotment option) and the company’s receipt of the net proceeds of sale:

		(b)
		March 31, 2006	(c)
	(a)	Adjusted For	March 31, 2006
	March 31, 2006	Debt Conversion	Post Offering

	(Unaudited)	(Unaudited)	(Unaudited)
Long-term Liabilities	1,082,148	1,082,148	1,082,148
Common Stock	9,452,588	19,725,683	41,075,683
Additional Paid-in Capital	4,639,802	4,639,802	4,639,802
Accumulated Deficit	(21,628,932)	(21,628,932)	(21,628,932)

Total Shareholders Equity (Deficit)	(7,536,542)	2,736,553	24,086,553

Total Capitalization	$(6,434,394)	$3,818,701	$25,168,701

DILUTION
      If you invest in our common shares in this offering, your ownership interest in us will be diluted to the extent of the difference between the initial public offering price per share and pro forma net tangible book value per share after this offering. Our net tangible book value as of March 31, 2006 is presented on a pro forma basis, adjusted for the consummation of debt private placements through May 31, 2006 and the conversion of such debt into shares of our common stock at a discount to the initial public offering price. Our pro forma net tangible book value as of March 31, 2006 is presented based on the aforementioned conversion of debt to equity, along with the consummation of this offering of $25 million, without giving effect to a 15% over-allotment. Our pro forma net tangible book value as of March 31, 2006 is determined by subtracting the total amount of our liabilities as of March 31, 2006 from the total amount of our tangible assets as of March 31, 2006. Our net tangible book value per share as of March 31, 2006 is determined by dividing our net tangible book value as of March 31, 2006 by the number of common shares outstanding as of March 31, 2006, after giving effect to the debt private placements and related conversions. Our net tangible book value as of March 31, 2006 pre-offering is $(7,536,542) or ($0.98) per share.
      After giving effect to our sale in this offering of 4,166,667 common shares (without giving effect to the over-allotment option) at an assumed initial price to the public of $6.00 per share and after deducting underwriting discounts and commissions and our estimated offering expenses, our pro forma net tangible book value as of March 31, 2006 would be an aggregate of approximately $24,893,070, or $2.10 per common share. This amount represents an immediate increase of $3.09 per share to our existing shareholders and an immediate dilution of $3.90 per share from the assumed initial price to the public of $6.00 per share to new investors purchasing shares in this offering. The table below illustrates this per share dilution:

Assumed initial price to the public per share	$6.00

Net tangible book value per share as of March 31, 2006	(0.98)
Increase in pro forma net tangible book value per share attributable to this offering	3.09

Pro forma net tangible book value per share after this offering	2.10

Dilution per share to new investors	$3.90

      The table below sets forth, as of March 31, 2006, the number of our common shares issued and the total consideration paid to date by our existing shareholders, as well as the shares to be issued in this offering, at an assumed initial price to the public of $6.00 per share.

	Shares Issued		Total Consideration
					Average Price
	Number	Percent	Amount	Percent	Per Share

Existing Shareholders(1)(2)	7,668,437	64.8%	$20,167,756	44.7%	$2.63
New Investors(2)	4,166,667	35.2%	$25,000,000	55.3%	$6.00

Total	11,835,103	100.0%	$45,167,756	100.0%	$3.82

(1)	Includes debt which converts to equity on the closing of this offering.

(2)	Excludes unexercised warrants and those warrants to be issued in conjunction with this offering.
MARKET FOR COMMON EQUITY
Application for American Stock Exchange Listing
      We have applied to have the units, our common stock and the public warrants approved for listing on the American Stock Exchange as follows: (a) the units under the symbol “NGI.U”, (b) our common stock under the symbol “NGI”, and (c) the public warrants under the symbol “NGI.W”, each subject to official notice of issuance. Until the units are divided into their separate components of one share of common stock and one warrant to purchase one half of one share of common stock, only the units will trade on the American Stock Exchange. The units will trade until detached. The units will be detached upon 30 days prior written notice from the representative of the underwriters, which shall be determined in its sole and absolute discretion. However, we will not allow separation of the units until the earlier to occur of 60 days immediately following the date of this prospectus or the exercise by the underwriters of the entire over-allotment option. Following the separation of the units, the shares of common stock will trade on the American Stock Exchange, and the warrants will trade separately from the common stock on such exchange. The units will cease to exist at such time.
      Prior to this offering and the listing on the American Stock Exchange of the units, common stock and public warrants, there has been no public market for our securities.
Dividend Policy
      We have not declared or paid any dividends and do not intend to pay any dividends in the foreseeable future to the holders of our common stock. We intend to retain future earnings, if any, for use in the operation and expansion of our business. Any future decision to pay dividends on common stock will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements and other factors our board of directors may deem relevant.
      We will have the right to redeem the public warrants at any time after 120 days following the sooner of the date of this prospectus of the exercise by the underwriters of the over-allotment option. However,

California law may prohibit the redemption of securities under certain circumstances where the company has insufficient capital or the redemption would cause the company to become insolvent. Accordingly, we may be limited under California law as to the timing or exercise of our redemption right with respect to the public warrants.
Equity Incentive Plan
      The following table outlines our equity compensation plan as well as our outstanding warrants to purchase common shares of stock, as of May 31, 2006.

Number of
	Securities to be	Weighted
	Issued upon	Average
	Exercise of	Exercise Price	Number of
	Outstanding	of Outstanding	Securities
	Options,	Options,	Remaining
	Warrants and	Warrants and	Available for
	Rights	Rights	Future Issuance

NGTV 2000 Option Plan(1)	493,892	$2.63	625,310
NGTV outstanding warrants(2)	69,766	$7.33	n/a
Total	563,658	$3.26	625,310

(1)	As amended.

(2)	Issued to consultants and suppliers.
      Our 2000 Equity Incentive Plan provides for the issuance of 1,169,784 awards of shares and options. There are currently 493,892 options outstanding, of which 454,782 are currently exercisable. 625,310 additional shares remain available for grant under the 2000 Equity Incentive Plan. Under the terms of the Plan we may grant stock or options to eligible participants including employees, officers, directors and consultants. The remaining shares available under the Plan may be granted by our board of directors without the necessity of shareholder approval.
Stand-Alone Grants
      In the future our board of directors may grant common share purchase options or warrants to selected directors, officers, employees, consultants and advisors in payment of goods or services provided by such persons on a stand-alone basis outside of any of our 2000 Equity Incentive Plan. The terms of these grants may be individually negotiated.

SELECTED FINANCIAL DATA
      The following selected financial information has been derived from our financial statements. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). Our statements of operations for 2005, 2004 and 2003 and our balance sheets as of December 31, 2005 and 2004 have been audited by Squar, Milner, Reehl & Williamson LLP, an independent registered public accounting firm. The report of Squar, Milner, Reehl & Williamson LLP on those financial statements is included elsewhere in this prospectus.
      Our selected consolidated financial information for the years ended December 31, 2002 and 2001 and our balance sheet data as of December 31, 2002 and 2001 have been derived from our unaudited financial statements, which are not included in this prospectus. Our statement of operations for each of the three months ended March 31, 2006 and 2005 and balance sheet data as of March 31, 2006 have been derived from our unaudited financial data which has been included elsewhere in this prospectus. We have prepared the unaudited financial data on the same basis as the audited financial statements and have included in management’s opinion, all adjustments, consisting only of normal and recurring adjustments, that we consider necessary for a fair presentation of the financial information set forth in those statements. Our historical results for any prior or interim period are not necessarily indicative of results to be expected for a full fiscal year or for any future period.
      The selected financial information for the periods and as of the dates indicated should be read in conjunction with our financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The following information as of March 31, 2006 does not give effect to the receipt of approximately $3.5 million from a private secured debt financing completed subsequent to March 31, 2006:

	Three Months	Three Months
	Ended	Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	March 31,	March 31,	December 31,	December 31,	December 31,	December 31,	December 31,
OPERATING DATA	2006	2005	2005(7)	2004	2003	2002	2001

Revenues(1)	—	—	—	—	—	—	—
	—	—	—	—	—	—	—
	—	—	—	—	—	—	—
Operating Expenses
Compensation and Related Benefits (net of amounts capitalized)	367,041	489,410	1,392,513	2,008,135	1,394,706	109,213	42,735
Professional Fees	409,984	163,686	1,530,410	1,476,849	231,722	431,572	96,120
Selling, General and Administrative Expenses	491,111	272,425	1,225,417	1,716,657	91,731	171,582	315,438

	1,268,136	925,521	4,148,340	5,201,641	1,718,159	712,367	454,293

Net Operating Loss	(1,268,136)	(925,521)	(4,148,340)	(5,201,641)	(1,718,159)	(712,367)	(454,293)
Other Income (Expense)	(1,009,194)	(657)	(2,098,446)	(1,587,692)	(2,041,317)	155,759	(25,449)

Excess Purchase Price Over Original Price of Preferred Stock	—	—	—	(627,000)	—	—	—
Cumulative Effect of Change in Accounting Principle	—	—	—	—	(212,789)	—	—
Carryover Deficit from Predecessor	—	—	—	—	—	—	—

Net Loss Attributable to Common Shareholders	(2,277,330)	(926,178)	(6,246,786)	(7,416,333)	(3,972,265)	(556,608)	(479,742)

Loss Per Common Share(2)	$(0.46)	$(0.24)	$(1.45)	$(2.27)	$(4.27)	$(0.84)	$(0.72)

Weighted Average Common Shares Outstanding	5,000,152	3,799,737	4,301,000	3,274,000	930,000	663,000	663,000

	March 31,	December 31,	December 31,	December 31,	December 31,	December 31,
BALANCE SHEET DATA	2006	2005(7)	2004	2003	2002	2001

Capitalized Production Costs(3)	4,295,290	3,366,065	1,005,344	45,852	—	—
Total Assets	7,397,162	9,134,359	2,394,629	55,869	4,832	73,265
Current Liabilities(4)	13,851,556	13,317,943	3,199,221	2,066,586	653,874	252,862
Long Term Liabilities, net	1,082,148	1,132,689	961,994	—	—	—
Common Stock Subject to Redemption(5)	612,835	612,835	935,137	2,211,541	—	—
Convertible Preferred Stock(6)	—	—	—	973,000	973,000	—
Shareholders’ Deficit	(7,536,542)	(5,316,273)	(1,766,586)	(4,222,258)	(649,042)	(179,597)
Total Liabilities and Shareholders’ Deficit	7,397,162	9,134,359	2,394,629	55,869	4,832	73,265

(1)	The company is classified as a development stage enterprise under U.S. GAAP and has not generated revenues from its principal operations to date.

(2)	Reflects the effect on outstanding common shares of a 23.23 to 1 reverse stock split approved by the company’s board of directors for shareholders of record as of December 5, 2005 and completed on December 16, 2005.

(3)	Capitalized production costs consist of direct costs associated with the production of programming. At March 31, 2006, the company has accumulated over 10,000 hours of programming.

(4)	Through January 17, 2006, the company completed two convertible debt financing. The first convertible debt financing aggregated to $1.2 million gross proceeds, with borrowings thereafter bearing interest at 12% per annum and maturing June 30, 2006. Holders had a mandatory election prior to the filing of our registration statement whereby they could (a) elect to convert into registered common units in this offering at 50% of the initial public offering price and have their units purchased by the underwriters or (b) elect to keep their units unregistered for one year and receive a five year warrant for one half share or (c) not convert and be repaid from proceeds. The second convertible debt financing aggregated to $5.785 million in gross proceeds ($5,635 million through December 31, 2005), borrowings thereunder bearing interest at 10% per annum and maturing July 31, 2006. The convertible notes issued in the second convertible debt financing automatically convert into registered or unregistered units at the closing of this offering at a conversion price equal to 66 2/3 % of the public offering price of the units offered hereby. In the event the initial public offering is not completed prior to the maturity dates, the holders are entitled to additional warrants, the number of which will be determinable based on the outstanding principal balance.

(5)	Effective in 2003, we adopted Statement of Financial Accounting Standards No. 150, “Accounting for Financial Instruments with Characteristics of both Liabilities and Equity,” pursuant to which certain common stock held by two of our officers (pursuant to employment agreements) is considered mandatorily redeemable at the fair value of such stock (1,319,600 shares). Upon adoption, the fair value of such common stock exceeded its book value and the difference has been reflected as “cumulative effect of change in accounting principle” totaling $212,789 in 2003. Pursuant to Statement No. 150, the liability arising from this obligation to redeem such common stock is carried at its initial fair value (or redemption amount) upon adoption, with changes in redemption amounts reflected in earnings at each reporting date. Had Statement No 150 been applied retroactively for periods prior to 2003, our pro forma net loss would be as follows:

	December 31,	December 31,
	2002	2001

Net Loss Attributable to Common Shareholders, as Reported	$(556,608)	$(467,742)
Pro Forma Effect: Interest On Common Stock Subject to Redemption	(108,050)	(108,050)

Pro Forma Net Loss	$(664,658)	$(575,792)

Pro Forma Net Loss Per Share	$(1.00)	$(0.89)

(6)	The company has authorized the issuance of up to 12,480,952 shares of preferred stock. The company designated 4,456,423 shares as the Series A-1 convertible preferred stock (“Series A-1”). At December 31, 2003, 4,415,992 shares of Series A-1 preferred shares were outstanding which had been issued at an original issue price of $0.2226 per share. On February 12, 2004, the 4,415,992 Series A-1 preferred shares were retired for $1,600,000, using the proceeds from a private placement of common stock units. Such preferred shares were originally issued for net proceeds of $973,000. The company charged the $627,000 excess retirement price directly to accumulated deficit.

(7)	As restated — See Note 2 to the annual financial statements included elsewhere herein for additional information.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
OVERVIEW
      We are developing an uncensored pay television service branded as “No Good Television” for distribution on cable and satellite television. No Good Television (or “No Good TV”) is an uncensored entertainment news and lifestyle service, which is TV-MA rated (television for mature audiences). TV-MA will enable us to feature programming which is uncensored, candid and uncut. No Good TV provides a platform to producers and artists to create and air programs that foster artistic freedom and free speech, facilitated by the TV-MA rating, which permits profanity and limited nudity, but does not permit x-rated programming.
      We will launch our programming through distribution in the US market through our distribution agreement with iN DEMAND L.L.C. for the distribution of our programming on cable television in the US. That distribution will be on a pay-per-view and subscription basis. In addition to creating other distribution agreements for the US and foreign markets, in the future, we plan to develop other sources of revenue including the sale of “NGTV merchandise” for consumers, such as premiums, clothing, hats and other items. We also intend to produce our content for sale on DVDs, which will constitute an additional source of revenue when such DVDs are produced, marketed and sold. To date, we have not (a) aired any No Good Television branded programs, (b) designed or developed any merchandise or (c) produced or distributed any DVDs. We are a development stage company, and we have not yet generated any revenues.
      For the three months ended March 31, 2006, we incurred losses attributable to our common shares of $2,277,330. For the fiscal years ended December 31, 2005, 2004 and 2003, we incurred losses attributable to our common shares of $6,246,786, $7,416,233 and $3,972,265, respectively. As of March 31, 2006 we had an accumulated deficit of $21,628,932.
      In December 2005, the company’s board of directors approved a 23.23 to 1 reverse stock split for common shareholders of record as of December 5, 2005. Common shares outstanding prior to and after the reverse stock split totaled 116,152,273 and 5,000,152 respectively. As of March 31, 2006, we had a total of 5,000,152 outstanding common shares. Unless otherwise indicated, all discussions included in this prospectus related to our outstanding common shares, including common shares to be issued upon the exercise of warrants and options, as well as dollar amounts per share, refer to post-split shares.
GOING CONCERN BASIS OF PRESENTATION
      The accompanying notes and financial statements have been prepared assuming that the company will continue as a going concern. The company has been in the development stage since its inception and has not generated significant revenues from its principal operations, and there is no assurance of future revenues. Our financial statements as of March 31, 2006 reflect that we have been in the development stage since inception, we have incurred substantial operating expenses and we have not generated any revenues from our principal operations. As of March 31, 2006, the company had an accumulated deficit of approximately $21.6 million and a working capital deficit of approximately $12.7 million. As a result of these and other factors, the report of our independent registered public accountants on our 2005 financial statements contains an explanatory paragraph raising substantial doubt about our ability to continue as a going concern. Management believes that until the generation of revenues is realized through the proposed distribution arrangements of our product, operations can be funded through additional sources of capital. The company is in negotiations with cable and satellite programming providers and currently anticipates, subject to the consummation of contracts and other conditions including obtaining sufficient capital for production and normal operations, that programming will be launched in the third quarter of 2006.
      Throughout much of 2005, our monthly operating expenses totaled approximately $300,000, about half of which is made up of salaries and benefits (in accordance with generally accepted accounting principles, production related salaries and other costs are capitalized and do not appear within our Statement of Operations). The other half of these expenses pertains to professional fees, overhead expenses and equipment related charges. This level of expense has allowed us to continue our operations and execute on our business plan; however, in order to make our television launch date in the fourth quarter of 2006, our efforts will need to scale-up considerably.
      In December 2005, we increased our monthly expenditures to a level of about $650,000. In the months of January through March 2006, expenses continued to increase to approximately $1.2 million per month. This scale-up allowed us to hire critical personnel, including, 3 to 4 marketing staff members, as well as 5 mid-level post-production staff. Additional costs related to being a public entity, and in conforming to the Sarbanes-Oxley Act of 2002, will impact our legal and accounting costs.
      During 2006, we intend to continue to scale-up operations, in anticipation of our launch date. This will amount to a substantial increase in our capabilities, and will require additional staff members throughout the organization, however, mostly concentrated within marketing and post-production. During this time, our marketing efforts will dramatically increase and, at full capacity, we anticipate our total operating costs to be approximately $2.2 million per month. We believe that this will be the level of our operating expenses at least through the end of 2006.
      We anticipate launching the NGTV pay TV service with US domestic cable and satellite operators in the fourth quarter of 2006. Per our projections, we will continue to have operating losses during the initial three quarters after the launch. The targeted distribution for our Pay TV service at launch is 50 million homes in the US market. After the NGTV service has been sampled by most of our demographics and the brand has been developed, we project a monthly aggregated buy rate in the US market of 2% (“buy rate” being the percentage rate of the total available households purchasing the pay-per-view programming). Based on limited marketing and brand development efforts, we are projecting the monthly buy rate to grow from 0.25% in the initial quarter after launch to 1% in the fourth quarter after launch. We expect revenues from the purchase of our programming to contribute less than half of our total revenues over the first three months of operation, with ancillary revenues from sponsorships, product placements, merchandising and licensing making up the difference. Once up and running, we expect the purchase of our programming to reach about 65% of our total revenues.
      Our marketing plan anticipates a pervasive advertising and public relations campaign. We intend to add to our operations an internal marketing and promotions department as well as the retention of consultants. Combined efforts in attracting subscribers will include print, radio and television broadcast “appearances” (such as appearances on television and radio talk shows) street level recognition (such as posters and fliers distributed at targeted events) and cross channel marketing, including cable distributors placing trailers and similar advertising “previews” on various pay channels to promote our programming. As customers are required to pay approximately $4.95 for a four-hour block (or an “all day” ticket) of NGTV programming, there is no assurance that these efforts will be successful.
      We have entered into a distribution agreement with iN DEMAND L.L.C., whereby our programming will be distributed for viewing on cable television in the US, and available to about 18 million households. iN DEMAND is a “multi system operator” (MSO) that distributes content to local and regional cable television carriers for broadcast on local and regional cable stations. Literally, cable television programming content is delivered via cable wire to consumers by local cable companies. The iN DEMAND Agreement is in the form of a license to broadcast or “exhibit” our finished content according to the outlined terms. The Agreement with iN DEMAND is not exclusive and we are negotiating with other cable and satellite distribution companies for additional distribution of our content in the United States and in foreign markets via cable and satellite television access. The term of the iN DEMAND Agreement is one year, provided that after six months, either party may terminate the Agreement upon sixty days prior written notice.
      Under the Agreement, our programs will broadcast weekly, in four-hour blocks, on cable television stations on a “Pay Per View” basis, including a VOD basis. Broadcast on a VOD basis means that a subscriber elects to view our programs on an “on demand basis”, i.e. at the time or times of such individual’s choosing, which are not regularly scheduled times. The suggested retail price of each pay-per-view showing is $4.95. NGTV will receive license fees computed as a percent of gross subscriber fees for VOD and non-VOD basis. Under the iN DEMAND Agreement, we must provide iN DEMAND with four hours per week of newly developed content. However, iN DEMAND may also broadcast previously aired content at varying times, or as part of a bundled SVOD presentation, or as part of a VOD purchase. In all cases, we would receive a fee each time our content is broadcast – whether or not the broadcast is of previously aired content.
      The Agreement also provides that iN DEMAND is entitled to certain minimum distribution fees per quarter in the amount of $250,000. Any fees in excess of $250,000 collected by iN DEMAND in any single quarter will be prospectively applied to future quarters and applied to the minimum fee. In the event the minimum distribution fee is not collected by iN DEMAND based on total subscription dollars received for our content, iN DEMAND will be entitled to draw upon a letter of credit, which we must post, to satisfy any shortfall. We will not receive any revenues under the iN DEMAND Agreement until the minimum distribution fee per quarter is received by iN DEMAND. Thereafter, we will be entitled to our agreed share of revenues under the Agreement.
      Under this agreement, we will begin to recognize revenues 30 to 60 days after the launch of our programming. While we expect a limited response during the initial months of our programming, we believe that we will exceed the 101,000 purchases of our programming needed in the first quarter in order to fulfill the minimum commitment to iN DEMAND of $250,000. Although we have entered into this agreement, there can be no assurances, that we will ever generate revenues or obtain additional financing on terms favorable to us, or at all. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should we be unable to continue as a going concern.
RESULTS OF OPERATIONS

COMPARISON OF THREE MONTHS ENDED MARCH 31, 2006 TO THREE MONTHS ENDED MARCH 31, 2005
      REVENUES: We are a development stage company and we have not generated any revenues through March 31, 2006.
      COMPENSATION AND RELATED BENEFITS: Compensation and related benefits consists of salaries, payroll benefits, taxes and related costs, and includes compensation expense associated with the granting of “in the money” options. For the three months ended March 31, 2006, we recorded expenses of $367,041, compared with $489,410 in compensation and related benefits recorded for the three months ended March 31, 2005. In accordance with U.S. GAAP, for the three months ended March 31, 2006, we capitalized $929,225 in film costs consisting of production and post-production salaries and wages attributable to content not yet aired. For the three month period ended March 31, 2005, we capitalized approximately $454,141 in film costs; these figures reduce the amount compensation and related benefits that were expensed within the identified period. Accordingly, adding back for these capitalized costs, the total compensation and benefits for the three months ended March 31, 2006 amounted to $1,296,266, as compared to a total compensation and benefits of $943,551 for the period ended March 31, 2005. This 37% increase is largely due to our increase in headcount during the past 12 months, from 37 to 53 full-time employees.
      PROFESSIONAL FEES: Professional fees consist of expenditures for legal, accounting, marketing and financial services, as well as industry consultants. Professional fees for the three months ended March 31, 2006 totaled $409,984 compared with $163,686 in professional fees recorded over the comparable three month period in 2005. For the period ended March 31, 2006, we capitalized professional fees related to this offering, in the amount of $289,988 consisting primarily of legal and accounting services; accordingly, these costs do not appear in professional fee expenses reflected above and there were no comparable costs in the prior quarter a year ago. For the three months ended March 31, 2006, we expensed approximately $57,000 related to options issued to third parties for services; $130,000 in general legal fees and audit services and $62,000 for marketing services. During the comparable three month period ended March 31, 2005, we expensed approximately $142,000 in legal fees. The balance of the cost incurred for the three month period ended March 31, 2006 related to general business consulting fees.
      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES: Selling, general and administrative expenses consist of facility expenses, depreciation, general travel costs as well as other expenses. Selling,

general and administrative expenses for the three months ended March 31, 2006 totaled $491,111 compared to $272,425 for the three months ended March 31, 2005. During the three months ended March 31, 2006, we incurred $93,000 in registration fees related to this offering which were capitalized and do not appear within the amount expensed. Other increased costs for 2006 are attributed to the expansion of our business operations and our increased headcount. In conjunction with the acquisition of additional equipment and improvements, depreciation and other related costs increased over the comparable prior period, by about $103,000. General office expenses, including insurance, utilities, equipment purchase and rental, parking, supplies and recruitment increased by about $90,000 over the comparable period in 2005.
      NET OPERATING LOSS: Net operating loss for the three months ended March 31, 2006 amounted to $1,268,136 as compared to a net operating loss for the three month period ended March 31, 2005 of $925,521. The increases in professional fees as well as selling, general and administrative expenses, all of which relate to the expansion of our business operations, account for this increase over the same period last year.
      OTHER INCOME/(EXPENSE): Other Income/(Expense) for the three month period ended March 31, 2006 amounted to $1,009,194, while the same expenses for the three month period ended March 31, 2005 were negligible. A primary component of other income (expense) is interest expense. During the three months ended March 31, 2006, we recorded interest expense associated with bridge financing, in the amount of $251,103. Along with interest on bridge financing, for the three month period ended March 31, 2006, we expensed $318,946 related to the amortization of debt issuance costs associated with our bridge financings which mature in June and July 2006 and $348,389 from the amortization of other debt discounts. Another component of other income (expense) is interest on common stock subject to redemption. In accordance with U.S. GAAP, we maintain a liability related to a provision within certain executives’ employment agreements which allows them to have the company purchase their common stock holdings at fair market value in the event of their termination. Changes in the liability result from changes in the fair value of the stock and are reflected in earnings. This liability is adjusted at each reporting date and for the three month period ended March 31, 2006, in order to reflect the fair market value of the stock. As this amount did not change for the three months ended March 31, 2006, no expense was recorded for the period. We also booked costs of $83,073 in conjunction with the change in the fair value of a derivative liability booked based on certain debt holders’ ability to convert their notes at a discount to the offering price, at the close of this offering. The amount of this charge is based on a number of factors, as described in the notes to our financial statements. There was no similar charge booked for the three months ended March 31, 2005.
      TOTAL NET LOSS: Total Net Loss attributable to our common stockholders totaled $2,277,330 for the three month period ended March 31, 2006, compared with $926,178 for the three month period ended March 31, 2005. This increase is mostly attributed to an increase in other income/(expense) in the amount of about $1 million, including interest charges, amortization of debt issuance costs and debt discount and changes in fair value of derivative liabilities. The balance of the difference relates to increased professional fees and selling, general and administrative costs related to our increased operations.

COMPARISON OF YEAR ENDED DECEMBER 31, 2005 TO YEAR ENDED DECEMBER 31, 2004
      REVENUES: We are a development stage company and we have not generated any revenues for the years ended December 31, 2005 and 2004.
      COMPENSATION AND RELATED BENEFITS: Compensation and related benefits consists of salaries, payroll benefits, taxes and related costs, and includes compensation expense associated with the granting of “in the money” options. For the year ended December 31, 2005, we recorded compensation and related benefits costs of $1,392,513, compared to $2,008,135 for the year ended December 31, 2004. In accordance with U.S. GAAP, we capitalize film costs consisting of certain production and post-production labor associated with the development of content not yet aired, and due to expanding operations, we capitalized a considerably larger amount of costs in 2005 than we did in 2004. These costs have been inventoried based on the nature of the content produced and will be expensed upon the airing of the associated content. In 2005, we capitalized approximately $1.89 million in labor costs compared with about $0.8 million in capitalized labor for 2004, resulting in a smaller amount of labor expensed in 2005. Taking capitalized labor into consideration, total labor cost for the period ended December 31, 2005 would have been $2.9 million, compared to about $2.8 million for the same 12 months in the previous year. Between December 31, 2004 and December 31, 2005, our staff level grew from 32 to 39 employees, yielding the slight increase in total labor cost over the prior year. Also, stock based compensation associated with “in the money” options for the year ended December 31, 2005 totaled $453,157; this amount for 2004 was $415,660.
      PROFESSIONAL FEES: Professional fees consist of expenditures for legal, accounting, marketing and financial services, as well as industry consultants. Professional fees for the year ended December 31, 2005 were $1,530,410 compared to $1,476,849 for the year ended December 31, 2004. In 2004, we incurred $310,000 related to a retainer paid to a related consulting firm, which we did not incur in 2005; however, this amount was offset by additional legal, financial and consulting costs incurred in 2005 related to our financing activities.
      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES: General and administrative expenses consist of facility expenses, depreciation, general travel costs as well as other expenses. General and administrative expenses for the year ended December 31, 2005 were $1,225,417 as compared to general and administrative expenses of $1,716,657 for the year ended December 31, 2004. In 2005, we capitalized approximately $472,000 in non-labor production costs, thereby reducing the general and administrative costs booked in 2005 by that same amount; this increase is consistent with our expanding operations and increased development of content for 2005. This adjustment for 2004 was negligible. Adjusting back for these figures, for the year ended December 31, 2005 we would have had total general and administrative costs of about $1.7 million, compared to total general and administrative costs for the year ended December 31, 2004 of about the same amount.
      NET OPERATING LOSS: Net operating loss for the year ended December 31, 2005 was $4,148,340 as compared to the net operating loss of $5,201,641 for the year ended December 31, 2004. The majority of this difference is attributed to the fact that in 2005, we capitalized about $1,889,000 and $472,000 more labor costs and non-labor production costs, respectively, in 2005 than we did over the same period in 2004, effectively decreasing our operating expenses in 2005 by that same amount.
      OTHER INCOME/ (EXPENSE): Other Income/(Expense) for the year ended December 31, 2005 totaled a net expense of $2,098,446, as compared to an expense of $1,587,692 for the year ended December 31, 2004. A primary component of other income (expense) is interest expense. Interest expense for the year ended December 31, 2004 was about $143,000, compared to interest expense for the year ended December 31, 2005 of about $1,212,783 (which included the amortization of debt issuance costs and debt discount related to our bridge financings). Another component of other income (expense) is interest on common stock subject to redemption. In accordance with U.S. GAAP, we maintain a liability related to a provision within certain executives’ employment agreements which allows them to have the company purchase their common stock holdings at fair market value in the event of their termination. Changes in the liability result from changes in the fair value of the stock and are reflected in earnings. This liability is adjusted at each reporting date and for the period ended December 31, 2005, the liability was reduced to reflect the fair market value of the stock, for which we booked an expense of $322,302. At December 31, 2004, the liability was decreased by $1,276,404 over the previous year, and the related adjustment amounted to an expense of the same amount. As part of other income (expense) for the year ended December 31, 2005, we booked costs of $536,823 in conjunction with changes in the fair value of a derivative liability related to registration rights and liquidated damages granted to certain debt holders that have the ability to convert their notes at a discount to the offering price, at the close of this offering. There was no similar charge booked for the year ended December 31, 2004. Additionally, for the year ended December 31, 2004, we booked a one-time charge of $2,359,951 for the exchange of debt for common stock; there was no similar charge in 2005. Of the remaining expenses, we paid $141,000 in settlement costs related to a commission claim related to financing that we obtained in 2005. Also, for the year ended December 31, 2005, we capitalized debt issuance costs consisting primarily of the underwriters’ charges related to the issuance of bridge financing, in the amount of about $726,000 and expensed an additional $112,000. These remaining capitalized costs will be expensed using the effective interest method, until the loans mature in June and July, 2006. Lastly, during the twelve months ended December 31, 2005, we settled and modified certain debt through the issuance of new notes and warrants to purchase common stock. In connection with the modifications, we provided the holders of certain notes with the right to convert at 67% of the initial offering price. As a result, the modifications were deemed extinguishments for accounting purposes under EITF 96-19 and EITF 05-7. Consequently, for the year ended December 31, 2005, we booked a net loss of $675,251 related to the extinguishment of debt. There was no similar expense recorded for 2004.
      TOTAL NET LOSS: Total Net Loss attributable to our common stockholders totaled $6,246,786 for the year ended December 31, 2005, compared with $7,416,333 for the year ended December 31, 2004 (after the effect of $627,000 paid in excess repurchase price over the carrying amount of preferred stock in 2004). In 2004, we incurred a non-recurring charge of $2,359,951 resulting from the conversion of $400,001 of debt into common stock, concurrent with the February 2004 private placement of common stock units. There is no similar charge for 2005. In 2005, we incurred $536,823 in costs associated with changes in the fair value of a derivative related to debt which is convertible to common stock, for which there is no similar charge booked in 2004. In 2005, we incurred a net loss of $675,251 related to the extinguishment of debt, for which there was no associated cost in 2004. Additionally, in 2005 we incurred $1,212,783 of interest and other charges, compared with $143,163 for the prior year.

COMPARISON OF YEAR ENDED DECEMBER 31, 2004 TO YEAR ENDED DECEMBER 31, 2003
      CHANGES IN THE GENERAL BUSINESS CONDITIONS IN 2004 VERSUS 2003: In February 2004, we raised approximately $6 million in net capital, through the issuance of approximately 987,982 common stock units, including 987,982 common shares and 493,991 warrants. This allowed us to move in to a much larger (20,000 square-foot) facility, in order to scale-up our operations. The current annual lease cost of the building is $372,000; the lease expires in March 2009 and is renewable for five additional years. In connection with this move, we hired additional employees and acquired additional capital equipment, allowing us to expand our operations to include more robust production and post-production activity, expanded graphics capabilities, more sophisticated archiving systems and general technology advancements. During 2003, headcount was minimal and operations were more limited and often based on available funds. In early 2004, we began to increase staffing from a handful of employees, to eventually reach 32 full-time staff members by year-end.
      REVENUES: We are a development stage company and we have not generated any revenues for the years ended December 31, 2004 and 2003.
      COMPENSATION AND RELATED BENEFITS: Compensation and related benefits consists of salaries, payroll benefits, taxes and related costs, and includes compensation expense associated with the granting of “in the money” options. For the year ended December 31, 2004, we recorded compensation and related benefits costs of $2,008,135, compared to $1,394,706 for the year ended December 31, 2003. Also, in accordance with U.S. GAAP, during 2004, we capitalized approximately $800,000 in film costs consisting of production and post-production labor related to content not yet aired. In 2003, capitalized labor was negligible. These costs have been inventoried based on the nature of the content produced and will be expensed upon the airing of the associated content. During and prior to 2003, we operated on a smaller scale than we did after the equity funding of February 2004, and much of the amount recorded as compensation and benefits during 2003 related to executive salaries, a portion of which remained unpaid at December 31, 2003. During 2004, staffing grew from a minimal headcount in the beginning of the year, to about 32 employees by year-end 2004. Stock-based compensation expense associated with “in the money” options totaled $415,660 during the year ended December 31, 2004, as compared to $228,770 in option expense for the corresponding period in the prior year.
      PROFESSIONAL FEES: Professional fees consist of expenditures for legal, accounting, marketing and financial services, as well as industry consultants. Professional fees for the year ended December 31, 2004 were $1,476,849. This substantial increase over the 2003 figure of $231,722 was due to costs associated with the expanded operations. This included consulting contracts awarded to a related marketing firm, as well as several other consulting arrangements with industry professionals. Legal and accounting costs increased with the scaling-up of the business over the prior year.
      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES: General and administrative expenses consist of facility expenses, depreciation, general travel costs as well as other expenses. General and administrative expenses were $1,716,657 for the year ended December 31, 2004 as compared to $91,731 for the year ended December 31, 2003. This increase in administrative expenses is the result of our move to a larger facility and the scale-up of operations over the prior year. Increased expenses in 2004 included, among others, rent totaling $329,085, depreciation totaling $252,217, travel costs totaling $208,470, insurance totaling $192,955 and other expenses totaling $733,930.
      NET OPERATING LOSS: Net operating loss for the year ended December 30, 2004 was $5,201,641 as compared to a net operating loss of $1,718,159 for the year ended December 31, 2003. The higher loss in 2004 is related to the additional costs associated with the scaling up of operations subsequent to the February 2004 equity funding.
      OTHER INCOME (EXPENSE): Total Other Income (Expense) totaled a net expense of $1,587,692 during the year ended December 31, 2004 compared to expense of $2,041,317 for the year ended December 31, 2003. A primary component of other income (expense) is interest expense. Interest expense for the year ended December 31, 2004 was $143,163, compared to $45,876 for the prior year. This increase in interest expense is attributable to the service of additional debt related to our expanded operations, including the acquisition of production and post production equipment, some of which we acquired under capital lease. Another component of other income (expense) includes gains (losses) we incurred on debt extinguishments. We incurred a non-cash loss of $2,359,951 from the exchange of debt into common stock in February 2004. There was no comparable loss for the corresponding period in 2003. In accordance with U.S. GAAP, we maintain a liability related to a provision within certain executives’ employment agreements which allows them to have the company purchase their common stock holdings at fair market value in the event of their termination. Changes in the liability result from changes in the fair value of the stock and are reflected in earnings. This liability is adjusted at each reporting date and for the period ended December 31, 2004, the liability was reduced to reflect the fair market value of the stock, for which we booked a negative expense of $1,276,404. At December 31, 2003, the liability was increased by $1,995,441, and the related adjustment amounted to an expense of the same amount. Finally, during 2004, we incurred additional costs related primarily to expensing the estimated value of warrants (totaling $367,000) issued as liquidated damages to brokers/investors associated with our February 2004 private placement of common stock units.
      TOTAL NET LOSS: Total Net Loss attributable to our common stockholders totaled $7,416,333 for the year ended December 31, 2004 (after the effect of $627,000 paid in excess repurchase price over the carrying amount of preferred stock) compared with $3,972,265 for the prior period ended December 31, 2003. The majority of the increase in total net loss accumulated during the development stage and net operating loss for the year ended December 31, 2004 relates to a non-recurring charge of $2,359,951 that was the result of the conversion of $400,001 in debt into common stock, concurrent with the February 2004 private placement of common stock units. the aforementioned increase in compensation expense and related benefits, and in professional services, together with the scaling-up of operations subsequent to the February 2004 equity financing.
LIQUIDITY AND CAPITAL RESOURCES
      From our inception through March 31, 2006, we have raised a total of approximately $9.9 million from the sale of common stock. As of March 31, 2006 we had cash of approximately $0.25 million and a working capital deficiency of approximately $12.8 million. Our accumulated deficit as of March 31, 2006 was approximately $21.7 million.
      Cumulative cash used in operating activities was approximately $13,541,000 from the company’s inception (June 23, 2000) through March 31, 2006. The primary non-cash expenses comprising the difference between the accumulated deficit and cumulative cash used in operations and the approximate amounts are as follows:

(rounded to thousands)

Cumulative cash used in activities of continuing operations	$13,541,000
Depreciation and amortization	581,000
Expense recorded at estimated fair value of common stock, options and warrants granted for services and “in the money” investments	2,395,000
Excess of fair value of common stock exchanged over carrying amount of converted debt	2,360,000
Excess repurchase price over carrying amount of preferred stock	627,000
Warrants issued as liquidated damages	367,000
Loss on extinguishment of debt	675,000
Interest on common stock subject to redemption	397,000
Carryover deficit of predecessor entity	239,000
Cumulative of change in accounting principle	213,000
Amortization of debt issuance costs and debt discount	1,040,000
Change in fair value of derivative liability	620,000
Changes in operating assets and liabilities	(1,426,000)

Accumulated Deficit at March 31, 2006	$21,629,000

      As of March 31, 2006, all of our debt, not including our capital lease obligations, was due within 12 months. During the year ended December 31, 2005, we received cash totaling $599,950 and $710,000 under various related party and non-related party debt issuances, respectively. We made repayments on such related party and non-related party debt instruments totaling $214,950 and $280,000, respectively during 2005. On October 12, 2005, the holders of approximately $3.3 million of various notes payable and any unpaid and accrued interest thereon converted these notes into new notes with a mandatory conversion obligation into units identical to the units offered hereby at the closing of this offering, at a 33 1/3 % discount to the offering price. In addition to these notes, we have approximately $465,000 in existing related party notes that will be repaid prior to July 2006.
      In September 2005, through Capital Growth Financial, LLC, we commenced an offering seeking bridge funding of up to $1.2 million, through the issuance of 12% unsecured convertible promissory notes, maturing June 30, 2006. These notes carry a mandatory election clause, whereby prior to the filing of our registration statement, the note holder was required to make an election whereby they could (a) elect to convert into registered common units in this offering at 50% of the initial public offering price and have their units purchased by the underwriters or (b) elect to keep their units unregistered for one year and receive a five year warrant for one half share or (c) not convert and be repaid from proceeds. In the event that the offering does not close prior to the maturity of the notes, a five-year warrant will be issued to the holder entitling the holder to purchase the number of common shares equal to the principal of the note, divided by the fair market value of the shares at the maturity date of the note. By the end of November 2005, this offering was fully subscribed and we realized a total of approximately $1,037,000, which is the full amount of the offering, net of investment banker’s fees and commissions. All holders of the 12% unsecured convertible promissory notes have elected to convert their notes into units (either registered or unregistered) at the closing of this offering.
      In November 2005, through Capital Growth Financial, LLC, we commenced an offering seeking bridge funding of up to $6 million, through the issuance of 10% unsecured convertible promissory notes, maturing July 31, 2006. Holder of the notes automatically convert into (a) registered common units in this offering at 66.67% of the initial public offering price and have their units purchased by the underwriters or (b) common stock units which will remain unregistered for one year and receive a five year warrant for one half share. If not converted for any reason, the notes are to be repaid the principal and any accrued interest together with a five-year purchase warrant, identical in terms to warrants included in the units offered hereby. In the event that the offering does not close prior to the maturity of the notes, a five-year warrant will be issued to the holder entitling the holder to purchase the number of common shares equal to the principal of the note, divided by the fair market value of the shares at the maturity date of the note. As of January 17, 2006, the offering was closed with gross subscriptions of $5.785 million, and we realized a total of approximately $5,090,000, net of broker’s fees and commissions. All of the holders of the 10% unsecured convertible promissory notes have elected to convert their notes into units (either registered or unregistered).
      As part of their employment agreements, two executives are each eligible for bonuses equaling 2% of certain gross revenues, plus $0.02 for each new subscriber added to any channel distributing NGTV programming, plus $0.10 for each video cassette or DVD sold. The impact of these bonuses on operating results will be to reduce gross profits by approximately 2% for initial subscribers to our programming on a one-time basis, along with an ongoing reduction to our gross profits of 4%. Gross profits related to DVD sales will be reduced by a total of 10%. Liquidity and cash flow will be affected by a factor slightly greater than these percentages. All of these costs have been factored into our discussions related to profitability.
EQUITY TRANSACTIONS
      Subsequent to March 31, 2006, the company granted stock options to acquire 325,000 common shares to an executive officer in connection with the execution of an employment agreement.
      During the twelve months ended December 31, 2005, warrants to acquire 1,039,891 shares of common stock were exercised at prices between $0.002 and $8.479 per share for total consideration of $1,536,829. During the twelve months ended December 31, 2005, options to acquire 234,659 shares of common stock were exercised at prices between $0.0023 and $0.0232 per share for total consideration of $4,394.
      On August 31, 2005, the company issued 25,631 shares of common stock plus warrants in connection with the refinancing of certain payable obligations totaling $556,399 into notes payable. Additionally, warrants were granted to acquire: (a) 44,814 common shares at $.0232 per share, (b) 12,815 common shares at $7.5962 per share, and (c) 12,815 common shares at $13.9264 per share. We recorded a gain on extinguishment in connection with this exchange, in accordance with EITF 96-19, as the total value of the note and equity instruments was less than the carrying amount of the obligation.
      On September 23, 2005, the company issued 17,084 shares of common stock to an employee for services performed. Such shares were valued at $10,804 based on the most recent prices for equity issuances. During the twelve months ended December 31, 2005, the company granted warrants to employees to acquire 397,789 common shares in connection with the conversion of accrued executive compensation into notes payable. This transaction was accounted for as an extinguishment in accordance with EITF 96-19.
      During the twelve months ended December 31, 2005, the company granted warrants to acquire 247,210 shares of common stock into note payable holders in connection with modifications to the terms of those notes. Certain debt modifications under this transaction were accounted for as an extinguishment in accordance with EITF 96-19.
      In August 2005, the company granted warrants to acquire 22,600 shares of common stock in connection with borrowings totaling $525,000 under several two-year notes payable. A portion of the proceeds was allocated to the warrants, based on the relative fair value of such warrants, and recorded to debt discount, which will be amortized over the term of the notes.
CAPITAL EXPENDITURES
      We currently have approximately $1.5 million in capital equipment, about one-third of which is under capital lease. Throughout the remainder of 2006, we expect to acquire approximately $2.5 million of additional capital equipment, through purchase and/or lease.

INFLATION
      Our management believes that inflation has not had a material effect on our results of operations.
OFF-BALANCE SHEET ARRANGEMENTS
      We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.
CONTRACTUAL OBLIGATIONS
      As of March 31, 2006, we have contractual obligations for outstanding debt of $12,294,042 as indicated below.

		Less than 1
Contractual Obligations	Total	Year	1-3 Years	3-5 Years

Short Term Debt	$9,748,101	$9,748,101	$—	$—
Capital Lease Obligations(1)	816,272	194,982	569,759	51,531
Operating Lease Obligation(2)	1,116,834	286,443	830,391	—
Other Long-Term Obligations(3)	612,835	—	—	612,835

Total	$12,294,042	$10,229,526	$1,400,150	$664,366

(1)	Includes interest.

(2)	Existing obligation under our building lease, excludes optional renewal period.

(3)	Obligation for common stock subject to redemption. Period is indeterminable.
CRITICAL ACCOUNTING POLICIES
      The preparation of the accompanying financial statements and related disclosures in conformity with U.S. GAAP requires us to make judgments, assumptions and estimates that affect the amounts reported in the accompanying financial statements and the accompanying notes. The amount of assets and liabilities reported on our balance sheet and the amount of revenues and expenses reported for each of our fiscal periods are affected by estimates and assumptions, which are used for, but not limited to, the accounting for capitalized production costs, the valuation of various equity instruments issued in conjunction with debt or equity transactions, and our valuation allowance against deferred tax assets. Actual results could differ from these estimates. The following critical accounting policies are significantly affected by judgments, assumptions and estimates used in the preparation of the financial statements:
CAPITALIZED PRODUCTION COSTS
      The Company capitalizes direct film production costs in accordance with American Institute of Certified Public Accountants Statement of Position (“SOP”) 00-2, “Accounting by Producers or Distributors of Films.” Film production costs include costs to acquire, develop, and adapt raw content, edit, package programming and television specials for distribution on premium channels. Acquisition costs are minimal as the company produces its own content at minimal cost or receives raw content at no cost (which approximates fair value) from movie or recording studios, artists or other sources seeking enhanced promotion and visibility. Accordingly, film production costs consist primarily of salaries, equipment and production overhead. Production overhead, a component of film costs, includes allocable costs of individuals or departments with exclusive or significant responsibility for the production of programming. Substantially all of the company’s resources are dedicated to the production of programming. Capitalized production overhead does not include administrative, general and research and development expenses. Marketing, exploitation, and internal costs to promote the NGTV brand are expensed as incurred.

      Capitalized production costs consist solely of direct-to-television product not released and was comprised of the following:

		December 31,
	March 31,
	2006	2005	2004

Pre-production costs and library	$3,227,701	$2,529,423	$783,103
In development programming	1,067,589	836,642	222,241

	$4,295,290	$3,366,065	$1,005,344

      During the years ended December 31, 2005, 2004, and 2003, the company capitalized film production costs approximating $2,361,000, $960,000, and $46,000, respectively. For the three months ended March 31, 2006, we capitalized approximately $928,000. Once programming is released, capitalized production costs will be amortized in the proportion that the revenue during the period for each film bears to the estimated revenue to be received from all sources under the individual-film-forecast-computation method as defined in SOP 00-2.
      Pre-production and library costs include expenditures to acquire and develop raw content, to adapt videos or other properties and to categorize such content (by artist, genre) for inclusion in the company’s library. The company draws upon its content library in the production of shows/programs. Consequently, at December 31, 2005, management believes the company’s library has future economic benefits in excess of capitalized costs. Programs in development are set in production, utilizing the library and/or developing new content. The company has complete discretion in the development of programs under its distribution agreements. Management regularly evaluates its programs under development to determine if they will be ultimately utilized and delivered. In the event a program is not set in production within three years from the first capitalized transaction, all such costs will be expensed and loss recognized in earnings. Other factors evaluated by management include among others, (1) adverse changes in expected performance prior to release, (2) actual costs in excess of budgeted costs, (3) substantial delays, (4) changes in release plans, and (5) insufficient funding or resources to complete production. Whenever any of these factors is present, an assessment is carried out to determine whether fair value is less than the carrying amounts. Fair value is determined based on discounted cash flows methodology. Management carried out an evaluation at December 31, 2005, and based on such evaluation, it determined that capitalized production costs are not impaired at the balance sheet date.
STOCK-BASED COMPENSATION
      Effective January 1, 2006, we adopted SFAS No. 123(R). See Note 4 of our March 2006 financial statements. Prior to January 1, 2006, we had accounted for stock-based payments under the recognition and measurement provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations as permitted by SFAS No. 123, “Accounting for Stock- Based Compensation.” In accordance with APB Opinion No. 25, no compensation expense was required to be recognized for options granted that had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant. Per the provisions of SFAS No. 123(R), a nonpublic entity that used the minimum value method for pro forma disclosure purposes under the original provisions of SFAS No. 123 shall not continue to provide those pro forma disclosures for outstanding awards accounted for under the intrinsic value method of APB Opinion No. 25. The adoption of SFAS No. 123(R) had no material effect on our results of operations and/or basic and diluted loss per share.
      We estimate the value of our option grants based on a Black-Scholes option pricing model which considers among other factors, the estimated value of our stock (as discussed below).

  Significant factors, assumptions and methodologies used in determining fair value;
      As a private company, the fair value of our common stock is determined by the Board of Directors. In determining the fair value of our common stock, from time to time our Board of Directors considers a number of factors, including:

•	recent transactions in our common stock with third parties, if any;

•	contemporaneous or retrospective valuations performed by valuation specialists. With respect to determining the value of our stock, we obtained contemporaneous valuations during 2005 performed by an independent valuation specialist in contemplation of our proposed initial public offering;

•	key milestones in our business, including our progress towards realizing our business plan, including assembling our management team, developing our library and programs, obtaining distribution for our content , expanding our marketing capabilities, achieving financial stability and gaining market acceptance;

•	other economic and business factors.

      Determining the fair value of our stock requires making complex and subjective judgment and estimates. There is inherent uncertainty in making these estimates.
  Option grants in 2005 and significant factors contributing to the difference between the fair value as of the date of each grant and the estimated IPO price
      We did not grant any options to employees or third parties during the first three quarters of 2005. During the fourth quarter, we granted the following options to purchase shares of our common stock:

•	November 2005- 25,829 options were granted to a director at an exercise price of $2.59 per share.

•	December 2005- 223,848 options were granted to employees and consultants at an exercise price of $2.59 per share.

•	December 2005- 30, 134 options were granted to a consultant at an exercise price of $3.60 per share.

      We obtained contemporaneous valuations by a third party valuation specialist at September 30, 2005 and at December 31, 2005. Based on such valuations of our stock, we considered the above mentioned option grants to be “out of the money.”
      Whereas our Board of Directors considers the fair value of our stock when granting options, the options’ exercise price of $2.59 was established in 2000 and has seldom changed over time. This is largely attributed to the fact that such exercise price has been used more as a target level for our stock, than as an indicator of its current fair value. The Company’s intent in so pricing the options has been to attempt to motivate key employees to enhance shareholder value (in excess of the current stock value). Consequently, in our history, it has not been our practice to grant options with an exercise price at or equal to the estimated fair value of our stock.
      We expect the following significant factors to contribute to the difference between the current value of our stock, as estimated by the third party valuation specialist (as of December 31, 2005) and the estimated value at our initial public offering date. Specifically, the following milestones are expected to be in place in anticipation of our initial public offering, among others:

•	further development of our library,

•	completion of our programming,

•	formalizing distribution agreements for our content,

•	expanding our marketing capabilities,

•	obtaining bridge financing and

•	launching of our product

      Consequently, we expect such future valuation at the date of the offering to exceed our current 2005 stock value.
  Significant Factors, Assumptions, and Methodologies Used in Determining Fair Value When a Contemporaneous Valuation By a Valuation Specialist Was Not Obtained.
      We did not obtain third party valuations prior to 2005. To value our common stock, the Board of Directors relied primarily on recent transactions on our common stock with third parties. We chose not to obtain such third party valuations due to the lack of industry comparables, the absence of transactions involving companies such as ours and the cost involved with obtaining such valuations in light of our liquidity issues. We believe transactions in our common stock with third parties were a reliable estimate of the value of our common stock.
DEBT AND EQUITY TRANSACTIONS
      The company issues debt with warrants and equity instruments to third parties and non-employees. These issuances are recorded based on the fair value of these instruments. Warrants and equity instruments require valuation using the Black Scholes model and other techniques, as applicable, and consideration of various assumptions including but not limited to the volatility of our stock, risk free rates and the expected lives of these equity instruments.
DERIVATIVE FINANCIAL INSTRUMENTS
      The Company records all derivative financial instruments in its balance sheet at estimated fair value regardless of the purpose or intent for holding the instrument. Changes in the fair value of derivative financial instruments are either recognized periodically in the results of operations or in shareholders’ equity (deficit) as a component of accumulated other comprehensive income, depending on whether the derivative instrument qualifies for hedge accounting as defined by SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” and related interpretations(“SFAS No. 133”). Changes in the fair value of derivatives not qualifying for hedge accounting are included in the results of operations as they occur.
      The contingent conversion feature embedded in the Company’s Bridge Financings notes and other convertible notes meets all the criteria of SFAS No. 133 paragraph 12 for bifurcation, is not part of a conventional convertible debt financing as defined in EITF 05-02 and does not meet the scope exception of paragraph 11 (a) of SFAS No. 133 to be excluded as a derivative. Accordingly, the contingent conversion feature related to the Bridge Financings and other convertible notes (for which conversion was elected by noteholders) has been accounted for as a derivative liability. See note 11 of our 2005 financial statements.
INCOME TAXES
      The company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes”. SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates for the year in which the differences are expected to reverse. We establish a valuation allowance in accordance with SFAS No. 109 when it is more likely than not that all or a portion of deferred tax assets will not be realized. At December 31, 2005,we have concluded that a full valuation allowance against our net deferred tax assets was appropriate. In making such a determination, a review of all available positive and negative evidence was considered, including scheduled reversal of deferred tax liabilities, projected future taxable income, tax planning strategies, and recent financial performance. In addition, we considered our cumulative losses in recent years. We expect to continually evaluate the realizability of our deferred tax attributes based on our future operating results.

RECENT ACCOUNTING PRONOUNCEMENTS
      In January 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB 51.” The primary objectives of FIN No. 46 are to provide guidance on the identification of entities for which control is achieved through means other than voting rights (variable interest entities or “VIEs”) and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity for which either: (a) the equity investors do not have a controlling financial interest; or (b) the equity investment at risk is insufficient to finance that entity’s activities without receiving additional subordinated financial support from other parties. In addition, FIN No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. As amended in December 2003, the effective dates of FIN No. 46 for public entities that are small business issuers, as defined (“SBIs”), are as follows: (a) For interests in special-purpose entities (“SPEs”: periods ended after December 15, 2003; and (b) For all other VIEs: periods ending after December 15, 2004. The December 2003 amendment of FIN No. 46 also includes transition provisions that govern how an SBI which previously adopted the pronouncement (as it was originally issued) must account for consolidated VIEs. The company has determined that it does not have any variable interest and as a result, the adoption of this pronouncement did not have a material impact on the company’s financial statements.
      In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity, and is effective for public companies as follows: (a) in November 2003, the FASB issued FASB Staff Position (“FSP”) FAS 150-03 (“FSP 150-3”), which defers indefinitely (1) the measurement and classification guidance of SFAS No. 150 for all mandatorily redeemable non-controlling interests in (and issued by) limited-life consolidated subsidiaries, and (2) SFAS No. 150’s measurement guidance for other types of mandatorily redeemable non-controlling interests, provided they were created before November 5, 2003; (b) for financial instruments entered into or modified after May 31, 2003 that are outside the scope of FSP 150-3; and (c) otherwise, at the beginning of the first interim period beginning after June 15, 2003. The company adopted SFAS No. 150 on the aforementioned effective dates. The adoption of this pronouncement had a material impact on the company’s results of operations or financial condition, as it relates to common stock subject to redemption.
      In December 2004, the FASB issued SFAS No. 153, “Exchange of Nonmonetary Assets, an Amendment of APB NO. 29, “Accounting for Nonmonetary Transactions.” The amendments made by SFAS No. 153 are based on the principle that exchanges of non-monetary assets should be measured using the estimated fair value of the assets exchanged. SFAS No. 153 eliminates the narrow exception for nonmonetary exchanges of similar productive assets, and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. A non-monetary exchange has “commercial substance” if the future cash flows of the entity are expected to change significantly as a result of the transaction. This pronouncement is effective for non-monetary exchanges in fiscal periods beginning after June 15, 2005. The adoption of this pronouncement did not have a material impact on the company’s financial statements.
      In December 2004, the FASB issued SFAS No. 123-R, “Share-Based Payment,” which requires that the compensation cost relating to share-based payment transactions (including the cost of all employee stock options) be recognized in the financial statements. That cost will be measured based on the estimated fair value of the equity or liability instruments issued. SFAS No. 123-R, as interpreted by SEC Staff Accounting Bulletin No. 7, “Share-Based Payments,” covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No. 123-R replaces SFAS No. 123 and supersedes APB 25 and is effective January 1, 2006. SFAS No 123(R) requires that the company’s financial statements will reflect an expense for (a) all share-based compensation arrangements granted on or after January 1, 2006 and for any such arrangements that are modified, cancelled, or repurchased on or after that date, and (b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant-date estimated fair value. Upon adoption, $38,000 was expensed in 2006 related to the unvested portion of previous grants for which the requisite service has not been rendered.
      In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20 and FASB Statement No. 3. This pronouncement applies to all voluntary changes in accounting principle, and revises the requirements for accounting for and reporting a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle, unless it is impracticable to do so. This pronouncement also requires that a change in the method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate that is affected by a change in accounting principle. SFAS No. 154 retains many provisions of APB Opinion 20 without change, including those related to reporting a change in accounting estimate, a change in the reporting entity, and correction of an error. The pronouncement also carries forward the provisions of SFAS No. 3 which govern reporting accounting changes in interim financial statements. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Statement does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of SFAS No. 154. Management is evaluating the future effect of this pronouncement.
      Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants and the Securities and Exchange Commission (SEC) did not or are not believed by management to have a material impact on the company’s present or future financial statements.

BUSINESS
Our Business Activities and Objectives

Overview
      NGTV is developing a pay television service branded as “No Good Television” for distribution on cable and satellite television. No Good Television (or “No Good TV”) focuses on uncensored news, entertainment and lifestyle-based programming that is TV-MA rated (television for mature audiences). TV-MA will enable us to feature programming which is uncensored, candid and uncut. No Good TV provides a platform to producers and artists to create and air programs that foster artistic freedom and free speech. The TV-MA rating permits profanity and limited nudity, but does not permit x-rated programming. Our programming will be unique by providing “uncensored” access to celebrities and musical artists, giving them wider latitude for self expression than can be found on network television by allowing profanity, limited nudity without bleeps, blurs or other forms of censorship. Our programming will not include sexually explicit material, or even sexually provocative material. Rather, the inclusion of limited nudity will be in the context of artistic freedom as may appear from time to time in celebrity interviews, director’s cut music videos, and celebrity and artist based reality programming.
      Our content has a fast paced tempo, with popular celebrities and musicians, and an edgy feel. We promote a youth oriented, high energy, feel throughout all of our programming by actively seeking interviews and situations with artists and celebrities where their conduct is likely to be edgy and racy, including in some cases using profanity and limited nudity. We expect this type of content will appeal primarily to 18-34 year old men.
      We will initially launch our programs by producing four-hour blocks of broadcast content for purchase on pay cable and satellite television stations. Our current business objectives are focused upon the initial launch of our programming in the US, together with the development, marketing and sale of DVDs and branded NGTV merchandise in the US. Assuming our programming and branding is successful, we would expand our programming hours up to an all day premium channel on cable or satellite television.
      We intend to develop revenue sources through the distribution of our programming to cable and satellite television distributors, distribution of our programming via the internet, the development and sale of DVDs and the development of NGTV merchandise including clothing. We believe that the successful launch of our programming and viewer acceptance of our concept and presentation over time will allow us to develop a strong brand and image that can be leveraged for commercial exploitation.

Distribution and Initial Programming
      On January 10, 2006, we entered into a License Agreement with iN DEMAND L.L.C. (the “iN DEMAND Agreement”) which will serve as the initial US distribution agreement for our broadcast content. The iN DEMAND Agreement provides that through iN DEMAND L.L.C (“iN DEMAND”) our broadcast content will be available for purchase by subscription by cable television viewers in the United States and parts of the Caribbean, as well as Puerto Rico and Guam. iN DEMAND is a “multiple system operator” (“MSO”) providing pay-per-view movies and other programming to consumers through numerous local and regional cable operators throughout the United States. Through the iN DEMAND Agreement our programming will be available for purchase by cable television consumers, on a pay-per-day or pay-per-view basis, or as part of a Video-On-Demand (“VOD”) or Subscription Video-On-Demand (“SVOD”) basis.
      iN DEMAND is an MSO that distributes content to local and regional cable television carriers for broadcast on local and regional cable stations. Specifically, cable television programming content is delivered via cable wire to consumers by local cable companies. iN DEMAND does not distribute to satellite television operators (which deliver content “via satellite” transmission). However we intend to negotiate with satellite distributors for the distribution of our content via satellite operators. Our content can be aired on either digital or standard cable format or via satellite. Accordingly, under the iN DEMAND Agreement our content will be distributed by iN DEMAND to regional cable operators for broadcast via digital and standard cable formats.

      The iN DEMAND Agreement is in the form of a license to broadcast or “exhibit” our finished content according to the terms of the iN DEMAND Agreement. The Agreement with iN DEMAND is not exclusive and we are negotiating with other cable and satellite distribution companies for additional distribution of our content in the United States and in foreign markets via cable and satellite television access. The term of the iN DEMAND Agreement is one year, provided that after six months, either party may terminate the Agreement upon sixty days prior written notice.
      Under the Agreement, our programs will broadcast weekly, in four-hour blocks, on cable television stations on a “Pay Per View” basis, including a VOD basis. Broadcast on a VOD basis means that a subscriber elects to view our programs on an “on demand basis”, i.e. at the time or times of such individual’s choosing, which are not regularly scheduled times. The suggested retail price of each pay-per-view showing is $4.95. NGTV will receive license fees computed as a percent of gross subscriber fees for VOD and non-VOD basis. Under the iN DEMAND Agreement, we must provide iN DEMAND with four hours per week of newly developed content. However, iN DEMAND may also broadcast previously aired content at varying times, or as part of a bundled SVOD presentation, or as part of a VOD purchase. In all cases, we would receive a fee each time our content is broadcast — whether or not the broadcast is of previously aired content.
      An SVOD Package is a package of programs available to paid subscribers where, for a fixed fee, the subscriber can watch a selection of all or a portion of such programs with “on demand” functions over a set period of time and as often as desired. With respect to SVOD Package broadcasts, we will receive a license fee based on the number of hours of NGTV programs included in the SVOD package and the number of subscribers to the SVOD Package. Our programs will also be available on an “all day ticket” meaning subscribers can view the programs throughout the day at their convenience. We cannot control the content selected by iN DEMAND for inclusion in the SVOD package, and our content will be aired together with content from other entertainment companies in the SVOD packages compiled by iN DEMAND. The retail price of the SVOD packages are negotiated between iN DEMAND and the local cable operators.
      The Agreement also provides that iN DEMAND is entitled to certain minimum distribution fees per quarter in the amount of $250,000. Any fees in excess of $250,000 collected by iN DEMAND in any single quarter will be prospectively applied to future quarters and applied to the minimum fee. In the event the minimum distribution fee is not collected by iN DEMAND based on total subscription dollars received for our content, iN DEMAND will be entitled to draw upon a letter of credit, which we must post, to satisfy any shortfall. We will not receive any revenues under the iN DEMAND Agreement until the minimum distribution fee per quarter is received by iN DEMAND. Thereafter, we will be entitled to our agreed share of revenues under the Agreement.
      As we continue to develop finished programming, and in the normal course of offering paid programming, our pay-per-day programs may combine new four-hour blocks with repeats from previous releases. We would be entitled to our share or revenues of all broadcasts — including broadcasts of previously aired programming.
      We will require a 4 month lead time for a national marketing campaign in connection with the launch of the programs to attract viewers and to complete final preparation of our content for broadcast use. We continue to have discussions with other cable and satellite operators, including other MSOs for additional distributions arrangements, but to date we have not entered into any other agreements for distribution of our programming.
      Maintaining a distribution agreement on terms acceptable to us is imperative for the company’s continued operations. Our current plans are to develop an NGTV brand identity in the U.S. market through our television programming, and to subsequently license or syndicate our programming in foreign markets. To date we have not generated revenues from our operations and we cannot determine when or if we will generate revenues.

NGTV Content Focus
      NGTV has spent the last five years obtaining and developing video content that presents an uncensored view of the entertainment world including celebrities, music, movies, television, sports and pop culture. NGTV original shows and programming will be produced from video footage including, (a) uncensored celebrity interviews, (b) uncensored “director’s cut” music videos, and (c) live event coverage. We are constantly acquiring new footage of celebrities and entertainment events to draw upon in our programming. We intend an overall branding strategy such that all our programming content and merchandise will be associated with a “No Good” theme of uncensored, artist-friendly entertainment. All of our content is acquired with the permission of the celebrity or artist involved — we do not conduct “ambush” or “paparazzi” style video footage.

Video Library
      We have already captured over 10,000 hours of footage for our library including over a thousand interviews with the television and movie industries’ biggest, hottest, and most popular stars. This number represents raw, uncut and full-length footage of celebrity interviews that have never been seen before. Currently, we create approximately 200 hours per month of new raw footage of celebrity interviews, which we plan to increase as necessary as we approach our launch date and begin expanded production. The library contains footage that was captured with the NGTV creative perspective, making it a unique resource for our contemplated programming. All of our video library footage was developed exclusively by NGTV and created with the consent of the celebrities involved.
      We will utilize our library of video footage in several ways. We will mix existing and older footage of celebrities and music artists with our coverage of live and contemporary events. We will also draw upon our library to produce shows focused on specific celebrities showing clips from various points in their career. And we will also use our library to create shows or segments that will be “classic clips” of celebrities showing them in a variety of contexts, over the course of the last several years. While we must continue to develop current footage of celebrities and music artists at today’s most prominent entertainment industry events and in connection with new movie, television and music releases, we believe our footage of celebrities always has value, especially since our footage contains uncensored material.
      All of the video footage of celebrity interviews and event coverage in our library is owned by us and is maintained for our exclusive use. We have obtained all necessary consents and releases to broadcast the footage we own. We also have all necessary licenses to broadcast the music videos and music concerts we have in our library that we may use in our programming.

Celebrity Interviews with NGTV Attitude; Attracting Celebrity Guests
      Our programming will be comprised largely of uncensored, candid and upbeat interviews with celebrities including movie and television stars as well as musical artists. Most celebrity interviews available in the mass media market today show celebrities “on good behavior” and conversely, most tabloid coverage seeks to exploit celebrities’ worst moments. We, however, will show celebrities having fun, at ease, expressing their opinions, sharing jokes and stories, drinking, and being completely candid and comfortable. We will not seek to embarrass celebrities or portray them in a judgmental way. Rather, our content is generated through the cooperation of the celebrities who, based on our experience, welcome the opportunity to be genuine and candid in front of our cameras and hosts.
      In addition to focused interview content, our library includes, and our programming will include, “B-roll” footage including celebrities captured while “off camera” or “off-air” such as back stage, during breaks at movie filming locations, traveling, during interview breaks and other non-performance venues and circumstances. Such footage is akin to “reality” television coverage of celebrities in their off camera moments. We will mix and utilize this footage with our celebrity interviews and other programming content.
      We believe that our talent booking personnel have very well developed relationships with celebrities and music artists, their agents and representatives, and with major studios and record labels. We have developed and maintain goodwill and trust in the industry that enables us access to the entertainment industry’s biggest and hottest stars, as evidenced by the number of celebrity interviews we have already obtained. We also believe that our celebrity guests enjoy the opportunity to show a candid, uncensored side of their personalities and free expression as shown by the quality and character of the interviews we have taken.

      The entertainment industry tends to be driven by promotion and exposure of celebrities and music artists on their own and in connection with the projects they are currently involved in. NGTV will provide an additional and alternate platform for promotion and exposure of current talent and projects in the entertainment industry. Further, we believe our programming will appeal to the 18-34 year old male demographic that we believe is appealing to the entertainment industry, and many advertisers. Artists’ and celebrities’ desire for promotion and exposure, coupled with our goodwill in the celebrity community, have made it possible for us to obtain the footage in our library and continue to book new interviews and be invited to industry events. We also believe that this access is unique and that it provides us with a competitive edge in the entertainment news industry. Although we cannot say whether our ability to obtain celebrity interviews will continue after we are on the air, we expect that our ability to book new interviews will continue as a result of the positive exposure we will attempt to give each celebrity appearing in our programming notwithstanding the uncensored nature of the programming.
      The following is a partial list of celebrities, including movie and television stars and music artists who we have interviewed and/or have director’s cut music videos. The inclusion of any name on this list or in this prospectus does not imply and should not be construed as an endorsement by such person of the company, the company’s proposed programming, or this offering of units.
50 Cent
Adam Sandler
Alec Baldwin
Alicia Keys
Andy Garcia
Angelina Jolie
Ashley Judd
Ashley Simpson
Ashton Kutcher
Avril Lavigne
Beastie Boys
Ben Affleck
Ben Stiller
Benicio Del Toro
Beyonce
Billy Bob Thornton
Black Crowes
Black Eyed Peas
Blink 182
Bob Newhart
Brad Pitt
Britney Spears
Bruce Willis
Cameron Diaz
Carrie Underwood
Chad Michael Murray
Charlie Sheen
Charlize Theron
Cher
Christopher Walken
Coldplay
Colin Farrell
Danny Devito
Denzel Washington
Diane Keaton
Drew Barrymore
Dustin Hoffman
Ed Harris
Eddie Murphy
Edward Burns
Elijah Wood
Ellen DeGeneres
Elton John
Eminem
Eric Bana
Fall Out Boy
Foo Fighters
Frances McDormand
Gary Sinise
George Clooney
Glenn Close
Green Day
Greg Kinnear
Halle Berry
Harrison Ford
Hayden Christensen
Hilary Swank
Holly Hunter
Hugh Jackman
Ice Cube
Ja Rule
Jake Gyllenhaal
James Caan
Jamie Foxx
Janet Jackson
Jason Lee
Jay Z
Jennifer Connelly
Jennifer Garner
Jennifer Lopez
Jeremy Piven
Jessica Alba
Jessica Biel
Jessica Simpson
Jim Carrey
John Cusack
John Travolta
Johnny Depp
Jon Favreau
Julia Roberts
Julianne Moore
Kanye West
Kate Bosworth
Kate Hudson
Keanu Reeves
Kelly Clarkson
Kevin Costner
Kiefer Sutherland
Kirsten Dunst
Larry King
Lenny Kravitz
Lil’ Jon & the East Side Boyz
Lindsay Lohan
Linkin Park
LL Cool J
Ludacris
Madonna
Mariah Carey
Mark Wahlberg
Martin Lawrence
Matt Damon
Matt Dillon
Matthew McConaughey
Meg Ryan
Michael Caine
Michael Douglas
Missy Elliot
Morgan Freeman
My Chemical Romance
N’Sync
Naomi Watts

Nelly
Nicolas Cage
Nicole Kidman
Nine Inch Nails
Orlando Bloom
Outkast
Owen Wilson
P. Diddy
Patrick Stewart
Paul Giamatti
Paul Walker
Philip Seymour Hoffman
Pierce Brosnan
Pink
Prince
Queen Latifah
Quentin Tarantino
Radiohead
Red Hot Chili Peppers
Rob Reiner
Rob Schneider
Rob Zombie
Robert Downey Jr.
Robert Duvall
Robin Williams
Russell Crowe
Samuel L. Jackson
Santana
Scarlett Johansson
Seann William Scott
Simple Plan
Sir Anthony Hopkins
Sir Ben Kingsley
Snoop Dogg
Steve Martin
Sum 41
System of a Down
The Killers
The Strokes
Tim Burton
Tom Cruise
Tommy Lee Jones
U2
Uma Thurman
Viggo Mortensen
Vin Diesel
Vince Vaughn
Weezer
Will Ferrell
Will Smith

Live Event Coverage
      Our video library includes coverage of live events including celebrity parties, and popular culture events such as film festivals, award shows, movie premieres, red carpet events, humanitarian efforts, and other large gatherings where celebrities or artists appear. Our hosts cover live events for us from the NGTV point of view. NGTV is routinely invited to attend such events and interact with celebrity guests and we will continue to accumulate new footage of live events. Our coverage includes interviews, footage of celebrities at events, behind the scenes tours and “vip” access. Like other featured content, live event coverage includes uncensored, candid moments with celebrities at such events.

Music Concerts
      We also have in our library complete footage of concerts and performances of today’s hottest music artists. We obtain all necessary licenses from the artists and/or promoters of such concerts for broadcast in our programming. We can draw upon this footage in connection with shows about particular artists, music genres or current concerts and promotions. Alternatively, we can show long clips from the concert or air substantially the entire event as part of our programming. We continue to film music concerts and musical performances both on location and in our own studio performance stage.

Uncut Music Videos
      We currently have the rights to broadcast over 5,000 uncut and uncensored music videos, known as “director’s cut” versions. Generally, music artists produce two versions of their music videos, much the way that many music compact discs are available for purchase in censored or “clean” versions. The majority of cable, satellite and network television stations that broadcast music videos are not TV-MA rated and cannot broadcast these uncut versions of popular music videos that often feature profanity, nudity and sexually suggestive materials. To our knowledge, we will be the only televised platform for such uncut music videos. The uncut music videos in our library were not developed for us and are not owned by us; rather we obtain a license to broadcast the videos as part of our programming. The owners of the videos retain the right to license the videos for broadcast on other television stations or venues.
      We obtain our uncut music videos from the music industry’s biggest record labels, including Sony Corporation, Broadcast Music Inc. (“BMI”), and Universal Music Group, as examples. We do not pay for the acquisition of the videos, however we are required to pay a nominal royalty fee each time we broadcast a music video. However, Universal also charges us an annual fee of $7,500 for the costs of shipping and reproducing videos they send to us. Since we anticipate broadcasting few music videos in each block of programming the cost to obtain and broadcast these videos is insignificant in our overall production costs.

      We accept only uncut music videos from major record labels that feature today’s hottest music artists. We only accept and will only broadcast music videos that feature signed artists and do not accept and will not broadcast music videos featuring unknown or unsigned artists. Our uncut music video library includes primarily popular rock music, hip-hop, rap and alternative music. We do not expect to broadcast gospel, classical or other genres of music that we feel would be inconsistent with our No Good theme.

Developed Show Concepts
      We have already created and developed several original program series to premiere with the targeted launch of NGTV in mid-2006. To that end, the company has created on-air graphics packages and marketing materials and is in the process of shooting and editing the individual episodes of the shows in preparation for the launch. The individual programs will feature celebrity-based programs, original animated segments and a live action series. All of our shows will follow the general theme and branding of “no good” uncensored presentations.
      Many of our shows feature our hosts, Caroline “Carrie” Haney and Kimberly “Kim” Harold. Both of these individuals are employees of the company and Ms. Haney has been instrumental in the development of our programming and obtaining interesting and entertaining celebrity and artist interviews. Our hosts interview celebrities and act as “NGTV hosts” at live industry events such as red carpet promotions, concerts and celebrity parties. We will also utilize celebrity guest hosts periodically in our programming. We do not anticipate that we will compensate such celebrity guest hosts, but rather that such persons will seek to be guest hosts for the purpose of promoting themselves or their projects.
      We are also developing animated programs that will feature completely original animated characters and story lines developed in-house by our graphic arts department. In addition to animated segments, we have also developed animated graphics and programming graphics in house, all for our exclusive use in our programming.

Production and Programming; Creative Control
      We control all aspects of the filming and production of our content, as well as all post-production matters concerning our finished programming. To that end we maintain at our offices, a state of the art studio and performance space, audio/video equipment, computer systems and data storage systems. The company maintains audio processing equipment, including a voice over studio and mixing facility. The company’s in-house capabilities include live music engineering, advanced sound editing, music scoring and composition, music editing, mix and master capabilities. The company utilizes on-line digital video post-production facility, including Avid Adrenaline, Unity systems. We also maintain a storage and archive database system utilizing Storage Tek robotic tape which enables us to load our video footage into a central electronic data base that enhances access to our library for producers and programmers. We believe our technology is state of the art for use in the music and television industry.
      Mr. Kourosh Taj, our Co-President, also serves as our Vice President of Programming and oversees the development and production of all of our broadcast programming. Mr. Taj exercises complete creative control over the use of content, graphics, sound and images in our programming. Mr. Taj will also determine what finished programs to air in any given week or time frame. We will usually choose to air content related to current industry events, such as movie premiers, music releases, industry events such as “the Oscars” and similar industry news and promotions. We will also select programming that contains celebrities that the public perceives to be the hottest, most sought-after celebrities. Mr. Taj oversees our graphics and production personnel and will review all broadcast content to determine what to air on television or market on DVD.
      Currently most aspects of the creation and execution of our production and programming are handled internally. The company currently employs a production staff of 30 full time employees for graphics, development, production, post-production and programming. The company believes that employing production personnel, and maintaining the operating and creative space, technologies and equipment necessary to produce its programs is more cost-effective than outsourcing or subcontracting for such production resources. In addition to reducing our production costs it allows us to efficiently control the creative development of our programs. This also allows us to maintain the confidentiality and security of our programming concepts under development and assures that our programs will conform to our “No Good Television” brand, vision and in-house creative guidelines.

Targeted Demographics
      Our targeted demographic are individuals that are young at heart and interested in musical artists and celebrities expressing their artistic freedom in a more uncensored environment. We expect that the uncensored and sexually suggestive nature of our programming will appeal primarily to 18-34 year old men and those individuals, including women, interested in the juxtaposition of seeing “good” celebrities being “no good”. We believe top actors and celebrities will have appeal across a wider demographic group, but our inclusion of cutting edge music artists will likely narrow the targeted demographic to individuals interested in the rock and rap music genres we intend to focus on. We have not performed any market studies to determine which demographics will find our content most appealing.

Sources of Revenue
      The company expects to receive revenue from pay television subscriptions (i.e., distribution), sponsorship and product placement advertising, and DVD and branded merchandise sales.

Distribution of Our Programs on Cable and Satellite Television
      We have entered into a Distribution Agreement with iN DEMAND that will be our initial source of revenue based on the distribution of our television shows on cable television in the US. We intend to enter into additional distribution agreements for the US and for foreign markets, to include other cable television and satellite distribution channels as well as VOD access. While our Agreement with iN DEMAND provides for four hours of new programming each week, we intend, over time, to increase the hours of new programming available for distribution, dependent upon the success and acceptance of our programming, as well as our ability to meet our capital requirements for such expansion.

Advertising, Sponsorship and Product Placement
      Because our programming will only be aired on pay cable television stations, we will not sell and cannot offer traditional 30 second “ad spots.” Rather, we anticipate that advertising revenues will be generated through segment sponsorship and commercial product placement. With respect to segment sponsorship, we believe that companies will sponsor and produce (or co-produce) segments, akin to our own original programming that will feature the sponsor’s products or will be segments in which the sponsorship is prominently displayed and made a part of the segment. Such sponsored segments will be presented seamlessly with our own programming. The company anticipates that this will reduce our costs for the programming. With certain sponsors we anticipate co-marketing opportunities, enhancing our ability to expand the marketing and promotion of the NGTV service.
      With respect to product placement, we will be paid to place commercially available products, such as sodas, alcoholic beverages, food items and similar items in our content, which is then broadcast, as a form of advertising for such products. We believe this will constitute an additional form of revenue for us at little if any cost to us. Our experience is that companies are eager to place products in television shows and movies as a way to passively advertise their products. Assuming our programming is popular we believe product placement opportunities will develop.

Internet Distribution
      We plan to market, distribute and sell our content via the Internet, primarily through established Internet video distributors, such as Google. Our content would be available for purchase by consumers on a per-per-view basis or for monthly subscription fees. Such distribution would be made on a revenue sharing or license fee basis with the Internet video distributors, much like our agreement with iN DEMAND. We have entered into a standard distribution arrangement with Google; however we are negotiating customized terms that will enhance the availability and distribution of our content through Google. We believe that the distribution of NGTV programming on the Internet will quickly expose a mass consumer audience to our content. We envision that such Internet distribution will be made to consumers who can access high quality video images on broadband high speed Internet connections. Similar to cable and satellite distributions, our content will be rated TV-MA and available for purchase by persons over 18 years of age. Any of our content on the Internet that is publicly available (i.e., which does not require advance purchase) will conform to PG-13 guidelines. Our plans for the development and distribution of our content on the Internet are developing and are subject to review and modification.

DVDs and Branded Merchandise
      We plan to develop other sources of revenue including the sale of “NGTV merchandise” for consumers, such as clothing and toys after our brand has been developed. We also intend to produce our content for sale on DVDs, which will constitute an additional source of revenue when such DVDs are produced, marketed and sold. To date, we have not designed or developed any merchandise or produced or distributed any DVDs. We will produce the content for the DVDs, which will include previously unseen footage and programming. We will outsource the production and distribution of DVDs.
      We plan to develop a merchandising initiative including hats, shirts, accessories, collector toys and other “NGTV brand” merchandise. We may sell such merchandise directly or through third party distributors. We may outsource the design and development of such merchandise.
      Our plans for the creation and production of DVDs and merchandise are developing. Our plans concerning our marketing and branding strategy will be further developed under the direction of our new chief executive officer. We intend to develop a strong brand that can be commercially exploited in the future. We believe that it may take between 6 and 12 months after launch to develop a brand that is ingrained in the public consciousness.

Marketing, Branding and Launch Plans
      Our launch plans are being developed. In order to fully launch the NGTV programs and brand, we anticipate that we will need to undertake a pervasive advertising and public relations campaign to attract viewers; therefore we intend to add to our operations an internal comprehensive marketing and promotions department as well as the retention of consultants. Our efforts will include the formation and staffing of an internal marketing group with respect to television broadcast, and the outsourcing of various marketing specialties including print, television and radio broadcast “appearances” (such as appearances on television talk shows) and street level recognition, such as posters and dissemination of fliers at targeted events. We will also utilize cross channel marketing, which includes cable distributors placing trailers and similar advertising “previews” on its various pay channels to sell and promote its own program offerings.
      In connection with our launch we will need to increase the staffing of our productions and graphics departments in order to increase the amount of broadcast ready programming we are developing. We plan to hire a director of marketing and a director of product integration. We will be adding additional employees to all of our creative and production departments, as well as purchasing or leasing additional equipment to support expanded production needs. We believe our existing management is capable of overseeing, implementing and managing the planned expansion in production and increase in personnel.
      We will require the proceeds of this offering to complete our initial marketing, launch and branding. We anticipate that our launch activities will require approximately four months to complete, and as such, we have targeted 4th quarter-2006 as our time frame to launch our programming. Even if we successfully launch our programming, we may require additional financing to continue to produce broadcast quality programming and maintain our marketing and branding activities, as well as commence the creation and distribution of DVDs and merchandise.

Management Team
      Our management team is composed of individuals that have a deep and diverse track record in the movie, television and music industries. We rely upon the expertise and experience of our management team to execute on our business objectives and develop additional commercial opportunities for our programming and brand.
      Included in our management team is our Chairman of our board of directors and celebrity spokesperson, Mr. Gene Simmons. Mr. Simmons’ career in entertainment began as a lead performer with the internationally successful rock band “KISS.” Mr. Simmons has since achieved great business success in exploiting the “KISS” brand and image in a variety of enterprises, including comprehensive merchandising of “KISS” branded items. Mr. Simmons will assist us in developing our branding and merchandising strategy and continuing to act as a spokesperson for the company. Mr. Simmons has also been instrumental in assisting us in capital raising activities and we may rely on him to do so in the future.
      Our team also includes Mr. Kourosh Taj who has extensive contacts with institutions and individuals within the entertainment industry that are critical to our continued success. We also have on our team, Mr. Richard Abramson, who has extensive experience managing projects and talent in the movie industry and engaging in finance and capital raising activities for the company.
Competition
      The entertainment industry in general, and the television and cable broadcast industry specifically, are highly competitive. The most important competitive factors include quality, differentiation of content (uniqueness) variety of product and marketing. Most of our competitors have significantly greater financial and other resources (such as personnel, financing and contacts) than we have. All of our competitors in the entertainment industry compete for talent and are producing products that may compete with ours for exhibition time on paid cable television, and on home video.
      Our success is highly dependent upon such unpredictable factors as the viewing public’s taste. We have not yet broadcast our programming and therefore cannot assure that our programming will be received favorably. Even if initially successful, public taste changes and a shift in demand could cause our broadcast programs and DVD products to lose their appeal. Therefore, acceptance of our products, whether as a pay television service, DVD or other broadcast media, cannot be assured.
      We do not currently represent a significant presence in the entertainment industry.
History
      Our predecessor company, MX Entertainment, Inc., a Nevada company, was incorporated on August 5, 1997 by Mr. Jay Vir, our Co-President and director. On June 26, 2000, MX Entertainment, Inc. merged into Netgroupie, a California company incorporated June 14, 2000. Netgroupie was the surviving corporation in the merger. On January 7, 2004, Netgroupie changed its name to NGTV.
      Our predecessor, MX Entertainment, Inc., was originally formed for the purpose of aggregating and licensing entertainment footage for Internet broadcast (or “streaming”) distribution. Beginning in 2000, the company began developing its current business plan and began filming raw footage of uncensored celebrity interviews, and obtaining the rights to broadcast uncensored music videos and live shows.
      Our offices and production studios are located at 9944 Santa Monica Boulevard, Beverly Hills, California, 90212. The company’s telephone number is (310) 556-8600. Our web site address is www.ngtv.com, however the web site and its contents are not a part of this prospectus. Our web site is under construction.
Employees
      As of May 15, 2006 we employed 53 full-time employees and 3 part time employees. We also have 6 consultants. We consider our employee relations to be satisfactory at the present time.

Intellectual Property

Rights and Clearance
      We obtain all required releases and consents necessary to interview celebrities, attend celebrity-based events and shoot footage of such events and to broadcast such interviews, related footage and footage of industry events that we have in our library. Such releases also permit us to edit such footage and produce it in final form for broadcast. We own all of the footage of celebrity interview and industry events that we have in our library and such releases provide for our unlimited, perpetual and exclusive use of the footage.
      We obtain broadcast licenses for the uncut music videos we have in our library, as well as for recorded music concerts. Such licenses give us the right to use clips from such music videos and concerts, or to broadcast them in their entirety. To the extent we believe we would make any use of such footage outside the scope of our current license with respect to any specific footage, we would need to obtain a new or additional license for such use. Reviewing our finished content and obtaining additional licenses as needed is customary in the television industry. We believe such additional licenses, if any, could be readily obtained by us.
      To the extent we wish to include images, video clips or other audio or visual materials we did not own — such as clips from movies and television — we would need to obtain a license to use such clips from the owners of that material. We believe such additional licenses, if any, could be readily obtained by us and such practices are customary in our industry. We plan to use very little footage or imagery in our content that we do not own and that we would need to license from other owners. However, the cost to license brief clips and imagery is nominal. Accordingly, we anticipate that the volume of such clips and/or the cost to acquire them and use them will be insignificant. Prior to the completion of our weekly programs, as part of our quality assurance and licensing compliance requirements, we will follow customary television production and licensing procedures of verifying that we have the necessary releases and consents for the footage we have selected from our library, required to broadcast images, likenesses, video footage and audio tracks that are included in our programming. To the extent any of our programming were to contain images, likenesses, footage or audio tracks we did not own or did not currently have a license to use, we would obtain the required licenses to broadcast such materials before we submitted the programming to our distributor or produced such content for DVDs.

Trademarks
      We own the following trademarks and rights to use trademarks:
      “NG” (Serial No. 78359665), United States trademark application filed on February 9, 2004. A Notice of Allowance was issued on August 30, 2005. A Statement of Use or extension to file the same is due on or about August 30, 2006.
      “NGTV” (Serial No. 78353035), United States trademark application based upon intent to use filed on January 16, 2004. A Notice of Allowance was issued on July 12, 2005. A Statement of Use or request for an extension to file the same is due on or about July 12, 2006.
      “NO GOOD” (Serial No. 78353024), Unites States trademark application based upon intent to use filed on January 16, 2004. A Notice of Allowance was issued on July 12, 2005. A Statement of Use or request for an extension to file the same is due on or about July 12, 2006.
      “NO GOOD TV” (Serial No. 78398715), United States Trademark application based upon intent to use filed on April 8, 2004. A Notice of Allowance was issued on September 20, 2005. A Statement of Use or a second request for an extension to file the same is due on or about September 20, 2006.
      A United States Trademark application “NO GOOD FESTIVAL” (Serial No. 76584120) was filed on behalf of Mr. Gene Simmons, our Chairman of the Board. It was subsequently transferred to NGTV, but a Notice of Abandonment was issued because a statement of use (or extension request) was not timely filed. The Abandonment Notice was sent on October 11, 2005. In December 2005 the company filed a petition for review to revive the trademark application and the application was revived. A Statement of Use or a second request for extension to file the same will be due by August 8, 2006.

      We do not have any patent or copyright applications or registrations.
      We own the following domain names: Ngtv.com, Nogood.tv, Nogoodtv.net, Ngtvnetwork.com, and Ngtvnetworks.com. We intend to use our website and various domain names to assist in our marketing and promotional efforts. None of our domain names or websites, whether currently in use or under construction, constitute a part of this prospectus.
Overview of Television Broadcast Regulations and Ratings Related to Obscenity, Indecency and Profanity
      The Federal Communications Commission (FCC), an independent government agency established by the Communications Act of 1934 and made directly responsible to Congress, is charged with regulating interstate and international communications by television, radio, wire, satellite, and cable. However, the extent to which the FCC may regulate paid programming services remains unclear under prevailing case law.
      Many broadcasters are part of national networks of broadcasters such as ABC, CBS and NBC which broadcast content “over-the-air” as well as distribute content via cable services. Broadcasts over-the-air can be received on any television by the general public (i.e., there is not cost to obtain the broadcast). Basic cable is not broadcast, but rather is distributed pursuant to a privately owned cable network and may only be viewed by paying subscribers. The signal is not available to the general public, but rather is scrambled (or physically disconnected) so that it cannot be viewed by non-subscribers to the cable service. As a result of the widespread acceptance of cable throughout the United States, the differences between broadcast television and basic cable television has narrowed as a practical matter and there may continue to be a convergence in the regulatory framework applied to the two forms of distribution.
      Section 1464 of Title 18 of the United States Code prohibits the utterance of “any obscene, indecent or profane language by means of a radio communication.” (Radio communications have been interpreted to include television communications, as well.) “Obscene” material usually consists of hard-core pornography; “indecent” material contains sexual or excretory material that does not rise to the level of obscenity; and, lastly, “profane” material is comprised of highly offensive language. The FCC has created a “safe harbor” between 10:00 p.m. and 6:00 a.m. (local time), during which a station may air indecent and/or profane material. There is no safe harbor for obscene material, as it is not protected by the First Amendment of the Constitution. The FCC does not monitor programming per se, but rather enforces the prohibition on obscenity, indecency, and profanity only in response to complaints. Thus, any material alleged to be obscene, indecent, or profane by any complaint, and which is not subject to the safe harbor protection, shall be reviewed by the FCC and dealt with accordingly. The FCC does not, per se, have “police powers” to enforce ratings standards or monitor content.
      It is unclear whether the foregoing regulatory prohibitions apply only to conventional radio wave broadcast services (such as radio and television airwaves) or whether they also extend to subscription programming services that must be purchased by consumers — such as cable and satellite broadcasts. The FCC has taken the position that it has chosen to enforce the indecency and profanity prohibitions only for violations transmitted in conventional television airwaves broadcasts since they are more or less “public.” The FCC takes the position that the obscenity prohibition applies to all programming services, including those for which a subscription is required. Despite the FCC’s position, challengers have taken the stance that the FCC’s content prohibitions do not apply to subscription programming services that must be purchased by consumers. Since such programming is not broadcast over public airwaves, and must be specifically ordered and paid for prior to viewing, and also can be blocked by users who wish not to view such programming, it has been argued that the FCC lacks the authority to enforce content restrictions against cable and satellite providers. In fact, the Supreme Court held, in a case involving the Playboy Channel in 2000, that FCC rules impermissibly restricted Playboy to late-night hours because cable’s ability to block the channel constituted a less restrictive means of shielding children from indecent programming. There is a definite lack of consensus on the issue and no clear legal precedent, but it would be accurate to say that, in general, both the FCC and the various subscription programming providers conduct themselves as though the content prohibitions do not apply to paid subscription programs, but only to conventional (public airwaves) broadcasts.

      Pursuant to Section 551 of the Telecommunications Act of 1996, Congress gave the broadcasting industry an opportunity to establish a voluntary ratings system for its programming. Voluntary ratings were widely adopted by the industry in 1997. Each rating designates a range of “suitability” for particular audiences. Currently, a voluntary content rating appears in the corner of the television screen for the first 15 seconds of each broadcast, other than news, sports, and unedited movies on premium channels. Programs can receive one of six possible ratings — “TV-Y,” “TV-Y7,” “TV-G,” “TV-PG,” “TV-14” and “TV-MA”, and the selection of the rating is determined by the particular broadcaster with respect to the proposed content to be aired. It is the responsibility of the broadcaster to determine that the content falls within the rating standard it selects, since it is a voluntary and self-policing system. However, as noted above, should any materials broadcast not fall within the safe harbor on public airwaves, or become the subject of a complaint, then the FCC may review such complaints and seek to curtail broadcast of that content and also have the power to impose civil fines.
      The voluntary rating system is a tool used to reduce the likelihood of inadvertent disclosure to unsuspecting viewers of indecent or profane programming content. The purpose of the rating is to give information to the viewer in advance of viewing potentially offensive content, so that such content can be avoided in advance at the option of the viewer. The FCC defines the TV-MA rating as content intended for mature audiences only that may be unsuitable for children under 17. Some programmers and cable operators also rate programs using the guidelines established by the Motion Picture Association of America (the “MPAA”). Such ratings include G, PG, and R, among others.
      In addition, any effort to censor television programming by federal or state agencies is subject to a constitutional analysis weighing the state’s interest in censorship against the First Amendment rights of citizens to have access to free speech. Broadcast over-the-air of programming has a heightened risk of inadvertent exposure to children or non-consenting adults. Thus, the state’s interest in censorship is greater in the context of broadcast television (and arguably, basic cable). However, pay-per-view programming such as that provided by iN DEMAND requires an affirmative act by the viewer to receive the specific program (each program is separately purchased) and therefore the risk of inadvertent exposure is eliminated, and the state’s interest in censorship is greatly reduced. As referenced in the Playboy case mentioned above, the state must use the least restrictive method necessary to further legitimate state interests when attempting to censor television programming, particularly where there is little or no risk of inadvertent exposure.
      In summary, the rating system used by cable, satellite and regular television “airwaves” (regular network) stations is a voluntary system adopted by such stations to provide consumers with a guideline to evaluate content. The FCC generally does not enforce such ratings and may under law have no enforcement power against cable and satellite stations, but the legal authority on that point remains unsettled. Accordingly, our adoption of the TV-MA guideline, and delivery of our content only via pay-per-view programming should prevent our content from coming under FCC regulatory scrutiny, unless a complaint is formerly filed with the FCC against us alleging obscene material. We have no intention to ever use materials in its content which could be deemed to be obscene under current law. If a complaint were filed and the FCC reviewed the offending content, it is not clear whether the FCC would have jurisdictional authority to impose fines against us or iN DEMAND.
Government Regulations and Ratings; NGTV Content
      The television content being produced by the company will be rated “TV-MA” which means that it may contain content suitable for mature audiences, including explicit sexual activity, crude indecent language, and graphic violence. The content we intend for broadcast will be within the guidelines for “TV-MA”. Televisions ratings, including “TV-MA,” are voluntary ratings adopted by broadcasters to enable audiences to evaluate program content with regard to appropriate audiences. Such ratings are not regulatory standards and are not produced or enforced by the FCC. The FCC does, however, review and may impose restrictions on content that is broadcast on public “airwaves” — such as regular network television shows. Some programmers and cable operators also rate programs using the guidelines established by the Motion Picture Association of America (the “MPAA”). Such ratings include G, PG, and R, among others. We intend to voluntarily rate our programming as “R” rated, in addition to “TV-MA” rated, in order to provide further disclosure to prospective purchasers of our programming as to the nature of the programming content we will provide. We do not intend to distribute programming which we have determined, based on our own internal censorship standards, exceeds generally accepted parameters of TV-MA or R rated programming content. Although we could revise our voluntary rating to an “AO” (Adults Only) or “X” rating (pornography), we have not developed such content and we have no intention of developing such content.
      The FCC does respond to complaints of obscene materials broadcast on paid cable and satellite television stations. The FCC has the authority to impose fines, revoke broadcast licenses and impose money damages, depending on the nature of the complaint and violations of obscenity that the FCC is investigating. Since our programming will be provided by paid subscription only and not broadcast on the public airwaves, we do not believe that under current law the FCC has the power to scrutinize our content or impose censorship on our planned programming provided our content does not contain obscene materials.
      Compliance with the TV-MA rating will be undertaken by us as we review and submit content to our cable or satellite distributors for broadcast, or produce content for DVDs (so that we may label the content as TV-MA or R). Our distributors are not responsible for monitoring compliance with the TV-MA rating, but may refuse to air any content they determine exceeds the TV-MA rating standard and which may be deemed obscene under federal law, which could trigger a complaint with the FCC. We believe all of our planned content will fall within the TV-MA standards for profanity and limited nudity and we will only prepare broadcast content that we believe adheres to TV-MA standards. We have no plans to produce any content that is considered obscene under current law.
      With respect to our Agreement with iN DEMAND, we have agreed with iN DEMAND that our content will comply with the TV-MA rating, and that it will not contain any indecent or obscene materials beyond the scope of the TV-MA rating. The TV-MA rating is generally assigned to a program that is specifically designed to be viewed by adults and therefore may be unsuitable for children under 17. Programming in this category may contain one or more of the following: graphic violence, explicit sexual activity, or crude indecent language. (We have no current intention however to include graphic violence in its content.) As a practical matter, iN DEMAND is not obligated to distribute any content that it deems to exceed the TV-MA rating, and in turn, we have no incentive to produce content that is not acceptable for broadcast as TV-MA. Because our content will only be available under paid subscription, our content will include profanity, limited nudity, and other content unsuitable for children under 17, in accordance with TV-MA guidelines. By choice and under the Agreement with iN DEMAND, the content will not exceed the voluntary ratings guidelines. We could be subject to FCC enforcement in the event a complaint is filed with the FCC alleging that our content is obscene. However, depending on the circumstances, we would challenge such complaints and corresponding enforcement attempts as unlawful.
      The sale of DVDs will be subject to Federal Communications laws, including proper consumer labeling and ratings for such DVDs. As such, the company has no reporting or other regulatory obligations with respect to the broadcast or sale of its content on DVDs except to properly label DVDs if such DVDs are created and sold. The company’s business as it relates to “merchandising” will similarly be subject to consumer laws concerning the packaging and labeling of consumer products, such as clothing and toys. However, such merchandising activities will not take place for several months after the launch, if at all.
Property
      Our principal offices are located at 9944 Santa Monica Boulevard, Beverly Hills, California, 90212. We lease an entire building at that location which is approximately 20,000 square feet of office space and production and performance studios, at a base cost of $372,000 per year. The lease will expire March 1, 2009, with an option to extend the lease through March 1, 2014. We believe the current space is adequate for our operations and needs for the foreseeable future. We maintain customary insurance for the leased space, including insurance on all material articles of equipment installed or stored at that location.
      In the operation of our business, we own or lease certain audio/video equipment, editing systems, data storage systems, servers and rendering systems. The items that we do not own are leased by us pursuant to capital lease agreements. Currently, our monthly payment for the equipment leases is approximately $25,000. We maintain customary and required insurance for the equipment.
Legal Proceedings
      From time to time, claims are made against us in the ordinary course of our business, which could result in litigation. Claims and associated litigation are subject to inherent uncertainties and unfavorable outcomes could occur, such as monetary damages, fines, penalties or injunctions prohibiting us from selling one or more products or engaging in other activities. The occurrence of an unfavorable outcome in any specific period could have a material adverse effect on our results of operations for that period or future periods.
      On April 10, 2006 we entered into an Employment Agreement with Mr. John Burns under which he served as our Chief Executive Officer. On May 16, 2006, the company advised Mr. Burns of its intention to terminate his employment and to evaluate a termination for “cause” under the terms of his Employment Agreement. Two days later, Mr. Burns presented a written threat of litigation against the company and tendered his resignation for “good reason” under his Employment Agreement. Mr. Burns’ written threats include claims that he was fraudulently induced into signing his employment agreement with the company as Chief Executive Officer, that the company breached the Employment Agreement thereby giving him the right to resign under the Agreement and be paid his full severance package, and that any termination would allegedly be unlawful. Notwithstanding the foregoing threats, the company terminated Mr. Burns’ employment for “cause” as defined under his Employment Agreement effective May 23, 2006. At this time the company cannot determine what losses, if any, may arise as a result of this dispute other than the possible severance benefits provided under the Employment Agreement for a termination “without cause”. A termination “without cause” or a resignation for “good reason” provide for the same contractual severance benefits, including, among other things, payment of a severance amount equal to his base salary through the full term of the Agreement, continuation of health insurance benefits, and the accelerated vesting of all unvested options granted to Mr. Burns. No litigation has yet been filed against the company by Mr. Burns. The company and Mr. Burns are actively engaged in settlement discussions to attempt to avoid such litigation. In the event of litigation, the company would vigorously defend any actions commenced by Mr. Burns.

MANAGEMENT
      Our bylaws provide that our board of directors shall consist of no less than seven and no more than nine directors. There are presently seven directors serving on our board of directors. There are no family relationships among our executive officers and directors.
      The following table sets forth certain information regarding our directors and executive officers.

Name	Age	Position

Gene Simmons	56	Chairman of the Board of Directors
Kourosh Taj	34	Co-President and Director, Vice President of Programming
Jay Vir	50	Co-President, Secretary and Director
Richard J. David	47	Chief Financial Officer
Richard Abramson	58	Director, Strategic Advisor — Entertainment
Al Cafaro	56	Director, Strategic Advisor — Music(1)
Patrick Dovigi	26	Director
Andrew A. De Francesco	36	Director
John Burns	62	Director

(1)	We have extended an offer to Mr. Cafaro to become our Chief Operating Officer. Mr. Cafaro has accepted the offer contingent on reaching a mutually acceptable form of employment agreement. We anticipate that such agreement and Mr. Cafaro’s service as our Chief Operating Officer will be effective prior to the completion of the unit offering.
Election of Directors
      At each annual meeting of shareholders, directors will be elected by the holders of common stock to succeed those directors whose terms are expiring. Directors will be elected annually and will serve until successors are elected and qualified or until a director’s earlier death, resignation or removal. Our bylaws provide that the authorized number of directors may be changed only by a vote of the shareholders of our company. Vacancies in our board of directors may be filled by a majority vote of the board of directors with such newly appointed director to serve until the next annual meeting of shareholders, unless sooner removed or replaced.
Committees of the Board of Directors
      In connection with the listing of the units, common stock and public warrants on the American Stock Exchange, our board of directors will establish three committees, an audit committee, a compensation committee and a nominating committee, as well as adopt new corporate governance policies and procedures that comply with the requirements of the American Stock Exchange.

Audit Committee
      In connection with the listing of our units, common stock and public warrants on the American Stock Exchange, we will be required to establish an audit committee, which will be comprised of one independent director after the closing of this offering. Our board of directors does not currently include a “financial expert” as that term is defined in rules promulgated by the U.S. Securities and Exchange Commission, or SEC, to serve on the audit committee. Within 90 days from the date of this prospectus, we will expand our audit committee to two members and within one year, to three members, and we will recruit a financial expert to our board of directors and add such financial expert as the chair of the audit committee. The audit committee will assist the board in overseeing and reviewing: (a) the integrity of our financial reports and financial information provided to the public and to governmental and regulatory agencies; (b) the adequacy of our internal accounting systems and financial controls; and (c) the annual independent audit of our financial statements, including the independent auditor’s qualifications and independence. The audit committee:

•	will have sole authority to select, evaluate, terminate and replace our independent auditors;

•	will have sole authority to approve in advance all audit and non-audit engagement fees and terms with our independent auditors;

•	will review the activities, plan, scope of authority, organizational structure and qualifications of any persons overseeing our accounting and financial reporting processes and the audits of our financial statements; and

•	will review our audited financial statements, public filings and each press release prior to issuance, filing or publication.
      The specific functions and responsibilities of the audit committee will be as set forth in an audit committee charter to be adopted by our board of directors. Our board of directors expects that, following the date of this prospectus, at least one member of our audit committee will qualify as an audit committee financial expert as defined under SEC and American Stock Exchange rules and regulations and the other members of our audit committee will satisfy the financial literacy requirements for audit committee members under current such rules and regulations.

Compensation Committee
      Our board of directors intends to establish a compensation committee, which will be comprised of three independent directors, within one year after the date of this prospectus. The principal functions of the committee will be to:

•	evaluate the performance of our named executive officers and approve their compensation;

•	prepare an annual report on executive compensation for inclusion in our proxy statement;

•	review and approve compensation plans, policies and programs, considering their design and competitiveness;

•	administer and review changes to our equity incentive plans pursuant to the terms of the plans; and

•	review our non-employee independent director compensation levels and practices and recommend changes as appropriate.
      The compensation committee will review and approve corporate goals and objectives relevant to Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and recommend to the board the Chief Executive Officer’s compensation levels based on its evaluation.
      The compensation committee will administer our 2000 Equity Incentive Plan. The specific functions and responsibilities of the compensation committee will be set forth in a compensation committee charter to be adopted by the board of directors.

Nominating Committee and Corporate Governance
      Our board of directors will establish a nominating and corporate governance committee, which will be comprised of all of the independent directors then serving on the board. This committee is responsible for seeking, considering and recommending to the board qualified candidates for election as directors and recommending a slate of nominees for election as directors at our annual meeting, as well as overseeing compliance with various governance matters. The specific functions and responsibilities of the nominating and corporate governance committee will be set forth in the nominating and corporate governance committee charter.
Corporate Governance
      In connection with the listing of our securities on the American Stock Exchange, we will be required to adopt many new corporate governance practices, in addition to establishing our new board committees. Such practices include maintaining a majority of independent directors on our board, providing that all compensation payable to our chief executive officer be approved by a compensation committee composed of independent directors, and requiring that any newly adopted stock option and stock compensation plans be approved by our shareholders. We have already adopted a code of ethics.

Business Experience
      Mr. Gene Simmons. Mr. Simmons was elected to our board of directors in February 2004 and became Chairman of the board in February 2004. Mr. Simmons assists the company with its marketing and public relations, and acts as a spokesperson for the company. Mr. Simmons currently has numerous other projects and businesses for which he serves as director and manager, as well as investor during the past five years. Three decades ago, Mr. Simmons co-founded one of the most famous and most successful rock groups in the world — KISS. Mr. Simmons is President of his own record label, Simmons Records, as well as a film and television producer, having produced “Detroit Rock City” for New Line Cinema. He has a book imprint, Simmons Books, and he also publishes his own magazine Tongue, available at all newsstands.
      Mr. Kourosh Taj. Mr. Taj became our Co-President and was elected to our board of directors at the inception of the company in 2000. Mr. Taj has been in the music and entertainment industry for over 12 years holding various positions in television production, development, licensing, talent booking and operations. Prior to co-founding NGTV, Mr. Taj held the position of Executive Vice President of MusiTopia and spearheaded the creative components and development of a landmark music theme park project for the re-use of the old Atlantic City Convention Center. For more than the last five years, Mr. Taj has led NGTV programming, talent acquisition, production, business development, content licensing from artists and labels, as well acting as the creative director and development director of the NGTV premium channel.
      Mr. Jay Vir. Mr. Vir became our Co-President and was elected to our board of directors at the inception of the company in 2000. Mr. Vir has been a media executive since 1996, and has an extensive background and network of relationships in the cable television, music and entertainment industries. Prior to NGTV he consulted and spearheaded the strategic development, operations, finance and content licensing for MusiTopia, a landmark music and entertainment project, which included media, television, record label and live venue components. He was also a co-founder and CEO of NetInfo, a Microsoft network content partner, and was instrumental in developing a revenue sharing partnership with Microsoft. Prior to 1996 he was a business entrepreneur and a consultant in the media, finance, publishing, technology and automobile industries. For more than the last five years, Mr. Vir had lead NGTV operations, including distribution, marketing, content licensing, corporate and business affairs, programming and broadcast operations. Mr. Vir has also consulted for major US corporations, which include Daily Journal, RJR Nabisco, Nissan and Lockheed. Mr. Vir received his Bachelor’s degree in Electrical Engineering, in 1977, from the Indian Institute of Technology in Bombay and an MBA, in 1979, from the Indian Institute of Management in Calcutta.
      Mr. Richard J. David. Mr. David became our Chief Financial Officer in October 2005. Mr. David joined NGTV as its Vice President of Finance in March 2004. From April, 2002 through March 2004, Mr. David was a consultant with Sunbelt Business Brokers of Beverly Hills, where he consulted with senior management of private companies. Through April 2002, Mr. David was Vice President, Finance and Administration with Simon Marketing, Inc. (“SMI”), a public entity trading on Nasdaq National Market. At SMI, Mr. David was responsible for financial controls, budgets and SEC Filings, as well as operational issues. In addition, Mr. David has performed extensive work consulting with management of mid-level firms on finance, enterprise valuations, mergers and acquisitions. He earned his MBA in Finance and Organizational Development, from Loyola Marymount University, Los Angeles, California, in 1998.
      Mr. Richard Abramson. Mr. Abramson joined NGTV in February 2004, as its Co-Chief Executive Officer and as a director. In July 2004, Mr. Abramson stepped down from this position, but continues to serve as a director and consultant. Mr. Abramson’s successful career spans more than 25 years and several industries. In the film industry, Mr. Abramson has served as Co-Creator, Producer and Executive Producer on numerous films for studios such as Paramount, New Line Cinema, Warner Bros. and Columbia. Mr. Abramson was the personal manager of the character known as Pee-wee Herman. Mr. Abramson was co-creator and producer of Pee-Wee’s Playhouse and Pee-Wee’s Big Adventure for Warner Brothers and Executive Producer of BIG-TOP PEE-WEE for Paramount. In 2001, Mr. Abramson became Chairman of EastWest Resort Development Corporation, a real estate development company. Since 2004, Mr. Abramson has been managing member of SAB 1, LLC, an entertainment services company. SAB 1, LLC is co-owned with Mr. Gene Simmons, Chairman of our board.

      Mr. Al Cafaro. Mr. Cafaro was elected to our board of directors in October 2000. Mr. Cafaro also acts as our strategic advisor in the area of music. He is a well-respected music industry veteran, now in his third decade in the music business. He held the position of Chairman and CEO of A&M Records form 1996 to 1999. Mr. Cafaro joined A&M Records in 1976 as the regional promotion representative in North and South Carolina. In 1987, he was named Vice President of Promotion and relocated to A&M’s home base in Los Angeles. Thereafter, he was promoted to Senior Vice President and eventually to General Manager of the label. In 1990, Mr. Cafaro was appointed President & CEO of the company and, in 1996 he was promoted to the position of Chairman and CEO of A&M Records. Mr. Cafaro also served on the board of Radio Industry Association of America from 1990-1999. From 1999 through 2002 Mr. Cafaro worked as an individual consultant in the music industry for various clients. In 2002, Mr. Cafaro formed Metropolitan/ Hybrid Recordings, a small record company with 6 contemporary artists and a concert promotion company promoting music shows in the northeastern region of the United States, which he continues to manage.
      Mr. Patrick Dovigi. Mr. Dovigi was elected to our board of directors in February 2004. Mr. Dovigi graduated from Ryerson University in Toronto, Canada in 2000 with a degree in Business Management. Prior to that he was employed by both the Edmonton Oilers and the Detroit Red Wings Organization of the National Hockey League (NHL) as a Professional Hockey player. From 2002 through 2004 Mr. Dovigi was Vice President of Brovi Investments. Since September 2004, he has also been President of Waste Excellence Corporation, a company involved in Municipal Waste and Recycling Transfer Stations. From 1999 through January 2002, Mr. Dovigi was Vice President of Right Lease, a construction equipment and automotive leasing company.
      Mr. Andrew A. De Francesco. Mr. De Francesco was appointed to our board of directors on May 2, 2006. From September 2005 to the present he has been the President of Apollo Limited Partnership, a private Canadian hedge fund. Prior to that, since September 2001, he was the Managing Partner of Standard Securities Capital Corp., a Canadian investment boutique. From February 2001 to September 2001, he served as Vice President of Canaccord Capital, a Canadian brokerage firm. Over the last ten years, he has been involved in capital raising activities for small cap companies in the United States and Canada. He is a graduate of Western Ontario University and he has successfully completed the Canadian Securities Course and the Partners, Directors and Officers exams under Canadian securities laws.
      Mr. John Burns. John Burns has over 20 years experience in the cable and satellite industries and for more than the past 5 years he has served as the CEO of The Burns Group, a consulting firm specializing in cable network and interactive services, whose clients have included Sony Television, the Game Show Network, Columbia Tri-Star International Television, Wisdom Networks, The Parenthood Channel and Gemstar International. Previously, Mr. Burns held the position of President, Distribution for the ABC Family Channel where he oversaw the Affiliate Sales and Marketing efforts, as well as Local Ad Sales. From 1981 to 1992, Mr. Burns worked with Viacom’s Showtime Networks, where he held numerous marketing and sales positions, last serving as Senior Vice President, Affiliate Sales and Marketing. Thereafter, John was Executive Vice President, Sales and Marketing, and subsequently named President of StarSight Telecast, Inc., where he formulated the business plan and all marketing, sales, distribution, engineering, product planning and development strategies for the world’s first interactive on-screen television navigation system. He holds a Bachelor’s Degree from Guilford College and earned a JD from the University of North Carolina, Chapel Hill. Mr. Burns served as our Chief Executive Office for the period April 10, 2006 through May 16, 2006.
Legal Matters Concerning Certain Members of our Management
      On August 19, 2005, Mr. Al Cafaro, one of our directors, filed a petition for bankruptcy protection under Chapter 7 of the United States Bankruptcy Code. The petition was filed in the United States Bankruptcy Court for the Southern District of New York, as case number 05-16684. The case is pending and no order of discharge has been entered. The case relates solely to Mr. Cafaro’s personal financial affairs and assets.

Executive Compensation
      The following table sets forth information concerning the total compensation that we have paid or accrued on behalf of our Chief Executive Officer and other officers with annual compensation exceeding $100,000 (collectively, the “named executive officers”) during the fiscal years ending December 31, 2003, 2004 and 2005.
SUMMARY COMPENSATION TABLE

		Annual Compensation			Restricted	Securities
				Other Annual	Stock	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation	Awards($)	Options(#)	Compensation

Allan Brown*(a)	2005	240,000
Former Chief Executive Officer	2004	212,000			881,929	98,175
	2003
Jay Vir*(b)	2005	302,580
President	2004	295,200
	2003	288,000			149,999
Kourosh Taj*(c)	2005	252,150
President	2004	246,000
	2003	240,000			79,999
Richard David*(d)	2005	185,962			10,804	43,048
Chief Financial Officer	2004	133,846
	2003
Paul Allen	2005	186,923
Vice President, Post Production	2004	143,308
	2003
Al Cafaro(e)	2005			50,000		25,829
Director	2004
	2003

*	These executives are covered by employment agreements which are discussed elsewhere in this prospectus.

(a)	Mr. Brown’s employment with the company as Chief Executive Officer was terminated effective February 12, 2006 and he resigned from our board of directors effective February 27, 2006. There are no severance or other payments, or stock options or issuances, presently due Mr. Brown in connection with his departure from the company. In February 2004, an entity controlled by Mr. Brown was provided with a consulting arrangement and paid $310,000 for marketing services. The contract was subsequently canceled on October 28, 2004. In February 2004, Mr. Brown converted $50,000 of debt that we owed to him into 242,100 shares of common stock; the net benefit to Mr. Brown, based on fair market value of the stock and related options at the time, was $881,929. In addition, in February 2004, Mr. Brown was awarded 98,175 sub-penny options to purchase common stock, all of which were exercised as of December 31, 2005. As of December 31, 2005, all of Mr. Brown’s outstanding options have been exercised and he maintains a total of 320,088 shares of common stock, after the assignment of certain shares to a non-related party.

(b)	In 2005, Mr. Vir was provided with sub-penny warrants to purchase common stock, in connection with outstanding debt that we owed to him. During that year, 280,173 warrants were issued to him, which, based on the Black-Scholes option pricing model at the time that the warrants were issued, were estimated to be valued at $170,759. In 2003, Mr. Vir was awarded 322,859 shares of common stock, worth $149,999, based on fair market value at the time of the award. As of December 31, 2005, Mr. Vir holds a total of 857,230 shares of common stock.

(c)	In 2005, Mr. Taj was provided with sub-penny warrants to purchase common stock, in connection with outstanding debt that we owed to him. During that year, 126,061 warrants were issued to him, which, based on the Black-Scholes option pricing model (minimum pricing method) at the time that the warrants were issued, were estimated to be valued at $76,831. In 2003, Mr. Taj was awarded 172,191 shares of common stock, worth $79,999, based on fair market value at the time of the award. As of December 31, 2005, Mr. Taj holds a total of 461,835 shares of common stock.

(d)	In 2005, Mr. David was awarded 17,084 shares of common stock worth $10,804 based on fair market value of the stock at the time of the award. Additionally, Mr. David was provided with 43,048 options under our Equity Incentive Plan, at a strike price of $2.59 per share. Approximately 44% of these options are vested at December 31, 2005.

(e)	In 2000, the company entered into a consulting agreement with Mr. Cafaro, a director, whereby he earned a maximum of $10,000 per month, in connection with his services to the company, including, but not limited to those services required of him as a director. Compensation accrued under this agreement has been negotiated to a lesser amount, in conjunction with the agreement being modified to include a monthly fee of $4,000, plus expenses, due to Mr. Cafaro in exchange for his services as a director. In December 2005, we agreed to pay Mr. Cafaro $50,000 for past services, with an additional $50,000 to be paid to him upon the achievement of certain financing thresholds. Additionally, Mr. Cafaro was awarded a ten-year option to purchase 25,829 shares of the company’s common stock, at $2.59 per share. Mr. Cafaro will continue to earn $4,000 per month as a director.

Director Compensation
      We do not have a plan pursuant to which members of our board of directors are compensated and members of the board of directors do not receive cash compensation or equity for their services on the board of directors; except for Mr. Al Cafaro who receives $4,000 per month under the terms of his letter agreement with the company, and received an option to purchase 25,829 shares of common stock at an exercise price of $2.59 per share. Mr. Cafaro’s option was issued to him on November 22, 2005, is fully vested and is exercisable for a period of 10 years.
Employment and Consulting Agreements With Executive Management and Directors
      Mr. Gene Simmons. Mr. Simmons entered into a consulting and license agreement (the “Agreement”) with the company dated February 12, 2004. The Agreement expired on February 12, 2006, and is in the process of being extended. Under the Agreement, Mr. Simmons is entitled to an option to purchase 98,175 shares of NGTV stock, at a price per share of $.0232 (the “Option”), which has been fully exercised. Under the Agreement, Mr. Simmons is also entitled to a reimbursement for reasonable and necessary business and entertainment expenses incurred by him in connection with performing his duties, including, without limitation, expenses for business development, business or first class travel, meals, first class accommodations, and related expenditures.
      The Agreement provides for early termination by Mr. Simmons at any time, without good reason. The Agreement also calls for early termination by Mr. Simmons for good reason at any time upon the material breach of the Agreement without cause by NGTV, or upon the breach of material representations and warranties forming part of the Common Stock Purchase Agreement between NGTV and Gene Simmons LLC, a limited liability company wholly owned by Mr. Simmons dated February 12, 2004.
      The Agreement also contains provisions relating to Mr. Simmons’ obligation to maintain the confidentiality of information that is confidential and proprietary to the company. In addition the Agreement contains provisions prohibiting competition with the company, solicitation of company employees, and interference with the customer and client relationships of the company. Under the Agreement, the company is obligated to maintain director and officer liability insurance.
      Mr. Kourosh Taj. Mr. Taj was employed as Chief Executive Officer of the company under an executive employment agreement (the “Agreement”) dated July 1, 2003, which expires July 1, 2009 (the “Employment Term”). On February 12, 2004, Mr. Taj’s Agreement was amended to make him Co-President of NGTV (“Amended Agreement”). On April 10, 2006, Mr. Taj’s Agreement was amended to clarify his exclusive control over all creative and artistic aspects of the company’s business and products. Under the Amended Agreement, Mr. Taj is entitled to a base salary of Twenty Thousand Dollars ($20,000) per month during the first twelve (12) months of the Employment Term. Thereafter, effective upon the first day of each subsequent anniversary of the Agreement, Mr. Taj’s base salary increases by 5% over his base salary of the previous year. In addition, Mr. Taj is entitled as a bonus to share in video/ DVD sales, cable and satellite distribution and other ancillary revenues, as follows: (i) $0.10 for each video or DVD sold; (ii) $0.02 for each new subscriber for the NGTV programming plus 2% of the gross revenues derived from domestic cable, satellite, pay-per-view or similar distribution of the NGTV programming, including from our agreement with iN DEMAND; and (iii) 2% of all gross revenues derived from sponsorship or licensing or merchandising. Mr. Taj’s bonus shall accrue and be deferred until such time that the gross proceeds to the company including all distribution, sales and licensing revenues and proceeds from capital raising activities are equal to or exceed Fifteen Million Dollars ($15,000,000). Further, any bonus amounts in excess of 1% of the gross proceeds to the company shall accrue and the company shall defer such payment until the following calendar year. Under the Amended Agreement, Mr. Taj is entitled to a management fee equal to 1% of any gross proceeds derived from the occurrence of a material event (including a sale of the company, but not including a public offering of securities, based on per share valuation of the company in excess of $14.1703 per share. Notwithstanding the foregoing, the proceeds of the recent bridge financings, as well as the proceeds of the unit offering covered by this prospectus, are not to be included in the determination of gross proceeds for the purposes of determining whether there has been gross proceeds in excess of $15,000,000. The Agreement provided Mr. Taj with the right to purchase 172,191 shares of company common stock for a purchase price of $400, which he exercised. Mr. Taj is not entitled under the terms of his Amended Agreement to receive a fee relating to any of the proceeds of this offering.
      Mr. Taj is entitled to reimbursement for reasonable and necessary business and entertainment expenses incurred by him in connection with performing his duties, including, without limitation, expenses for business development, business or first class travel, meals, first class accommodations, and related expenditures.
      The Amended Agreement provides for early termination by NGTV for good cause or without cause. In the event of termination for any reason, NGTV will be entitled to payment of all accrued but unpaid compensation, benefits, and reimbursement expenses. In the event of termination without cause, and in additional to all amounts owning to Mr. Taj, Mr. Taj will be entitled to base salary for the remainder of the Employment Term, including annual increases, and an amount equal to the bonus payments that would have accrued had his employment not been terminated. In the event of termination by either NGTV or Mr. Taj for any reason, Mr. Taj or his estate may require NGTV to repurchase Mr. Taj’s shares of common stock at fair market value.
      The Agreement contains a provision granting Mr. Taj an individual executive producing credit or individual production credit on all programming acquired, released or distributed during the Employment Term. The Agreement also contains a provision whereby Mr. Taj assigns and licenses any intellectual property he generates while employed with NGTV to NGTV and waives any moral rights with respect to such intellectual property.
      The Agreement also contains provisions relating to Mr. Taj’s obligation to maintain the confidentiality of information that is confidential and proprietary to the company. In addition the Agreement contains provisions prohibiting competition with the company, solicitation of company employees, interference with the customer and client relationships of the company. Under the Agreement, Mr. Taj is required to assign to the company all intellectual property developed by him for the company.
      Mr. Jay Vir. Mr. Vir (formerly known as Mr. “Janak Vibhakar”) was employed as President of the company under an executive employment agreement (the “Agreement”) dated July 1, 2003, which expires July 1, 2009 (“the Employment Term”). On February 12, 2004, Mr. Vir’s Agreement was amended to make him Co-President of NGTV (“Amended Agreement”). On April 10, 2006, Mr. Vir’s Agreement was amended to provide Mr. Vir with certain exclusive authority over certain licensing, brand and intellectual property transactions and subject matters. Under the Amended Agreement, Mr. Vir is entitled to a base salary of Twenty Four Thousand Dollars ($24,000) per month during the first twelve (12) months of his employment. Thereafter, effective upon the first day of each subsequent anniversary of the Agreement, Mr. Vir’s base salary increases by 5% over his base salary of the previous year. In addition, Mr. Vir is entitled as a bonus to share in video/ DVD sales, cable and satellite distribution and other ancillary revenues, as follows: (i) $0.10 for each video or DVD sold; (ii) $0.02 for each new subscriber for the NGTV programming plus 2% of the gross revenues derived from domestic cable, satellite, pay-per-view or similar distribution of the NGTV programming, including from our agreement with iN DEMAND; and (iii) 2% of all gross revenues derived from sponsorship or licensing or merchandising. Mr. Vir’s bonus shall accrue and be deferred until such time that the gross proceeds to the company including all distribution, sales and licensing revenues and proceeds from capital raising activities, are equal to or exceed Fifteen Million Dollars ($15,000,000). Further, any bonus amounts in excess of 1% of the gross proceeds to the company shall accrue and NGTV shall defer such payment until the following calendar year. Notwithstanding the foregoing, the proceeds of the recent bridge financings, as well as the proceeds of the unit offering covered by this prospectus, are not to be included in the determination of gross proceeds for the purposes of determining whether there has been gross proceeds in excess of $15,000,000. Mr. Vir is also entitled to purchase 322,858 shares of NGTV Common Stock, no par value, for a purchase price of $750, which he has exercised. Mr. Vir is entitled to a management fee equal to 1% of any gross proceeds derived from a material event, (including a sale of the company, but not including a public offering of securities, based on per share valuation of the company in excess of $14.1703 per share). Mr. Vir is not entitled under the terms of his Agreement to receive a fee relating to the proceeds of this offering.
      Under the Amended Agreement, Mr. Vir is entitled to a reimbursement for reasonable and necessary business and entertainment expenses incurred by him in connection with performing his duties, including, without limitation, expenses for business development, business or first class travel, meals, first class accommodations, and related expenditures.
      The Amended Agreement provides for early termination by NGTV for cause or without cause. In the event of termination for any reason, Mr. Vir will be entitled to payment of all accrued but unpaid compensation, if any, benefits, and reimbursement expenses. In the event of termination without cause, and in additional to all amounts owning to Mr. Vir, Mr. Vir will be entitled to base salary for the remainder of the Employment Term, including annual increases, and an amount equal to the bonus payments that would have accrued had his employment not been terminated. In the event of termination by either NGTV or Mr. Vir for any reason, Mr. Vir or his estate may require NGTV to repurchase Mr. Vir’s shares of common stock at fair market value. The Agreement contains a provision granting Mr. Vir an individual executive producing credit or individual production credit on all programming acquired, released or distributed by NGTV during the Employment Term. The Agreement also contains a provision whereby Mr. Vir assigns and licenses any intellectual property he generates while employed with NGTV to NGTV and waives any moral rights with respect to such intellectual property, as the term is defined in the Agreement.
      The Agreement also contains provisions relating to Mr. Vir’s obligation to maintain the confidentiality of information that is confidential and proprietary to the company. In addition the Agreement contains provisions prohibiting competition with the company, solicitation of company employees, and interference with the customer and client relationships of the company.
      Mr. Richard J. David. Mr. David is employed as a Senior Vice-President and Chief Financial Officer of the company under an executive employment agreement (the “Agreement”) dated March 14, 2005, which expires March 14, 2007 (the “Term”). Under the Agreement, Mr. David is entitled to a base salary of One Hundred and Eighty Thousand Dollars ($180,000) per annum. No later than March 13, 2006, Mr. David’s salary shall be reviewed and increased as warranted, but by no less than 5%. Mr. David is entitled to receive bonuses at the discretion of management, and the company has acknowledged that a bonus of Fifty Five Thousand Dollars ($55,000) was due and payable as of the date of the Agreement. One half of that bonus was paid on December 15, 2005 and the balance will be paid May 15, 2006. Mr. David is entitled to options to acquire shares of NGTV common stock pursuant to the terms of NGTV’s Equity Incentive Plans, or other means available, subject to terms detailed in the Agreement. Thereunder, Mr. David was awarded an option to purchase 43,048 shares of common stock at an exercise price of $2.59 per share. The Agreement also provides for early termination by NGTV for good cause or without cause. In the event that Mr. David is terminated by NGTV without cause, Mr. David is entitled to severance pay in the amount of the lesser of one year’s salary owed under the Term, plus any accrued vacation and unpaid compensation, bonuses, and other reimbursements, as well as any and all unissued stock options to be granted under the Agreement, or the remaining balance of his base salary plus any accrued vacation and unpaid bonuses and other reimbursements, as well as any and all unissued stock options to be granted under the Agreement.
      Mr. Richard Abramson. Mr. Abramson entered into a Consulting Agreement with the company dated as of July 28, 2004 (the “Agreement”). The Agreement expired on February 11, 2006, and is in the process of being extended. Under the Agreement, Mr. Abramson is entitled to monthly compensation of Twenty Thousand Dollars ($20,000). Mr. Abramson was granted an option for 98,175 shares of NGTV Common Stock at a price per share of $0.0232. All such options have been fully exercised and 98,175 shares were issued to him upon exercise. Mr. Abramson is entitled to reimbursement for reasonable and necessary business and entertainment expenses incurred by him in connection with performing his duties. The Agreement provides for early termination by Mr. Abramson or the company at any time without cause. The Agreement also contains provisions relating to confidentiality, non-competition, non-solicitation, and non-interference. The Agreement also includes an express obligation by the company to indemnify, defend and hold harmless Mr. Abramson from any claims or other liabilities other than those arising from his own gross negligence, intentional misconduct, or knowing violation of the law.
      Mr. Al Cafaro. On November 1, 2005, we entered into an Agreement with Mr. Al Cafaro, our director, to memorialize the terms upon which will we compensate him for his services as a director (the “Agreement”). The Agreement provides that in consideration of his services as a director, he will be entitled to receive a monthly retainer of $4,000, subject to his attendance at meetings of our board of directors. He will also be granted an option to purchase 25,829 shares of common stock that will have an exercise price equal to the fair market value on the date of the grant, as determined by our board. Mr. Cafaro’s expenses as a director will be reimbursed in accordance with our expense reimbursement policy as in effect from time to time. The Agreement also provides for compensation on account of past services to the board, as follows: for the year 2004, we have paid $10,000 and accrued fees of $50,000; and for the year 2005, we have accrued $50,000 of fees. The total accrued compensation of $100,000 shall be paid upon the successful completion of certain capital raising activities including this offering of units.
Pending Agreements
      We have extended an offer to Mr. Cafaro to become our Chief Operating Officer. Mr. Cafaro has accepted the offer contingent on reaching a mutually acceptable form of employment agreement. We anticipate that such agreement and Mr. Cafaro’s service as our Chief Operating Officer will be effective prior to the completion of the unit offering.
      We are presently negotiating for the extension of our agreements with Mr. Simmons and Mr. Abramson. We anticipate that such agreements will be effective prior to the completion of the unit offering.
Agreement with Capital Growth Financial, LLC to Nominate an Advisor or Representative to our Board of Directors
      For a period of five years after the date of this prospectus, we have agreed to engage a designee of the representative as an advisor to our board of directors where the advisor shall attend meetings of the board, receive all notices and other correspondence and communications sent by us to members of our board of directors and receive compensation commensurate with other non-officer directors, excluding the chairman of our audit committee. In addition, the advisor will be reimbursed for expenses incurred in attending any meeting. The representative’s designee as an advisor to our board of directors will have no duties, rights or powers of a director. In lieu of the representative’s right to designate an advisor to our board, the representative shall have the right during the five-year period after the date of this prospectus, in its sole discretion, to designate one person for election as a director to our board of directors, who we have agreed to use our best efforts to cause to be elected, and who shall be entitled to receive the same expense reimbursements and other basic benefits as any other non-employee director and shall have the same duties, rights and powers as other directors on our board.
      We will indemnify and hold such advisor or director harmless against any and all claims, actions, damages, costs and expenses, and judgments arising out of the services rendered by such advisor or director, to the same extent as we indemnify our other directors, and, if we maintain a liability insurance policy affording coverage for the acts of our officers and directors, we shall, if possible, include such advisor or director as an insured under such policy.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
      On July 1, 2003, we issued 322,858 shares of restricted common stock to Mr. Jay Vir, our Co-President and a director, for a cash purchase price of $750, or $0.0023 per share. At the time of issuance, we believe that the fair market value per share was $0.465. Accordingly, we recognized compensation expenses related to this transaction of $149,999. All certificates for the shares contain a restrictive legend.
      On July 1, 2003, we issued 172,191 shares of restricted common stock to Mr. Kourosh Taj, our Co-President and a director, for a cash purchase price of $400, or $0.0023 per share. At the time of issuance, we believe that the fair market value per share was $0.465. Accordingly, we recognized compensation expenses related to this transaction of $79,999. All certificates for the shares contain a restrictive legend.
      On February 12, 2004, we issued 242,100 shares of restricted common stock to each of Gene Simmons LLC, Richard Abramson LLC, and Mr. Allan Brown (our former Chief Executive Officer and director), in consideration of cancellation of loans previously made to us in the aggregate of $150,000. Gene Simmons LLC is a limited liability company wholly owned by Mr. Gene Simmons, a director and Chairman of the Board. Richard Abramson LLC is a limited liability company wholly owned by Mr. Richard Abramson, a director. These shares were issued at an equivalent of $0.2065 per share. At the time of issuance, we believe that the fair market value per share was $2.481. Accordingly, we recognized a loss on conversion of debt related to this transaction of approximately $1,652,000. All certificates for the shares contain a restrictive legend.
      On February 12, 2004, the Registrant granted 98,175 options to each of Mr. Gene Simmons, Mr. Richard Abramson and Mr. Allan Brown, all directors of our company at the time of grant, with vesting over 24 months and exercise prices of $0.0232 per share. The options were granted in consideration of each individual’s agreement to serve on our board of directors. The options were also granted in consideration of an Executive Employment Agreement entered into as of February 12, 2004 with respect to Mr. Allan Brown (which has since terminated) and Mr. Richard Abramson, and in consideration of a Consulting and Licensing Agreement with respect to Mr. Gene Simmons. The options were fully exercised by each person as follows: 36,816 were exercised on December 7, 2004, 16,362 were exercised on April 28, 2005, and 44,997 were exercised on September 16, 2005. We issued shares of our common stock pursuant to the foregoing option exercises on the dates indicated. We recorded compensation expense of $482,576 over the vesting period of Mr. Brown’s and Mr. Abramson’s options, based on the difference between the exercise price and our estimated fair value of the underlying shares of $2.458 on the date of grant. We will record professional fees expense approximating $241,288 over the vesting period of Mr. Simmons’ options, based on the Black-Scholes option pricing model.
      In February 2004, we entered into a consulting agreement for marketing services with SMS, an entity majority owned and operated by our former chief executive officer, Mr. Allan Brown. During 2004 we paid SMS an aggregate of $310,000 in fees for services rendered. In October 2004, when it was determined that marketing services would be premature at that time, we terminated the agreement. No other amounts are due or owing to SMS.
      In September 2005, we offered three-year promissory notes (the “September Note Offering”) with warrants. A total of $2,191,768 in notes were issued in connection with the September Note Offering to six investors including Jay Vir, our Co-President and a director, in the principal amount of $792,263; Mr. Kourosh Taj, our Co-President and a director, in the principal amount of $353,254; and SAB 1 LLC, an entity owned and controlled by Mr. Gene Simmons, our chairman of the board, Mr. Allan Brown, our former chief executive officer and director and Mr. Richard Abramson, a director, in the principal amount of $550,000. A total of 280,171 warrants were issued to Mr. Vir, 126,060 were issued to Mr. Taj and 92,257 were issued to SAB 1 LLC, each with an exercise price of $0.0023 per share, all of which were exercised in September and October 2005. Accordingly no warrants remain outstanding under the September Note Offering. Since the offering consisted of the conversion of prior indebtedness of the company, there was no new cash invested. A total of $2,023,723 of prior debt plus $168,045 of accrued interest was converted into new notes under the September Note Offering. We believe that the fair market value per share was $0.6096 (based on the Black-Scholes option pricing model. For debt modifications deemed to be extinguishments, we recognized a loss on extinguishment totaling $357,750. For debt modifications not deemed to be extinguishments, we recorded a debt discount totaling $47,870.
      On September 23, 2005, we issued 17,084 shares of common stock to Richard David, our Chief Financial Officer, as compensation for services rendered. We determined that the value of the services provided was approximately $10,804 and we recognized compensation expense in that amount. All certificates for the shares contain a restrictive legend.
      On October 12, 2005, promissory notes issued previously to Mr. Gene Simmons in the amount of $593,940, Mr. Kourosh Taj in the amount of $145,342, and Mr. Jay Vir in the amount of $817,358 were converted into notes substantially identical to the Second Bridge Notes (the “Conversion Notes”). All such Conversion Notes shall convert into units at a 33 1/3 % discount to the public offering price, as described elsewhere in this prospectus. The units held by such persons are not registered as part of this prospectus and these individuals are not selling shareholders herein.
      In connection with the Employment Agreement of our Chief Executive Officer dated April 10, 2006, Mr. John Burns, we issued options to Mr. Burns to purchase 325,000 shares of our common stock at $2.70 per share. Of the options, 125,000 are vested immediately, and the balance were to vest over a two year period at the rate of 1/24th per month. A total of 133,333 options were vested prior to Mr. Burns’ termination from the company. No other options will vest in his favor and 191,667 options have been cancelled.
      With respect to each of the foregoing transactions, the transaction prices and values were determined by negotiation between the company and the other parties thereto. Each transaction was approved by the board of directors at the time of each transaction. Management believes that all such transactions were on terms no less favorable to the company than may have been obtained in an arm’s length transaction.
RECENT BRIDGE FINANCINGS
The September Bridge Financing
      On September 28, 2005, the company initiated a private offering of notes in connection with a $1,200,000 bridge financing (the “First Bridge”). Under the terms of the First Bridge, the company issued and sold $1,200,000 of 12% unsecured convertible promissory notes (the “First Bridge Notes”). The First Bridge Notes bear interest at the rate of 12% per annum, and are due and payable June 30, 2006 (the “First Bridge Maturity Date”). The offering was completed on October 26, 2005.
      The First Bridge Notes contain the option to convert the outstanding principal amount of, and any accrued and unpaid interest on, the note into the units to be sold in this offering (the “IPO”) at a conversion price equal to 50% of the price to the public of such units. In lieu of the conversion alternative, the holder may elect to (a) have all principal and any accrued and unpaid interest paid out of the proceeds of the IPO and (b) receive from the company, a five-year warrant (the “IPO Warrant”) to purchase a number of units (identical to the units offered hereby) equal to (1) the outstanding principal amount of the note plus accrued and unpaid interest, divided by (2) the initial unit offering price to the public, exercisable at the offering price to the public.
      The holders of the First Bridge Notes under their terms were required to make their election as to conversion or repayment of the Notes prior to the filing of the registration statement of which this prospectus is a part. The holders of First Bridge Notes in the principal amount of $837,500 have elected to convert their Notes into the units and to have the units registered hereunder. The holders of First Bridge Notes in the principal amount of $362,500 have elected to convert their Notes into the units, but such units are not registered hereunder. Accordingly, 279,171 units covered by this prospectus and offered by the selling security holders arise from the conversion of the First Bridge Notes. The holders of 120,836 units who elected not to be selling security holders under this prospectus are entitled to have their units (or underlying common stock and warrants) registered with the SEC. In addition, all but two such holders are entitled to receive an additional warrant to purchase one half share of common stock.
      In connection with the First Bridge, Capital Growth Financial, LLC, a registered broker-dealer, acted as placement agent. Capital Growth Financial, LLC received a commission equal to 10% of the gross proceeds of that offering ($120,000 commission on the $1,200,000 in gross proceeds), plus reimbursement for actual out-of-pocket expenses in the amount of $17,606.29.

The October Bridge Financing
      On October 13, 2005, the company initiated a private offering of notes in connection with a $6,000,000 bridge financing (the “Second Bridge”). Under the terms of the Second Bridge, the company issued and sold $5,785,000 of 10% unsecured convertible promissory notes (the “Second Bridge Notes”). The Second Bridge Notes bear interest at the rate of 10% per annum, payable monthly, and are due and payable in full on July 31, 2006 (the “Second Bridge Maturity Date”). The offering was completed on January 17, 2006.
      The Second Bridge Notes contain a mandatory conversion feature whereby, in the event that, prior to the Maturity Date, the company completes an initial public offering of securities resulting in gross proceeds of at least $20,000,000 to the company (the “IPO”), the Notes will automatically convert at the effectiveness of the IPO into securities of the type offered in the IPO (the “IPO Securities”) at a 33 1/3 % discount to the initial offering price to the public. The conversion feature of the Second Bridge Notes is mandatory in connection with the IPO. Accordingly, all of the $5,785,000 of Second Bridge Notes issued to investors in the Second Bridge, including all principal and interest accrued thereunder is being converted into units in connection with the company’s offering of the units under this prospectus. 1,153,888 units covered by this prospectus and offered by the selling security holders arise from the conversion of the First Bridge Notes. Holders of 292,362 units elected not to be selling security holders under this prospectus and will be entitled to have their units (or underlying common stock and warrants) registered with the SEC one year after the date of this prospectus. In connection with their election not to include their securities in this offering, such holders are entitled to receive an additional warrant to purchase one half share of common stock.
      In connection with the Second Bridge, Capital Growth Financial LLC, a registered broker-dealer, acted as placement agent.
      Capital Growth Financial LLC received a commission equal to 10% of the gross proceeds of that offering ($578,500 commission on the $5,785,000 in gross proceeds), plus an expense allowance equal to 2% ($115,700) of the gross offering proceeds of the Second Bridge.
Conversion of Prior Indebtedness Into Notes Upon the Same Terms and Conditions as the Second Bridge Notes
      In October 2005, the holders of indebtedness of the company totaling $3,227,619 agreed to convert such indebtedness into notes (the “Conversion Notes”) that will contain substantially the same terms and conditions as the Second Bridge Notes. The Conversion Notes shall convert into units on the same terms and conditions as the Second Bridge Notes. Certain of these former debt holders are named as selling security holders in the Selling Shareholder Table together with the First Bridge and Second Bridge investors who are selling in this offering. The holders of such Conversion Notes include certain officers and directors of the company as follows: Mr. Jay Vir, our Co-President and a member of our board of directors, received a Conversion Note in the principal amount of $817,358 that will convert into 204,340 units; Mr. Kourosh Taj, our Co-President and a member of our board of directors, received a Conversion Note in the principal amount of $145,342 that will convert into 36,336 units; and Gene Simmons received a Conversion Note in the principal amount of $593,940 that will convert into 148,485 units. In addition, $404,738 of indebtedness due to Richardson & Patel LLP, the company’s counsel, was converted into Conversion Notes on the same terms as the other holders and will convert into 101,185 units. None of the selling security holders covered by this prospectus are directors or officers, or entities controlled or owned by directors and officers, of NGTV. The foregoing assumes an initial public offering price of $6.00 for the units.
Treatment of Units held by Persons other than the Selling Security Holders
      The holders of the First and Second Bridge Notes and the Conversion Notes were given the option to have their units included in the registration statement of which this prospectus is a part and to be named as selling security holders therein. In lieu of selling such units to the underwriters, any holder who opted to not participate as selling security holder in this prospectus, was granted (a) a warrant to purchase one half of one share of common stock at an exercise price to be equal to the exercise price of the public warrants, and (b) registration rights to have such units and the securities (the common stock, and common stock underlying the warrants) underlying such units registered by the company one year after the date of this prospectus, to the extent such securities are not available for resale under Rule 144.
2006 Debt Financing
      In April 2006, the company initiated a private secured debt financing in order to sustain operations pending the completion of the offering described in this prospectus (the “Debt Financing”). In connection with the Debt Financing, the company issued and sold 10% Senior Secured Promissory Notes in the principal amount of $3,500,000 (the “Secured Notes”), and issued to each holder of a Secured Note a Warrant to Purchase Common Stock (the “Debt Warrants”). The Notes accrue interest at the rate of ten percent (10%) per annum and are due and payable on the earlier of (i) the completion of the unit offering described in this prospectus, or (ii) the first anniversary of the date of issuance. The Notes are secured by a lien on substantially all of the assets of the company. The lien will be released upon payment in full of the Notes at the completion of the offering described in this prospectus. The Debt Warrants entitle the holders to purchase up to 875,000 shares of common stock (assuming the unit offering is completed on or before August 13, 2006) at a price per share equal to (i) two-thirds of the per unit price to the public if the offering of units is completed on or before August 13, 2006, or (ii) one-half of the per unit price to the public if the offering of units is completed after August 13, 2006. Accordingly, based on an assumed offering price of $6.00 per unit, the Debt Warrants would either be exercisable for $4.00 per share, or $3.00 per share, based on the time the offering of units is completed. The Debt Warrants are exercisable for five years from the date of issuance.
      The common shares underlying the Debt Warrants are entitled to registration rights in favor of the holders, requiring the company to register the shares (i) on demand, at any time after 180 days following the date hereof (or the completion of the offering of the units), or (ii) as part of any other registration statement the company may file, other than registrations of stock for the purpose of registering employee stock options, purchase, bonus or other benefit plans.
      In connection with the Debt Financing, Capital Growth Financial, LLC, a registered broker-dealer, acted as placement agent.
      Capital Growth Financial, LLC received a commission equal to 10% of the gross proceeds of the placement ($350,000 commission on the $3,500,000 in gross proceeds), plus an expense allowance equal to 2% ($70,000) of the gross offering proceeds of the Debt Financing.
SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth information as of May 31, 2006 as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the security and percentage ownership of each of our executive officers and directors and of all of our officers and directors as a group.
      Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities. The number of shares shown as beneficially owned in the tables below are calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each shareholder identified in the table possesses sole voting and investment power over all of the shares of common stock shown as beneficially owned by the shareholder.
      The address for each of the persons named below is 9944 Santa Monica Boulevard, Beverly Hills, California, 90212, unless otherwise indicated.

      The following table presents beneficial ownership on an actual, pre-offering basis (not assuming the issuance of any units), and on an adjusted post-offering basis, assuming the issuance and sale of all the units (including units not registered in this prospectus), except for the units issuable upon the exercise of the underwriters over-allotment option and the underwriters warrant.

		Amount and			Amount and
		Nature of			Nature of
		Beneficial		Percentage	Beneficial		Percentage
		Ownership		of Class	Ownership		of Class
		Prior to the		Prior to the	After the		After the
		Offering		Offering	Offering		Offering
Name and Address	Title of Class	(a)		(a)	(b)		(b)

Richard Abramson	Common Stock	355,653	(1)	7.1%	355,653	(1)	2%
Allan Brown	Common Stock	320,088		6.4%	320,088		2%
John Burns	Common Stock	133,333	(13)	*	133,333		*
Al Cafaro	Common Stock	64,572	(2)	1.3%	64,572	(2)	*
Richard David	Common Stock	42,912	(3)	*	42,912	(3)	*
Andrew A. De Francesco	Common Stock	—		—	—		—
Patrick Dovigi	Common Stock	—		—	—		—
Gene Simmons	Common Stock	401,781	(4)	8%	698,751	(9)	4.1%
Kourosh Taj	Common Stock	461,834		9.2%	498,170	(10)	2.9%
Jay Vir	Common Stock	857,229		17.1%	1,265,909	(11)	7.4%
BTR Capital Limited(6)	Common Stock	336,505		6.7%	336,505		2%
c/o Ogier Fiduciary Services (Cayman) Limited Queensgate House, 5th Floor 113 South Church Street P.O. Box 1234 GT George Town, Grand Cayman Cayman Islands
Hazelton Capital Limited Partnership(7)	Common Stock	386,470		7.7%	386,470		3%
28 Hazelton Avenue Toronto, Ontario Canada M5R 2E2
Aegon Capital Management Inc.(12)	Common Stock	407,566		8.15%	407,566		2%
300 Consilium Place, 17th Floor Toronto, Ontario Canada M1H 3G2
All directors and officers as a group (9 persons)(5)	Common Stock	2,481,834		48.8%	3,823,038	(8)	22.1%

*	Indicates less than 1%

(a)	Based on a total of 5,000,152 shares of common stock outstanding on May 31, 2006 and prior to the offering of the units and prior to the conversion of notes into units.

(b)	Based on a total of 17,971,589 common shares outstanding including 5,000,152 common shares issued and outstanding and all common shares, and common shares underlying warrants underling the units, issued upon the conversion of the company’s bridge notes and conversion notes, as discussed elsewhere in this prospectus. Also assumes the exercise of all warrants underlying all units, although such warrants may not become exercisable until the units detach, which may not occur prior to 60 days following the date of this prospectus. Does not include the underwriters over-allotment option or any other warrants including the underwriters option, options or convertible securities outstanding, except for any such securities required to be included under Rule 13d-3(d)(1).

(1)	Includes 242,100 shares of common stock owned by Richard Abramson LLC, a Delaware limited liability company, of which Mr. Abramson has a controlling interest and over which Mr. Abramson exercises voting control and control over the disposition of such shares.

(2)	Includes a fully vested option to purchase 38,743 shares of common stock at an exercise price of $2.59 per share. Also includes a fully vested option to purchase 25,829 shares of common stock at an exercise price of $2.59 per share.

(3)	Includes 17,083 common shares owned, plus vested options to purchase 25,829 shares of common stock at an exercise price of $2,59 (total option to purchase 43,048 shares of common stock, currently 60% vested; as such, current holding is an option to purchase 25,829 shares of common stock).

(4)	Includes 242,100 shares of common stock owned by Gene Simmons LLC, a Delaware limited liability company, of which Mr. Simmons has a controlling interest and over which Mr. Simmons exercises voting control and control over the disposition of such shares.

(5)	Includes 64,572 shares underlying an option to purchase common shares owned by Mr. Cafaro. (See Note 2 above). Also includes shares underlying an option to purchase common shares owned by Mr. David. (See Note 3 above).

(6)	Includes 14,172 common shares and a warrant to purchase 11,848 common shares owned by BTR Global Growth Trading Limited (“BTR Growth”), a Cayman Islands company. Includes 218,405 common shares owned by BTR Global Arbitrage Trading Limited (“BTR Arbitrage”), a Cayman Islands company. Also includes 92,080 common shares owned by BTR Global Opportunity Trading Limited (“BTR Opportunity”), a Cayman Islands company. BTR Growth, BTR Arbitrage and BTR Opportunity are owned and ultimately controlled by BTR Capital Limited, a Cayman Islands company. BTR Growth, BTR Arbitrage and BTR Opportunity are advised by a common investment advisor. BTR Capital Limited disclaims beneficial ownership of the common shares owned by BTR Growth, BTR Arbitrage and BTR Opportunity. Mr. Danny Guy exercises voting and investment control over the shares held by BTR Growth and BTR Opportunity Funds. Mr. Brad White exercises voting and investment control over BTR Arbitrage Fund.

(7)	Hazelton Capital Limited Partnership is an Ontario, Canada registered limited partnership. Hazelton Capital Ltd., an Ontario, Canada company, is the general partner of Hazelton Capital Limited Partnership. Mr. Emlyn David exercise voting and investment control over the shares held by Hazelton Capital Limited Partnership.

(8)	Includes 64,572 shares underlying an option to purchase common shares owned by Mr. Cafaro. (See Note 2 above). Also includes 20,687 shares underlying an option to purchase common shares owned by Mr. David. (See Note 3 above).

(9)	Includes 296,970 common shares and common shares underlying warrants which comprise the units owned by Mr. Simmons, which units are not included in this prospectus.

(10)	Includes 72,672 common shares and common shares underlying warrants which comprise the units owned by Mr. Taj, which units are not included in this prospectus.

(11)	Includes 408,680 common shares and common shares underlying warrants which comprise the units owned by Mr. Vir, which units are not included in this prospectus.

(12)	Mr. Mark Johnson exercises voting and investment control over the shares held by Aegon Capital Management.

(13)	Includes 133,333 shares underlying vested options exercisable at a price of $2.70 per share. The options will expire on August 23, 2006.

SELLING SECURITY HOLDERS
      The following table provides certain information with respect to the selling security holders’ beneficial ownership of our securities as of the date of this prospectus. The selling security holders will sell their units to the underwriters pursuant to the terms of the underwriting agreement and as described elsewhere in this prospectus. The table below assumes that the selling shareholders will sell all units owned by them and covered by this prospectus. Except as indicated, none of the selling security holders are or were affiliated with registered broker-dealers.
      The table has been presented to reflect the number of shares of common stock beneficially owned by each selling security holder based upon (a) the number of shares of common stock underling the units to be owned by such holder, plus (b) the number of shares of common stock underlying each public warrant underlying the units to be owned by such holder, notwithstanding that such warrants will not become exercisable until at least 60 days following the date of this prospectus. The information in the table assumes a public offering price of $6.00 per unit. The information in this table does not reflect the over-allotment option or the underwriters option.
      Certain holders in this table own units which are registered in this prospectus (the “Registered Units”) and units which are not registered in this prospectus (the “Unregistered Units”). Each Registered Unit consists of one share of common stock and one warrant to purchase one half share of common stock. Each Unregistered Unit consists of one share of common stock and two warrants each to purchase one half share of common stock. Holders of both types of units are indicated with a (#) and their beneficial ownership reflects the underlying common stock of both types of units.

	Number of				Number of
	Shares of			Number of	Shares of
	Common Stock	Percentage of		Shares of	Common Stock	Percentage of
	Beneficially	Common	Number of	Common Stock	Beneficially	Common
	Owned	Stock Owned	Units	Underlying	Owned	Stock Owned
	Prior to the	Prior to the	Being	Units Being	After the	After the
Name	Offering(1)	Offering(2)	Offered(3)	Offered(4)	Offering (5)	Offering (6)

Almiron Finance Corp(24)	93,750	*	62,500	93,750	—	—
Andan, Ltd(25)	18,750	*	12,500	18,750	—	—
Katherine Baldwin	11,250	*	7,500	11,250	—	—
Luis Henrique Ball	56,250	*	37,500	56,250	—	—
Tim Barham	18,750	*	12,500	18,750	—	—
Mark and Anne Bilawsky, JTTEN	9,375	*	6,250	9,375	—	—
Scott Buckner	18,750	*	12,500	18,750	—	—
Brant Cali	93,536	*	50,877	76,316	8,610	*
Alfonso Campalans	18,750	*	12,500	18,750	—	—
Capital Growth Equity Fund I, LLC(7)	50,001	*	33,334	50,001	—	—
Robert F. Converse	18,750	*	12,500	18,750	—	—
DCI Master LDC (26)	25,001	*	16,667	25,001	—	—
Denton Business, Inc(27)	100,001	*	66,667	100,001	—	—
Earnco MPPP(28)	18,750	*	12,500	18,750	—	—
Moe Engler Revocable Trust UA DTD 7/7/99(29)	9,375	*	6,250	9,375	—	—
Robert A. Engler	9,375	*	6,250	9,375	—	—
Richard D. and Luanne C. Fortner, Tenants in Common	37,500	*	25,000	37,500	—	—
Forum Global Opportunities Master Fund LP(8)(#)	328,125	1.91%	93,750	140,625	187,500	1.09%
E. Robert Fraser, Jr.	50,001	*	33,334	50,001	—	—
Front Street Investment Management, Inc(30)	282,235	1.64%	38,456	57,684	224,551	1.31%

	Number of				Number of
	Shares of			Number of	Shares of
	Common Stock	Percentage of		Shares of	Common Stock	Percentage of
	Beneficially	Common	Number of	Common Stock	Beneficially	Common
	Owned	Stock Owned	Units	Underlying	Owned	Stock Owned
	Prior to the	Prior to the	Being	Units Being	After the	After the
Name	Offering(1)	Offering(2)	Offered(3)	Offered(4)	Offering (5)	Offering (6)

Ganderland Corp(40)	187,500	1.09%	125,000	187,500	—	—
RBC Dain Rauscher Custodian FBO Robin Garman, IRA(31)	9,375	*	6,250	9,375	—	—
John L. Giglio	9,375	*	6,250	9,375	—	—
Sanford Greenberg c/f Andrew Greenberg	9,375	*	6,250	9,375	—	—
Sanford Dean Greenberg	9,375	*	6,250	9,375	—	—
Jack Grumet(9)(#)	43,750	*	12,500	18,750	25,000	*
Iraj Hamidi	9,375	*	6,250	9,375	—	—
Natasha Hamidi	18,750	*	12,500	18,750	—	—
Shirin Hamidi	18,750	*	12,500	18,750	—	—
Tania Hamidi	9,375	*	6,250	9,375	—	—
Caroline Haney(10)	272,761	1.53%	24,329	36,494	236,267	1.33%
Edward A. Haymes	25,001	*	16,667	25,001	—	—
Michael Herman	9,375	*	6,250	9,375	—	—
Martin Hodas	18,750	*	12,500	18,750	—	—
Jeff Hollander	75,000	*	50,000	75,000	—	—
Iroquois Master Fund, Ltd.(32)	93,750	*	62,500	93,750	—	—
Jag Multi Investment, LLC(33)	412,500	2.32%	25,000	37,500	375,000	2.11%
Christopher D. Jennings(12)(#)	14,585	*	4,167	6,251	8,334	*
Stephen J. Jesmok, III	18,750	*	12,500	18,750	—	—
Howard Kaye	37,500	*	25,000	37,500	—	—
Kathy R. Kelly	9,375	*	6,250	9,375	—	—
Nathaniel Kramer	56,250	*	37,500	56,250	—	—
David Lopez	18,750	*	12,500	18,750	—	—
Lower East Capital Partners(34)	123,554	*	82,369	123,554	—	—
L.W. Securities, Ltd.(14)(#)	109,375	*	31,250	46,875	62,500	*
Frank and Antonietta Madia, JTTEN	18,750	*	12,500	18,750	—	—
Angelo J. Mancuso, III	18,750	*	12,500	18,750	—	—
Market Cap Partners(35)	9,375	*	6,250	9,375	—	—
Scott Marsh(15)(#)	20,000	*	10,000	15,000	5,000	*
Hasti Marzban	9,375	*	6,250	9,375	—	—
RBC Dain Rauscher Custodian FBO
Jonathan Meyers, IRA(36)	18,750	*	12,500	18,750	—	—
Jonathan and Patricia Meyers, JTTEN	18,750	*	12,500	18,750	—	—
Joel B. Miller and Victoria Miller, JTTEN	25,001	*	16,667	25,001	—	—
Harrison S. Mullin(16)(#)	21,875	*	6,250	9,375	12,500	*
Sylvia A. Naiditch	18,750	*	12,500	18,750	—	—
Tina Newkirk & Clement Sarafin	38,445	*	25,630	38,445	—	—
Newman Family Trust(17)(#)	10,400	*	4,200	6,300	4,100	*

	Number of				Number of
	Shares of			Number of	Shares of
	Common Stock	Percentage of		Shares of	Common Stock	Percentage of
	Beneficially	Common	Number of	Common Stock	Beneficially	Common
	Owned	Stock Owned	Units	Underlying	Owned	Stock Owned
	Prior to the	Prior to the	Being	Units Being	After the	After the
Name	Offering(1)	Offering(2)	Offered(3)	Offered(4)	Offering (5)	Offering (6)

Dennis O’Connor(18)(#)	41,250	*	17,500	26,250	15,000	*
Omicron Master Trust(39)	93,750	*	62,500	93,750	—	—
Milton Podolsky Rev. Living Trust(37)	37,500	*	25,000	37,500	—	—
RFJM Partners, LLC(38)	50,001	*	33,334	50,001	—	—
Richardson & Patel LLP(19)	267,058	1.50%	101,185	151,778	115,280	*
Steven and Felice Sadicario	9,375	*	6,250	9,375	—	—
Mitchell J. Sassower	28,125	*	18,750	28,125	—	—
Barry Shemaria	18,750	*	12,500	18,750	—	—
Dr. Robin L. Smith	37,500	*	25,000	37,500	—	—
Clara Sola	18,750	*	12,500	18,750	—	—
Gerald and Seena Sperling, Tenants in Common	18,750	*	12,500	18,750	—	—
Eric Stanton	63,068	*	34,440	51,660	11,408	*
Ken Stroscher(20)	159,760	*	24,329	36,494	123,266	*
Jonathan Tepper(21)(#)	14,219	*	6,563	9,845	4,374	*
William F. and Susan E. Thompson, JTTEN	18,750	*	12,500	18,750	—	—
Verde Trading Group LLC(22)(#)	100,000	*	50,000	75,000	25,000	*
Robert Weidenbaum	18,750	*	12,500	18,750	—	—
Delaware Charter c/f Richard Winelander	9,375	*	6,250	9,375	—	—
Ralph Wondra(23)(#)	10,938	*	3,125	4,688	6,250	*
Paul Zarcadoolas	50,001	*	33,334	50,001	—	—
Scott A. Ziegler	75,000	*	50,000	75,000	—	—

(1)	The number and percentage of common shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 (except that public warrants underlying the units have been included, notwithstanding that such warrants will not become exercisable until at least 60 days following the date of this prospectus), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any common shares to which each selling security holder has sole or shared voting power or investment power and also any common shares which the selling security holder has the right to acquire within 60 days. Includes shares of common stock, and shares of common stock underlying warrants, held by each holder owning Unregistered Units, as applicable. Does not include any other warrants or options outstanding and does not include any common stock or warrants with respect to the over-allotment option or the underwriters’ warrants. Calculated on a pro forma basis (to reflect the issuance of the Registered Units and the Unregistered Units) totaling 17,779,922 shares issued and outstanding effective at the time of the offering.

(2)	Includes common stock and shares of common stock underlying options and warrants owned by such holder; including shares underlying the Registered Units and the Unregistered Units. Calculated on a pro forma basis (to reflect the issuance of the Registered Units and the Unregistered Units) totaling 17,779,922 shares issued and outstanding effective at the time of the offering.

(3)	The notes held by the selling security holders immediately prior to this offering will be converted to units upon the effectiveness of the registration statement of which this prospectus is a part. Such units are registered hereby unless otherwise indicated as “Unregistered Units” for the purposes of this table. In the event an odd number of units are indicated, the holder also holds an odd number of warrants exercisable for one half share each. For ease of reference only, the numbers listed in columns (1) and (4) have been rounded up to the next whole share for such holders since shares may only be issued as whole shares.

(4)	Includes shares of common stock included in the Registered Units and shares of common stock underlying the public warrants. Does not include shares of common stock underlying any other warrants, options or convertible securities of the company owned by such holder.

(5)	Assumes that all Registered Units will be sold in this offering by each selling security holder. Includes shares of common stock underlying options or warrants owned by such holder, and includes shares of common stock, and shares of common stock underlying warrants, held by each holder owning Unregistered Units, as applicable.

(6)	The number and percentage of common shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any common shares as to which each selling security holder has sole or shared voting power or investment power and also any common shares, which the selling security holder has the right to acquire within 60 days. Includes shares of common stock, and shares of common stock underlying warrants, held by each holder owning Unregistered Units, as applicable. Does not include any other warrants or options outstanding and does not include any common stock or warrants with respect to the over-allotment option or the underwriters option. Assumes that all Registered Units will be sold in this offering by each selling security holder.

(7)	Capital Growth Equity Fund I was an investor in the First Bridge Financing. The manager of Capital Growth Equity Fund I is Capital Growth Investment Fund Advisors, LLC, a Florida limited liability company that is a wholly owned subsidiary of Capital Growth Financial, Ltd. Neither Capital Growth Financial, LLC, or its related persons is a beneficial owner of Capital Growth Equity Fund I; however, Capital Growth Investment Fund Advisors, LLC, would be entitled to receive a contingent profit participation payment, if and when such profits are earned by the Equity Fund. Due to the relationship with Capital Growth Financial, LLC, Capital Growth Equity Fund I is an underwriter under Section 2(11) of the Securities Act of 1933, as amended. The persons that share voting and investment control over these securities are Mr. Michael Jacobs and Mr. Alan Jacobs.

(8)	Includes common shares underlying 93,750 Unregistered Units. The person that exercises voting and investment control over these securities is Mr. J. Jose Pedreira.

(9)	Includes common shares underlying 12,500 Unregistered Units.

(10)	Includes 107,123 shares of common stock, and an option to purchase 129,144 shares of common stock pursuant to the 2000 Equity Incentive Plan at an exercise price of $2.59 per share, and an expiration date of October 25, 2015.

(11)	Omitted.

(12)	Includes common shares underlying 4,167 Unregistered Units. Christopher D. Jennings is Managing Director of Roth Capital Partners, a registered broker dealer. Mr. Jennings purchased the securities owned by him in the ordinary course of business, and at the time of the purchase, Mr. Jennings did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities.

(13)	Omitted.

(14)	Includes common shares underlying 31,250 Unregistered Units. The person who exercises voting and investment control over these securities is Mr. Carlos A. Zacles.

(15)	Includes common shares underlying 2,500 Unregistered Units.

(16)	Includes common shares underlying 6,250 Unregistered Units.

(17)	Includes common shares underlying 2,050 Unregistered Units. The person who exercises voting and investment control over these securities is Mr. Garry Newman.

(18)	Includes common shares underlying 7,500 Unregistered Units.

(19)	Includes 79,734 existing common shares and a warrant to purchase 25,631 shares of common stock. The warrant is exercisable at $7.596 per share with respect to 12,815 shares and $13.926 per share with respect to 12,816 shares. The warrant expires on August 31, 2007. Also includes an option to purchase 12,915 shares of common stock at an exercise price of $2.59 per share, exercisable until October 25, 2015, issued to Mr. Addison Adams, a partner of Richardson & Patel LLP. Richardson & Patel LLP is counsel to the company and has given us an opinion relating to the due issuance of the units, common stock and warrants being registered. Mr. Addison Adams exercises voting and investment control with respect to the options owned by him. Mr. Erick Richardson, Jr., a partner of Richardson & Patel LLP, exercises investment and voting control over the securities owned by Richardson & Patel LLP.

(20)	Includes 103,894 shares of common stock, and an option to purchase 19,372 shares of common stock pursuant to the 2000 Equity Incentive Plan at an exercise price of $2.59 per share, and an expiration date of April 1, 2014.

(21)	Includes common shares underlying 2,187 Unregistered Units.

(22)	Includes common shares underlying 12,500 Unregistered Units.

(23)	Includes common shares underlying 3,125 Unregistered Units.

(24)	The person who exercises voting and investment control over these securities is Mr. Omar Mentesinos.

(25)	The person who exercises voting and investment control over these securities is Mr. Martin Lustgarten.

(26)	The person who exercises voting and investment control over these securities is Mr. Michael Crow

(27)	The person who exercises voting and investment control over these securities is Luis A. Davis.

(28)	The person who exercises voting and investment control over these securities is Mr. Earnest Mathis.

(29)	The person who exercises voting and investment control over these securities is Mr. Moe Engler.

(30)	The persons who exercise shared voting and investment control over these securities are Mr. Marvin Igleman, Mr. Romeo DiBattista and Ms. Catherine Brewer.

(31)	The person who exercises voting and investment control over these securities is Ms. Robin Garman.

(32)	The person who exercises voting and investment control over these securities is Mr. Richard Abbe.

(33)	The person who exercises voting and investment control over these securities is Mr. James Goren. Includes 375,000 shares underlying warrants, assuming an exercise price of $4.00 per share and completion of the unit offering before August 13, 2006.

(34)	The person who exercises voting and investment control over these securities is Mr. Frank Mersh.

(35)	The person who exercises voting and investment control over these securities is Mr. Darren Marsh.

(36)	The person who exercises voting and investment control over these securities is Mr. Jonathan Meyers.

(37)	The person who exercises voting and investment control over these securities is Mr. Milton Podolsky.

(38)	The persons who share voting and investment control over these securities are Mr. Richard Friedman and Mr. Jeff Markowitz.

(39)	The person who exercises voting and investment control over these securities is Mr. Bruce Bernstein.

(40)	The person who exercises voting and investment control over these securities is Mr. Omar G. Camero.
DESCRIPTION OF OUR SECURITIES
Common Stock
      We are authorized by our Amended and Restated Certificate of Incorporation to issue 140,000,000 shares of common stock, no par value. Upon the effectiveness of this offering the units will be traded on the American Stock Exchange under the symbol “NGI.U”. Assuming the units detach into common stock and warrants, and the common stock and warrants trade separately (as described elsewhere in this prospectus), they will trade on the American Stock Exchange under the symbols “NGI” and “NGI.W”, respectively.

      As of May 31, 2006 we had issued and outstanding 5,000,152 shares of common stock. Holders of our common stock are entitled to one vote per share on all matters subject to shareholder vote. If the board of directors were to declare a dividend out of funds legally available therefore, all of the outstanding shares of common stock would be entitled to receive such dividend ratably. We have never declared dividends and we do not intend to declare dividends in the foreseeable future. If our business were liquidated or dissolved, holders of shares of common stock would be entitled to share ratably in assets remaining after satisfaction of our liabilities. No holder of our common stock has any preemptive right to subscribe for any shares of capital stock issued in the future. All of the outstanding shares of common stock are, and the shares offered by us in this offering will be, fully paid and non-assessable.
      Holders of common stock have cumulative voting rights with respect to the election of directors pursuant to the bylaws.
Existing Warrants
      As of May 31, 2006 we have the following warrants to purchase our common stock outstanding:
      On February 15, 2002, in connection with consulting services rendered, we granted a warrant to purchase 21,524 shares of our common stock to Global Media Strategies. The warrant is exercisable at $5.171 per share. The warrant expires in five years on February 15, 2007.
      On October 27, 2004, in connection with a bridge financing, we granted a warrant to purchase 4,305 shares of our common stock to Hunter World Markets, Inc. The warrant is exercisable at $3.136 per share. The warrant expires in five years from the date of the warrant, October 27, 2009. Upon the exercise of the warrant, we will provide piggyback registration rights subject to underwriters’ discretion and customary indemnification agreements with respect to the underlying shares of common stock.
      On October 27, 2004, in connection with a bridge financing, we granted a warrant to purchase 6,458 shares of our common stock to IKZA Holding Corp. The warrant is exercisable at $3.136 per share. The warrant expires in five years from the date of the warrant, October 27, 2009. Upon the exercise of the warrant, we will provide piggyback registration rights subject to underwriters’ discretion and customary indemnification agreements with respect to the underlying shares of common stock.
      On December 23, 2004, in connection with a note in the amount of $150,000, we granted a warrant to purchase 11,848 shares of our common stock to BTR Global Growth Trading Limited. The warrant is exercisable at $7.596 per share. The warrant expires in two years on December 26, 2006.
      On August 31, 2005, in consideration of the settlement of legal fees payable, we granted a warrants to purchase 25,631 shares of our common stock to Richardson & Patel LLP. The warrant is exercisable at $7.596 per share with respect to 12,815 shares and $13.926 per share with respect to 12,816 shares. The warrant expires three years from the date of the issuance of the warrant on August 31, 2007.
      In April and May 2006, in connection with a private secured debt financing (the “Debt Financing”) the company issued and sold 10% Senior Secured Promissory Notes in the principal amount of $3,500,000 and issued to each holder a Warrant to Purchase Common Stock (the “Debt Warrants”). The Debt Warrants entitle the holders to purchase up to 875,000 shares of common stock (assuming the unit offering is completed on or before August 13, 2006 and at an initial price per unit of $6.00) at a price per share equal to (i) two-thirds of the per unit price to the public if the offering of units is completed on or before August 13, 2006, or (ii) one-half of the per unit price to the public if the offering of units is completed after August 13, 2006. Accordingly, based on an assumed offering price of $6.00 per unit, the Debt Warrants would either be exercisable for $4.00 per share, or $3.00 per share, based on the time the offering of units is completed. The Debt Warrants are exercisable for five years from the date of issuance.
Units
      We and the selling security holders will issue and sell 6,032,591 units (or 6,657,591 units if the over-allotment option is exercised by the underwriters), with each unit consisting of one share of our common stock and one warrant (the public warrants) to purchase one half of one share of our common stock. The number of units issued will depend in part upon the final agreed price of the units to the public. See “Recent Bridge Financings” elsewhere in this prospectus. The units will have no rights (i.e., voting, redemption, etc.) independent of the rights existing in the common stock and public warrants that form the unit. Until the units are divided into their separate components of one share of common stock and one warrant, only the units will trade on the American Stock Exchange (assuming our application for listing is approved). The common stock and warrants will initially trade as a unit, until detached, upon 30 days prior written notice from the representative of the underwriters, which shall be determined in its sole and absolute discretion, but in no event less than 60 days immediately following the sooner of the date of this prospectus or the exercise of the over-allotment option. Following the separation of the units, the shares of common stock will trade on the American Stock Exchange and each public warrant will trade separately from the common stock on such exchange (assuming our application for listing is approved). The units will cease to exist at that time.
Public Warrants
      Each unit will consist of one share of common stock and one warrant to purchase one half of one share of common stock. Each warrant to be issued as a part of a unit will entitle the holder to purchase one half of one share of common stock at an exercise price of $3.00 (assuming an initial price of $6.00 per unit)for a period of five years from the date hereof, subject to our redemption rights described below. The warrants will be issued pursuant to the terms of a warrant agreement between the warrant agent, U.S. Stock Transfer Corporation and us. We have authorized and reserved for issuance the shares of common stock issuable on exercise of the warrants. The warrants are exercisable to purchase a total of 3,016,302 shares of our common stock unless the underwriters’ over-allotment option relating to the warrants is exercised, in which case the warrants are exercisable to purchase a total of 3,328,802 shares of common stock.
      The warrant exercise price and the number of shares of common stock purchasable upon exercise of the warrants are subject to adjustment in the event of, among other events, a stock dividend on, or a subdivision, recapitalization or reorganization of, the common stock, or the merger or consolidation of us with or into another corporation or business entity.
      Commencing upon separation of the units into their component common stock and warrants, but no less than four months from the date of this prospectus, and continuing until the expiration of the warrants, we may redeem all outstanding warrants, in whole but not in part, upon not less than 30 days’ notice, at a price of $0.25 per warrant, provided that the average of the closing bid price of our common stock equals or exceeds $8.40 (140% of the offering price of the units) for 10 consecutive trading days preceding our redemption announcement. The redemption notice must be provided not more than five business days after conclusion of the 10 consecutive trading days in which the closing bid price of the common stock equals or exceeds 140% of the offering price of the units. In the event we exercise our right to redeem the warrants, the warrants will be exercisable until the close of business on the date fixed for redemption in such notice. If any warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder thereof will be entitled only to the redemption price. We are not required to redeem the warrants and under certain circumstances we may be prohibited under California law from proceeding with a redemption of the warrants.
      We must have on file a current registration statement with the SEC pertaining to the common stock underlying the warrants in order for a holder to exercise the warrants or in order for the warrants to be redeemed by us. The shares of common stock underlying the warrants must also be registered or qualified for sale, or exempt from such registration or qualification requirements, under the securities laws of the states in which the warrant holders reside. We intend to use our best efforts to keep the registration statement current, but we cannot assure you that such registration statement (or any other registration statement filed by us covering shares of common stock underlying the warrants) can be kept current. In the event the registration statement covering the underlying common stock is not kept current, or if the common stock underlying the warrants is not registered or qualified for sale in the state in which a warrant holder resides, or exempt from such registration or qualification requirements, the warrants may be deprived of any value.
      We are not required to issue any fractional shares of common stock upon the exercise of warrants or upon the occurrence of adjustments pursuant to the equitable adjustment provisions. Warrants may only be exercised for whole shares; accordingly warrants must be exercised in even numbers at the whole share price. The warrants may only be exercised for whole shares and the exercise price is $6.00 for each whole share of common stock. In the event of a purported exercise of one warrant for one half of one share of common stock (or any exercise of an odd number of warrants), we will reject the exercise as to the single or odd warrant and return the exercise price of $3.00 to the holder along with a replacement warrant certificate representing the single warrant.
      The warrants may be exercised upon surrender of the certificate representing such warrants on or prior to the expiration date (or earlier redemption date) of such warrants at the offices of the warrant agent with the form of “Election to Purchase” on the reverse side of the warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price in cash or by official bank or certified check payable to the order of us for the number of warrants being exercised. Shares of common stock issued upon exercise of warrants for which payment has been received in accordance with the terms of the warrants will be fully paid and nonassessable.
      The warrants do not confer on the warrant holder any voting or other rights of our stockholders. Upon notice to the warrant holders, we have the right to reduce the exercise price or extend the expiration date of the warrants. Although this right is intended to benefit warrant holders, to the extent we exercise this right when the warrants would otherwise be exercisable at a price higher than the prevailing market price of the common stock, the likelihood of exercise, and the resultant increase in the number of shares outstanding, may impede or make more costly a change in our control.
Non-Public Warrants Issued in Connection With the Bridge Offerings
      The holders of the First and Second Bridge Notes and the Conversion Notes were given the option to have their units included in the registration statement of which this prospectus is a part and to be named as selling security holders herein. In lieu of selling such units to the underwriters, any holder who opted to not participate as selling security holder in this prospectus, was issued unregistered units identical to the units offered hereby, and granted an additional warrant to purchase one half of one share of common stock at an exercise price to be equal to the exercise price of the public warrants. The warrants issued to those holders (i.e., both the additional warrant and the warrant underlying the unregistered unit) are identical to the public warrants, except for the lack of registration herein and the delay in the company’s redemption right until after registration of such underlying shares. These warrants are subject to redemption upon the same terms and conditions as the public warrants, provided such redemption can only be commenced no less than four months following the registration of the shares underlying the unregistered units, and the shares underlying the non-public warrants (both the additional warrant and the warrant underlying the unregistered unit) on an effective registration statement.
Underwriters Options
      We will sell to the representative of the underwriters on completion of this offering, for a total purchase price of $416, options to purchase 416,667 units identical to the units covered by this prospectus (sometimes referred to as the “Underwriters Options”). The Underwriters Options will be exercisable beginning 180 days after the date of this prospectus at an exercise price of 120% of the price per unit in this offering. The warrants included in the units issuable upon exercise of the Underwriters Options will be exercisable beginning 180 days after the date of this prospectus at an exercise price of 120% of the exercise price of the unit warrant. The Underwriters Options contain anti-dilution provisions providing for appropriate adjustments on the occurrence of certain events and contain customary participatory registration rights and contain cashless exercise provisions (which allow the holder to exercise the option or warrant by surrendering a portion of the warrants underlying it instead of paying cash). We have agreed to register for sale the common stock and warrants issuable upon exercise of the Underwriters Options.
Change of Control Provisions
      Other than the provisions of California law that may be applicable to take over transactions, the company does not have any device, agreement or plan that would have the intended effect of delaying or preventing the attempted take-over or change of control of the company.

SHARES ELIGIBLE FOR FUTURE SALE
      As of May 31, 2006, all of our outstanding common stock is restricted.
      Sales of a substantial number of shares of our common stock in the public markets, or the perception that these sales may occur, could cause the market price of our common stock to decline.
      All of the 6,032,591 units sold in this offering will be freely tradable without restriction under the Securities Act of 1933 unless those units are held by “affiliates,” as that term is defined in Rule 144 under the Securities Act of 1933. Upon detachment, all of the 6,032,591 shares of common stock that comprise the units sold in this offering will be freely tradable without restriction under the Securities Act of 1933 unless those units are held by “affiliates,” as that term is defined in Rule 144 under the Securities Act of 1933. Upon detachment, all of the 6,032,591 public warrants that comprise the units sold in this offering will be freely tradable without restriction under the Securities Act of 1933 unless those units are held by “affiliates,” as that term is defined in Rule 144 under the Securities Act of 1933. All of the 3,016,302 shares of common stock underlying the public warrants will be freely tradable, upon exercise of the public warrants, without restriction under the Securities Act of 1933 unless those shares are held by “affiliates,” as that term is defined in Rule 144 under the Securities Act of 1933. The units will detach into shares of common stock and warrants not less than sixty days after the date of this prospectus or the exercise of the over-allotment option. Upon detachment, the units will cease to exist and the common stock and warrants will trade separately.
      Assuming that no common stock is issued for the payment of dividends and that there is no exercise of options or warrants that are outstanding as of the effective date of this offering (other than the public warrants), 2,526,202 shares of common stock will be subject to contractual lockup agreements with the representative of the underwriters pursuant to which the holders of the shares will agree not to sell their shares for 12 months after the date the Registration Statement, of which this prospectus is a part, first becomes effective, assuming that all directors and officers of the company execute such lockup agreements. The lock up agreements will cover common stock, warrants and options including (a) 2,093,581 shares of our common stock, and (b) 432,621 shares of common stock underlying options. Notwithstanding the foregoing, three of our directors, Mr. Jay Vir, Mr. Gene Simmons and Mr. Kourosh Taj may sell up to 90,000 shares of common stock in the aggregate under Rule 144, in each quarter during which the lock up is in effect, commencing 90 days after the date of this prospectus, or the number of shares permitted under Rule 144(e), whichever is less.
      The remaining outstanding common shares will become eligible for public sale as follows.

Rule 144
      In general, under Rule 144 as currently in effect, so long as a holder has beneficially owned restricted shares for at least one year, beginning 90 days after the date of this prospectus, a person deemed to be our affiliate, or a person holding restricted shares who beneficially owns shares that were not acquired from us or our affiliate within the previous one year, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	1% of the then outstanding shares of our common stock, or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission.
      Sales under Rule 144 are subject to requirements relating to manner of sale, notice and availability of current public information about us. Assuming the date of this prospectus is June 30, 2006, 2,763,173 shares not subject to the Lock Up Agreement may be sold 90 days after the date of this prospectus under Rule 144, of which 2,092,495 may be sold pursuant to Rule 144(k) as described below. Six months after the date of this prospectus, an additional 75,758 shares not subject to the Lock Up Agreement will become available for sale under Rule 144, of which 36,816 may be sold pursuant to Rule 144(k) as described below.

Rule 144(k)
      A person who is not deemed to have been our affiliate at any time during the 90 days immediately preceding a sale and who owned shares for at least two years, including the holding period of any prior owner who is not an affiliate, would be entitled to sell restricted shares following this offering under Rule 144(k) without complying with the volume limitations, manner of sale provisions, public information or notice requirements of Rule 144. Assuming there are Lock Up Agreements with all of our directors and officers, 2,045,938 shares may be sold as of the date of this prospectus under Rule 144(k), assuming the date of this prospectus is June 30, 2006, and an additional 46,557 shares may be sold within 90 days after the date of this prospectus.

Rule 701 and Options
      Rule 701 permits resales of shares in reliance upon Rule 144 but without compliance with some restrictions of Rule 144. Any employee, officer or director or consultant who purchased his shares under a written compensatory plan or contract may rely on the resale provisions of Rule 701. Under Rule 701:

•	affiliates can sell Rule 701 shares without complying with the holding period requirements of Rule 144;

•	non-affiliates can sell these shares in reliance on Rule 144 without having to comply with the holding period, public information, volume limitation or notice provisions of Rule 144; and

•	Rule 701 shares must be held at least 90 days after the date of this prospectus before they can be resold.
      50,582 shares issued and sold under Rule 701 may be sold 90 days after the date of this prospectus, subject to the restrictions above, and those same 50,582 shares are also included in the shares eligible for sale under Rule 144 referenced above. Of such shares eligible for resale under Rule 701, none are subject to lock up agreements with the underwriters.

Registration Statement on Form S-8
      Promptly following the date of this prospectus, we will register up to 1,169,784 shares of common stock under our 2000 Equity Incentive Plan on a Form S-8 Registration Statement, including 493,892 shares underlying currently outstanding but unexercised options granted under the Plan that were granted under Rule 701. All such shares will be freely tradable upon the exercise of the options including all future grants of options or shares under the Plan.

Stock Options and Warrants
      As of May 31, 2006, options to purchase a total of 493,892 shares of our common stock are outstanding, 454,782 of which are vested and exercisable, and warrants to purchase a total of 69,766 shares of our common stock were outstanding, all of which are currently exercisable. Assuming the initial price to the public is $6.00 per share, and this offering is completed before August 13, 2006, then warrants to purchase an additional 875,000 shares of common stock will be outstanding, none of which will be exercisable for one year. Accordingly, the shares underlying these warrants and options may be eligible for sale in the public markets, subject to the restrictions described above. In the alternative, such options may be registered on a Form S-8, as described above.

Lock-up Agreements
      Our officers and directors, who hold a total of 2,093,581 shares of our outstanding common stock, 389,161 units (assuming an initial offering price of $6.00 per unit) unregistered units and options, will agree, pursuant to the underwriting agreement and other agreements, not to sell any of our common stock until 12 months from the date of this prospectus without the prior consent of the representative of the underwriters. Notwithstanding the foregoing, three of our directors, Mr. Jay Vir, Mr. Gene Simmons and Mr. Kourosh Taj may sell up to 90,000 shares of common stock in the aggregate under Rule 144, during any quarter (for three consecutive quarters) commencing 90 days after the date of this prospectus. As a result of these contractual restrictions, notwithstanding possible earlier eligibility for sale under the provisions of Rules 144, 144(k) and

701, 2,482,742 additional shares (not including shares underlying options and warrants) will be available beginning after expiration of the 12 month lock-up period, subject in some cases to certain volume limitations.

Registration Rights

Investor Rights Agreement dated February 12, 2004
      On February 12, 2004, the company raised approximately $6.0 million in capital from the sale of common stock and warrants to purchase common stock to various investors including certain founders and principal shareholders, which together represent an aggregate of 1,799,107 shares of common stock (collectively, the “February Investor Shares”). In connection with the financing, the company entered into an Investor Rights Agreement dated February 12, 2004. Under the Investor Rights Agreement, the company has agreed to use its reasonable best efforts to register such share of common stock held by the February Investors (the “Registrable Securities”) upon the written demand of individual investors or investors owning at least 50% of the Registrable Securities. The demand may be made after the 6-month anniversary of the closing of the company’s initial public offering of securities. These holders have waived their rights to have their shares of common stock included in this prospectus.
      If the Investor intends to distribute the Registrable Securities by means of an underwriting, they shall advise the company; provided that (among other conditions): (a) All investors proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form; and (b) if the underwriter determines that marketing factors require a limitation of the number of securities to be underwritten (including the Registrable Securities) then the number of February Investor Shares may be reduced only if, first, all securities of the company held by the Founders are entirely excluded from the underwriting and registration and then all other securities of the company are entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.
      In addition, the company has agreed to provide certain piggyback registration rights to the holders of the Registrable Securities as provided in the Investor Rights Agreement, which are subject to underwriting limitations as described above and in the Investor Rights Agreement. The company also agreed to cause a Form S-3 registration (or any successor to Form S-3) or any similar short-form registration statement with respect to all or part of the Registrable Securities owned by such investor or investors, in excess of $1 million upon demand six months following the date of this prospectus. The company shall not be obligated to effect any registration (among other conditions): (a) if the amount of securities to be sold pursuant to such registration on Form S-3 is less than $1 million; (b) if Form S-3 is not available for such offering by the investors; (c) if within 30 days of receipt of a written request from any investors, the company gives notice of the company’s intention to make a public offering within 90 days; (d) if the filing of the Form S-3 registration would be detrimental to the company and its shareholders; (e) if the company has already effected 2 registration on Form S-3 for the investors; or (f) in any jurisdiction in which the company would be required to do business.
      The registration obligation of the company set out in the Investors Rights Agreement shall terminate upon the earlier of the following events: (a) the date which is 5 years following the completion of the company’s initial public offering of securities; and (b) the date following the completion of the initial public offering of securities on which each investor holds less than 1% of the then issued and outstanding shares of common stock and such shares may be sold pursuant to Rule 144.

Hunter World Markets, Inc. and IKZA Holding Corp. Warrants
      On October 27, 2004, the company issued warrants to purchase a total 10,762 shares of common of stock to Hunter World Markets, Inc. and IKZA Holding Corp. in relation to a 2004 private offering of securities. These warrants expire October 25, 2009 and none of the warrants have been exercised. The Holders of the warrants have “piggyback” registration rights to have the common shares underlying the warrants included in any registration undertaken by the company, subject to certain limitations applicable to underwritten offerings. The holder of that warrants has waived its registration rights in connection with this offering. The holder of the warrant issued to Hunter World Markets, Inc. has waived its registration rights under the warrant in connection with this offering.

July 15, 2005 Note Offering
      On July 15, 2005, the company entered into a Note and Warrant Purchase Agreement, between the company and the Purchasers referenced therein (the “Purchase Agreement”). Under the Purchase Agreement the company issued and sold an aggregate of $1,003,437 of promissory notes and warrants to purchase 76,239 shares of common stock. The company granted the Purchasers unlimited “piggyback” rights to have the common shares underlying the warrants included in any registration undertaken by the company, subject to certain limitations applicable to underwritten offerings. All warrants issued in connection with the Purchase Agreement have been exercised in full and are reflected in the number of currently outstanding common shares. These holders have waived their rights to have their shares of common stock included in this prospectus.

September 2005 Debt Conversion Transaction
      In September of 2005, the company agreed to convert certain outstanding and past due debts and obligations into newly issued three-year promissory notes plus warrants (the “August Debt Conversion”). A total of $2,191,768 was converted as part of the September Debt Conversion and warrants to purchase 636,160 shares have been issued. The company granted the warrant holders “piggyback” registration rights. These holders have waived their rights to have their shares of common stock included in this prospectus.

Bridge Note Holders
      The holders of the First and Second Bridge Notes and the Conversion Notes were given the option to have their units included in the registration statement of which this prospectus is a part and to be named as selling security holders therein. In lieu of selling such units to the underwriters, any holder who opted to not participate as selling security holder in this prospectus, was granted (a) a warrant to purchase one half of one share of common stock at an exercise price to be equal to the exercise price of the public warrants, and (b) registration rights to have such units and the securities underlying such units registered by the company one year after the date of this prospectus. In addition, certain holders of Conversion Notes were not included as selling security holders herein and were granted the same registration rights as the Bridge Note holders who elected to not be selling security holders in this prospectus.

Debt Warrant Holders
      In April and May 2006, in connection with a private secured debt financing in (the “Debt Financing”) the company issued and sold 10% Senior Secured Promissory Notes in the principal amount of $3,500,000 and issued to each holder a Warrant to Purchase Common Stock (the “Debt Warrants”). The Debt Warrants entitle the holders to purchase up to 875,000 shares of common stock (assuming the unit offering is completed on or before August 13, 2006) at a price per share equal to (i) two-thirds of the per unit price to the public if the offering of units is completed on or before August 13, 2006, or (ii) one-half of the per unit price to the public if the offering of units is completed after August 13, 2006. The Debt Warrants are exercisable for five years from the date of issuance. The common shares underlying the Debt Warrants are entitled to registration rights in favor of the holders, requiring the company to register the shares (i) on demand, at any time after 180 days following the date hereof (or the completion of the offering of the units), or (ii) as part of any other registration statement the company may file, other than registrations of stock for the purpose of registering employee stock options, purchase, bonus or other benefit plans.

INDEMNIFICATION, LIMITATION OF LIABILITY, AND
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES
      Section 204(a)(10) of the California General Corporation Law (the “CGCL”) permits a corporation to include in its Articles of Incorporation provisions eliminating or limiting the personal liability of directors for monetary damages in an action brought by or in the right of the corporation for breach of a director’s fiduciary duties, except: (a) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (b) for acts or omissions that a director believes to be contrary to the best interests of a company or its shareholders or that involve the absence of good faith on the part of the director; (c) for any transaction for which a director derived an improper benefit; (d) for acts or omissions that show a reckless disregard for the director’s duty to us or our shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to a company or its shareholders; (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to us or our shareholders; (f) with respect to certain transactions, or the approval of transactions in which a director has a material financial interest; or (g) expressly imposed by statute, for approval of certain improper distributions to shareholders or certain loans or guarantees.
      Section 317 of the CGSL requires a corporation to indemnify its directors and other agents to the extent they incur expenses in defending lawsuits brought against them by reason of their status as directors or agents, subject to certain limitations. Section 317 also permits a corporation to indemnify its directors and other agents to a greater extent than specifically required by law.
      Section 5 of our Amended and Restated Articles of Incorporation authorizes us to provide indemnification of our agents (as defined in Section 317(a) of the CGSL) to the fullest extent permissible under California law through bylaw provisions, agreements with our agents, vote of the shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGSL. In addition, we are authorized to provide insurance for agents as set forth in Section 317 of the CGSL.
      We provide indemnification to our officers, directors and agents to the full extent permitted under law. Under Article IX, Section 1 of our bylaws there is a mandatory indemnification clause which requires us, to the extent permitted under the CGCL, to indemnify each of our directors and officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by their status as directors or agents. In addition, under Article IX, Section 4 of our bylaws, we must purchase and maintain insurance on behalf of any person who is or was an agent of our company against any liability arising out of such person’s status.
      We carry directors’ and officers’ liability insurance covering our directors and officers against liability asserted against or incurred by the person arising out of his or her capacity as an officer or director, including any liability for violations of the Securities Act of 1933 or the Securities Exchange Act of 1934, subject to some exclusions and coverage limitations. Our liability insurance policy is with Chubb Group of Insurance Companies. The policy has a combined maximum aggregate limit of liability for all claims of $6,000,000. The deductible amount for individual or corporate claims is $50,000. The policy covers the period from June 21, 2005 through June 21, 2006. The annual cost of this policy is approximately $36,000.
      Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us for expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether our indemnification is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of the issue by the court.

UNDERWRITING
      Capital Growth Financial LLC, is acting as the representative of the underwriters. We, the selling security holders and the underwriters named below have entered into an underwriting agreement with respect to the units being offered by this prospectus. In connection with this offering and subject to certain conditions, each of the underwriters named below has severally, and not jointly, agreed to purchase on a firm commitment basis, and we and the selling security holders have agreed to sell, the number of units set forth opposite the name of each underwriter.

Name of Underwriter	Number of Units

Total
      The underwriting agreement provides that if the underwriters purchase any of the units presented in the foregoing table, then they must purchase all of the units. No underwriter is obligated to purchase any units allocated to a defaulting underwriter except under limited circumstances. The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and certificates from us, our counsel and our independent registered public accountants.
Over-Allotment Option
      We have granted to the underwriters an option which expires 45 days after the effective date of this offering, exercisable as provided in the underwriting agreement, to purchase up to an additional 625,000 units at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. This option may be exercised only for the purpose of covering over-allotments, if any. If the underwriters exercise the over-allotment in full, the total price to the public would be $          , the total underwriting discounts would be $          (computed on the total offering) and the total proceeds (before payment of expenses of this offering) would be $          . None of the units underlying the over-allotment option will be sold by the selling security holders. The non-accountable expense allowance will not be paid on units issuable in the event of exercise of the over-allotment option.
Underwriters’ Compensation
      We and the selling security holders will sell the units to the underwriters at the public offering price indicated on the cover page of this prospectus, less:

•	An underwriting discount payable by us in an amount equal to 10% of the initial public offering price on all units being offered by us; and

•	An underwriting discount payable by the selling security holders in an amount equal to 5% of the initial public offering price on all units being offered by the selling security holders.

      The representative has advised us that the underwriters propose to offer the units to the public at the public offering price indicated on the cover page of this prospectus, and to certain selected dealers who are members of the National Association of Securities Dealers, Inc. (“NASD”), at such price less a concession of not less than $           per unit. Our underwriters may allow, and the selected dealers may reallow, a concession not in excess of $           per unit to certain brokers and dealers. After the public offering, the offering price, concessions and discounts to brokers and dealer and other selling terms may be changed by the underwriters.
      The underwriting agreement provides that we will reimburse the underwriters for their expenses on a non-accountable basis in the amount equal to 1.38% of the aggregate public offering price of the units offered hereby, of which $25,000 has been paid to date, and the balance of which will be paid on the closing of this offering. The entire non-accountable expense allowance will be paid by us and not by the selling security holders.
      At the closing of the offering, we will enter into a consulting agreement retaining the representative, Capital Growth Financial LLC, as financial consultant at an aggregate of $5,000 per month for a 24-month period; provided, however, the total amount under the consulting agreement of $120,000, shall be paid upon execution of the consulting agreement.
      For a period of five years after the date of this prospectus, we have agreed to engage a designee of the representative as an advisor to our board of directors where the advisor shall attend meetings of the board, receive all notices and other correspondence and communications sent by us to members of our board of directors and receive compensation commensurate with the compensation paid to other non-officer directors, excluding the chairman of our audit committee. In addition, the advisor will be reimbursed for expenses incurred in attending any meeting. The representative’s designee as an advisor to our board of directors will have no duties, rights or powers of a director. In lieu of the representative’s right to designate an advisor to our board, the representative shall have the right during the five-year period after the date of this prospectus, in its sole discretion, to designate one person for election as a director to our board of directors, who we have agreed to use our best efforts to cause to be elected, and who shall be entitled to receive the same expense reimbursements and other basic benefits as any other non-employee director and shall have the same duties, rights and powers as other directors on our board.
      We will indemnify and hold such advisor or director harmless against any and all claims, actions, damages, costs and expenses, and judgments to the extent arising out of the services rendered by such advisor or director, to the same extent as we indemnify our other directors, and, if we maintain a liability insurance policy affording coverage for the acts of our officers and directors, we shall include such advisor or director under such policy.
      We have agreed not to solicit public warrant exercises other than through the underwriters. Upon any exercise of the warrants after the first anniversary of the date of this prospectus, we will pay the underwriters a fee of 5% of the aggregate warrant exercise price, if: (a) the market price of our common stock on the date the warrants are exercised is greater than the then exercise price of the warrants, (b) the exercise of the warrants was solicited by a member of the NASD and such solicitation has been designated in writing by the warrant holder, (c) the warrants are not held in a discretionary account, (d) disclosure of compensation arrangements was made both at the time of the offering and at the time of exercise of the warrants; and (e) the solicitation of exercise of the warrant was not in violation of Regulation M promulgated under the Securities Exchange Act of 1934, as amended.
      We and the selling security holders have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.
Representative’s Options
      We will sell to the representatives of the underwriters on completion of this offering, for a total purchase price of $416, options to purchase 416,667 units identical to the units covered by this prospectus (sometimes referred to as the “Underwriters Options”). The Underwriters Options will be exercisable beginning 180 days after the date of this prospectus at an exercise price of 120% of the public offering price per unit in this offering. The warrants included in the units issuable upon exercise of the Underwriters Options will be exercisable beginning 180 days after the date of this prospectus at an exercise price of 120% of the exercise price of the unit warrant. The Underwriters Options contain anti-dilution provisions providing for appropriate adjustments on the occurrence of certain events and contain customary participatory registration rights and cashless exercise provisions (which allow the holder to exercise the options or warrants included in the units issuable upon exercise of the Underwriters Options by surrendering a portion of the shares or warrants underlying it instead of paying cash). We have agreed to register for sale the common stock and warrants issuable upon exercise of the Underwriters Options.
      We will set aside and at all times have available a sufficient number of warrants and shares of common stock to be issued upon exercise of the Underwriters Options. Subject to certain limitations and exclusions, we have agreed, at the request of the representative, to register for sale the common stock and warrants issuable upon exercise of the Underwriters Options, including the common stock issuable upon exercise of the warrants underlying the Underwriters Options.
      In accordance with Rules 2710(f)(2)(H) and 2710(g)(1) of the Conduct Rules of the NASD:

•	Neither the Underwriters Options nor the warrants issuable upon exercise of the Underwriters Options may be exercised more than five years from the date of this prospectus;

•	No common or preferred stock, options, warrants, and other equity securities of NGTV, including debt securities convertible to or exchangeable for equity securities of NGTV, that are unregistered and acquired by an underwriter and related person during 180 days prior to initial filing of the registration statement, or thereafter, and deemed to be underwriting compensation by the NASD, and securities excluded from underwriting compensation pursuant to Conduct Rule 2710(d)(5) above, may be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person during the 180 days immediately following the date of this prospectus or the commencement of this offering, whichever is later, except transfers to any NASD member participating in the offering or its officers or partners, or except as otherwise specifically permitted by Conduct Rule 2710(g)(2);

•	The securities underlying the Underwriters Options are subject to only one demand registration right, and such right may not be exercised more than five years from the date of this prospectus or commencement of sales in this offering, whichever is later;

•	Piggy-back registration rights covering the securities underlying the Underwriters Options may not be exercised more than seven years from the date of this prospectus or commencement of sales in this offering, whichever is later; and

•	Neither the Underwriters Options nor the securities underlying the Underwriters Options contain anti-dilution rights that allow the underwriter and related persons to receive more shares or to exercise at a lower price than originally agreed upon on the date of this prospectus, when the public shareholders have not been proportionally affected by a stock split, stock dividend or other similar event; or that contain anti-dilution terms that allow the underwriter and related persons to receive or accrue cash dividends prior to exercise.

Regulation M and Stabilization
      Regulation M may prohibit the underwriters from engaging in any market-making activities with regard to our securities for the period from five business days (or such other applicable period as Regulation M may provide) prior to any solicitation by the underwriters of the exercise of the warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the underwriters may have to receive a fee for the exercise of warrants following such solicitation. As a result, the underwriters may be unable to provide a market for our securities during certain periods while the warrants are exercisable.
      In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment transactions involve sales by the underwriters of units in excess of the number of units the underwriters are obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of units over-allotted by the underwriters are not greater than the number of units that it may purchase in the over-allotment option. In a naked short position, the number of units involved is greater than the number of units in the over-allotment option. The underwriters may close out any covered short position by either exercising its over-allotment option or purchasing units in the open market.

•	Covering transactions involve the purchase of securities in the open market after the distribution has been completed in order to cover short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which it may purchase securities through the over-allotment option. If the underwriters sell more units than could be covered by the over-allotment option, creating a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

•	Penalty bids permit the underwriters to reclaim a selling concession from a selected dealer when the units, or securities comprising the units, originally sold by the selected dealer is purchased in a stabilizing covering transaction to cover short positions.

      These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of our units, common stock or public warrants or preventing or retarding a decline in the market price of our units, common stock or public warrants. As a result, the price of our common stock or public warrants may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the American Stock Exchange or otherwise and, if commenced, may be discontinued at any time.
Other Agreements with the Underwriters
      We have agreed not to directly or indirectly offer for sale, sell, contract to sell, grant any option for the sale of, or otherwise issue or dispose of, any shares of our common stock, options to acquire common shares, or any related security or instrument, for a period of 12 months from the closing of this offering, without the prior written consent of the representative of the underwriters, except in limited circumstances. Additionally, we have agreed not to offer, sell or distribute, for a period of twenty-four months from the closing of this offering, any of our securities which are convertible at a price that may, at the time of the conversion, be less than the fair market value of our common stock on the date of the original sale without the prior written consent of the representative of the underwriters. Fair market value shall mean the greater of: (a) the average of the volume weighted average price of our common stock for each of the 30 trading days prior to the date of the original sale; and (b) the last sale price of our common stock, during normal operating hours, as reported on the American Stock Exchange, or any other exchange or electronic quotation system on which our common stock is then traded.
      Our officers and directors will agree with the representative of the underwriters not to publicly sell the shares of our common stock which they own for a period of 12 months from the closing of this offering without the prior written consent of the representative of the underwriters. Notwithstanding the foregoing, Mr. Jay Vir, Mr. Gene Simmons and Mr. Kourosh Taj may sell collectively, pursuant to Rule 144 under the Securities Act, up to 90,000 shares of our common stock each quarter during which the lock up is in effect, commencing 90 days after the date of this prospectus, or the number of shares permitted under Rule 144(e), whichever is less. The representative of the underwriters has no present intention to waive or shorten the lock-up period. The representative’s determination to release all or any portion of the shares from the lock-up agreements will depend on several factors including, but not limited to, the market price and demand for our common stock and the general condition of the securities markets. However, the representative’s decision is arbitrary and may not be based on any specific parameters.
Offering Expenses
      We estimate that the expenses of the offering to be paid by the company, not including underwriting discounts, commissions, the non-accountable expense allowance and the financial advisory fee, will be approximately $650,000. Such expenses include, but are not limited to, SEC registration fees, NASD filing fees, background checks for management, due diligence “road shows,” accounting fees and expenses, legal fees and expenses, printing and engraving expenses, transfer agent fees and blue sky fees and expenses.
Determination of Offering Price
      Prior to this offering, there was no public market for the units, common stock or public warrants. The initial public offering price of our units and the exercise price of the public warrants were determined by negotiation between us and the underwriters. The principal factors considered in determining the public offering price of the units and the exercise price of the public warrants contained in the units included:

•	the information in this prospectus and otherwise available to the underwriters;

•	the history and the prospects for the industry in which we will compete;

•	the ability of our management;

•	the prospects for our future earnings;

•	the present state of our development and our current financial condition;

•	the general condition of the economy and the securities markets at the time of this offering; and

•	the recent market prices of, and the demand for, publicly traded securities of generally comparable companies.

      We cannot be sure that the initial public offering price will correspond to the price at which the units, the common stock and the public warrants will trade in the public market following this offering or that an active trading market for the units, the common stock and the public warrants will develop and continue after this offering.
Other Matters
      In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.
      The underwriters have informed us that they do not expect to confirm sales of units offered by this prospectus to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder.
EXPERTS
      Our financial statements as of December 31, 2005 and 2004, and the related statements of operations, shareholders’ equity (deficit) and cash flows in each of the three years in the period ended December 31, 2005, included in this prospectus, have been audited by Squar, Milner, Reehl & Williamson, LLP, independent registered public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
      Certain information contained in this prospectus is derived from two third party valuation reports both dated February 28, 2006, prepared by Pacific Summit Securities. We have relied upon the reports of such firm given upon their authority as experts in the valuation of business entities and securities.
LEGAL MATTERS
      Richardson & Patel LLP has given us an opinion relating to the due issuance of the units, common stock and warrants being registered. The law firm of Richardson & Patel LLP, or its various principals, collectively own 76,732 shares of our common stock and warrants to purchase 25,631 shares of common stock at exercise prices ranging from $7.50 per share to $13.93 per share. We have executed a promissory note in favor of

Richardson & Patel LLP for the legal expenses in the principal amount of $378,000, which we have converted into Conversion Notes that will convert into units in this offering upon the same terms and conditions as the Second Bridge Notes. The units to be owned by Richardson & Patel LLP are covered by this prospectus and Richardson & Patel LLP is a selling security holder. Mr. Addison Adams, a partner of Richardson & Patel LLP owns an option to purchase 12,915 shares of common stock at an exercise price of $2.59 per share, exercisable until October 25, 2015.
      Certain legal matters will be passed upon for the representative of the underwriters by Schneider Weinberger & Beilly LLP, Boca Raton, Florida.
WHERE YOU CAN FIND FURTHER INFORMATION ABOUT US
      We filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the units being offered in this offering. Although this prospectus, which forms a part of the registration statement, contains all of the material information set forth in the registration statement, parts of the registration statement are omitted in accordance with the rules and regulations of the Commission.
      The omitted information may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at 100 F Street, NE., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. For further information with respect to our company and the securities being offered in this offering, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.
      The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. We do not currently file periodic reports with the SEC; however, following the effective date of the registration statement relating to this prospectus, we will become a reporting company and will file annual, quarterly and current reports, and other information with the SEC. Copies of all of our filings with the SEC may be viewed on the SEC’s internet web site at http://www.sec.gov. We also maintain a website at http://www.ngtv.com. We may include our public filings on our website, and will include such information to the extent required by applicable law and the rules and regulations of any exchange on which our shares are listed.
TRANSFER AGENT AND WARRANT AGENT
      We have retained U.S. Stock Transfer Corporation to act as our transfer agent and warrant agent with respect to the units, the public warrants and our common stock. The address of the Transfer Agent and Warrant Agent is 1745 Gardena Avenue, Glendale, California, 91204; telephone number (818) 502-1404.

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders
NGTV
      We have audited the accompanying balance sheets of NGTV (the “Company”), a development stage company incorporated in the state of California, as of December 31, 2005 and 2004, and the related statements of operations, shareholders’ deficit and cash flows for each of the three years in the period ended December 31, 2005, and for the period June 23, 2000 (Inception) through December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NGTV as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2005, and for the period June 23, 2000 (Inception) through December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.
      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has been in the development stage since its inception and has not generated revenues from its principal operations. Additionally, the Company has suffered negative cash flow from operations and recurring net losses since June 23, 2000 (Inception). These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.
      As discussed in Note 2, the accompanying 2005 financial statements have been revised to reflect accounting for a modification of certain notes payable as an extinguishment (as more fully described in Note 9) and to revise the accounting for a derivative liability associated with certain notes payable (as more fully described in Note 11). As a result of these revisions, total liabilities and shareholders’ deficit at December 31, 2005 and the net loss for the year then ended decreased by approximately $185,000.

/s/ SQUAR, MILNER, REEHL
& WILLIAMSON, LLP
May 1, 2006 (except for Note 16, as to which the date is June 2, 2006)
Newport Beach, California

NGTV
(A Development Stage Company)
BALANCE SHEETS
December 31, 2005 and 2004

	2005
	(As Restated)	2004

ASSETS
Current Assets
Cash	$3,133,164	$48,618
Debt issuance costs, net	726,206	—
Other current assets	25,440	—

Total current assets	3,884,810	48,618
Property and Equipment, net	1,534,211	986,393
Capitalized Production Costs	3,366,065	1,005,344
Deposits and Other Assets	349,273	354,274

TOTAL ASSETS	$9,134,359	$2,394,629

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	$903,848	$937,051
Accrued executive compensation	465,333	1,043,711
Capital lease obligations, current portion	171,922	7,650
Notes payable	—	450,000
Due to related parties	465,430	760,809
Convertible notes payable, net — bridge financings	6,022,093	—
Other convertible notes payable, net (including related party notes payable of $1,895,798)	3,227,619	—
Other liabilities, primarily derivative liabilities	2,061,698	—

Total current liabilities	13,317,943	3,199,221

Long-Term Liabilities
Common stock subject to redemption	612,835	935,137
Capital lease obligations, net of current portion	519,854	26,857

Total long-term liabilities	1,132,689	961,994

Total Liabilities	14,450,632	4,161,215

Commitments and Contingencies — Note 14
Shareholders’ (Deficit)
Preferred stock, no par value; 12,480,952 shares authorized; none issued or outstanding at December 31, 2005 and 2004	—	—
Common stock, no par value; 140,000,000 shares authorized; 5,000,152(*) shares and 3,682,884(*) shares issued and outstanding at December 31, 2005 and 2004, respectively	9,452,588	7,884,351
Additional paid-in capital, net	4,582,741	3,453,879
Deficit accumulated during the development stage	(19,351,602)	(13,104,816)

Total shareholders’ deficit	(5,316,273)	(1,766,586)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$9,134,359	$2,394,629

(*) Reflects the effect of 23.23 to 1 reverse stock split for common shareholders in December 2005.
The accompanying notes are an integral part of these financial statements.

NGTV
(A Development Stage Company)
STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2005 2004 and 2003 and
For the Period June 23, 2000 (Inception) Through December 31, 2005

				June 23, 2000
				(Inception)
				Through
				December 31,
	2005			2005
	(As Restated)	2004	2003	(As Restated)

REVENUES	$—	$—	$—	$—

OPERATING EXPENSES
Compensation and related benefits (net of amounts capitalized)	1,392,513	2,008,135	1,394,706	4,904,567
Professional fees (including related party consulting fees of $310,000 in 2004)	1,530,410	1,476,849	231,722	3,862,673
Selling, general and administrative	1,225,417	1,716,657	91,731	3,889,965

	4,148,340	5,201,641	1,718,159	12,657,205

OPERATING LOSS	(4,148,340)	(5,201,641)	(1,718,159)	(12,657,205)
OTHER INCOME (EXPENSE)
Loss on conversion of debt to common stock	—	(2,359,951)	—	(2,359,951)
Interest on common stock subject to redemption	322,302	1,276,404	(1,995,441)	(396,735)
Change in fair value of derivative liabilities	(536,823)	—	—	(536,823)
Penalty warrants expense	—	(367,000)	—	(367,000)
Loss on extinguishment of debt, net of gains (including a $570,423 loss associated with related party debt extinguishments)	(675,251)	—	—	(675,251)
Interest and other expense (including amortization of debt issuance costs and debt discount of $372,653 in 2005)	(1,212,783)	(143,163)	(45,876)	(1,485,822)
Interest and other income	4,109	6,018	—	205,794

	(2,098,446)	(1,587,692)	(2,041,317)	(5,615,788)

LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE AND CARRYOVER DEFICIT OF PREDECESSOR AFFILIATED COMPANY	(6,246,786)	(6,789,333)	(3,759,476)	(18,272,993)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—	—	(212,789)	(212,789)

LOSS BEFORE CARRYOVER DEFICIT OF PREDECESSOR AFFILIATED COMPANY	(6,246,786)	(6,789,333)	(3,972,265)	(18,485,782)
CARRYOVER DEFICIT OF PREDECESSOR AFFILIATED COMPANY	—	—	—	(238,820)

NET LOSS	(6,246,786)	(6,789,333)	(3,972,265)	(18,724,602)
PREFERRED STOCK REPURCHASE AND RETIREMENT IN EXCESS OF ORIGINAL PURCHASE PRICE	—	(627,000)	—	(627,000)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS AND LOSS ACCUMULATED DURING THE DEVELOPMENT STAGE	$(6,246,786)	$(7,416,333)	$(3,972,265)	$(19,351,602)

BASIC AND DILUTED LOSS PER COMMON SHARE(*)	$(1.45)	$(2.27)	$(4.27)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES(*) OUTSTANDING	4,301,000	3,274,000	930,000

(*) Reflects the effect of 23.23 to 1 reverse stock split for common shareholders in December 2005.
The accompanying notes are an integral part of these financial statements.

NGTV
(A Development Stage Company)
STATEMENTS OF SHAREHOLDERS’ DEFICIT
For the Period June 23, 2000 (Inception) Through December 31, 2005

							Deficit
							Accumulated
	Preferred Stock		Common Stock*		Additional		During the
					Paid-in	Unearned	Development
	Shares	Amount	Shares	Amount	Capital	Compensation	Stage	Total

INCEPTION — June 23, 2000 — Carryover basis of predecessor affiliated company (Note 1)	—	$—	115,415	$2,681	$3,932	$—	$(238,820)	$(232,207)
Five-for-one common stock split, September 29, 2000	—	—	461,650	—	—	—	—	—
Exercise of warrants for common stock, September 29, 2000	—	—	86,096	400	—	—	—	400
Series-A preferred stock issued at $0.22 per share, net of $10,000 fees, September 29, 2000	2,380,952	520,000	—	—	—	—	—	520,000
Net loss	—	—	—	—	—	—	(441,048)	(441,048)

BALANCE — December 31, 2000	2,380,952	520,000	663,161	3,081	3,932	—	(679,868)	(152,855)
Series-A preferred stock issued at $0.2226 per share, March 1, 2001	224,618	50,000	—	—	—	—	—	50,000
Series-A preferred stock issued at $0.2226 per share, April 1, 2001	89,847	20,000	—	—	—	—	—	20,000
Series-A preferred stock issued at $0.2226 per share, May 1, 2001	112,309	25,000	—	—	—	—	—	25,000
Series-A preferred stock issued at $0.2226 per share, June 1, 2001	224,618	50,000	—	—	—	—	—	50,000
Series-A preferred stock issued at $0.2226 per share, July 1, 2001	336,927	75,000	—	—	—	—	—	75,000
Series-A preferred stock issued at $0.2226 per share, November 1, 2001	1,046,721	233,000	—	—	—	—	—	233,000
Net loss	—	—	—	—	—	—	(479,742)	(479,742)

BALANCE — December 31, 2001	4,415,992	973,000	663,161	3,081	3,932	—	(1,159,610)	(179,597)
Warrants issued to consultants for services	—	—	—	—	13,413	—	—	13,413

NGTV
(A Development Stage Company)
STATEMENTS OF SHAREHOLDERS’ DEFICIT — (Continued)

							Deficit
							Accumulated
	Preferred Stock		Common Stock*		Additional		During the
					Paid-in	Unearned	Development
	Shares	Amount	Shares	Amount	Capital	Compensation	Stage	Total

Options issued to non-employees for compensation	—	—	—	—	73,750	—	—	73,750
Net loss	—	—	—	—	—	—	(556,608)	(556,608)

BALANCE — December 31, 2002	4,415,992	973,000	663,161	3,081	91,095	—	(1,716,218)	(649,042)
Common stock issued to employees for compensation, July 1, 2003	—	—	589,757	135,629	—	(135,629)	—	—
Amortization of restricted stock compensation expense	—	—	—	—	—	19,848	—	19,848
Common shares repurchased at cost, February and March 2003	—	—	(35,516)	(165)	—	—	—	(165)
Employee stock- based compensation expense	—	—	—	—	228,770	—	—	228,770
Options granted to non-employees for services	—	—	—	—	98,907	—	—	98,907
Warrants issued to consultants for services	—	—	—	—	55,000	—	—	55,000
Common stock subject to redemption	—	—	—	(3,311)	—	—	—	(3,311)
Net loss	—	—	—	—	—	—	(3,972,265)	(3,972,265)

BALANCE — December 31, 2003	4,415,992	973,000	1,217,402	135,234	473,772	(115,781)	(5,688,483)	(4,222,258)
Common stock issued to retire related party debt	—	—	1,112,769	400,001	—	—	—	400,001
Excess of fair value of common stock exchanged over carrying amount of converted debt	—	—	—	—	2,359,951	—	—	2,359,951
Common stock and warrants issued in connection with 2004 Equity Private Placement, net, February 12, 2004	—	—	987,982	6,156,814	—	—	—	6,156,814
Retirement of Series A-1 preferred shares, February 12, 2004	(4,415,992)	(973,000)	—	—	—	—	(627,000)	(1,600,000)
Common shares issued as finder’s fees, in connection with 2004 Equity Private Placement, February 12, 2004	—	—	157,081	389,600	(389,600)	—	—	—
Common stock and warrants issued in private placement, May 19, 2004	—	—	50,645	400,000	—	—	—	400,000

NGTV
(A Development Stage Company)
STATEMENTS OF SHAREHOLDERS’ DEFICIT — (Continued)

							Deficit
							Accumulated
	Preferred Stock		Common Stock*		Additional		During the
					Paid-in	Unearned	Development
	Shares	Amount	Shares	Amount	Capital	Compensation	Stage	Total

Options granted to employees for compensation, February 12, 2004	—	—	—	—	415,660	—	—	415,660
Options granted to consultants for services, February 12, 2004	—	—	—	—	210,276	—	—	210,276
Warrants issued to consultants for services, February 12, 2004	—	—	—	—	16,820	—	—	16,820
Amortization of restricted stock compensation expense	—	—	—	—	—	115,781	—	115,781
Common stock and warrants issued, July and August 2004	—	—	40,270	346,100	—	—	—	346,100
Common stock issued for services, August 3, 2004	—	—	6,287	54,037	—	—	—	54,037
Warrants issued for penalty under 2004 Equity Private Placement, August 10, 2005	—	—	—	—	367,000	—	—	367,000
Stock options exercised, December 7, 2004	—	—	110,448	2,565	—	—	—	2,565
Net loss	—	—	—	—	—	—	(6,789,333)	(6,789,333)

BALANCE — December 31, 2004	—	—	3,682,884	7,884,351	3,453,879	—	(13,104,816)	(1,766,586)
Common stock issued for exercised warrants, February 16, 2005	—	—	123,505	1,047,185	—	—	—	1,047,185
Common stock issued for exercised warrants, March 8, 2005	—	—	55,758	472,750	—	—	—	472,750
Common stock issued for exercised warrants, March 8, 2005	—	—	1,849	4	—	—	—	4
Common stock issued for exercised warrants, March 10, 2005	—	—	146,359	340	—	—	—	340
Common stock issued for exercised options, March 15, 2005	—	—	50,582	118	—	—	—	118

NGTV
(A Development Stage Company)
STATEMENTS OF SHAREHOLDERS’ DEFICIT — (Continued)

							Deficit
							Accumulated
	Preferred Stock		Common Stock*		Additional		During the
					Paid-in	Unearned	Development
	Shares	Amount	Shares	Amount	Capital	Compensation	Stage	Total

Common stock issued for exercised options, April 28, 2005	—	—	49,089	1,140	—	—	—	1,140
Common stock and warrants issued to settle accounts payable, August 31, 2005	—	—	25,631	16,210	27,339	—	—	43,549
Common stock issued for exercised warrants, September 8, 2005	—	—	397,793	9,241	—	—	—	9,241
Common stock issued for exercised warrants, September 9, 2005	—	—	27,444	638	—	—	—	638
Common stock issued for exercised warrants, September 15, 2005	—	—	287,177	6,671	—	—	—	6,671
Common stock issued for exercised options, September 15, 2005	—	—	134,997	3,136	—	—	—	3,136
Common stock issued for services, September 15, 2005	—	—	17,084	10,804	—	—	—	10,804
Options granted to employees for compensation	—	—	—	—	453,157	—	—	453,157
Options granted to non-employees for services	—	—	—	—	225,316	—	—	225,316
Warrants issued in connection with debt	—	—	—	—	423,050	—	—	423,050
Net loss (as restated)	—	—	—	—	—	—	(6,246,786)	(6,246,786)

BALANCE — December 31, 2005 (as restated)	—	$—	5,000,152	$9,452,588	$4,582,741	$—	$(19,351,602)	$(5,316,273)

*	Reflects effect of 23.23 to 1 reverse stock split for common shareholders in December 2005.
The accompanying notes are an integral part of these financial statements.

NGTV
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2005, 2004 and 2003, and
For the Period June 23, 2000 (Inception) Through December 31, 2005

				June 23, 2000
				(Inception)
				Through
				December 31,
	2005			2005
	(As Restated)	2004	2003	(As Restated)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss before carryover deficit of predecessor affiliated company	$(6,246,786)	$(6,789,333)	$(3,972,265)	$(18,485,782)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	188,485	252,217	4,014	500,574
Amortization of debt issuance costs	112,600	—	—	112,600
Amortization of debt discount	260,053	—	—	260,053
Stock-based employee compensation	453,157	531,441	248,618	1,233,216
Options granted to non-employees for services	225,316	210,276	98,907	608,249
Common stock and/or warrants issued to consultants for services	10,805	416,820	55,000	496,038
Penalty warrant expense	—	367,000	—	367,000
Loss on conversion of debt to common stock	—	2,359,951	—	2,359,951
Change in fair value of derivative liabilities	536,823	—	—	536,823
Loss on extinguishment of debt	675,251	—	—	675,251
Interest on common stock subject to redemption	(322,302)	(1,276,404)	1,995,441	396,735
Cumulative effect of change in accounting principle	—	—	212,789	212,789
Changes in operating assets and liabilities:
Other current assets	(23,727)	—	—	(23,727)
Capitalized production costs	(2,013,222)	(959,492)	(45,852)	(3,018,566)
Deposits and other assets	5,001	(346,177)	—	(348,778)
Accounts payable and accrued liabilities	762,589	716,595	156,754	1,820,722
Accrued executive compensation	536,333	(60,667)	1,007,333	1,482,999

Net cash used in operating activities	(4,839,624)	(4,577,773)	(239,261)	(10,813,853)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(345,662)	(1,200,266)	—	(1,605,800)

Net cash used in investing activities	(345,662)	(1,200,266)	—	(1,605,800)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related parties	599,950	807,085	240,528	1,891,236
Repayments of advances from related parties	(214,950)	(333,990)	—	(548,940)
Principal repayments on capital lease obligation	(80,871)	(3,837)	—	(84,708)
Proceeds from issuance of notes payable	710,000	450,000	—	1,160,000
Repayments of notes payable	(280,000)	—	—	(280,000)
Proceeds from issuance of convertible notes payable, net	5,996,194	—	—	5,996,194
Proceeds from issuance of common stock and warrants, net	—	6,502,914	—	6,502,914
Proceeds from issuance of Series A-1 preferred stock	—	—	—	973,000
Retirement of Series A-1 preferred stock	—	(1,600,000)	—	(1,600,000)
Proceeds from issuance of common stock		—	—	400
Proceeds from exercise of stock options	4,394	2,565	—	6,959

NGTV
(A Development Stage Company)
STATEMENTS OF CASH FLOWS — (Continued)

				June 23, 2000
				(Inception)
				Through
				December 31,
	2005			2005
	(As Restated)	2004	2003	(As Restated)

Proceeds from exercise of warrants	1,535,115	—	—	1,535,115
Common stock repurchased at cost	—	—	(165)	(165)

Net cash provided by financing activities	8,269,832	5,824,737	240,363	15,552,005

NET INCREASE IN CASH	3,084,546	46,698	1,102	3,132,352
CASH — beginning of period	48,618	1,920	818	812

CASH — end of period	$3,133,164	$48,618	$1,920	$3,133,164

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$800	$800	$800	$4,928

Interest	$168,368	$34,056	$—	$197,424

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES
Property and equipment acquired under capital lease	$738,140	$38,344	$—	$776,484

Debt issuance costs	$838,806	$—	$—	$838,806

Allocation of proceeds to detachable stock purchase warrants issued with debt	$65,300	$—	$—	$65,300

Conversion of accrued executive compensation to debt	$1,114,711	$—	$—	$1,114,711

Conversion of accrued interest and other payables to debt	$239,393	$—	$—	$382,193

Debt converted to common stock	$—	$400,001	$—	$400,001

Common stock issued to settle accounts payable	$—	$54,037	$—	$54,037

Common stock issued as financing fees	$—	$389,600	$—	$389,600

Derivative financial instruments issued in connection with bridge financings and notes payable	$2,061,698	$—	$—	$2,061,698

See the accompanying notes to these financial statements for additional information on non-cash investing and financing activities during the years ended December 31, 2005, 2004 and 2003, and for the period from June 23, 2000 (Inception) through December 31, 2005.
The accompanying notes are an integral part of these financial statements.

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2005, 2004 and 2003

1.	ORGANIZATION AND BUSINESS
      NGTV (the “Company”) is a development stage company incorporated in the state of California. NGTV is currently developing a premium Pay TV cable and satellite service, branded as “No Good TV” that will provide uncensored entertainment and programming focused on the world of celebrities, pop music, movies, television, sports, and pop culture. NGTV programming will include (i) uncensored director’s cut music videos prior to editing for general broadcast, (ii) uncensored celebrity interviews, (iii) live events, and (iv) original shows.
      NGTV was formerly known as Netgroupie, Inc. (“Netgroupie”), a California corporation formed June 23, 2000 (Inception). Netgroupie was formed to become the surviving entity in a merger with MX Entertainment, Inc, a Nevada corporation formed August 5, 1997. As part of the merger, the shareholders of MX Entertainment, Inc. (the “Predecessor”) received shares of Netgroupie on a one-for-one basis and became shareholders in Netgroupie. The transaction between NetGroupie and MX Entertainment, Inc. represented a transfer of equity interests between entities under common control, as the two entities have the same shareholders. Accordingly, the assets and liabilities transferred were recorded at the carrying amounts of the Predecessor at the date of transfer. The deficit carried over from the Predecessor at date of transfer totaled $238,820 and is included in deficit accumulated during the development stage in the accompanying balance sheets and separately reported in the accompanying statements of operations.
      In February 2004, NGTV raised approximately $6.2 million in net capital from outside investors through the issuance of 22,950,820 common stock units; each unit includes approximately 1/23 share of common stock and a warrant entitling the holder to purchase approximately 1/46  share of common stock subject to certain terms (the “2004 Equity Private Placement”). Proceeds from the 2004 Equity Private Placement were used for retirement of the Series A-1 preferred shares, production and development of additional programming content, operating expenses and working capital. (see Note 12 for more information).
      In August 2005, the Company entered into an agreement with an investment bank to undertake an initial public offering (the “2006 Proposed Offering”).
      During the third quarter of 2005, the Company completed a debt restructuring pursuant to which it extended certain obligations including accrued executive compensation, notes payable and payables to related parties into two year and three year notes. These transactions are hereinafter collectively described as the “2005 Debt Restructuring” and are explained in Notes 5-7 and Note 9.
      Between September and December 2005, the Company initiated two bridge financings of convertible notes payable which raised approximately $6.8 million in gross proceeds through December 31, 2005 (the “Bridge Financings”). Proceeds from these Bridge Financings were used for working capital purposes.
      In December 2005, the Company’s Board of Directors approved a 23.23 to 1 reverse stock split for common shareholders of record as of December 5, 2005. Common shares outstanding prior to and after the reverse stock split totaled 116,152,273 and 5,000,152 shares, respectively. The December 2005 reverse stock split has been retroactively reflected in the accompanying financial statements for all periods presented. Unless otherwise indicated, all references to outstanding common shares, including common shares to be issued upon the exercise of warrants and options, refer to post-split shares.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
      The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of Company management, who is responsible for their integrity and objectivity. These accounting policies

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements. The Company is classified as a development stage enterprise under U.S. GAAP and has not generated revenues from its planned principal operations.

Restatement
      The accompanying 2005 financial statements have been restated to reflect accounting for a modification of certain notes payable as an extinguishment (as more fully described in Note 9) and to revise the accounting for a derivative liability associated with certain notes payable issued in the fourth quarter of 2005, as of the inception of the notes. Such change included revising the allocation of the proceeds from such financings between the notes payable and a related derivative liability, and reflecting the change in the estimated fair value of such derivative liability between the inception or modification of the notes and December 31, 2005 to our 2005 results of operations (as more fully described in Note 11). These adjustments decreased total liabilities and shareholders’ deficit at December 31, 2005 and the net loss for the year then ended by approximately $185,000.

Going Concern Basis of Presentation
      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has been in the development stage since its inception and has not generated revenues from its principal operations. Additionally, as of December 31, 2005, the Company had an accumulated deficit approximating $19.4 million and a working capital deficit approximating $9.4 million. These matters raise substantial doubt about the Company’s ability to continue as a going concern.
      Management’s plans in regard to these matters are to seek additional sources of capital while the Company continues to grow its library and develop its content at a minimal expense level. Management believes that until the generation of revenues is realized through the distribution of its product, reduced operations can be funded through additional sources of capital, including private placement of equity, issuance of debt instruments, and/or the public offering of its securities.
      The Company entered into an agreement for distribution of its programming in July 2005 with iN DEMAND, a multiple system operator providing pay-per-view programming on a network of cable providers. The Company is in negotiations with other cable and satellite programming providers and currently anticipates, subject to the consummation of contracts and other conditions including obtaining sufficient capital for production and normal operations, that programming will be launched in 2006. While the Company strongly believes there will be other distribution agreements in the near term, there is no assurance that the Company will be able to consummate any other contracts with cable and satellite programming providers or obtain or produce additional programming content.
      Further, there can be no assurance that the Company will ever generate revenues or obtain additional financing on favorable terms or at all. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Use of Estimates
      The Company prepares its financial statements in conformity with U.S. GAAP, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include,

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
among others, realizability of capitalized production costs, the fair value of derivative liabilities, valuation of equity instruments and other instruments indexed to the Company’s common stock, and deferred income tax asset valuation allowances. Actual results could differ materially from those estimates.

Cash Equivalents
      The Company considers highly liquid instruments with maturities of three months or less when purchased to be cash equivalents. At December 31, 2005 and 2004, the Company does not have any cash equivalents.

Risks and Uncertainties
      The Company has not yet generated revenue from its principal business operations. As a pre-revenue entity in its current form, the Company faces risks and uncertainties relating to its ability to successfully implement and fulfill its strategy. Among other things, these risks include the ability to develop programming; find channels for its distribution; obtain revenues; manage operations; competition; attract, retain and motivate qualified personnel; maintain and develop new strategic relationships; and the ability to anticipate and adapt to the changing entertainment market and any changes in government regulations. Therefore, the Company may be subject to the risks of delays in consummating contracts with additional satellite programming providers and cable operators, raising sufficient capital to achieve its objectives and other uncertainties, including financial, operational, technological, regulatory and other risks associated with an emerging business, including the potential risks of business failure.
      Entertainment companies with which the Company is expected to compete, in general, are well capitalized. The Company is competing against entities with the financial and intellectual resources and expressed intent of performing rapid technological innovation. The Company’s resources are limited and must be allocated to very focused objectives in order to succeed.

Concentrations
      Financial instruments that may subject the Company to credit risk include uninsured cash-in-bank balances. The Company places its cash with high credit quality institutions. At times, the Company’s bank balance may exceed the amount insured by the Federal Deposit Insurance Corporation (“FDIC”). At December 31, 2005, the Company had approximately $3 million in excess of the FDIC limits. At December 31, 2004, the Company did not have any cash balances in excess of the FDIC limit.

Fair Value of Financial Instruments
      Statement of Financial Accounting Standards (“SFAS”) No. 107, “Disclosures About Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. Management believes that the carrying amounts of the Company’s financial instruments, consisting primarily of cash, accounts payable and accrued liabilities approximated their fair values as of December 31, 2005 and 2004, due to their short-term nature. The fair values of notes payable approximate their carrying amounts due to their relatively short-term nature (due within less than one year). Additionally, common stock subject to redemption and derivative liabilities are carried at estimated fair value. (Additional information about accounting for derivative financial instruments is presented below.)
      Management has concluded that it is not practical to determine the estimated fair value of amounts due to related parties. SFAS No. 107 requires that for instruments for which it is not practicable to estimate their fair value, information pertinent to those instruments be disclosed, such as the carrying amount, interest rate, and maturity, as well as the reasons why it is not practicable to estimate fair value. Information about these related party instruments is included in Notes 6 and 9. Management believes it is not practical to estimate the

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
fair value of such financial instruments because the transactions cannot be assumed to have been consummated at arm’s length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practicable due to the lack of data regarding similar instruments, if any, and the associated potential costs.

Debt Issuance Costs
      Costs to originate the Bridge Financings are amortized over the term of the related notes using the effective interest method. Amortization of financing costs is included in interest expense. Debt issuance costs consisted of investment banker fees and other related costs.

Property and Equipment
      Property and equipment consists of computers and production equipment, furniture and fixtures, and leasehold improvements, which are stated at cost. Computers and production equipment and furniture and fixtures are depreciated using the straight-line method over estimated useful lives of three years. Leasehold improvements are amortized over the term of the related lease or the estimated useful lives of the assets, whichever is shorter. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement, other disposition of property and equipment or termination of a lease, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in results of operations.

Impairment of Long-Lived Assets
      SFAS No. 144, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” addresses financial accounting and reporting for the impairment or disposal of long-lived assets and requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable.
      In the event a condition is identified that may indicate an impairment issue, an assessment is performed using a variety of methodologies, including analysis of undiscounted future cash flows and independent appraisals. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset. SFAS No. 144 also requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to stockholders) or is classified as held for sale. Assets to be disposed are reported at the lower of the carrying amount or estimated fair value less costs to sell. As of December 31, 2005 and 2004, management has determined that no impairment exists. Accordingly, no adjustments have been made to the carrying values of long-lived assets. There can be no assurance, however, that market conditions will not change or that demand for the Company’s products will materialize, which could result in a future impairment of long-lived assets.

Capitalized Production Costs
      The Company capitalizes direct film production costs in accordance with American Institute of Certified Public Accountants Statement of Position (“SOP”) 00-2, “Accounting by Producers or Distributors of Films.” Film production costs include costs to acquire, develop, and adapt raw content, edit, package programming and television specials for distribution on premium channels. Acquisition costs are minimal as the Company produces its own content at minimal cost or receives raw content at no cost (which approximates fair value) from movie or recording studios, artists or other sources seeking enhanced promotion and visibility. Accordingly, film production costs consist primarily of salaries, equipment and production overhead. Production overhead, a component of film costs, includes allocable costs of individuals or

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
departments with exclusive or significant responsibility for the production of programming. Substantially all of the Company’s resources are dedicated to the production of programming. Capitalized production overhead does not include administrative, general or research and development expenses. Marketing, exploitation, and internal costs to promote the NGTV brand are expensed as incurred.
      Capitalized production costs consist solely of direct-to-television product not released and was comprised of the following at December 31:

	2005	2004

Pre-production costs and library	$2,529,423	$783,103
In development programming	836,642	222,241

	$3,366,065	$1,005,344

      During the years ended December 31, 2005, 2004, and 2003, the Company capitalized film production costs approximating $2,361,000, $960,000, and $46,000, respectively. Once programming is released, capitalized production costs will be amortized in the proportion that the revenue during the period for each film bears to the estimated revenue to be received from all sources under the individual-film-forecast-computation method as defined in SOP 00-2.
      Pre-production and library costs include expenditures to acquire and develop raw content, to adapt videos or other properties and to categorize such content (by artist, genre) for inclusion in the Company’s library. The Company draws upon its content library in the production of shows/programs. Consequently, at December 31, 2005, management believes the Company’s library has future economic benefits in excess of capitalized costs. Programs in development are set in production, utilizing the library and/or developing new content. The Company has complete discretion in the development of programs under its distribution agreements. Management regularly evaluates its programs under development to determine if they will be ultimately utilized and delivered. In the event a program is not set in production within three years from the first capitalized transaction, all such costs will be expensed and loss recognized in earnings. Other factors evaluated by management include among others, (1) adverse changes in expected performance prior to release, (2) actual costs in excess of budgeted costs, (3) substantial delays, (4) changes in release plans, and (5) insufficient funding or resources to complete production. Whenever any of these factors is present, an assessment is carried out to determine whether estimated fair value is less than the carrying amounts. Fair value is estimated based on discounted cash flows methodology. Management carried out an evaluation at December 31, 2005, and based on such evaluation, determined that capitalized production costs are not impaired as of that date. The ultimate recovery of these costs is fully dependent upon the successful completion of the 2006 proposed offering.

Derivative Financial Instruments
      The Company records all derivative financial instruments in its balance sheet at estimated fair value regardless of the purpose or intent for holding the instrument. Changes in the fair value of derivative financial instruments are either recognized periodically in the results of operations or in shareholders’ deficit as a component of accumulated other comprehensive income, depending on whether the derivative instrument qualifies for hedge accounting as defined by SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” and related interpretations (“SFAS No. 133”). Changes in the fair value of derivatives not qualifying for hedge accounting are included in the results of operations as they occur.

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)

Revenue Recognition
      Subsequent to the Company’s expected launch date, revenues are expected to be generated from the distribution and airing of the Company’s programming pursuant to license agreements with cable and satellite television operators and recognized in accordance with SOP 00-2.
      Participation costs are accrued when incurred. At December 31, 2005, there were no accrued participation costs. Participation costs are not expected to be significant in the foreseeable future until the Company achieves sustainable production and distribution.

Common Stock Subject to Redemption
      The Company adopted SFAS No. 150, “Accounting for Certain Financial Instruments with Certain Characteristics of Both Liabilities and Equity” in 2003. Accordingly, shares subject to mandatory redemption or other obligations to be settled in shares of the Company, if any, are classified as liabilities when all the conditions of SFAS No. 150 have been met. The liability is initially recorded at its estimated fair value with changes in the fair value reflected in the results of operations. Upon the adoption of SFAS No. 150, the difference between the estimated redemption amount of shares subject to mandatory redemption and their book value totaled $212,789 and has been reflected as a cumulative change in accounting principle (see Note 10).

Equity Instruments Indexed to the Company’s Common Stock
      The Company evaluates free-standing instruments indexed to its common stock to properly classify such instruments within equity or as liabilities in its financial statements, pursuant to the requirements of the Financial Accounting Standards Board’s (“FASB”) Emerging Issues Task Force (“EITF”) Issue No. 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, EITF 01-06, “The Meaning of Indexed to a Company’s Own Stock”, EITF 05-04, “The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19”, and SFAS No. 133. The Company’s policy is to settle instruments indexed to its common shares on a first-in-first-out basis.

Debt Modifications
      Debt modifications and exchanges are evaluated under and accounted for pursuant to the requirements of EITF 96-19, “Debtor’s Accounting for a Modification or Exchange of Debt Instruments,” which requires a measurement of the difference between the estimated present values of the cash flows (which may include any other consideration at estimated fair value, in accordance with EITF 05-07, “Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related issues”) to be received by the holder of the debt instrument, as modified (together with additional consideration granted, if any) and under the debt instrument’s current terms. When such difference is greater than 10%, debt modifications are accounted for as extinguishments.

Equity Instruments for Services
      The Company follows SFAS No. 123, “Accounting for Stock-Based Compensation” (as amended by EITF 96-18, “Accounting for Equity Instruments That Are Issued To Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”) to account for transactions involving goods and services provided by third parties where the Company issues equity instruments as part of the consideration. Pursuant to paragraph 8 of SFAS No. 123, the Company accounts for such transactions using the estimated fair value of the consideration received (i.e. the value of the goods or services) or the estimated fair value of the equity

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
instruments issued, whichever is more reliably measurable. The Company applies EITF 96-18 when the value of the goods and/or services are not readily determinable and (1) the fair value of the equity instruments is more reliably measurable and (2) the counterparty receives equity instruments in full or partial settlement of the transactions, using the following methodology:

(a) For transactions where goods have already been delivered or services rendered, the equity instruments are issued on or about the date the performance is complete (and valued on the date of issuance).

(b) For transactions where the instruments are issued on a fully vested, non-forfeitable basis, the equity instruments are valued on or about the date of the contract.

(c) For any transactions not meeting the criteria in (a) or (b) above, the Company re-measures the consideration at each reporting date based on its then current stock value.

Income Taxes
      The Company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes”. SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or income tax returns. Under this method deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates for the year in which the differences are expected to reverse. Additionally, SFAS No. 109 requires that a valuation allowance must be established when it is more likely than not that all or a portion of deferred tax assets will not be realized (see Note 13).

Stock-Based Compensation
      The Company accounts for stock-based compensation issued to employees using the intrinsic value based method as prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock issued to Employees”. Under the intrinsic value based method, compensation expense is the excess, if any, of the estimated fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.
      During the years ended December 31, 2005, 2004 and 2003, the Company granted options to employees under one stock-based compensation plan (see Note 12). Stock-based compensation cost related to employee options totaled $453,157 and $415,660 during the years ended December 31, 2005 and 2004, respectively. Stock-based employee compensation cost related to options was immaterial to the financial statements for 2003 and for the period from June 23, 2000 (Inception) through December 31, 2002.
      During the year ended December 31, 2003, the Company granted the right to buy a total of 495,050 shares of common stock to two executives for $1,150, which was below the then estimated fair value of the underlying shares. Consequently, compensation expense totaling $228,770 was recorded in 2003 for the difference between fair value and the amount paid for such shares.
      SFAS No. 123, if fully adopted, changed the method of accounting for employee stock-based compensation to the fair value based method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant, stock volatility and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.
      The adoption of the accounting methodology of SFAS No. 123 was optional for equity instruments granted to employees, and the Company has elected to account for stock-based compensation issued to

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
employees using APB No. 25; however, pro forma disclosures, as if the Company adopted the cost recognition requirement under SFAS No. 123, are required to be presented. For stock-based compensation issued to non-employees, the Company uses the fair value method of accounting under the provisions of SFAS No. 123.
      SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure, an amendment of SFAS No. 123”, was issued in December 2002 and is effective for fiscal years ended after December 15, 2002. SFAS No. 148 amended the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.
      If the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation for all periods presented, the effect would be insignificant. See Note 12 for additional disclosures related to the Company’s stock-based compensation plans.
      In December 2004, the FASB issued SFAS No. 123-R, “Share-Based Payments,” as subsequently interpreted by SEC Staff Accounting Bulletin No. 107, “Share-Based Payments,” which replaces SFAS No. 123 and supersedes APB Opinion No. 25. As originally issued, SFAS No. 123 established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that pronouncement permitted entities to continue applying the intrinsic-value-based model of APB Opinion No. 25, provided that the financial statements disclosed the pro forma net income or loss based on the fair-value method. Due to the United States Securities and Exchange Commission (the “SEC”) announcement delaying the effective date, the Company applied SFAS No. 123-R as of January 1, 2006. Thus, the Company’s financial statements will reflect an expense for (a) all share-based compensation arrangements granted beginning January 1, 2006 and for any such arrangements that are modified, cancelled, or repurchased after that date, and (b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant-date estimated fair value of those awards.
      FASB Interpretation (“FIN”) No. 44, “Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB 25”, clarifies the application of APB No. 25 for (a) the definition of employee for purpose of applying APB No. 25, (b) the criteria for determining whether a plan qualifies as a non-compensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. Management believes that the Company accounts for transactions involving stock-based compensation in accordance with FIN No. 44.

Basic and Diluted Loss Per Common Share
      The Company computes loss per common share using SFAS No. 128 “Earnings Per Share”. Basic loss per share is computed by dividing net loss attributable to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts, such as stock options and warrants to issue common stock, were exercised, using the treasury stock method and convertible securities were converted into common shares using the if-converted method (see Note 5, 6, 7, 8, 9 and 11). The Company has recorded net losses from June 23, 2000 (Inception) through December 31, 2005. As a result, potentially dilutive common shares have been excluded from the calculation of diluted net loss per share, because the inclusion of those shares would be anti-dilutive.

Comprehensive Income (Loss)
      SFAS No. 130, “Reporting Comprehensive Income”, establishes standards for the reporting and display of comprehensive income or loss and its components in a full set of general-purpose financial statements.

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
Comprehensive income or loss is defined in FASB Concepts Statement No. 6 as “the change in equity (net assets) of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners.” For the years ended December 31, 2005, 2004 and 2003 and for the period from June 23, 2000 (Inception) through December 31, 2005, the Company had no items of other comprehensive income (loss). Therefore, net loss equals comprehensive loss for the periods presented.

Significant Recent Accounting Pronouncements
      SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity, and is effective for public companies as follows: (i) in November 2003, the FASB issued FASB Staff Position (“FSP”) FAS 150-03 (“FSP 150-3”), which defers indefinitely (a) the measurement and classification guidance of SFAS No. 150 for all mandatory redeemable non-controlling interests in (and issued by) limited-life consolidated subsidiaries, and (b) SFAS No. 150’s measurement guidance for other types of mandatory redeemable non-controlling interests, provided they were created before November 5, 2003; (ii) for financial instruments entered into or modified after May 31, 2003 that are outside the scope of FSP 150-3; and (iii) otherwise, at the beginning of the first interim period beginning after June 15, 2003. The Company adopted SFAS No. 150 during 2003. The adoption of this pronouncement had a material impact on the Company’s results of operations and/or financial condition (see Note 10).
      In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion 29, Accounting for Nonmonetary Transactions”. The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured using the estimated fair value of the assets exchanged. SFAS No. 153 eliminates the narrow exception for nonmonetary exchanges of similar productive assets and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has “commercial substance” if the future cash flows of the entity are expected to change significantly as a result of the transaction. This pronouncement is effective for nonmonetary exchanges in fiscal periods beginning after June 15, 2005. The adoption of this pronouncement is not expected to have a material impact on the Company’s financial statements.
      In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20, “Accounting Changes” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements.” This pronouncement applies to all voluntary changes in accounting principle, and revises the requirements for accounting for and reporting a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle, unless it is impracticable to do so. This pronouncement also requires that a change in the method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate that is affected by a change in accounting principle. SFAS No. 154 retains many provisions of APB Opinion No. 20 without change, including those related to reporting a change in accounting estimate, a change in the reporting entity, and correction of an error. The pronouncement also carries forward the provisions of FASB No. 3 which govern reporting accounting changes in interim financial statements. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Statement does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of SFAS No. 154. The adoption of this pronouncement is not expected to have a material impact on the Company’s future financial statements.

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
      In February 2006, the FASB issued SFAS No. 155 entitled “Accounting for Certain Hybrid Financial Instruments,” an amendment of SFAS No. 133 (“Accounting for Derivative Instruments and Hedging Activities”) and SFAS No. 140 (“Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”). In this context, a hybrid financial instrument refers to certain derivatives embedded in other financial instruments. SFAS No. 155 permits fair value re-measurement of any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133. SFAS No. 155 also establishes a requirement to evaluate interests in securitized financial assets in order to identify interests that are either freestanding derivatives or “hybrids” which contain an embedded derivative requiring bifurcation. In addition, SFAS No. 155 clarifies which interest/principal strips are subject to SFAS No. 133, and provides that concentrations of credit risk in the form of subordination are not embedded derivatives. SFAS No. 155 amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative. When SFAS No. 155 is adopted, any difference between the total carrying amount of the components of a bifurcated hybrid financial instrument and the fair value of the combined “hybrid” must be recognized as a cumulative-effect adjustment of beginning deficit/retained earnings.
      SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. Earlier adoption is permitted only as of the beginning of a fiscal year, provided that the entity has not yet issued any annual or interim financial statements for such year. Restatement of prior periods is prohibited.
      As noted in Stock-Based Compensation above, SFAS No. 123-R was issued in December 2004, and the Company will be required to apply the provisions of this Statement as of January 1, 2006. Upon adoption, this pronouncement did not have a material effect on our results of operations and basic and diluted loss per share.
      In January 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB 51”. The primary objectives of FIN No. 46 are to provide guidance on the identification of entities for which control is achieved through means other than voting rights (variable interest entities, or “VIEs”) and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity for which either: (1) the equity investors don’t have a controlling financial interest; or (2) the equity investment at risk is insufficient to finance that entity’s activities without receiving additional subordinated financial support from other parties. In addition, FIN No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. As amended in December 2003, the effective dates of FIN No. 46 for public entities that are not small business issuers are as follows: (a) For interests in special-purpose entities: the first period ended after December 15, 2003; and (b) For all other types of VIEs: the first period ended after March 15, 2004. Management has concluded that the Company does not have any VIEs. Consequently, the adoption of FIN No. 46 (Revised) did not have a significant effect on the Company’s financial statements.
      Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants and the SEC did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)

3.	PROPERTY AND EQUIPMENT
      Property and equipment consists of the following at December 31:

	2005	2004

Computers and production equipment	$2,011,983	$1,016,223
Furniture and fixtures	57,815	56,108
Leasehold improvements	312,486	226,151

	2,382,284	1,298,482
Accumulated depreciation and amortization	(848,073)	(312,089)

	$1,534,211	$986,393

      Computers and production equipment at December 31, 2005 and 2004 include assets recorded under capital leases totaling $776,484 and $38,344, respectively. The related accumulated amortization at December 31, 2005 and 2004 was $117,186 and $3,595, respectively.

4.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES
      Accounts payable and accrued liabilities consist of the following as of December 31:

	2005	2004

Payroll and related accruals	$281,335	$461,755
Accounts payable and other accruals	622,513	475,296

	$903,848	$937,051

5.	ACCRUED EXECUTIVE COMPENSATION
      On July 1, 2003 the Company entered into employment agreements with certain executives and key employees which provide for incentive compensation. Under these agreements, incentive compensation accrues to the extent salary amounts remain unpaid through payroll. The incentive compensation becomes payable as follows: (1) 50%, if and when the Company raises $5 million or more of capital and (2) 50% when the Company raises an additional $10 million or more of capital. Interest has been imputed on such accrued executive compensation at 10%. At December 31, 2004, the Company had accrued executive compensation, including imputed interest at 10% per annum, totaling $1,043,711. During 2005, an additional $680,484 of compensation to these executives and key employees, plus imputed interest at 10%, was accrued and deferred. As a result, accrued executive compensation increased to $1,780,195 prior to the refinancing described below.
      In September 2005, in connection with the 2005 Debt Restructuring, the Company agreed to convert $1,114,711 of accrued executive compensation into long-term notes payable. The notes bear interest at 10% per annum and principal and interest are due by February 28, 2007. Alternatively, in the event the Company raises (i) $10 million in debt or equity financing, 50% of the note balance becomes immediately due and payable or (ii) $20 million in debt and equity financing, the entire note payable amount becomes immediately due and payable.
      Upon the issuance of the notes, the Company granted warrants to acquire the Company’s common stock to these executives and key employees at the rate of approximately 1/15 warrant for each $1 of principal and interest converted to notes payable. This resulted in the grant of 71,978 warrants which expire on September 8, 2008 and are immediately exercisable at $0.0232 per share. Additionally, as further inducement to the employees, penalty warrants were granted upon the issuance of the notes payable at the rate of approximately

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
1/15 warrant for each $1 of principal and interest outstanding for each calendar quarter that the obligation remained unpaid dating back to 2004. As such, penalty warrants to acquire 325,811 common shares were granted to these employees. The warrants can be settled in unregistered shares (see Note 12). The Company evaluated the exchange of debt instruments and other consideration in accordance with EITF 96-19 and accounted for the transaction as an extinguishment. The excess consideration totaled $242,676 and was included in loss on extinguishment of debt in the accompanying statement of operations for the year ended December 31, 2005.
      Subsequent to the aforementioned note issuances, the remaining accrued executive compensation plus imputed interest totaled $465,333 at December 31, 2005.
      The Company modified the terms of the new notes effective October 12, 2005. Upon such modification, these notes were reclassified to other convertible notes payable, as presented in the accompanying December 31, 2005 balance sheet (see Note 9).

6.	DUE TO RELATED PARTIES
      Amounts due to related parties consist of the following at December 31:

	2005	2004

Advances from directors of the Company, which are non-interest bearing; due on demand	$203,128	$83,752
Advance from officer of the Company, bearing interest at 15% per annum; due on demand	—	227,057
Unsecured notes payable to stockholders, bearing interest at 10% per annum; due on demand	242,302	150,000
Unsecured notes payable to an entity owned by members of the Company’s management and directors; bearing interest at the Wall Street Journal Prime Rate (5.25% at December 31, 2004); due on demand	—	300,000
Advances from officer of the Company, non-interest bearing, due on demand	20,000	—

	$465,430	$760,809

      During the year ended December 31, 2005, the Company received $250,000 as loans from an entity that is owned by members of the Company’s management and directors. The loans bore interest at the Wall Street Journal prime rate and were due on demand.
      The Company received cash totaling $75,000 from a convertible loan from a shareholder in January 2005. The loan bears interest at 10% per annum and is due on demand. The loan holders were entitled to automatically convert to common stock upon the closing of a certain private placement, as defined. Such private placement did not occur, and therefore the contingent conversion feature expired.
      In September 2005, in connection with the 2005 Debt Restructuring, the Company replaced related party notes payable totaling $777,057. The new notes bear interest at 10% per annum, with principal and interest due by September 2008. Alternatively, in the event the Company raises (i) $10 million in debt or equity financing, 50% of the notes payable balance becomes immediately due and payable or (ii) at least $20 million, the entire amount becomes immediately due and payable. Upon the issuance of the aforementioned related party long-term notes, the Company granted warrants to acquire common shares at the rate of approximately 1/15 warrant for each $1 of principal and interest. This resulted in the grant of warrants to acquire 50,176 common shares, which expire on March 31, 2006 and are immediately exercisable at $0.0232 per share.

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
Additionally, as further inducement to the debt holders, warrants were granted upon the issuance of the notes payable, pursuant to the above formula. As such, warrants to acquire 134,940 shares were granted to these related parties. The warrants can be settled in unregistered common shares (see Note 12). The Company evaluated the exchange of debt instruments and other consideration in accordance with EITF 96-19 and EITF 05-07, and accounted for one loan totaling $227,057 as a modification and the balance of the transaction as an extinguishment. A debt discount approximating $48,000 (based on the estimated fair value of the warrants granted as consideration, using the Black-Scholes option pricing model) was recorded on the modified note payable. The excess consideration on extinguished notes payable approximated $65,000 and was included in loss on extinguishment of debt in the accompanying statement of operations for 2005.
      The Company modified the terms of the new notes effective October 12, 2005. Upon such modification, these notes were reclassified to other convertible notes payable, as presented in the accompanying December 31, 2005 balance sheet (see Note 9).
      During the year ended December 31, 2005, the Company received cash totaling $274,950 from other short-term loans from employees and/or Directors of the Company. Such loans are generally due on demand and bear interest at 10% per annum. The Company made cash repayments during 2005 on related party notes payable totaling $214,950. Approximately $97,000 of accrued interest was reclassified into related party notes payable during the year ended December 31, 2005.
      In early 2004, debt totaling $400,001 was converted into 1,112,769 shares of the Company’s common stock at conversion rates deemed beneficial in relation to the estimated fair value of the common stock. The conversion represented an inducement not contemplated by the original terms of these debt agreements. The Company recognized a $2,359,951 charge upon the exchange and accounted for the transaction as an extinguishment pursuant to EITF 96-19 (See Note 12).

7.	NOTES PAYABLE
      Notes payable, all current, consist of the following at December 31:

	2005	2004

Note payable to an unrelated bridge lender; unsecured; bearing interest at 7% per annum; repaid in 2005	$—	$150,000
Notes payable to an investment banker; unsecured; bearing interest at the Wall Street Journal prime rate (5.25% at December 31, 2004), due on demand; modified to convertible debt in 2005	—	300,000

	$—	$450,000

      In September 2005, in connection with the 2005 debt restructuring, the Company agreed to replace notes payable totaling $100,000 borrowed in January 2005 plus $300,000 borrowed in 2004 with new long-term notes payable. The new notes bear interest at 10% per annum with principal and accrued interest due at dates through September 2008. Alternatively, in the event the Company raises (i) $10 million in debt or equity financing, 50% of the notes payable balance becomes immediately due and payable or (ii) at least $20 million, the entire amount becomes immediately due and payable. Upon the issuance of the new notes, the Company granted warrants to acquire the Company’s common stock to the debt holders at rates between 1/15 and 1/23 warrant for each $1 of principal and interest converted to notes payable. This resulted in the grant of warrants to acquire 23,676 common shares, which expire in September 2008 and are immediately exercisable at $0.0232 per share.
      Additionally, as further inducement to the debt holders, penalty warrants were granted upon the issuance of the notes payable at rates ranging from 1/15 to 1/23 warrant for each $1 of principal and interest outstanding.

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
As such, additional warrants to acquire 67,171 common shares were granted. The warrants can be settled in unregistered common shares (see Note 12). The Company evaluated the exchange of debt instruments and other consideration in accordance with EITF 96-19 and EITF 05-07. The modification to the 2004 notes was deemed to be an extinguishment and a loss on extinguishment approximating $17,000 was recorded. The modification of the January 2005 note was accounted for as a modification. A debt discount approximating $5,000 (based on the estimated fair value of the warrants granted as consideration, using the Black-Scholes option pricing model), was recorded on such modified note payable.
      On August 31, 2005, the Company issued two new notes payable totaling $378,437 and equity instruments valued at approximately $44,000 in connection with the refinancing of $556,399 of accounts payable. The notes bear interest at 10% per annum and mature in September 2007. The equity instruments consisted of 25,631 common shares plus warrants to acquire an aggregate of 70,445 common shares at exercise prices ranging from $0.023 to $13.93. The transaction was accounted for as an extinguishment pursuant to EITF 96-19 and a gain on the extinguishment of $134,413 was recognized.
      During the year ended December 31, 2005, the Company borrowed $525,000 under several two-year notes payable. The notes bear interest at 10% per annum. In the event the Company raises (i) $10 million in debt or equity financing, 50% of the notes payable balance becomes immediately due and payable or (ii) $20 million, the entire amount becomes immediately due and payable. Upon the issuance of the new notes, the Company granted warrants to acquire the Company’s common stock to the debt holders at the rate of approximately 1/23 warrant for each $1 of principal and interest converted to notes payable. This resulted in the grant of warrants to acquire 22,600 common shares, which expire in September 2008 and are immediately exercisable at $0.0232 per share. Debt discounts approximating $14,000 (based on the estimated fair value of the warrants granted, using the Black-Scholes option pricing model, and the relative fair value of the proceeds) were recorded in connection with these debt and warrant issuances. Prior to December 31, 2005, the Company repaid $45,000 on these notes payable. The remaining notes payable were modified in October 2005 (see below).
      During the year ended December 31, 2005, the Company received $85,000 under several notes payable that were due on demand and accrued interest at 10% per annum. Such notes were repaid in full prior to December 31, 2005. Additionally, a $150,000 note payable from 2004 was repaid in full during the year ended December 31, 2005.
      The Company modified the terms of the remaining $1,258,437 of notes payable effective October 12, 2005. Upon such modification, these notes were reclassified to other convertible notes payable, as presented in the accompanying December 31, 2005 balance sheet (see Note 9).

8.	CONVERTIBLE NOTES PAYABLE — BRIDGE FINANCINGS
      In September, 2005, the Company initiated a bridge financing of notes totaling $1,200,000 (the “September Bridge Financing”). Through December 31 2005, the Company had raised $1,200,000 (before investment bankers’ fees and commissions totaling $162,606). The notes range in principal between $25,000 and $200,000, are unsecured and bear interest at 12% per annum which is payable monthly. The notes carry a mandatory election, whereby the note holder was required to make an election whereby they could (i) convert into units which will remain unregistered for one year at a 50% discount to the initial offering price in the 2006 Proposed Offering and receive a five year warrant for one half share (ii) elect to convert into registered common units in the 2006 Proposed Offering (each unit consisting of one share of common stock and a warrant to purchase one half share) at 50% of the initial public offering price and have their units purchased by the underwriters or (iii) not convert and be repaid from proceeds. Principal and any unpaid accrued interest are due on June 30, 2006. Proceeds from the notes were used for working capital purposes. Holders of aggregate principal totaling approximately $838,000 in the September Bridge Financing have agreed to

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
convert into common stock units to be registered with the remaining holders expected to receive unregistered common stock units upon the closing of the 2006 Proposed Offering.
      In October 2005, the Company initiated a second bridge financing of notes up to $6.0 million (the “October Bridge Financing”). Through December 31, 2005, the Company had raised $5,635,000 (before investment bankers’ fees and commissions totaling $676,200). The notes vary in principal amount, are unsecured, and bear interest at 10% per annum, which is payable (interest only) monthly. Holders of the notes automatically convert into: (i) common stock units which will remain unregistered for one year at a 33.33% discount to the initial offering price in the 2006 Proposed Offering and receive a five year warrant for one half share or (ii) registered common units in the 2006 Proposed Offering at 66.67% of the initial public offering price and have their units purchased by the underwriters. Principal and any remaining accrued interest are due on July 31, 2006. Proceeds from the notes were used for working capital purposes. Holders of aggregate principal totaling approximately $4,616,000 in the October Bridge Financing have agreed to convert into common stock units to be registered with the remaining holders expected to receive unregistered common stock units upon the closing of the 2006 Proposed Offering.
      Holders of Bridge Financing notes that elected to convert into unregistered shares were provided with a warrant to purchase one half share of common stock Approximately 120,000 warrants were granted, which constituted a modification to the original terms. The value of the warrants was estimated using the Black Scholes option-pricing model pursuant to EITF 96-19 and was deemed insignificant.

Liquidated Damages
      The note documents provide that in the event the 2006 Proposed Offering is not completed prior to July 31, 2006, all Bridge Financing notes will become due and payable and, in addition to repayment of the notes on the maturity date, a post-maturity warrant will be issued to each note holder entitling the holder to purchase the number of shares of common stock of the Company equal to the principal amount of each note, at an exercise price equal to the fair market value of one share of common stock as of the maturity date.

Registration Rights
      The Company has agreed, as more fully described in the Bridge Financing documents, to (a) register for resale the securities into which the Bridge Financing notes may be converted in a registration statement to be filed with the SEC as part of its initial public offering (b) for a period of two years following conversion of the notes, grant the holders of the notes certain piggy-back registration rights requiring the Company to register the resale of the securities in any registration statements filed by the Company following the initial public offering (other than registration statements on Form S-4 and S-8) if for any reason the initial registration statement is no longer effective and (c) grant the holders of the securities issuable upon exercise of the post-maturity warrant certain piggy-back registration rights requiring the Company to register the resale of the shares issuable upon exercise of such warrant in any registration statements filed by the Company following the initial public offering (other than registration statements on Form S-4 and S-8) for two years following exercise of the post-maturity warrants.

Evaluation of Conversion Feature and Registration Rights
      The contingent conversion feature embedded in the Company’s Bridge Financing Notes (for which conversion was elected) meets all the criteria of SFAS No. 133 paragraph 12 for bifurcation, is not part of a conventional convertible debt financing and does not meet the scope exception of paragraph 11(a) of SFAS No. 133 to be excluded as a derivative. Accordingly, the contingent conversion feature related to the Bridge Financing Notes has been accounted for as derivative liability (See Note 11).

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)

9.	OTHER CONVERTIBLE NOTES
      Other convertible notes consist of the following at December 31:

	2005	2004

Notes payable to related parties, net	$1,895,798	$—
Notes payable to unrelated parties	1,331,821	—

	$3,227,619	$—

      Notes payable to related parties arose as part of the 2005 Debt Restructuring during the third quarter of 2005, upon the conversion of accrued executive compensation payable of $1,114,711 and other related party obligations totaling $777,057, plus accrued interest, into three year term notes plus warrants (see Notes 5 and 6). As per the original terms, these notes were unsecured, bore interest at 10% per annum, and matured through September 2008.
      Notes payable to unrelated parties consist of two year term notes issued in 2005 for $1,258,437 (see Note 7) plus accrued interest. As per the original terms, these notes are unsecured, bear interest at 10% per annum and matured at dates through September 2007.
      The Company modified the terms of the aforementioned notes payable, pursuant to which, effective October 12, 2005, holders received the right to convert their notes into shares of the Company’s common stock at a discount of 33.33% to the offering price in the 2006 Proposed Offering, as defined. Upon such modification, these notes were reclassified to other convertible notes payable, as presented in the accompanying December 31, 2005 balance sheet. The Company evaluated the modification to these debt instruments in accordance with EITF 96-19 and EITF 05-07 and accounted for the transactions as extinguishments at the modification date. In connection with these extinguishments, the Company recognized an aggregate loss of approximately $452,000.
      The modification provided the note holders with liquidated damages and registration rights similar to the October Bridge Financing holders as described below:

Liquidated Damages
      The note documents (as modified) provide that in the event the 2006 Proposed Offering is not completed prior to July 31, 2006, the notes referred to above will become due and payable and, in addition to repayment of the notes on the maturity date, a post-maturity warrant will be issued to each note holder entitling the holder to purchase the number of shares of common stock of the Company equal to the principal amount of each note, at an exercise price equal to the fair market value of one share of common stock as of the maturity date.

Registration Rights
      Pursuant to the modification, the Company agreed to (a) register for resale the securities into which the notes may be converted in a registration statement to be filed with the SEC as part of its initial public offering (b) for a period of two years following conversion of the notes, grant the holders of the notes certain piggy-back registration rights requiring the Company to register the resale of the securities in any registration statements filed by the Company following the initial public offering (other than registration statements on Form S-4 and S-8) if for any reason the initial registration statement is no longer effective and (c) grant the holder of the securities issuable upon exercise of the post-maturity warrant certain piggy-back registration rights requiring the Company to register the resale of the shares issuable upon exercise of such warrant in any

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
registration statements filed by the Company following the initial public offering (other than registration statements on Form S-4 and S-8) for two years following exercise of the post-maturity warrants.

Evaluation of Conversion Feature and Registration Rights
      The contingent conversion feature embedded in the Company’s Bridge Financing Notes meets all the criteria of SFAS No. 133 paragraph 12 for bifurcation, is not part of a conventional convertible debt financing and does not meet the scope exception of paragraph 11(a) of SFAS No. 133 to be excluded as a derivative. Accordingly, the contingent conversion feature related to the Bridge Financing Notes has been accounted for as a derivative liability (See Note 11).

10.	COMMON STOCK SUBJECT TO REDEMPTION
      Pursuant to provisions in certain employment agreements (see Note 14), the Company may be required to purchase shares held by two executives/founders for an amount in cash equal to their fair market value in the event of termination or death. Under SFAS No. 150, which was adopted in 2003, these shares are considered mandatorily redeemable upon an event certain to occur and therefore, outside of the Company’s control. Accordingly, vested shares held by the executives have been classified as liabilities at December 31, 2005 and 2004, respectively. The liability is carried at the estimated redemption amount (or fair value) at each reporting date with changes in redemption amounts reflected in the accompanying statements of operations. Estimated fair value of the Company’s common shares was determined by an independent third-party valuation. Shares subject to mandatory redemption upon termination or death of holders were as follows at December 31:

	2005	2004

Shares subject to redemption	1,319,060	960,181
Redemption amount (fair value of shares at the balance sheet date)	$612,835	$935,137
Changes in redemption amount	$322,302	$1,276,404
      Upon the adoption of SFAS No. 150 during the year ended December 31, 2003, the difference between the estimated redemption amount of the shares and their book value which totaled $212,789 was reflected as a cumulative effect of change in accounting principle.

11.	DERIVATIVE LIABILITIES
      The Bridge Financing notes (issued between September and December 2005; see Note 8) and certain other notes payable (as modified in the fourth quarter of 2005; see Note 9) provided the holders with an election to convert into common stock units in the 2006 Proposed Offering at a discount (33.33% to 50%) to the initial public offering price. In addition, the note holders were provided with registration rights requiring the underlying common stock units to be registered and have them purchased by the underwriters. The Company will be required to pay significant penalties (in the form of post-maturity warrants) equal in number to the principal amount of each note, in the event the 2006 Proposed Offering is not completed by maturity dates. Management believes the conversion feature embedded in such notes payable (for which conversion was elected) must be bifurcated and accounted for as a derivative liability under SFAS No. 133.
      The embedded contingent conversion feature that is part of such Company’s notes meets all the criteria of SFAS No. 133 paragraph 12 for bifurcation as follows: (i) the economic characteristics of the conversion feature are not closely related to the host Notes payable; (ii) the host Notes payable are not re-measured at fair value under current U.S. GAAP and (iii) a free-standing financial instrument with the same characteristics as the embedded contingent conversion feature would qualify as a derivative under paragraphs 6-8 of SFAS No. 133. Specifically, (i) there is a notional (the number of shares to be issued at

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
conversion or face amount), (ii) an underlying (the 2006 Proposed Offering price); (iii) no initial investment value at the inception of the contract, and (iv) the contingent conversion feature meets the net settlement criteria because the holders can convert into registered common units and have the right to immediately sell such units to the underwriter (at the IPO date) (pursuant to paragraphs 6(c) and 9(b) of SFAS No. 133).
      Further, the embedded conversion feature does not meet the scope exception of paragraph 11(a) of SFAS No. 133. Specifically, because the conversion rate is based on a percentage of the 2006 Proposed Offering price, the number of shares required for settlement of the conversion option is not fixed. As a result, the Bridge Financings notes and Other Convertible notes are not considered conventional convertible debt financings pursuant to EITF 05-02 and thus, an evaluation under EITF 00-19 was carried out. Management determined that the registration rights granted to note holders provide for significant penalties payable, and as a result, the Company is required to assume settlement in registered shares, which is considered beyond the control of the Company. Accordingly, the contingent embedded conversion feature has been accounted for as a derivative liability.
      Under SFAS No. 133, a derivative liability is carried at fair value at each reporting date and changes in fair value are reported in earnings. The Company estimated fair value of the derivative liability at inception (as described below) and applied the proceeds as follows: $5,762,040 to the Bridge Financing Notes, $3,227,619 to the other convertible notes and $1,484,435 to the derivative liability. Amounts allocated to the notes payable have been classified as debt discounts and are amortized to interest expense over the term of the notes.
      Management estimated the fair value of the derivative liability (represented by the contingent embedded conversion feature), in consultation with a valuation expert, using the following assumptions: (i) an estimated conversion price at a discount of 33.33% to 50% to the initial offering price, (ii) an estimated initial offering price of $6 per common stock unit, (iii) a volatility of 120% using industry peer companies and (iv) a risk free interest rate of 4.7% per annum. In addition, the estimated value of the contingent embedded conversion was adjusted for the probability of completing the initial public offering and a discount for liquidity after the initial public offering.
      Using the same methodology, management estimated the value of such derivative liability at December 31, 2005. The risk free interest rate at December 31, 2005 was 4.8% per annum. The change in fair value of the derivative liability was reflected in the results of operations and approximated $537,000 for the period from inception of the notes to December 31, 2005.

12.	EQUITY TRANSACTIONS

Preferred Stock
      The Company has authorized the issuance of up to 12,480,952 shares of preferred stock. The Company designated 4,456,423 shares as the Series A-1 convertible preferred stock (“Series A-1”). At December 31, 2003, 4,415,992 shares of Series A-1 preferred shares were outstanding which had been issued at an original price of $0.2226 per share. The Series A-1 preferred shares (i) were convertible into shares of common stock on a one-for-one basis, subject to certain adjustments; (ii) carried a dividend yield of 9% per annum (dividends are non cumulative, if and when declared); (iii) entitled the holders to elect one director and to vote equally with the common shares outstanding with respect to certain other matters; (iv) carried voting rights requiring a majority to approve any amendment of the bylaws, any change to the number of authorized preferred shares, any recapitalization of the Company and other events; and (v) had a liquidation preference at the original issue price plus dividends declared. The Series A-1 preferred shares also had special voting rights with regard to the occurrence of certain events, including a change in control or sale of substantially all of the assets of the Company.

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
      On February 12, 2004, the 4,415,992 Series A-1 preferred shares were retired for $1,600,000, using the proceeds from the 2004 Equity Private Placement. Such preferred shares were originally issued for net proceeds of $973,000. The Company charged the $627,000 excess retirement price as an imputed dividend, directly to deficit accumulated during the development stage.

Common Stock
      The Company has authorized the issuance of up to 140,000,000 shares of common stock at no par value.
      In February 2004, debt from related parties, totaling $400,001 was converted into 1,112,769 shares of the Company’s common stock at conversion rates deemed beneficial in relation to the fair value of the common stock. The conversion represented an inducement not previously contemplated by the original terms of these debt agreements. The Company estimated the fair value of the common shares at $2,759,951 based on factors including contemporary common stock issuance prices. Accordingly, pursuant to EITF 96-19, the transaction was accounted for as an extinguishment and the Company recorded a loss on conversion of debt to common stock of $2,359,951 representing the difference between the carrying value of the debt and the estimated fair value of the common shares issued (see Note 6).
      On February 12, 2004, the Company raised approximately $6 million in net capital from outside investors, in connection with the 2004 Equity Private Placement, through the issuance of 22,950,820 common stock units, including approximately 1/23 share of common stock and a warrant entitling the holder to purchase approximately 1/46 of a common share, subject to certain terms as more fully described herein.
      Additionally, the Company issued 157,081 common shares as finder’s fees to a consultant, in connection with the 2004 Equity Private Placement. This transaction was valued at $389,600, based on the estimated fair value of the common shares issued.
      In July 2003, the Company issued 589,757 shares of restricted common stock to several employees in connection with employment agreements (see Note 14). Based on the then estimated fair value of the underlying stock, the Company estimated that total compensation expense approximating $135,629 to be recorded over the vesting period of the restricted shares. Pursuant to the original terms, the shares vest 15% 6-months from the date of grant, then 2.5% on the first day of each succeeding month thereafter for the next 34 months. The shares became fully vested concurrent with the 2004 Equity Private Placement. Accordingly, for the year ended December 31, 2004, the Company recorded the remaining unamortized amount to compensation expense.
      On May 19, 2004, the Company raised approximately $400,000 in capital from two outside investors through the issuance of 1,176,472 common stock units; each unit includes approximately 1/23 share of common stock and a warrant entitling the holder to purchase approximately 1/46 of a common share, subject to certain terms.
      During July and August 2004, the Company raised $346,100 in capital from four investors through the issuance of 935,404 common stock units; each unit includes approximately 1/23 share of common stock and a warrant entitling the holder to purchase approximately 1/46  share of common stock, subject to certain terms.
      In August 2004, one of the Company’s vendors converted amounts due for legal services into common stock units. The Company issued 146,046 common stock units for $54,037 of services provided. Each unit includes 1/23 share of common stock and a warrant entitling the holder to purchase 1/46  share of common stock, subject to certain terms.
      In December 2004, the Company issued 110,448 shares of common stock to three of its directors for an aggregate exercise price of $2,565 in connection with the exercise of options issued in prior years.

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
      On September 15, 2005, the Company issued 17,084 common shares to an employee for services performed.

Options Issued Under the Plan
      The Company’s 2000 Equity Incentive Plan (the “Plan”) has reserved 469,784 shares of common stock for the issuance of option grants to officers, directors and consultants of the Company. The options have a 10-year life, and generally 25% vest immediately upon the date of grant and thereafter ratably over a stipulated vesting period based on the recipient, generally two to three years. Effective October 25, 2005, the Board of Directors and majority shareholders approved an increase in the number of shares of common stock issuable pursuant to the Company’s 2000 Equity Incentive Plan (the “Plan”).
      Between June 2000 and December 31, 2002, the Company granted options to acquire 106,479 shares of common stock under the Plan to consultants for completed services. In accordance with SFAS No. 123 and EITF 96-18, the Company expensed an amount equal to the estimated fair value of these options on the date of grant, as determined using the Black-Scholes option-pricing model, which totaled $73,750.
      In March, 2003, the Company granted options to acquire 46,276 common shares to employees and 4,305 common shares to a consultant for completed services. Expense recorded related to the grant of such options to employees was not significant. With respect to options granted to non-employees, in accordance with SFAS No. 123 and EITF 96-18, the Company expensed an amount equal to the estimated fair value of these options on the date of grant, as determined using the Black-Scholes option-pricing model (minimum value method). Such amount was also immaterial to these financial statements.
      In November 2004, the Company granted to an employee options to acquire 11,389 shares with an exercise price of $4.18 per share, a life of five years and vest upon the grant date. The exercise price was deemed to be in excess of the estimated fair value of the underlying common stock, and therefore, no compensation expense was recorded.
      The number of shares of common stock issuable under the Plan was increased by 301,334 common shares in December 2005 as described below to a total of 469,784 common shares. Concurrent with the increase in the Plan, options to purchase 223,848 common shares were issued to employees and consultants of the Company. Options granted to employees have an exercise price of $2.59 per share, expire in October 2015, and vest 25% on the first anniversary of the employee’s date of hire and then ratably over the following 36 months. The exercise price was deemed to be in excess of the estimated fair value of the underlying shares on the date of grant, and therefore no compensation expense was recorded per APB Opinion No. 25. The options granted to one consultant have substantially the same terms as those granted to employees and had no significant grant date fair value, as determined by the Black-Scholes option pricing model (minimum value method).
      As of November 22, 2005, the Company’s Board of Directors approved and formalized changes to an agreement with a director, pursuant to which the director will receive, in addition to cash compensation, an option to purchase 25,829 shares of common stock for his services as a director. The options have an exercise price of $2.59 per share, expire in October 2015, and vest immediately. The exercise price was deemed to be in excess of the estimated fair value of the underlying shares on the date of grant, and therefore no compensation expense was recorded per APB Opinion No. 25.
      In December 2005, the Company granted option to acquire 30,134 shares of the Company’s common stock at $3.60 per share in connection with a consulting agreement. The options expire in December 2007 and vest monthly over the two-years following the date of grant. The options had no significant grant date fair value, as determined by the Black-Scholes option pricing model (minimum value method).

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
      During the year ended December 31, 2005, options to acquire 234,659 common shares were exercised at prices between $0.0023 and $0.0232 per share for total consideration of $4,394.

Non-Plan Options
      Concurrent with the 2004 Equity Private Placement, the Company granted options to acquire 196,350 common shares to two directors of the Company for their services as officers of the Company. Such options have an exercise price of $0.0232 per share, a life of five years, vest 25% on August 12, 2004, and the balance vests monthly in equal installments for the subsequent 18 months. The exercise price of such options was deemed to be less than the estimated fair value of the underlying stock, and in accordance with APB Opinion No. 25, the Company is recording the intrinsic value of approximately $900,000 as compensation expense over the vesting period, of which approximately $450,000 and $410,000 was expensed during the years ended December 31, 2005 and 2004, respectively.
      In addition, on the same date the Company granted options to purchase 98,175 common shares to a non-employee director for consulting services under an agreement that expires in 2006. The options had the same terms as those mentioned above. In accordance with EITF 96-18, the expense to be recognized for these options was based on the applicable fair value of the options as the services are performed. At the date of grant, the Company estimated the fair value of these options to be approximately $450,000, using the Black-Scholes option-pricing model (minimum value method). For the years ended December 31, 2005 and 2004, the Company expensed approximately $225,000 and $210,000, respectively, based on the services performed and estimated fair value of the options at year-end.
      A summary of the stock option activity for the period June 23, 2000 (Inception) through December 31, 2005 is presented below:

		Weighted
		Average
		Exercise
	Options(*)	Price(*)

Options outstanding — June 23, 2000 (Inception)	—	$—
Options granted	20,888	$2.5855
Options exercised	—	$—
Options expired or forfeited	—	$—

Options outstanding — December 31, 2000	20,888	$2.5855
Options granted	66,186	$2.5855
Options exercised	—	$—
Options expired or forfeited	—	$—

Options outstanding — December 31, 2001	87,074	$2.5855
Options granted	19,405	$2.5855
Options exercised	—	$—
Options expired or forfeited	—	$—

Options outstanding — December 31, 2002	106,479	$2.5855
Options granted	50,581	$0.0023
Options exercised	—	$—
Options expired or forfeited	—	$—

Options outstanding — December 31, 2003	157,060	$1.7539

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)

		Weighted
		Average
		Exercise
	Options(*)	Price(*)

Options granted	305,915	$0.1789
Options exercised	(110,448)	$0.0232
Options expired or forfeited	—	—

Options outstanding — December 31, 2004	352,527	$0.9292
Options granted	279,815	$2.5855
Options exercised	(234,659)	$0.0187
Options expired or forfeited	(11,389)	$4.1814

Options outstanding — December 31, 2005	386,294	$2.6646

(*) Reflects effect of 23.23 to 1 reverse stock split declared in December 2005.

	Options Outstanding			Options Exercisable

	Number of			Number of
	Options(*)	Weighted	Weighted	Options(*)	Weighted
	Outstanding at	Average	Average	Exercisable at	Average
Exercise	December 31,	Remaining	Exercise	December 31,	Exercise
Price(*)	2005	Life in Years	Price(*)	2005	Price(*)

$2.5855	356,162	7.8	$2.5855	303,799	$2.5855
$3.6000	30,132	0.2	$3.6000	1,256	$3.6000

	386,294	8.0	$2.6646	305,055	$2.5942

(*) Reflects effect of 23.23 to 1 reverse stock split declared in December 2005.
      The weighted average grant-date fair value per share of options granted during 2005 and 2004 was approximately $0 and $2.46, respectively. Such fair value was estimated by using a Black-Scholes option pricing model (minimum value method) based on the exercise price per share, the estimated fair value of the Company’s common stock, and following weighted average assumptions:

	2005	2004

Expected life	5 Years	5 Years
Estimated volatility	0%	0%
Risk-free interest rate	4.41%	4.08%
Dividends	None	None

Warrants
      In connection with the 2004 Equity Private Placement, the Company issued 22,950,820 common stock units, including approximately 1/23 share of common stock and a warrant entitling the holder to purchase approximately 1/46  share of common stock. As a result, warrants to acquire 493,991 shares of common stock were granted to the investors. Such warrants have an exercise price of $8.48 per share, a life of one year, and were fully vested upon the date of grant. Additionally, the Company granted warrants to acquire 98,798 common shares to a consultant for the 2004 Equity Private Placement.
      On May 19, 2004, the Company issued 1,176,472 common stock units, including approximately 1/23 share of common stock and warrants entitling the holders to purchase approximately 1/46  share of common stock. As

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
a result, warrants to acquire 25,322 common shares were granted to the investors. Such warrants have an exercise price of $9.29 per share, a life of one year, and were fully vested upon the date of grant. Additionally, the Company granted warrants to acquire 3,444 common shares to a consultant as a finder’s fee for this investment.
      In July and August 2004, the Company issued 935,404 common stock units, including approximately 1/23 share of common stock and warrants entitling the holders to purchase approximately 1/46  share of common stock. As a result, warrants to acquire 21,386 common shares were issued to the investors. Such warrants have an exercise price of ranging from $9.29 to $10.22 per share, a life of one year, and were fully vested upon the date of grant.
      In August 2004, the Company issued 146,046 common stock units, including approximately 1/23 share of common stock and warrants entitling the holders to purchase approximately 1/46  share of common stock, for legal services. As a result, warrants to acquire 3,936 common shares were issued. Such warrants have an exercise price of $10.22 per share, a life of one year, and were fully vested upon the date of grant.
      In August 2004, warrants to acquire 148,197 common shares were granted to investors that were part of the 2004 Equity Private Placement. Provisions of the 2004 Equity Private Placement called for the investors to receive approximately 0.006 warrants for each unit purchased as liquidated damages in the event that the Company’s stock is not publicly traded on a recognized stock exchange within 180 days following the closing date. The warrants are exercisable at a price of $0.0023 per share, expire one year from the date of grant and were fully vested upon the date of grant. At the date of grant, the Company estimated the fair value of these warrants to be approximately $367,000, using the Black-Scholes option-pricing model. Such expense is included as penalty warrants expense in the accompanying statement of operations for the year ended December 31, 2004. See “Classification of Warrants” below.
      In December 2004, the Company granted warrants to acquire 11,848 common shares in connection with a loan (see Note 6). The warrants are exercisable at $7.5962 per share, expire in one year, and were fully vested upon the date of grant. Using the Black-Scholes option-pricing model, the estimated fair value of the warrants was not significant. The warrants can be settled in unregistered shares.
      During the year ended December 31, 2005, warrants to acquire 1,039,891 common shares were exercised at prices between $0.0023 and $8.47 per share for total consideration of $1,536,828.
      On August 31, 2005, the Company issued 25,631 common shares plus 70,445 warrants to purchase common shares in connection with the refinancing of certain vendor obligations payable totaling $556,399 into notes payable (see Note 7).
      During the year ended December 31, 2005, the Company granted warrants to acquire 397,789 common shares to employees in connection with the conversion of accrued executive compensation to long-term notes payable (see Note 5).
      During the year ended December 31, 2005, the Company granted warrants to acquire 269,809 common shares to note payable holders in connection with modifications to the terms of those notes (see Notes 6 and 7).

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
      A summary of the warrant activity for the period from June 23, 2000 (Inception) through December 31, 2005 is presented below:

		Weighted
		Average
		Exercise
	Warrants(*)	Price(*)

Warrants outstanding — June 23, 2000 (Inception)	182,789	$0.0256
Warrants granted	—	$—
Warrants exercised	(86,096)	$0.0046
Warrants expired or forfeited	—	$—

Warrants outstanding — December 31, 2000	96,693	$0.0465
Warrants granted	—	$—
Warrants exercised	—	$—
Warrants expired or forfeited	—	$—

Warrants outstanding — December 31, 2001	96,693	$0.0465
Warrants granted	116,229	$5.5032
Warrants exercised	—	$—
Warrants expired or forfeited	—	$—

Warrants outstanding — December 31, 2002	212,922	$3.0245
Warrants granted	—	$—
Warrants exercised	—	$—
Warrants expired or forfeited	—	$—

Warrants outstanding — December 31, 2003	212,922	$3.0245
Warrants granted	817,685	$6.8203
Warrants exercised	—	$—
Warrants expired or forfeited	—

Warrants outstanding — December 31, 2004	1,030,607	$6.0282
Warrants granted	738,043	$0.3961
Warrants exercised	(1,039,891)	$6.9412
Warrants expired	(585,813)	$1.4779

Warrants outstanding — December 31, 2005	142,946	$6.2212

      Approximately 11,800 warrants expire before December 31, 2006.

(*) Reflects effect of 23.23 to 1 reverse stock split declared in December 2005.

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)

	Warrants Outstanding			Warrants Exercisable

	Number of	Weighted	Weighted	Number of	Weighted
	Warrants(*)	Average	Average	Warrants(*)	Average
Exercise	Outstanding at	Remaining	Exercise	Exercisable at	Exercise
Price(*) Range	December 31, 2005	Life in Years	Price(*)	December 31, 2005	Price(*)

$3.1361	10,762	3.82	$3.1361	10,762	$3.1361
$5.1710	94,705	1.25	$5.1710	94,705	$5.1710
$7.5962	24,664	1.86	$7.5962	24,664	$7.5962
$13.9264	12,815	2.67	$13.9264	12,815	$13.9264

	142,946	1.68	$6.4723	142,946	$6.4723

(*) Reflects effect of 23.23 to 1 reverse stock split declared in December 2005.
      The weighted average grant-date fair value per share of warrants granted during 2005 and 2004 was approximately $0.59 and $0.70 per share, respectively. Such fair value was estimated by using the Black-Scholes stock option pricing model (minimum value method) based on the exercise price per share, the estimated fair value of the Company’s common stock, and following weighted average assumptions:

	2005	2004

Expected life	1 Year	1 Year
Estimated volatility	0%	0%
Risk-free interest rate	3.75%	4.08%
Dividends	None	None

Classification of Warrants
      Based on the Company’s settlement policy, the warrants described below constitute pre-existing commitments and would be settled into shares of common stock before other instruments indexed to the Company’s common stock (see Notes 9 and 10).
      In connection with the 2004 Equity Private Placement, the Company issued units consisting of 987,981 shares of common stock and 493,991 warrants with a one year term, to investors and a consultant. The Investor Rights Agreement issued as part of the 2004 Equity Private Placement provides holders of the shares with registration rights as follows: (1) investors holding at least 50% of the shares may, after six months from the closing, request the Company to file a registration statement, in which case the Company shall use reasonable efforts, subject to certain limitations, to register the shares with no specified deadline to do so; or (2) piggy-back registration rights, if and when the Company decides to register its shares. The Investor Rights Agreement also provides that in the event the Company does not complete the following within six months from the closing: (1) a reverse merger (2) its stock is not listed on a public exchange or (3) have an effective registration statement covering the Company’s shares, the holders of units would be entitled to 0.15 warrants as penalty.
      Based on the foregoing factors, the Company concluded that the warrants, as a separate instrument, meet the scope exception of paragraph 11(a) of SFAS No. 133, as they are indexed to the Company’s common stock and would be classified within equity (after consideration of the requirements of EITF 00-19). In addition, the liquidated damages penalty is a separate instrument that would be classified as a liability. The penalty was settled in August 2004 when the Company issued penalty warrants valued at $367,000. All warrants issued in connection with the 2004 Equity Private Placement were exercised in February 2005 in exchange for unregistered shares.

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
      In connection with the 2005 Debt Restructuring, the Company issued warrants for the purchase of 724,442 shares of the Company’s common stock. The warrants have an exercise price of $0.023 and expire at dates up to three years. The purchase rights represented by these warrants are exercisable at any time during the term by the surrender of the warrant and by payment in cash, cancellation of debt or by net issue exercise, as defined. The number of shares issuable pursuant to the warrants may be subject to adjustment upon certain events as defined, including a recapitalization, among others. The holders of the warrants are entitled to piggyback registration rights in the event the Company determines to register its common shares. There are no penalties or liquidated damages includes in the notes or warrant agreements. Accordingly, at September 30, 2005, the Company concluded under EITF 01-06 that the warrants are indexed to the Company’s common stock and can be classified within equity pursuant to EITF 00-19. Management considered in its evaluation that the warrants can be settled in unregistered shares (as the Company does not have an unconditional obligation to register its shares) and further, that the Company has sufficient unissued (and uncommitted) authorized shares available for settlement. The warrants issued in connection with the 2005 Debt Restructuring were all exercised between September 2005 and December 2005.
      Based on the foregoing factors, the Company concluded that the warrants described in the preceding paragraph meet the scope exception of paragraph 11(a) of SFAS No. 133 as they are indexed to the Company’s common stock and would be classified within equity (after consideration of the requirements of EITF 00-19).

13.	INCOME TAXES
      The Company had no significant current or deferred income tax expense. Income tax expense, all current, for the years ended December 31, 2005, 2004, and 2003 differed from the amounts computed by applying the U.S. Federal income tax rate of 34 percent to the loss before income taxes as a result of the following:

	2005	2004	2003

U.S. Federal Statutory tax at 34%	$(2,123,907)	$(2,644,795)	$(521,990)
Adjustment in income taxes resulting from:
Change in valuation allowance	2,595,042	3,111,523	604,688
State taxes, net of federal benefit	(374,807)	(466,728)	(83,215)
Other	(96,328)	—	517

Provision for income taxes	$—	$—	$—

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets (liabilities) at December 31, 2005 and 2004 are presented below:

	2005	2004

Deferred tax assets
Net operating losses carry forward	$5,348,240	$3,583,077
Deferred compensation	712,078	417,484
Equity compensation	218,133	129,312
Warrants	435,002	221,381
Loss on extinguishment of debt	105,480	—
Derivative liability	214,729	—
Accrued wages	48,275	52,348

	7,081,937	4,403,602
Deferred tax liability Depreciation	(6,726)	(132,730)

	7,075,211	4,270,872
Less: Valuation allowance	(7,075,211)	(4,270,872)

Net deferred tax asset	$—	$—

      As of December 31, 2005, the Company had tax net operating loss carryforwards (“NOLs”) of approximately $13.5 million and $12.9 million available to offset future taxable income for Federal and State purposes, respectively. The Federal and State carryforwards expire in varying amounts through 2025 and 2015, respectively. Effective September 11, 2002, pursuant to California revenue and tax code section 24416.3, no net operating loss deduction will be allowed for any taxable year beginning on or after January 1, 2002, and before January 1, 2004. For any suspended losses, the carryforward period is extended by one year for losses incurred in tax years beginning on or after January 1, 2002, and before January 1, 2003; and by two years for losses incurred in taxable years beginning before January 1, 2002.
      Due to the change in ownership provisions of the Internal Revenue Code Section 382, net operating loss carryforwards for Federal and State income tax reporting purposes could be subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to their use in future years.
      SFAS No. 109 requires that a valuation allowance must be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. In making such determination, a review of all available positive and negative evidence was considered, including scheduled reversal of deferred tax liabilities, projected future taxable income, tax planning strategies, and recent financial performance. The accounting guidance further states that forming a conclusion that a valuation allowance is not needed is difficult when there is evidence such as cumulative losses in recent years. As a result of the Company’s recent cumulative losses, the Company concluded that a full valuation allowance should be recorded at December 31, 2005 and 2004.

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)

14.	COMMITMENTS AND CONTINGENCIES

General
      The Company’s commitments and contingencies include the obligations of a producer of film programming in the normal course of business. Management believes these matters will not have a material adverse effect, if any, on the Company’s financial position and results of operations.

Leases
      The Company leases its office facilities under a non-cancelable operating lease expiring on February 1, 2009. Rental expense was $378,738, $329,085 and $56,956 for the years ended December 31, 2005, 2004 and 2003.
      The Company has leased equipment under capital leases that are included within computer and equipment in the accompanying balance sheets. Future minimum annual rental under operating and capital leases for the years ending December 31 are as follows:

	Operating	Capital

2006	$380,997	$259,976
2007	392,429	259,976
2008	404,197	204,282
2009	33,765	108,445
2010	—	51,531

	$1,211,388	844,210

Less amount representing interest		(192,434)

Present value of net minimum lease payments		691,776
Less current maturities of capital lease obligations		(171,922)

Capital lease obligations, net of current portion		$519,854

Legal Matters
      From time to time, claims are made against the Company in the ordinary course of our business, which could result in litigation. Claims and associated litigation are subject to inherent uncertainties and unfavorable outcomes could occur, such as monetary damages, fines, penalties or injunctions prohibiting us from selling one or more products or engaging in other activities. The occurrence of an unfavorable outcome in any specific period could have a material adverse effect on our results of operations for that period or future periods. The Company settled a litigation matter in January 2006 for $141,000, which had been accrued for as of December 31, 2005. The Company is not a party to any other pending or threatened legal proceedings.

Employment Agreements
      On July 1, 2003, the Company entered into employment agreements with certain executive officers and key employees of the Company. Such agreements have terms of four to six years, provide for aggregate payments of base salary approximating $44,000 per month and increasing 5% every 12 months. The employment agreements also provide for accrued and deferred compensation (see Note 5) and can be terminated for cause, as defined, or without cause upon the vote or written consent of two-thirds of the vote of members of the Board of Directors. Such agreements were amended and ratified in February 2004 contemporaneously with the 2004 Equity Private Placement and provide that, two executives be eligible for

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
various bonuses, including each receiving 2% of certain net operations revenues, as defined, derived from domestic cable, satellite, pay-per-view, or any other similar distribution channels, and from licensing, merchandising and sponsorships, including $0.02 per subscriber and $0.10 per DVD sold.
      Bonuses shall accrue and be deferred until such time that the Gross Proceeds, as defined, are equal to or exceed $15,000,000. Further, any bonus amounts in excess of 1% of the Gross Proceeds shall accrue and the Company shall defer such payment until the following calendar year. Under the amended agreements, the executives are entitled to a management fee equal to 1% of any Gross Proceeds derived from the occurrence of a Material Event (including a sale of the Company), as the term is defined in the Agreement, based on the valuation of the Company up to $30,000,000, plus 2% of any Gross Proceeds from any occurrence of a Material Event based on a valuation of the Company equal to or greater than $30,000,000, and all amounts of compensation owing to them shall be due and payable upon the occurrence of a Material Event. At December 31, 2005, no incentive bonus compensation was earned under these employment contracts.
      Further, the amended agreements entitled the executives to purchase 267,145 shares of common stock for $1,150, which they purchased in 2003. The Company recognized compensation expense for the excess of the fair value of the shares over amounts paid (see Note 2). In addition, the amended agreements provide that in the event of termination or death, the Company may be required to purchase vested common shares held by the executives for fair market value. See Note 10 for relevant accounting of common stock held by these executives.

Distribution and Initial Programming
      On January 10, 2006, the Company entered into a License Agreement with iN DEMAND L.L.C. (the “iN DEMAND Agreement”) which will serve as the initial US distribution agreement for the Company’s broadcast content. The iN DEMAND Agreement provides that through iN DEMAND L.L.C. (“iN DEMAND”) the Company’s broadcast content will be available for purchase by subscription by cable television viewers in the United States and parts of the Caribbean, as well as Puerto Rico and Guam. iN DEMAND is a multiple system operator providing pay-per-view movies and other programming to consumers through numerous local and regional cable operators throughout the United States. Through the iN DEMAND Agreement the Company’s programming will be available for purchase, by consumers, on a pay-per-view basis, and may be available as part of a Video-On-Demand (“VOD”) or Subscription Video-On-Demand (“SVOD”) basis.
      The iN DEMAND Agreement is in the form of a license to broadcast or “exhibit” the Company’s finished content according to the terms of the iN DEMAND Agreement. The Agreement with iN DEMAND is not exclusive and the Company is negotiating with other cable and satellite distribution companies for additional distribution of the Company’s content in the United States and in foreign markets via cable and satellite television access. The term of the iN DEMAND Agreement is one year, provided that after six months, either party may terminate the Agreement upon sixty days prior written notice. As part of the distribution agreement with iN DEMAND, the Company required to place a $250,000 letter of credit with them to cover certain distribution charges. We expect that this letter of credit will need to be 100% cash-collateralized.
      Under the Agreement, the Company’s programs will broadcast weekly, in four-hour blocks, on cable television stations on a “Pay Per View” basis, including a VOD basis. Broadcast on a VOD basis means that a subscriber elects to view the Company’s programs on an “on demand basis”, i.e. at the time or times of such individual’s choosing, which are not regularly scheduled times. The suggested retail price of each pay-per-view showing is $4.95. The Company will receive license fees computed as a percent of gross subscriber fees for VOD and non-VOD basis.

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
      An SVOD Package is a package of programs available to paid subscribers where, for a fixed fee, the subscriber can watch a selection of all or a portion of such programs with “on demand” functions over a set period of time and as often as desired. With respect to SVOD Package broadcasts, the Company will receive a license fee based on the number of hours of the Company’s programs included in the SVOD package and the number of subscribers to the SVOD Package. The Company’s programs will also be available on an “all day ticket” meaning subscribers can view the programs throughout the day at their convenience.
      The Agreement also provides that iN DEMAND is entitled to certain minimum distribution fees per quarter. In the event the minimum distribution fee is not collected by iN DEMAND based on subscription dollars received for the Company’s content, iN DEMAND will be entitled to draw upon a letter of credit, which the Company must post, to satisfy any shortfall.
      The minimum license per quarter due to iN DEMAND is $250,000; any amounts paid in excess of this minimum, can be carried forward to offset future minimum quarterly requirements. The Company will not receive any revenues under the iN DEMAND Agreement until the minimum distribution fee per quarter is received by iN DEMAND. In the event the minimum distribution fee is not collected by iN DEMAND based on subscription dollars received for our content, iN DEMAND will be entitled to draw upon a letter of credit, which the Company must post, to satisfy any shortfall. Thereafter, the Company will be entitled to its agreed share of revenues under the Agreement.

Uncut Music Videos
      The Company has the rights to broadcast over 5,000 uncut and uncensored music videos, known as “director’s cut” versions. The majority of cable, satellite and network television stations that broadcast music videos do not broadcast these uncut versions of popular music videos that often feature profanity, nudity and sexually suggestive materials.
      The Company obtains its uncut music videos from the music industry’s biggest record label companies. The Company does not pay for the acquisition of the videos, however the Company is required to pay a nominal royalty fee each time it broadcasts a music video. However, one of the record label companies also charges an annual fee of $7,500 for the costs of shipping and reproducing videos they send to the Company. Since the Company anticipates broadcasting few music videos in each block of programming the cost to obtain and broadcast these videos is expected to be insignificant in the Company’s overall production costs.

15.	OTHER RELATED PARTY TRANSACTIONS
      In February 2004, the Company entered into an agreement for marketing consulting services with an entity in which an officer of the Company is a principal. The Company incurred and paid $310,000 under this agreement through October 2004, when the agreement was terminated. Fees related to the agreement are included in professional services in the accompanying statement of operations for 2004.
      Advances totaling $20,000 were received during the fourth quarter of 2005 from a related party for working capital purposes. The advances are non-interest bearing and are due on demand.
      Other related party transactions are discussed elsewhere in these notes to the accompanying financial statements.

16.	SUBSEQUENT EVENTS
      In April 2006, the Company granted stock options to acquire 325,000 common shares to an executive officer in connection with the execution of an employment agreement. Of the options granted, 125,000 vested immediately, and the balance were to vest over a two year period at the rate of 1/24th per month. In May

NGTV
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
2006, such agreement was terminated for cause. At the time of termination, a total of 133,333 options were vested. No other options will vest and 191,667 options have been cancelled. The former officer has tendered a written threat of litigation alleging that the Company breached the employment agreement, among other claims. Although the Company is in active settlement discussions with the former officer, at this time, it cannot determine what losses, if any, may arise as a result of this dispute.
      In April 2006, the Company initiated a private secured debt financing in order to sustain operations pending the completion of the initial public offering (the “Debt Financing”). In connection with the Debt Financing, the Company issued and sold 10% Senior Secured Promissory Notes in the principal amount of $3,500,000 (the “Secured Notes”), and issued to each holder of a Secured Note a Warrant to Purchase Common Stock (the “Debt Warrants”). The Secured Notes accrue interest at the rate of ten percent (10%) per annum and are due and payable on the earlier of (i) the completion of the Company’s initial public offering, or (ii) the first anniversary of the date of issuance. The Secured Notes are secured by a lien on substantially all of the assets of the company. The lien will be released upon payment in full of the Secured Notes at the completion of the Company’s initial public offering. The Debt Warrants entitle the holders to purchase up to 875,000 shares of common stock (assuming the unit offering is completed prior to August 13, 2006) at a price per share equal to the lower of (i) 67% of the per unit price to the public if the offering of the common stock units is completed before August 13, 2006, or (ii) 50% of the per unit price to the public if the offering of the common stock units is completed on or after August 13, 2006. Accordingly, based on an assumed offering price of $6.00 per unit, the Debt Warrants would either be exercisable for $4.00 per share, or $3.00 per share, based on the time the offering of common stock units is completed. The Debt Warrants are exercisable for five years from the date of issuance.
      The common shares underlying the Debt Warrants are entitled to registration rights in favor of the holders, requiring the Company to register the shares (i) on demand, at any time after 180 days following the date hereof (or the completion of the offering of the units), or (ii) as part of any other registration statement the Company may file, other than registrations of stock for the purpose of registering employee stock options, purchase, bonus or other benefit plans.
      In May 2006, the Company entered into a standard distribution arrangement with a large Internet information provider. The Company is negotiating customized terms for this distribution agreement expected to enhance the availability and distribution of its content through this provider.

NGTV
(A Development Stage Company)
CONDENSED BALANCE SHEETS
March 31, 2006 (Unaudited) and December 31, 2005 (As Restated)

	March 31,	December 31,
	2006	2005
	(Unaudited)	(As Restated)

ASSETS
Current Assets
Cash	$250,041	$3,133,164
Debt issuance costs, net	425,260	726,206
Other current assets	408,826	25,440

Total current assets	1,084,127	3,884,810
Property and Equipment, net	1,581,915	1,534,211
Capitalized Production Costs	4,295,290	3,366,065
Deposits and Other Assets	435,830	349,273

TOTAL ASSETS	$7,397,162	$9,134,359

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	$835,761	$903,848
Accrued executive compensation	492,833	465,333
Capital lease obligations, current portion	184,660	171,922
Due to related parties	445,430	465,430
Convertible notes payable, net — Bridge Financings, net	6,520,482	6,022,093
Other convertible notes payable, net (including related party notes payable of $1,895,798), net	3,227,619	3,227,619
Other liabilities, primarily derivative liabilities	2,144,771	2,061,698

Total current liabilities	13,851,556	13,317,943

Long-Term Liabilities
Common stock subject to redemption	612,835	612,835
Capital lease obligation, net of current portion	469,313	519,854

Total long-term liabilities	1,082,148	1,132,689

Total Liabilities	14,933,704	14,450,632

Commitments and Contingencies — Note 12
Shareholders’ Deficit
Preferred stock, no par value; 12,480,952 shares authorized; none issued or outstanding at March 31, 2006 (Unaudited) and December 31, 2005	—	—
Common stock, no par value; 140,000,000 shares authorized; 5,000,152(*) shares issued and outstanding at March 31, 2006 (Unaudited) and December 31, 2005	9,452,588	9,452,588
Additional paid-in capital	4,639,802	4,582,741
Deficit accumulated during the development stage	(21,628,932)	(19,351,602)

Total shareholders’ deficit	(7,536,542)	(5,316,273)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$7,397,162	$9,134,359

(*) Reflects the effect of 23.23 to 1 reverse stock split for common shareholders in December 2005.
The accompanying notes are an integral part of these unaudited condensed financial statements.

NGTV
(A Development Stage Company)
CONDENSED STATEMENTS OF OPERATIONS
For the Three-Month Periods Ended March 31, 2006 and 2005 and
For the Period June 23, 2000 (Inception) Through March 31, 2006

	(Unaudited)		June 23, 2000
	Three Months Ended		(Inception)
	March 31,		Through
			March 31,
	2006	2005	2006

REVENUES	$—	$—	$—

OPERATING EXPENSES
Compensation and related benefits (net of amounts capitalized)	367,041	489,410	5,271,608
Professional fees (including related party consulting fees of $310,000 in 2004)	409,984	163,686	4,272,657
Selling, general and administrative	491,111	272,425	4,641,129

	1,268,136	925,521	14,185,394

NET OPERATING LOSS	(1,268,136)	(925,521)	(14,185,394)
OTHER INCOME (EXPENSE)
Loss on conversion of debt to common stock	—	—	(2,359,951)
Interest on common stock subject to redemption	—	—	(396,735)
Change in fair value of derivative liabilities	(83,073)	—	(619,896)
Penalty warrants expense	—	—	(367,000)
Loss on extinguishment of debt, net of gains (including $570,423 loss associated with related party extinguishments)	—	—	(675,251)
Interest and other expense (including $667,335 amortization of debt discount and debt issuance costs in 2006)	(948,694)	(9,352)	(2,174,463)
Interest and other income	22,573	8,695	228,367

	(1,009,194)	(657)	(6,364,929)

LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE AND CARRYOVER DEFICIT OF PREDECESSOR AFFILIATED COMPANY	(2,277,330)	(926,178)	(20,550,323)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—	—	(212,789)

LOSS BEFORE CARRYOVER DEFICIT OF PREDECESSOR AFFILIATED COMPANY	(2,277,330)	(926,178)	(20,763,112)
CARRYOVER DEFICIT OF PREDECESSOR AFFILIATED COMPANY	—	—	(238,820)

NET LOSS	(2,277,330)	(926,178)	(21,001,932)
PREFERRED STOCK REPURCHASE AND RETIREMENT IN EXCESS OF ORIGINAL PURCHASE PRICE	—	—	(627,000)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS AND LOSS ACCUMULATED DURING THE DEVELOPMENT STAGE	$(2,277,330)	$(926,178)	$(21,628,932)

BASIC AND DILUTED LOSS PER COMMON SHARE(*)	$(0.46)	$(0.24)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES(*) OUTSTANDING	5,000,152	3,799,737

(*)	Reflects the effect of 23.23 to 1 reverse stock split for common shareholders in December 2005.
The accompanying notes are an integral part of these unaudited condensed financial statements.

NGTV
(A Development Stage Company)
CONDENSED STATEMENTS OF SHAREHOLDERS’ DEFICIT
For the Years Ended December 31, 2005, 2004 and 2003 and
For the Period June 23, 2000 (Inception) Through March 31, 2006

							Deficit
							Accumulated
	Preferred Stock		Common Stock*		Additional		During the
					Paid-In	Unearned	Development
	Shares	Amount	Shares	Amount	Capital	Compensation	Stage	Total

INCEPTION — June 23, 2000 — Carryover basis of predecessor affiliated company (Note 1)	—	$—	115,415	$2,681	$3,932	$—	$(238,820)	$(232,207)
Five-for-one common stock split, September 29, 2000	—	—	461,650	—	—	—	—	—
Exercise of warrants for common stock, September 29, 2000	—	—	86,096	400	—	—	—	400
Series-A preferred stock issued at $0.22 per share, net of $10,000 fees, September 29, 2000	2,380,952	520,000	—	—	—	—	—	520,000
Net loss	—	—	—	—	—	—	(441,048)	(441,048)

BALANCE — December 31, 2000	2,380,952	520,000	663,161	3,081	3,932	—	(679,868)	(152,855)
Series-A preferred stock issued at $0.2226 per share, March 1, 2001	224,618	50,000	—	—	—	—	—	50,000
Series-A preferred stock issued at $0.2226 per share, April 1, 2001	89,847	20,000	—	—	—	—	—	20,000
Series-A preferred stock issued at $0.2226 per share, May 1, 2001	112,309	25,000	—	—	—	—	—	25,000
Series-A preferred stock issued at $0.2226 per share, June 1, 2001	224,618	50,000	—	—	—	—	—	50,000
Series-A preferred stock issued at $0.2226 per share, July 1, 2001	336,927	75,000	—	—	—	—	—	75,000
Series-A preferred stock issued at $0.2226 per share, November 1, 2001	1,046,721	233,000	—	—	—	—	—	233,000
Net loss	—	—	—	—	—	—	(479,742)	(479,742)

BALANCE — December 31, 2001	4,415,992	973,000	663,161	3,081	3,932	—	(1,159,610)	(179,597)
Warrants issued to consultants for services	—	—	—	—	13,413	—	—	13,413
Options issued to non-employees for compensation	—	—	—	—	73,750	—	—	73,750
Net loss	—	—	—	—	—	—	(556,608)	(556,608)

NGTV
(A Development Stage Company)
CONDENSED STATEMENTS OF SHAREHOLDERS’ DEFICIT — (Continued)

							Deficit
							Accumulated
	Preferred Stock		Common Stock*		Additional		During the
					Paid-In	Unearned	Development
	Shares	Amount	Shares	Amount	Capital	Compensation	Stage	Total

BALANCE — December 31, 2002	4,415,992	973,000	663,161	3,081	91,095	—	(1,716,218)	(649,042)
Common stock issued to employees for compensation, July 1, 2003	—	—	589,757	135,629	—	(135,629)	—	—
Amortization of restricted stock compensation expense	—	—	—	—	—	19,848	—	19,848
Common shares repurchased at cost, February and March 2003	—	—	(35,516)	(165)	—	—	—	(165)
Employee stock- based compensation expense	—	—	—	—	228,770	—	—	228,770
Options granted to non-employees for services	—	—	—	—	98,907	—	—	98,907
Warrants issued to consultants for services	—	—	—	—	55,000	—	—	55,000
Common stock subject to redemption	—	—	—	(3,311)	—	—	—	(3,311)
Net loss	—	—	—	—	—	—	(3,972,265)	(3,972,265)

BALANCE — December 31, 2003	4,415,992	973,000	1,217,402	135,234	473,772	(115,781)	(5,688,483)	(4,222,258)
Common stock issued to retire related party debt	—	—	1,112,769	400,001	—	—	—	400,001
Excess of fair value of common stock exchanged over carrying amount of converted debt	—	—	—	—	2,359,951	—	—	2,359,951
Common stock and warrants issued in connection with 2004 Equity Private Placement, net, February 12, 2004	—	—	987,982	6,156,814	—	—	—	6,156,814
Retirement of Series A-1 preferred shares, February 12, 2004	(4,415,992)	(973,000)	—	—	—	—	(627,000)	(1,600,000)
Common shares issued as finder’s fees, in connection with 2004 Equity Private Placement, February 12, 2004	—	—	157,081	389,600	(389,600)	—	—	—
Common stock and warrants issued in private placement, May 19, 2004	—	—	50,645	400,000	—	—	—	400,000
Options granted to employees for compensation, February 12, 2004	—	—	—	—	415,660	—	—	415,660

NGTV
(A Development Stage Company)
CONDENSED STATEMENTS OF SHAREHOLDERS’ DEFICIT — (Continued)

							Deficit
							Accumulated
	Preferred Stock		Common Stock*		Additional		During the
					Paid-In	Unearned	Development
	Shares	Amount	Shares	Amount	Capital	Compensation	Stage	Total

Options granted to consultants for services, February 12, 2004	—	—	—	—	210,276	—	—	210,276
Warrants issued to consultants for services, February 12, 2004	—	—	—	—	16,820	—	—	16,820
Amortization of restricted stock compensation expense	—	—	—	—	—	115,781	—	115,781
Common stock and warrants issued , July and August 2004	—	—	40,270	346,100	—	—	—	346,100
Common stock issued for services, August 3, 2004	—	—	6,287	54,037	—	—	—	54,037
Warrants issued for penalty under 2004 Equity Private Placement, August 10, 2005	—	—	—	—	367,000	—	—	367,000
Stock options exercised, December 7, 2004	—	—	110,448	2,565	—	—	—	2,565
Net loss	—	—	—	—	—	—	(6,789,333)	(6,789,333)

BALANCE — December 31, 2004	—	—	3,682,884	7,884,351	3,453,879	—	(13,104,816)	(1,766,586)
Common stock issued for exercised warrants, February 16, 2005	—	—	123,505	1,047,185	—	—	—	1,047,185
Common stock issued for exercised warrants, March 8, 2005	—	—	55,758	472,750	—	—	—	472,750
Common stock issued for exercised warrants, March 8, 2005	—	—	1,849	4	—	—	—	4
Common stock issued for exercised warrants, March 10, 2005	—	—	146,359	340	—	—	—	340
Common stock issued for exercised options, March 15, 2005	—	—	50,582	118	—	—	—	118
Common stock issued for exercised options, April 28, 2005	—	—	49,089	1,140	—	—	—	1,140
Common stock and warrants issued to settle accounts payable with related party, August 31, 2005	—	—	25,631	16,210	27,339	—	—	43,549
Common stock issued for exercised warrants, September 8, 2005	—	—	397,793	9,241	—	—	—	9,241

NGTV
(A Development Stage Company)
CONDENSED STATEMENTS OF SHAREHOLDERS’ DEFICIT — (Continued)

							Deficit
							Accumulated
	Preferred Stock		Common Stock*		Additional		During the
					Paid-In	Unearned	Development
	Shares	Amount	Shares	Amount	Capital	Compensation	Stage	Total

Common stock issued for exercised warrants, September 9, 2005	—	—	27,444	638	—	—	—	638
Common stock issued for exercised warrants, September 15, 2005	—	—	287,177	6,671	—	—	—	6,671
Common stock issued for exercised options, September 15, 2005	—	—	134,997	3,136	—	—	—	3,136
Common stock issued for services, September 15, 2005	—	—	17,084	10,804	—	—	—	10,804
Options granted to employees for compensation	—	—	—	—	453,157	—	—	453,157
Options granted to non-employees for services	—	—	—	—	225,316	—	—	225,316
Warrants issued in connection with debt	—	—	—	—	423,050	—	—	423,050
Net loss (as restated)	—	—	—	—	—	—	(6,246,786)	(6,246,786)

BALANCE — December 31, 2005 (as restated)	—	—	5,000,152	9,452,588	4,582,741	—	(19,351,602)	(5,316,273)
Options compensation expense — employees	—	—	—	—	38,295	—	—	38,295
Options compensation expense — non- employees	—	—	—	—	18,766	—	—	18,766
Net loss	—	—	—	—	—	—	(2,277,330)	(2,277,330)

BALANCE — March 31, 2006 (Unaudited)	—	$—	5,000,152	$9,452,588	$4,639,802	$—	$(21,628,932)	$(7,536,542)

*	Reflects effect of 23.23 to 1 reverse stock split for common shareholders in December 2005.
The accompanying notes are an integral part of these unaudited condensed financial statements.

NGTV
(A Development Stage Company)
CONDENSED STATEMENTS OF CASH FLOWS
For the Three-Month Periods Ended March 31, 2006 and 2005 and
For the Period June 23, 2000 (Inception) Through March 31, 2006

	(Unaudited)		June 23, 2000
	Three Months Ended		(Inception)
	March 31,		Through
			March 31,
	2006	2005	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss before carryover deficit of predecessor affiliated company	$(2,277,330)	$(926,178)	$(20,763,112)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	80,923	45,316	581,497
Amortization of debt issuance costs	318,946	—	431,546
Amortization of debt discount	348,389	—	608,442
Stock-based employee compensation	38,295	113,289	1,271,511
Options granted to non-employees for services	18,766	56,329	627,015
Common stock and/or warrants issued to consultants for services	—	—	496,038
Penalty warrants expense	—	—	367,000
Loss on conversion of debt to common stock	—	—	2,359,951
Change in fair value of derivative liabilities	83,073	—	619,896
Loss on extinguishment of debt	—	—	675,251
Interest on common stock subject to redemption	—	—	396,735
Cumulative effect of change in accounting principle	—	—	212,789
Changes in operating assets and liabilities:
Other current assets	(383,386)	(3,486)	(407,113)
Capitalized production costs	(827,526)	(400,427)	(3,846,092)
Deposits and other assets	(86,557)	4,343	(435,335)
Accounts payable and accrued liabilities	(68,087)	(32,526)	1,752,635
Accrued executive compensation	27,500	—	1,510,499

Net cash used in operating activities	(2,726,994)	(1,143,340)	(13,540,847)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(230,326)	(82,127)	(1,836,126)

Net cash used in investing activities	(230,326)	(82,127)	(1,836,126)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related parties	—	200,000	1,891,236
Repayments of advances from related parties	(20,000)	—	(568,940)
Principal repayments on capital lease obligation	(37,803)	(2,424)	(122,511)
Proceeds from issuance of notes payable	—	100,000	1,160,000
Repayments on notes payable	—	—	(280,000)
Proceeds from issuance of convertible notes payable, net	132,000	—	6,128,194
Proceeds from issuance of common stock and warrants, net	—	—	6,502,914
Proceeds from issuance of Series A-1 preferred stock	—	—	973,000
Retirement of Series A-1 preferred stock	—	—	(1,600,000)
Proceeds from the issuance of common stock	—	—	400
Proceeds from exercise of stock options	—	108	6,959
Proceeds from exercise of warrants	—	1,520,278	1,535,115
Common stock repurchased at cost	—	—	(165)

Net cash provided by financing activities	74,197	1,817,962	15,626,202

NET (DECREASE) INCREASE IN CASH	(2,883,123)	592,495	249,229
CASH — beginning of period	3,133,164	48,618	812

CASH — end of period	$250,041	$641,113	$250,041

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$—	$1,564	$4,928

Interest	$281,329	$9,352	$478,753

      See accompanying notes to these unaudited condensed financial statements for more information on non-cash investing and financing activities during the three months ended March 31, 2006 and 2005, and for the period from June 23, 2000 (Inception) through March 31, 2006.
The accompanying notes are an integral part of these unaudited condensed financial statements.

NGTV
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2006 (Unaudited)

1.	BASIS OF PRESENTATION AND NATURE OF BUSINESS

Basis of Presentation
      The accompanying condensed balance sheet as of December 31, 2005, which has been derived from the audited financial statements and the unaudited interim condensed financial statements of NGTV (the “Company”) for the three months ended March 31, 2006 and 2005 and for the period June 23, 2000 (Inception) through March 31, 2006 and the related footnote information have been prepared on a basis substantially consistent with the Company’s annual audited financial statements as of December 31, 2005 included elsewhere in this registration statement. In the opinion of management, the accompanying unaudited interim condensed financial statements contain all adjustments (which, except as described elsewhere herein, consisted only of normal recurring adjustments) that management considers necessary to present fairly the financial position of the Company at March 31, 2006 and the results of operations, shareholders’ deficit and cash flows for the three months period ended March 31, 2006 and 2005 and for the period June 23, 2000 (Inception) through March 31, 2006, in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Certain note disclosures normally included in our annual financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission for the preparation of interim financial statements, although the Company believes that the disclosures made are adequate to make the information not misleading. The accompanying condensed financial statements and the notes thereto should be read in conjunction with the Company’s audited annual financial statements for the year ended December 31, 2005 included beginning on page F-1. The results of operations for the three month periods ended March 31, 2006 are not necessarily indicative of the results anticipated for the entire year ending December 31, 2006.
      In December 2005, the Company’s Board of Directors approved a 23.23 to 1 reverse stock split for common shareholders of record as of December 5, 2005. Common shares outstanding prior to and after the reverse stock split totaled 116,152,273 and 5,000,152 shares, respectively. The December 2005 reverse stock split has been retroactively reflected in the accompanying financial statements for all periods presented. Unless otherwise indicated, all references to outstanding common shares, including common shares to be issued upon the exercise of warrants and options, refer to post-split shares.

Nature of Business
      NGTV is a development stage company incorporated in the state of California. NGTV is currently developing a premium Pay TV cable and satellite service, branded as “No Good TV” that will provide uncensored entertainment and programming focused on the world of celebrities, pop music, movies, television, sports, and pop culture. NGTV programming will include (i) uncensored director’s cut music videos prior to editing for general broadcast, (ii) uncensored celebrity interviews, (iii) live events, and (iv) original shows.
      NGTV was formerly known as Netgroupie, Inc. (“Netgroupie”), a California corporation formed June 23, 2000 (Inception). Netgroupie was formed to become the surviving entity in a merger with MX Entertainment, Inc, a Nevada corporation formed August 5, 1997. As part of the merger, the shareholders of MX Entertainment, Inc. (the “Predecessor”) received shares of Netgroupie on a one-for-one basis and became shareholders in Netgroupie. The transaction between NetGroupie and MX Entertainment, Inc. represented a transfer of equity interests between entities under common control, as the two entities have the same shareholders. Accordingly, the assets and liabilities transferred were recorded at the carrying amounts of the Predecessor at the date of transfer. The deficit carried over from the Predecessor at date of transfer totaled $238,820 and is included in deficit accumulated during the development stage in the accompanying balance sheets and separately reported in the statements of operations.

NGTV
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
      In February 2004, NGTV raised approximately $6.2 million in net capital from outside investors through the issuance of 22,950,820 common stock units; each unit includes approximately 1/23 share of common stock and a warrant entitling the holder to purchase approximately 1/46 share of common stock subject to certain terms (the “2004 Equity Private Placement”). Proceeds from the 2004 Equity Private Placement were used for retirement of the Series A-1 preferred shares, production and development of additional programming content, operating expenses and working capital.
      In August 2005, the Company entered into an agreement with an investment bank to undertake an initial public offering (the “2006 Proposed Offering”).
      During the third quarter of 2005, the Company completed a debt restructuring pursuant to which it extended certain obligations including accrued executive compensation, notes payable and payables to related parties into two year and three year notes. These transactions are hereinafter collectively referred to as the “2005 Debt Restructuring” and are more fully described in Notes 5 through Note 8.
      Between September and December 2005, the Company initiated two bridge financings of convertible notes payable which raised approximately $6.8 million in gross proceeds through December 31, 2005 (the “Bridge Financings”). Proceeds from these Bridge Financings were used for working capital purposes (as more fully described in Note 7).

Restatement
      The accompanying financial statements as of December 31, 2005 reflect revisions in the accounting for a modification of certain notes payable as an extinguishment (as more fully described in Note 8) and a derivative liability associated with certain notes payable issued in the fourth quarter of 2005, as of the inception of such notes. Such change included revising the allocation of proceeds from such financings between the notes and a related derivative liability, and recording the difference in the estimated fair value of such derivative liability at the inception of the notes and at December 31, 2005 to the 2005 statement of operations (see Note 10). As a result of these revisions, total liabilities and shareholders’ deficit at December 31, 2005 decreased by approximately $185,000.

Going Concern Basis of Presentation
      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has been in the development stage since its inception and has not generated revenues from its principal operations. Additionally, as of March 31, 2006, the Company had an accumulated deficit approximating $21.6 million and a working capital deficit approximating $13.1 million. These matters raise doubt about the Company’s ability to continue as a going concern.
      Management’s plans in regard to these matters are to seek additional sources of capital while the Company continues to grow its library and develop its content at a minimal expense level. Management believes that until the generation of revenues is realized through the distribution of its product, reduced operations can be funded through additional sources of capital, including private placement of equity, issuance of debt instruments, and/or the public offering of its securities.
      The Company entered into an agreement for distribution of its programming on or about July 4, 2005 with iN DEMAND, a multiple system operator providing pay-per-view programming on a network of cable providers. The Company is in negotiations with other cable and satellite programming providers and currently anticipates, subject to the consummation of contracts and other conditions including obtaining sufficient capital for production and normal operations, that programming will be launched in 2006. While the Company strongly believes there will be other distribution agreements in the near term, there is no assurance that the

NGTV
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
Company will be able to consummate any other contracts with cable and satellite programming providers or obtain or produce additional programming content.
      Further, there can be no assurance that the Company will ever generate revenues or obtain additional financing on favorable terms or at all. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

2.	CERTAIN SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates
      The Company prepares its financial statements in conformity with U.S. GAAP, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, among others, realizability of capitalized production costs, fair value of derivative liabilities, valuation of equity instruments and other instruments indexed to the Company’s common stock, and deferred income tax asset valuation allowances. Actual results could differ materially from those estimates.

Cash Equivalents
      The Company considers highly liquid instruments with maturities of three months or less when purchased to be cash equivalents. At March 31, 2006 and December 31, 2005, the Company does not have any cash equivalents.

Risks and Uncertainties
      The Company has not yet generated revenue from its principal business operations. As a pre-revenue entity in its current form, the Company faces risks and uncertainties relating to its ability to successfully implement and fulfill its strategy. Among other things, these risks include the ability to develop programming; find channels for its distribution; obtain revenues; manage operations; competition; attract, retain and motivate qualified personnel; maintain and develop new strategic relationships; and the ability to anticipate and adapt to the changing entertainment market and any changes in government regulations. Therefore, the Company may be subject to the risks of delays in consummating contracts with additional satellite programming providers and cable operators, raising sufficient capital to achieve its objectives and other uncertainties, including financial, operational, technological, regulatory and other risks associated with an emerging business, including the potential risks of business failure.
      Entertainment companies with which the Company is expected to compete, in general, are well capitalized. The Company is competing against entities with the financial and intellectual resources and expressed intent of performing rapid technological innovation. The Company’s resources are limited and must be allocated to very focused objectives in order to succeed.

Concentrations
      Financial instruments that may subject the Company to credit risk include uninsured cash-in-bank balances. The Company places its cash with high credit quality institutions. At times, the Company’s bank balance may exceed the amount insured by the Federal Deposit Insurance Corporation (“FDIC”). At March 31, 2006 and December 31, 2005, the Company had approximately $453,000 and $3 million in excess of the FDIC limits, respectively.

NGTV
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)

Capitalized Production Costs
      The Company capitalizes direct film production costs in accordance with American Institute of Certified Public Accountants Statement of Position (“SOP”) 00-2, “Accounting by Producers or Distributors of Films.” Film production costs include costs to acquire, develop, and adapt raw content, edit, package programming and television specials for distribution on premium channels. Acquisition costs are minimal as the Company produces its own content at minimal cost or receives raw content at no cost (which approximates fair value) from movie or recording studios, artists or other sources seeking enhanced promotion and visibility. Accordingly, film production costs consist primarily of salaries, equipment and production overhead. Production overhead, a component of film costs, includes allocable costs of individuals or departments with exclusive or significant responsibility for the production of programming. Substantially all of the Company’s resources are dedicated to the production of programming. Capitalized production overhead does not include administrative, general or research and development expenses. Marketing, exploitation, and internal costs to promote the NGTV brand are expensed as incurred.
      Capitalized production costs consist solely of direct-to-television product not released and was comprised of the following:

	March 31,
	2006	December 31,
	(Unaudited)	2005

Pre-production costs and library	$3,227,701	$2,529,423
In development programming	1,067,589	836,642

	$4,295,290	$3,366,065

      During the three months ended March 31, 2006 and the year ended December 31, 2005, the Company capitalized film production costs approximating $929,000 and $2,361,000, respectively. Once programming is released, capitalized production costs will be amortized in the proportion that the revenue during the period for each film bears to the estimated revenue to be received from all sources under the individual-film-forecast-computation method as defined in SOP 00-2.
      Pre-production and library costs include expenditures to acquire and develop raw content, to adapt videos or other properties and to categorize such content (by artist, genre) for inclusion in the Company’s library. The Company draws upon its content library in the production of shows/programs. Consequently, at March 31, 2006, management believes the Company’s library has future economic benefits in excess of capitalized costs. Programs in development are set in production, utilizing the library and/or developing new content. The Company has complete discretion in the development of programs under its distribution agreements. Management regularly evaluates its programs under development to determine if they will be ultimately utilized and delivered. In the event a program is not set in production within three years from the first capitalized transaction, all such costs will be expensed and loss recognized in earnings. Other factors evaluated by management include among others, (1) adverse changes in expected performance prior to release, (2) actual costs in excess of budgeted costs, (3) substantial delays, (4) changes in release plans, and (5) insufficient funding or resources to complete production. Whenever any of these factors is present, an assessment is carried out to determine whether estimated fair value is less than the carrying amounts. Fair value is estimated based on discounted cash flows methodology. Management carried out an evaluation at March 31, 2006, and based on such evaluation, it determined that capitalized production costs are not impaired as of that date. The recovery of such costs is fully dependent upon the successful completion of 2006 proposed offering.

NGTV
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
      Participation costs are accrued when incurred. At March 31, 2006 and December 31, 2005, there were no accrued participation costs. Participation costs are not expected to be significant in the foreseeable future until the Company achieves sustainable production and distribution.
      Subsequent to the Company’s expected launch date, revenues are expected to be generated from the distribution and airing of the Company’s programming pursuant to license agreements with cable and satellite television operators and recognized in accordance with SOP 00-2.

Derivative Financial Instruments
      The Company records all derivative financial instruments in its balance sheet at estimated fair value regardless of the purpose or intent for holding the instrument. Changes in the fair value of derivative financial instruments are either recognized periodically in the results of operations or in shareholders’ equity (deficit) as a component of accumulated other comprehensive income, depending on whether the derivative instrument qualifies for hedge accounting as defined by SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” and related interpretations(“SFAS No. 133”). Changes in the fair value of derivatives not qualifying for hedge accounting are included in the results of operations as they occur.

Basic and Dilutive Loss per Common Share
      The Company computes loss per common share using SFAS No. 128 “Earnings Per Share”. Basic loss per share is computed by dividing net loss attributable to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts, such as stock options and warrants to issue common stock, were exercised, using the treasury stock method and convertible securities were converted into common shares using the if-converted method (see Note 7 and 8). The Company has recorded net losses from June 23, 2000 (Inception) through March 31, 2006. As a result, potentially dilutive common shares have been excluded from the calculation of diluted net loss per share, because the inclusion of those shares would be anti-dilutive.

3.	BASIC AND DILUTED LOSS PER SHARE
      The Company computes loss per common share using SFAS No. 128 “Earnings Per Share”. Accordingly, basic and loss per common share excludes dilution for potentially dilutive securities and is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts, such as convertible debt instruments, stock options and warrants to issue common stock, were exercised or converted into common stock, using the treasury stock method. When a company is in a loss position, basic and diluted loss per common shares are the same.

	Three Months Ended
	March 31,

	2006	2005

	(Unaudited)
Numerator:
Net loss	$(2,277,330)	$(926,178)

Denominator:
Weighted average number of common share outstanding	5,000,152	3,799,737

Basic and diluted loss per common share	$(0.46)	$(0.24)

NGTV
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
      Potential common shares resulting from options, warrants and convertible debt to acquire 5,137,061 and 4,518,733 common shares at March 31, 2006 and 2005, respectively, have been excluded from the calculation of diluted net loss per share, because the inclusion of those shares would be anti-dilutive.

4.	STOCK-BASED COMPENSATION
      On January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R). Prior to January 1, 2006, the Company had accounted for stock-based payments under the recognition and measurement provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations as permitted by SFAS No. 123, “Accounting for Stock-Based Compensation.” In accordance with APB Opinion No. 25, no compensation expense was required to be recognized for options granted that had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant.
      Per the provisions of SFAS No. 123(R), nonpublic entities, including those that become public entities after June 15, 2005, that used the minimum value method of measuring equity share options and similar instruments for either recognition or pro forma disclosure purposes under Statement 123 shall apply this Statement prospectively to new awards and to awards modified, repurchased, or cancelled after the required effective date (January 1, 2006). Those entities shall continue to account for any portion of awards outstanding at the date of initial application using the accounting principles originally applied to those awards (either the minimum value method under SFAS No. 123 or the provisions of APB Opinion No. 25 and its related interpretive guidance).
      Additionally, a nonpublic entity that used the minimum value method for pro forma disclosure purposes under the original provisions of SFAS No. 123 shall not continue to provide those pro forma disclosures for outstanding awards accounted for under the intrinsic value method of APB Opinion 25.
      The Company granted no stock options during the three-month periods ended March 31, 2006 and 2005. As a result, the adoption of SFAS No. 123(R), had no effect on the Company’s operating loss, loss before income taxes, net loss, cash flow from operations, cash flow from financing activities, and basic and diluted loss per share.

5.	ACCRUED EXECUTIVE COMPENSATION
      On July 1, 2003 the Company entered into employment agreements with certain executives and key employees which provide for incentive compensation. Under these agreements, incentive compensation accrues to the extent salary amounts remain unpaid through payroll. The incentive compensation becomes payable as follows: (1) 50%, if and when the Company raises $5 million or more of capital and (2) 50% when the Company raises an additional $10 million or more of capital. Interest has been imputed on such accrued executive compensation at 10%. At December 31, 2004, the Company had accrued executive compensation, including imputed interest at 10% per annum, totaling $1,043,711. During 2005, an additional $680,484 of compensation to these executives and key employees, plus imputed interest at 10%, was accrued and deferred. As a result, accrued executive compensation increased to $1,780,195 prior to the refinancing described below.
      In September 2005, in connection with the 2005 Debt Restructuring, the Company agreed to convert $1,114,711 of accrued executive compensation into long-term notes payable.
      The Company modified the terms of the new notes, effective October 12, 2005. Upon such modification, these notes were reclassified to other convertible notes payable, as presented in the accompanying March 31, 2006 and December 31, 2005 balance sheets (see Note 8).

NGTV
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
      During the quarter ended March 31, 2006, the Company imputed interest totaling $10,963 based on 10% per annum. The remaining accrued executive compensation plus imputed interest, totaled $492,833 at March 31, 2006.

6.	DUE TO RELATED PARTIES
      Amounts due to related parties consist of the following:

	March 31,
	2006	December 31,
	(Unaudited)	2005

Advances from directors of the Company, which are non-interest bearing; due on demand	$183,128	$203,128
Unsecured notes payable from stockholders, bearing interest at 10% per annum; due on demand	242,302	242,302
Advances from officer of the Company, non-interest bearing, due on demand	20,000	20,000

	$445,430	$465,430

      In September 2005, in connection with the 2005 Debt Restructuring, the Company replaced related party notes payable totaling $777,057.
      The Company modified these terms of the new notes, effective October 12, 2005. Upon such modification, these notes were reclassified to other convertible notes payable, as presented in the accompanying December 31, 2005 balance sheet (see Note 8).

7.	CONVERTIBLE NOTES PAYABLE — BRIDGE FINANCINGS
      Convertible notes payable — Bridge Financings consist of the following:

	March 31,
	2006	December 31,
	(Unaudited)	2005

Convertible notes payable to accredited investors, unsecured, bearing interest at 12% per annum, matures on June 30, 2006	$1,200,000	$1,200,000
Convertible notes payable to accredited investors, unsecured, bearing interest at 10% per annum, matures on July 31, 2006	5,785,000	5,635,000
Discount	(464,518)	(812,907)

	$6,520,482	$6,022,093

      In September, 2005, the Company initiated a bridge financing of notes totaling $1,200,000 (the “September Bridge Financing”). Through March 31 2006, the Company had raised $1,200,000 (before investment bankers’ fees and commissions totaling $162,606). The notes range in principal between $25,000 and $200,000, are unsecured and bear interest at 12% per annum which is payable monthly. The notes carry a mandatory election, whereby the note holder was required to make an election whereby they could (i) convert into units which will remain unregistered for one year at a 50% discount to the initial offering price in the 2006 Proposed Offering and receive a five year warrant for one half share (ii) elect to convert into registered common units in the 2006 Proposed Offering (each unit consisting of one share of common stock and a warrant to purchase one half share) at 50% of the initial public offering price and have their units purchased by the underwriters or (iii) not convert and be repaid from proceeds. Principal and any unpaid accrued interest are due on June 30, 2006. Proceeds from the notes were used for working capital purposes. Holders of

NGTV
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
aggregate principal totaling approximately $838,000 in the September Bridge Financing have agreed to convert into common stock units to be registered with the remaining holders expected to receive unregistered common stock units upon the closing of the 2006 Proposed Offering.
      In October 2005, the Company initiated a second bridge financing of notes up to $6.0 million (the “October Bridge Financing”). Through March 31, 2006, the Company had raised $5,785,000 (before investment bankers’ fees and commissions totaling $694,200). The notes vary in principal amount, are unsecured, and bear interest at 10% per annum, which is payable (interest only) monthly. Holders of the notes automatically convert into: (i) common stock units which will remain unregistered for one year at a 33.33% discount to the initial offering price in the 2006 Proposed Offering and receive a five year warrant for one half share or (ii) registered common units in the 2006 Proposed Offering at 66.67% of the initial public offering price and have their units purchased by the underwriters. Principal and any remaining accrued interest are due on July 31, 2006. Proceeds from the notes were used for working capital purposes. Holders of aggregate principal totaling approximately $4,616,000 in the October Bridge Financing have agreed to convert into common stock units to be registered with the remaining holders expected to receive unregistered common stock units upon the closing of the 2006 Proposed Offering.
      Holders of Bridge Financing notes that elected to convert into unregistered shares were provided with a warrant to purchase one half share of common stock. Approximately 120,000 warrants were granted, which constituted a modification to the original terms. The value of the warrants was estimated using the Black-Scholes option-pricing model pursuant to EITF 96-19 and was deemed insignificant.

Liquidated Damages
      The note documents provide that in the event the 2006 Proposed Offering is not completed prior to July 31, 2006, all Bridge Financing notes will become due and payable and, in addition to repayment of the notes on the maturity date, a post-maturity warrant will be issued to each note holder entitling the holder to purchase the number of shares of common stock of the Company equal to the principal amount of each note, at an exercise price equal to the fair market value of one share of common stock as of the maturity date.

Registration Rights
      The Company has agreed, as more fully described in the Bridge Financing documents, to (a) register for resale the securities into which the Bridge Financing notes may be converted in a registration statement to be filed with the SEC as part of its initial public offering (b) for a period of two years following conversion of the notes, grant the holders of the notes certain piggy-back registration rights requiring the Company to register the resale of the securities in any registration statements filed by the Company following the initial public offering (other than registration statements on Form S-4 and S-8) if for any reason that is no longer effective and (c) grant the holders of the securities issuable upon exercise of such warrant certain piggy-back registration rights requiring the Company to register the resale of the shares issuable upon exercise of the post-maturity warrant in any registration statements filed by the Company following the initial public offering (other than registration statements on Form S-4 and S-8) for two years following exercise of the post-maturity warrants.

Evaluation of Conversion Feature and Registration Rights
      The contingent conversion feature embedded in such Company’s Bridge Financing Notes meets all of the criteria of SFAS No. 133 (paragraph 12) for bifurcation; is not part of a conventional convertible debt financing and does not meet the scope exception of paragraph 11(a) of SFAS No. 133 to be excluded as a derivative. Accordingly, the embedded contingent conversion feature related to the Bridge Financing Notes has been accounted for as a derivative liability (see Note 10).

NGTV
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)

8.	OTHER CONVERTIBLE NOTES
      At March 31, 2006, other convertible Notes consist of notes payable to related parties of $1,895,798 and notes payable to other parties of $1,331,821.
      Notes payable to related parties arose as part of the 2005 Debt Restructuring during the third quarter of 2005, upon the conversion of accrued executive compensation payable of $1,114,711 and other related party obligations totaling $777,057, plus accrued interest, into three year term notes plus warrants (see Notes 5 and 6). As per the original terms, these notes were unsecured, bore interest at 10% per annum, and matured through September 2008.
      Notes payable to other parties relate to two year term notes issued as part of the 2005 Debt Restructuring for $1,258,437 plus accrued interest. As per the original terms, these notes were unsecured, bear interest at 10% per annum and matured at dates through September 2007.
      The Company modified the terms of the aforementioned notes payable, pursuant to which, effective October 12, 2005, holders received the right to convert their notes into common stock units at a discount of 33.33% to the offering price in the 2006 Proposed Offering, as defined. Upon such modification, these notes were reclassified to other convertible notes payable, as presented in the accompanying March 31, 2006 and December 31, 2005 balance sheets (see Note 9). The Company evaluated the modification to these debt instruments in accordance with EITF 96-19 and EITF 05-07 and accounted for the transactions as extinguishments. A loss on extinguishments of approximately $452,000 was recognized in the fourth quarter of 2005.
      The modification provided the note holders with liquidated damages and registration rights similar to the October Bridge Financing holders as described below:

Liquidated Damages
      The note documents (as modified) provide that in the event the 2006 Proposed Offering is not completed prior to July 31, 2006, the notes referred to above will become due and payable and, in addition to repayment of the notes on the maturity date, a post-maturity warrant will be issued to each note holder entitling the holder to purchase the number of shares of common stock of the Company equal to the principal amount of each note, at an exercise price equal to the fair market value of one share of common stock as of the maturity date.

Registration Rights
      Pursuant to the modification, the Company agreed to (a) register for resale the securities into which the notes may be converted in a registration statement to be filed with the SEC as part of its initial public offering (b) for a period of two years following conversion of the notes, grant the holders of the notes certain piggy-back registration rights requiring the Company to register the resale of the securities in any registration statements filed by the Company following the initial public offering (other than registration statements on Form S-4 and S-8) if for any reason the is no longer effective and (c) grant the holder of the securities issuable upon exercise of the post-maturity warrant certain piggy-back registration rights requiring the Company to register the resale of the shares issuable upon exercise of such warrant in any registration statements filed by the Company following the initial public offering (other than registration statements on Form S-4 and S-8) for two years following exercise of the post-maturity warrants.

Evaluation of Conversion Feature and Registration Rights
      The contingent conversion feature embedded in the Company’s notes, as modified meets all the criteria of SFAS No. 133 (paragraph 12) for bifurcation; is not part of a conventional convertible debt financing; and

NGTV
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
does not meet the scope exception of paragraph 11 (a) of SFAS No 133 to be excluded as a derivative. Accordingly, the contingent conversion feature related to these Notes has been accounted for as a derivative liability (see Note 10).

9.	COMMON STOCK SUBJECT TO REDEMPTION
      Pursuant to provisions in certain employment agreements (see Note 14), the Company may be required to purchase shares held by two executives/founders for an amount in cash equal to their fair market value in the event of termination or death. Under SFAS No. 150, which was adopted in 2003, these shares are considered mandatorily redeemable upon an event certain to occur and therefore, outside of the Company’s control. Accordingly, vested shares held by the executives have been classified as liabilities at December 31, 2005 and 2004, respectively. The liability is carried at the estimated redemption amount (or fair value) at each reporting date with changes in redemption amounts reflected in the accompanying statements of operations. Estimated fair value of the Company’s common shares was determined by an independent third-party valuation. Shares subject to mandatory redemption upon termination or death of holders did not change from December 31, 2005, and therefore, there was no effect on the accompanying statements of operations for the three months ended March 31, 2006.

10.	DERIVATIVE LIABILITIES
      The Bridge Financing notes (issued between September and December 2005; see Note 7) and certain other notes payable (as modified in the fourth quarter of 2005; see Note 8) provided the holders with an election to convert into common stock units in the 2006 Proposed Offering at a discount (33.33% to 50%) to the initial public offering price. In addition, the note holders were provided with registration rights requiring the underlying common stock units to be registered and have them purchased by the underwriters. The Company will be required to pay significant penalties (in the form of post-maturity warrants) equal in number to the principal amount of each note, in the event the 2006 Proposed Offering is not completed by maturity dates. Management believes the conversion feature embedded in such notes payable (for which conversion was elected) must be bifurcated and accounted for as a derivative liability under SFAS No. 133.
      The embedded contingent conversion feature that is part of such Company’s notes meets all the criteria of SFAS No. 133 paragraph 12 for bifurcation as follows: (i) the economic characteristics of the conversion feature are not closely related to the host Notes payable; (ii) the host Notes payable are not re-measured at fair value under current U.S. GAAP and (iii) a free-standing instrument with the same characteristics as the embedded contingent conversion feature would qualify as a derivative under paragraphs 6-8 of SFAS No. 133. Specifically, (i) there is a notional (the number of shares to be issued at conversion or face amount), (ii) an underlying (the 2006 Proposed Offering price); (iii) no initial investment value at the inception of the contract, and (iv) the contingent conversion feature meets the net settlement criteria because the holders can convert into registered common stock units and have the right to immediately sell such units to the underwriter (at the IPO) (pursuant to paragraphs 6(c) and 9(b) of SFAS No. 133).
      Further, the embedded conversion feature does not meet the scope exception of paragraph 11 (a) of SFAS No. 133. Specifically, because the conversion rate is based on a percentage of the 2006 Proposed Offering price, the number of shares required for settlement of the conversion option is not fixed. As a result, the Bridge Financings notes and Other Convertible notes are not considered conventional convertible debt financings pursuant to EITF 05-02 and thus, an evaluation under EITF 00-19 was carried out. Management determined that the registration rights granted to note holders provide for significant penalties payable, and as a result, the Company is required to assume settlement in registered shares, which is considered beyond the control of the Company. Accordingly, the contingent embedded conversion feature has been accounted for as derivative liability

NGTV
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
      Under SFAS No. 133, a derivative liability is carried at fair value at each reporting date and changes in fair value are reported in earnings. The Company estimated fair value of the derivative liability at inception (as described below) and applied the proceeds from such notes payable (comprised of the Bridge Financings and the other convertible notes) as follows: $5,762,040 to the Bridge Notes, $3,227,619 to the other convertible notes and $1,484,435 to the derivative liability. Amounts allocated to the notes payable have been classified as debt discounts and are amortized to interest expense over the term of the notes.
      Management estimated the fair value of the derivative liability (represented by the contingent embedded conversion feature), in consultation with a valuation expert, using the following assumptions: (i) an estimated conversion price at discount of 33.33% to 50% to the initial offering price, (ii) an estimated initial offering price of $6 per common stock unit, (iii) a volatility of 120% using industry peer companies and (iv) a risk free interest rate of 4.7% per annum. In addition, the estimated value of the contingent embedded conversion was adjusted for (v) the probability of completing the initial public offering and a discount for liquidity after the initial public offering.
      Using the same methodology, management estimated the value of such derivative liability at December 31, 2005 and March 31, 2006. The risk free interest rates at March 31, 2006 and December 31, 2005 were 4.8% and 4.9%, respectively. The change in fair value was charged to earnings and totaled approximately $537,000 for the period from inception of the notes to December 31, 2005 and $83,000 for the three months ended March 31, 2006.

11.	COMMITMENTS AND CONTINGENCIES

General
      The Company’s commitments and contingencies include the obligations of a producer of programming in the normal course of business. Management believes these matters will not have a material adverse effect, if any, on the Company’s financial position and results of operations.

Leases
      The Company leases its office facilities under a non-cancellable operating lease expiring on February 1, 2009.
      The Company leases certain equipment under capital leases that are included within property and equipment in the accompanying balance sheets. The following is a schedule by years of future minimum lease payments under operating and capital leases as of March 31, 2006:

	Operating	Capital

2006	$286,443	$194,982
2007	392,429	259,976
2008	404,197	204,282
2009	33,765	105,501
20010	—	51,531
Thereafter	—	—

	$1,116,834	816,272

Less amount representing interest		(162,299)

Present value of net minimum lease payments		653,973
Less current maturities of capital lease obligations		(184,660)

Capital lease obligations, net of current portion		$469,313

NGTV
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)

Legal Matters
      From time to time, claims are made against the Company in the ordinary course of our business, which could result in litigation. Claims and associated litigation are subject to inherent uncertainties and unfavorable outcomes could occur, such as monetary damages, fines, penalties or injunctions prohibiting us from selling one or more products or engaging in other activities. The occurrence of an unfavorable outcome in any specific period could have a material adverse effect on our results of operations for that period or future periods. The Company settled a litigation matter in January 2006 for $141,000, which had been accrued for as of December 31, 2005. The Company is not a party to any other pending or threatened legal proceedings.

12.	SUBSEQUENT EVENTS
      In April 2006, the Company granted stock options to acquire 325,000 common shares to an executive officer in connection with the execution of an employment agreement. Of the options granted, 125,000 vested immediately, and the balance were to vest over a two year period at the rate of 1/24th per month. In May 2006, such agreement was terminated for cause. At the time of termination, a total of 133,333 options were vested. No other options will vest and 191,667 options have been cancelled. The former officer has tendered a written threat of litigation alleging that the Company breached the employment agreement, among other claims. Although the Company is in active settlement discussions with the former officer, at this time, it cannot determine what losses, if any, may arise as a result of this dispute.
      In April 2006, the Company initiated a private secured debt financing in order to sustain operations pending the completion of the initial public offering (the “Debt Financing”). In connection with the Debt Financing, the Company issued and sold 10% Senior Secured Promissory Notes in the principal amount of $3,500,000 (the “Secured Notes”), and issued to each holder of a Secured Note a Warrant to Purchase Common Stock (the “Debt Warrants”). The Secured Notes accrue interest at the rate of ten percent (10%) per annum and are due and payable on the earlier of (i) the completion of the Company’s initial public offering, or (ii) the first anniversary of the date of issuance. The Secured Notes are secured by a lien on substantially all of the assets of the company. The lien will be released upon payment in full of the Secured Notes at the completion of the Company’s initial public offering. The Debt Warrants entitle the holders to purchase up to 875,000 shares of common stock (assuming the unit offering is completed prior to August 13, 2006) at a price per share equal to the lower of (i) 67% of the per unit price to the public if the offering of the common stock units is completed before August 13, 2006, or (ii) 50% of the per unit price to the public if the offering of the common stock units is completed on or after August 13, 2006. Accordingly, based on an assumed offering price of $6.00 per unit, the Debt Warrants would either be exercisable for $4.00 per share, or $3.00 per share, based on the time the offering of common stock units is completed. The Debt Warrants are exercisable for five years from the date of issuance.
      The common shares underlying the Debt Warrants are entitled to registration rights in favor of the holders, requiring the Company to register the shares (i) on demand, at any time after 180 days following the date hereof (or the completion of the offering of the units), or (ii) as part of any other registration statement the Company may file, other than registrations of stock for the purpose of registering employee stock options, purchase, bonus or other benefit plans.
      In May 2006, the Company entered into a standard distribution arrangement with a large Internet information provider. The Company is negotiating customized terms for this distribution agreement expected to enhance the availability and distribution of its content through this provider.

      No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.
      Until                     all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
6,032,591 Units
NGTV

PROSPECTUS

CAPITAL GROWTH FINANCIAL, LLC

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.
      The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:

SEC Filing Fee#	$6,967
Printing Expenses*	$150,000
Accounting Fees and Expenses*	$150,000
Legal Fees and Expenses*	$200,000
Blue Sky Fees and Expenses*	$5,000
Registrar and Transfer Agent Fee*	$10,000
Miscellaneous*	$128,033

Total*	$650,000

#	Paid with the initial filing of this Registration Statement.

*	Estimated. Includes the Registrant’s American Stock Exchange Application Fee of $65,000 that is refundable to the extent of $60,000, if the application is denied.

Item 14.	Indemnification Of Directors And Officers
      Section 204(a)(10) of the California General Corporation Law (the “CGCL”) permits a corporation to include in its Articles of Incorporation provisions eliminating or limiting the personal liability of directors for monetary damages in an action brought by or in the right of the corporation for breach of a director’s fiduciary duties, except: (a) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (b) for acts or omissions that a director believes to be contrary to the best interests of a company or its shareholders or that involve the absence of good faith on the part of the director; (c) for any transaction for which a director derived an improper benefit; (d) for acts or omissions that show a reckless disregard for the director’s duty to us or our shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to a company or its shareholders; (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to us or our shareholders; (f) with respect to certain transactions, or the approval of transactions in which a director has a material financial interest; or (g) expressly imposed by statute, for approval of certain improper distributions to shareholders or certain loans or guarantees.
      Section 317 of the CGSL requires a corporation to indemnify its directors and other agents to the extent they incur expenses in defending lawsuits brought against them by reason of their status as directors or agents, subject to certain limitations. Section 317 also permits a corporation to indemnify its directors and other agents to a greater extent than specifically required by law.
      Section 5 of our Amended and Restated Articles of Incorporation authorizes us to provide indemnification of our agents (as defined in Section 317(a) of the CGSL) to the fullest extent permissible under the California law through bylaw provisions, agreements with our agents, vote of the shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGSL. In addition, we are authorized to provide insurance for agents as set forth in Section 317 of the CGSL.
      We provide indemnification to our officers, directors and agents to the full extent permitted under law. Under Article IX, Section 1 of our bylaws there is a mandatory indemnification clause which requires us, to the extent permitted under the CGCL, to indemnify each of our directors and officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by their status as directors or agents. In addition, under Article IX, Section 4 of our bylaws, we must purchase and maintain insurance on behalf of any person who is or was an agent of our company against any liability arising out of such person’s status.
      We carry directors’ and officers’ liability insurance covering our directors and officers against liability asserted against or incurred by the person arising out of his or her capacity as an officer or director, including any liability for violations of the Securities Act of 1933 or the Securities Exchange Act of 1934, subject to some exclusions and coverage limitations.
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15.	Recent Sales of Unregistered Securities
      The following discussion reflects a 23.23-for-1 reverse common stock split that was effective on December 15, 2005, even though the transaction may have occurred prior to that date.
      The following discussion reflects an assumed initial public offering price of units of $6.00 per unit.
      During the past three years, the Registrant issued the following securities without registration under the Securities Act of 1933, as amended (the “Securities Act”):
      On March 15, 2003, the Registrant granted an option to an employee, Ken Stroscher, under the company’s 2000 Equity Incentive Plan (the “Plan”) to purchase up to 21,524 shares of common stock at an exercise price of $0.0023 per share. The board of directors determined that the exercise price was the fair market value of the common stock on the date of grant, as required by the Plan. Mr. Stroscher was an employee at the time of grant of the option serving the Registrant as Vice President of Production. The option was issued as compensation and not as part of any capital raising transaction. The Registrant relied on the exemption from registration pursuant to Section 4(2) of the Securities Act. There were no underwriting commissions or discounts. On March 15, 2005, the option was exercised in full and 21,524 shares of common stock were issued to Mr. Stroscher pursuant to the exercise. At the time of exercise, Mr. Stroscher was a key employee of the Registrant serving as its Vice President of Production. All certificates for the shares contain a restrictive legend under the Securities Act and the restrictions imposed by the Plan. The issuance of such shares upon exercise of the option was exempt from registration pursuant to Section 4(2) of the Securities Act. The Registrant considers Mr. Stroscher to be sophisticated and to have had access to information about the Registrant at the time of the grant and the exercise. The Registrant believes that Mr. Stroscher acquired the options and the shares without a view to distribution.
      On March 15, 2003, the Registrant granted an option to an employee, Caroline Haney, under the company’s 2000 Equity Incentive Plan (the “Plan”) to purchase up to 24,753 shares of common stock at an exercise price of $0.0023 per share. The board of directors determined that the exercise price was the fair market value of the common stock on the date of grant, as required by the Plan. The Registrant relied on the exemption from registration pursuant to Section 4(2) of the Securities Act. There were no underwriting commissions or discounts. Ms. Haney was an employee at the time of grant of the option serving the Registrant as Vice President of Programming. The option was issued as compensation and not as part of any capital raising transaction. On March 15, 2005, the option was exercised in full and 24,753 shares of common stock were issued to Ms. Haney pursuant to the exercise. At the time of exercise, Ms. Haney was a key employee of the Registrant serving as its Vice President of Programming. All certificates for the shares contain a restrictive legend. The issuance of such shares upon exercise of the option was exempt from registration pursuant to Rule 701 of the Securities Act. The Registrant considers Ms. Haney to be sophisticated and to have had access to information about the Registrant at the time of the grant and the exercise. The Registrant believes that Ms. Haney acquired the options and the shares without a view to distribution.
      On March 15, 2003, the Registrant granted an option to an employee, Lina Ashar, under the company’s 2000 Equity Incentive Plan (the “Plan”) to purchase up to 4,305 shares of common stock at an exercise price of $0.0023 per share. The board of directors determined that the exercise price was the fair market value of the common stock on the date of grant, as required by the Plan and Rule 701 of the Securities Act. The Registrant relied on the exemption from registration pursuant to Rule 701 of the Securities Act. Ms. Ashar was an employee at the time of grant of the option. The option was issued as compensation and not as part of any capital raising transaction. The Registrant was not subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. The aggregate sales price or amount of securities sold in reliance on this section during any consecutive 12-month period during the time of grant did not exceed $1,000,000, 15% of the total assets of the issuer, nor 15% of the outstanding amount of the common stock. On March 15, 2005, the option was exercised in full and 4,305 shares of common stock were issued to Ms. Ashar pursuant to the exercise. At the time of exercise, Ms. Ashar was an employee of the company. All certificates for the shares contain a restrictive legend. The issuance of such shares upon exercise of the option was exempt from registration pursuant to Rule 701 of the Securities Act.
      On July 1, 2003, the Registrant issued 322,858 shares of restricted common stock to Jay Vir, its Chief Executive Officer and a director, for a cash purchase price of $750. There were no underwriting discounts or commissions. The Registrant relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act for the issuance of these shares. There were no underwriting commissions or discounts. Mr. Vir took his shares for investment purposes without a view to distribution and had access to information concerning the Registrant and its business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of the shares. All certificates for the shares contain a restrictive legend. The investor was permitted access to our management for the purpose of acquiring investment information. Due to the investor’s status as an officer and director of the Registrant, and his dealings with development companies generally, the Registrant deems the investor sophisticated for the purposes of Section 4(2) of the Securities Act.
      On July 1, 2003, the Registrant issued 172,191 shares of restricted common stock to Kourosh Taj, its Chief Executive Officer and director, for a cash purchase price of $400. There were no underwriting discounts or commissions. The Registrant relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act for the issuance of these shares. There were no underwriting commissions or discounts. Mr. Taj took his shares for investment purposes without a view to distribution and had access to information concerning the Registrant and its business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of the shares. All certificates for the shares contain a restrictive legend. The investor was permitted access to our management for the purpose of acquiring investment information. Due to the investor’s status as an officer and director of the Registrant, and his dealings with development companies generally, we deem the investor sophisticated for the purposes of Section 4(2) of the Securities Act.
      On July 1, 2003, the Registrant issued 47,353 shares of restricted common stock to Ken Stroscher, an employee, for a cash purchase price of $110. The Registrant relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act for the issuance of these shares. There were no underwriting commissions or discounts. Mr. Stroscher took his shares for investment purposes without a view to distribution and had access to information concerning the Registrant and its business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of the shares. All certificates for the shares contain a restrictive legend. The investor was permitted access to our management for the purpose of acquiring investment information. Due to the investor’s status as a key employee and his dealings with development companies generally, we deem the investor sophisticated for the purposes of Section 4(2) of the Securities Act.

      On July 1, 2003, the Registrant issued 47,353 shares of restricted common stock to Caroline Haney, an employee, for a cash purchase price of $110. The Registrant relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act for the issuance of these shares. There were no underwriting commissions or discounts. Ms. Haney took her shares for investment purposes without a view to distribution and had access to information concerning the Registrant and its business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of the shares. All certificates for the shares contain a restrictive legend. The investor was permitted access to our management for the purpose of acquiring investment information. Due to the investor’s status as a key employee and her dealings with development companies generally, we deem the investor sophisticated for the purposes of Section 4(2) of the Securities Act.
      On January 8, 2004, the Registrant issued a Promissory Note to Modena Investments Inc., in the principal amount of $250,000 (the “Modena Note”) in consideration of a cash loan made to the Registrant on that date. The Modena Note included a mandatory conversion feature whereby, upon raising a maximum private offering of $7,000,000 under an Agency Agreement with Standard Securities Capital Corporation, and satisfying certain other conditions, the Modena Note would convert into 386,470 shares of the Registrant’s restricted common stock. On February 12, 2004, the mandatory conversion feature of the Modena Note was satisfied and the Registrant issued 386,470 shares of its restricted common stock in full satisfaction of the Modena Note. All certificates for the shares contain a restrictive legend. The Registrant relied on Section 4(2) of the Securities Act to issue the shares inasmuch as the Registrant did not engage in general solicitation or advertising in making this offering, the acquirer was an accredited investor, the acquirer was permitted access to the Registrant’s management for the purpose of acquiring investment information, and the loan was made for investment purposes without a view to distribution. There were no underwriting commissions or discounts.
      On January 16, 2004, the Registrant issued a Promissory Note to HJG Partnership in the principal amount of $250,000 (the “HJG Note”) in consideration of a cash loan made to the Registrant on that date. The HJG Note included a mandatory conversion feature whereby, upon raising a minimum private offering of $5,000,000 under an Agency Agreement with Standard Securities Capital Corporation, and satisfying certain other conditions, the HJG Note would convert into the Registrant’s Units offered in the offering at the offering price. The Registrant relied on Section 4(2) of the Securities Act to issue the HJG Note inasmuch as the Registrant did not engage in general solicitation or advertising in making this offering, the acquirer was an accredited investor, the acquirer was permitted access to the Registrant’s management for the purpose of acquiring investment information, and the loan was made for investment purposes without a view to distribution. There were no underwriting commissions or discounts. The mandatory conversion feature was satisfied and the HJG Note was converted into Units in the private offering described below on February 12, 2004.
      On February 12, 2004, the Registrant issued 242,100 shares of restricted common stock to each of Gene Simmons LLC, Richard Abramson LLC, and Allan Brown, in consideration of cancellation of loans previously made to the Registrant in the aggregate of $150,000. Gene Simmons LLC is a limited liability company wholly owned by Gene Simmons, a director and Chairman of the board. Richard Abramson LLC is a limited liability company wholly owned by Richard Abramson, a director. Allan Brown is a former director and former Chief Executive Officer of our company. The Registrant relied on Section 4(2) of the Securities Act to issue the shares inasmuch as the Registrant did not engage in general solicitation or advertising in making this offering, the offerees are accredited investors, and the offerees or the persons who control and own them, occupy an insider status relative to the Registrant that affords them effective access to the information registration would otherwise provide. There were no underwriting commissions or discounts. All certificates for the shares contain a restrictive legend.
      On February 12, 2004, the Registrant granted 98,175 options to each of Gene Simmons, Richard Abramson and Allan Brown, all directors of the Registrant at the time of grant, with vesting over eighteen months and exercise prices of $0.0232 per share. The options were granted in consideration of each individual’s agreement to serve on the Registrant’s board of directors. The options were also granted in consideration of an Executive Employment Agreement entered into as of February 12, 2004 with respect to

Allan Brown and Richard Abramson, and in consideration of a Consulting and Licensing Agreement with respect to Gene Simmons. The Registrant relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act for the issuance of these options. They all took their options for investment purposes without a view to distribution and had access to information concerning the Registrant and its business prospects, as required by the Act. In addition, there was no general solicitation or advertising for the acquisition of the options or the purchase of the Registrant’s shares upon their exercise. The investors were permitted access to our management for the purpose of acquiring investment information. Due to the investors’ status as directors and their dealings with development companies generally, the Registrant deems the investors sophisticated for the purposes of Section 4(2) of the Act. There were no underwriting commissions or discounts. The options were fully exercised by each director as follows: 36,816 were exercised on December 7, 2004, 16,363 were exercised on April 28, 2005, and 44,997 were exercised on September 16, 2005. The Registrant issued shares of its common stock pursuant to the foregoing option exercises on the dates indicated. In each case, they all took their shares for investment purposes without a view to distribution and had access to information concerning the Registrant and its business prospects, as required by the Act. In addition, there was no general solicitation or advertising for the purchase of the Registrant’s shares. All certificates for the shares contain a restrictive legend. The investors occupy an insider status relative to the Registrant that affords them effective access to the information registration would otherwise provide. The investors were permitted access to our management for the purpose of acquiring investment information. Due to the investors’ status as directors, the Registrant deems the investors sophisticated for the purposes of Section 4(2) of the Securities Act.
      On February 12, 2004, the Registrant closed a private offering of its securities, issuing 987,982 Units to nineteen individual accredited investors at a price of $7.0852 per Unit, with each Unit consisting of one share of common stock and a one-year warrant to purchase one-half of one share of common stock at an exercise price of $8.479 per share. As a result of the offering, the Registrant received $6.4 million in cash and $650,000 from the conversion of debt for a total of $7 million. The Registrant relied on Section 506 of the Securities Act to issue the securities, inasmuch as the units were sold without any form of general solicitation or general advertising and sales were made only to accredited investors. In February and March 2005, certain warrants underlying the Units were exercised resulting in the issuance of 327,457 shares of common stock resulting in cash proceeds to the Registrant of $1,520,279. The issuance of shares upon exercise of the warrants underlying the Units was exempt from registration pursuant to Section 506 of the Securities Act. The remaining warrants issued in connection with the foregoing Units expired without exercise.
      In connection with the February 12, 2004 private offering, the Registrant issued a one-year Compensation Option to Standard Securities Capital Corporation, as placement agent for the private offering, entitling the agent to purchase up to 98,799 Units at an exercise price of $7.0852 per Unit. The Compensation Option expired on February 12, 2005 without exercise. The issuance of the Compensation Option to the agent was exempt from registration pursuant to Section 506 of the Securities Act.
      On May 10, 2004, the Registrant issued 157,081 shares of its common stock to Keith Stein, an individual accredited investor, as compensation for consulting services related to the February 12, 2004 private offering. The shares were issued pursuant to an exemption from registration provided by Rule 506 of Regulation D, as they were issued without any form of general solicitation or general advertising and Mr. Stein qualified as an accredited investor.
      On May 19, 2004, the Registrant issued a total of 50,645 Units to two individual accredited investors, Craig Berube and Joseph Reekie, at a price of $7.8982 per Unit, with each Unit consisting of one share of common stock and a one-year warrant to purchase one-half of one share of common stock at an exercise price of $9.292 per share. The warrants expired without exercise in May 2005. As a result of the offering, the Registrant received $400,000 in cash. The Registrant relied on Section 506 of the Securities Act to issue the securities, inasmuch as the Units were sold without any form of general solicitation or general advertising and sales were made only to accredited investors.
      In July and August, 2004, the Registrant issued a total of 46,557 Units to five individual accredited investors, including Robert Erickson, Harold M. Wolkin, Eryan Corporation, Richardson & Patel LLP, and

Arshia Harrison Refoua, at a price of $8.5951 per Unit, with each Unit consisting of one share of common stock and a one-year warrant to purchase one-half of one share of common stock at an exercise price of $10.2212 per share. All warrants expired without exercise in July and August 2005. As a result of the offering, the Registrant received approximately $346,000 in cash and $54,000 from the conversion of accrued legal services payable for a total approximating $400,000. The Registrant relied on Section 506 of the Securities Act to issue the securities, inasmuch as the units were sold without any form of general solicitation or general advertising and sales were made only to accredited investors.
      On August 10, 2004, the Registrant issued 148,198 penalty warrants to the investors in the February 12, 2004 private offering. The Registrant became obligated to issue the penalty warrants as a result of failing to complete a going public transaction by that date. The penalty warrants were issued to the nineteen individual accredited investors with an exercise price of $0.0023 per share. All penalty warrants were exercised on March 10, 2005. The issuance of the penalty warrants, and the issuance of 148,198 shares upon exercise, were exempt from registration under the Securities Act pursuant to Section 506 of the Securities Act, inasmuch as the penalty warrants and the penalty shares were issued pursuant to the February 12, 2004 private offering without any form of general solicitation or general advertising and sales were made only to accredited investors.
      On October 27, 2004, the Registrant issued five-year warrants to two individual accredited investors, Ikza Holding Corporation and Hunter World Markets, Inc., in connection with a one-year bridge loan made to the Registrant in the amount of $150,000. The warrants authorize the holder to purchase up to an aggregate of 10,762 shares of common stock at an exercise price of $3.1361 per share. The Registrant relied on Section 506 of the Securities Act to issue the securities, inasmuch as the warrants were sold without any form of general solicitation or general advertising and sales were made only to accredited investors.
      On December 23, 2004, the Registrant issued a two-year warrant to an individual accredited investor, BTR Global Growth Trading Limited, in connection with a demand bridge loan made to the Registrant in the amount of $150,000. The warrant grants the holder the right to purchase up to 11,848 shares at an exercise price of $7.5962 per share. The Registrant relied on Section 506 of the Securities Act to issue the securities, inasmuch as the warrants were sold without any form of general solicitation or general advertising and sales were made only to accredited investors.
      On August 31, 2005 the Registrant issued 25,631 shares of our common stock to its attorneys, Richardson & Patel LLP, and granted a two-year warrant to purchase up to 25,631 shares of common stock at an exercise price of $7.5962 per share with respect to half of the warrant shares and an exercise price of $13.9264 per share with respect to the other half of warrant shares, plus warrants to acquire 44,814 shares at $0.0232 per share. The shares and the warrant were issued in settlement of payables for legal services rendered in connection with both capital raising transactions and non-capital raising transactions. These legal services had a value of approximately $556,000. The Registrant issued these securities in reliance on Section 4(2) of the Securities Act. There was no form of general solicitation or general advertising undertaken and, as the Registrant’s legal counsel, the acquirer occupies a status that affords it effective access to the information registration would otherwise provide. There were no underwriting commissions or discounts.
      In July 2005, the Registrant offered two-year promissory notes (the “July Note Offering”) with warrants. For every dollar accepted under the July Note Offering, a warrant was issued initially equal to the right to purchase one share of common stock for every dollar invested (whether in new money or in conversion of past due debt or obligations). The number of warrants increased every quarter after the date of the investment until the note is repaid in full. A total of $1,003,437 in notes were issued in connection with the July Note Offering to nine accredited investors. A total of 76,239 warrants were issued to the investors with an exercise price of $0.0023 per share, all of which were exercised between the months of July and October, 2005. All warrant certificates have since been amended precluding any further increase in number, and accordingly no warrants remain outstanding under the July Note Offering. As a result of the offering, the Registrant received approximately $525,000 in cash and $478,000 from the conversion of debt for a total of $1,003,437. The Registrant relied on Section 506 of the Securities Act to issue the securities, inasmuch as the warrants were sold and exercised without any form of general solicitation or general advertising and sales were made only to accredited investors.
      In September 2005, the Registrant offered three-year promissory notes (the “September Note Offering”) with warrants. For every dollar accepted under the July Note Offering, a warrant was issued initially equal to the right to purchase one and a half shares of common stock for every dollar invested (whether in new money or in conversion of past due debt or obligations). The number of warrants increased every quarter after the date of the investment until the note is repaid in full. A total of $2,191,768 in notes were issued in connection with the September Note Offering to six investors; Jay Vir, Kourosh Taj, Caroline Haney, Ken Stroscher, SAB 1, LLC, and Lower East Capital Partners. A total of 636,160 warrants were issued to the investors with an exercise price of $0.0232 per share, all of which were exercised in September and October, 2005. All warrant certificates have since been amended precluding any further increase in number, and accordingly no warrants remain outstanding under the September Note Offering. As a result of the offering, the Registrant received no cash and $2,191,768 from the conversion of short term or past due debt for a total of $2,191,768. The Registrant relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act for the issuance of these warrants. There were no underwriting commissions or discounts. They all took their warrants for investment purposes without a view to distribution and had access to information concerning the Registrant and its business prospects, as required by the Act. In addition, there was no general solicitation or advertising for the acquisition of the notes and warrants or the purchase of the Registrant’s shares upon their exercise. The investors were permitted access to our management for the purpose of acquiring investment information. Due to the investors’ access to the Registrant and their dealings with development companies generally, the Registrant deems the investors sophisticated for the purposes of Section 4(2) of the Securities Act.
      On September 23, 2005, the Registrant issued 17,084 shares of common stock to Richard David, its Chief Financial Officer, as compensation for services rendered. The Registrant determined that the value of the services provided was approximately $10,804. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act for the issuance of these shares. There were no underwriting commissions or discounts. Mr. David took his shares for investment purposes without a view to distribution and had access to information concerning the Registrant and its business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of the shares. All certificates for the shares contain a restrictive legend. The investor was permitted access to our management for the purpose of acquiring investment information. Due to the investor’s status as Chief Financial Officer and his dealings with development companies generally, we deem the investor sophisticated for the purposes of Section 4(2) of the Securities Act.
      On September 28, 2005, the Registrant initiated a private offering of notes in connection with a $1,000,000 bridge financing (the “First Bridge”). Under the terms of the First Bridge, the Registrant issued and sold $1,200,000 of 12% unsecured convertible promissory notes (the “First Bridge Notes”). The First Bridge Notes bear interest at the rate of 12% per annum, and are due and payable June 30, 2006 (the “First Bridge Maturity Date”). The offering was completed on October 26, 2005. The First Bridge Notes contained the following payment and conversion options. Upon issuance of the notes, the holder had the option to convert the outstanding principal amount of, and any accrued and unpaid interest on, its note, into the securities to be issued and sold in the Registrant’s initial public offering of securities resulting in not less than $20,000,000 of gross proceeds to the Registrant (the “IPO”) at a conversion price equal to 50% of the price of such securities. Accordingly, the notes were eligible to be converted into the units offered by the Registrant under the prospectus included in this Registration Statement. In lieu of the conversion alternative, the holder may elect to (a) have all principal and any accrued and unpaid interest paid out of the proceeds of the initial public offering and (b) receive from the Registrant, a five-year warrant (the “IPO Warrant”) to purchase a number of units (identical to the units offered hereby) equal to (1) the outstanding principal amount of the note plus accrued and unpaid interest, divided by (2) the initial unit offering price to the public, exercisable at the offering price to the public. The holders of the First Bridge Notes under their terms were required to make their election as to conversion or repayment of the Notes prior to the filing of this Registration Statement. The holders of First Bridge Notes in the principal amount of $1,062,500 have elected to convert their Notes into the units and to have such units registered in this offering, and the holders of First Bridge Notes in the principal amount of $362,500 have elected to not have their units registered in this offering. All but two of the First Bridge Holders that elected to not include their units in this Registration Statement each received an additional warrant to purchase one half share of common stock. Simultaneously with the effectiveness of this Registration Statement, the First Bridge Notes will convert into 400,000 units at 50% discount to the offering price to the public. Accordingly, 279,171 units covered by the prospectus included in this Registration Statement and offered by the selling security holders arise from the conversion of the First Bridge Notes. The Registrant relied on Section 506 of the Securities Act to issue the securities, inasmuch as the notes were sold and converted into units without any form of general solicitation or general advertising and sales were made only to accredited investors. In connection with the First Bridge, Capital Growth Financial, LLC, a registered broker-dealer, acted as placement agent. Capital Growth Financial, LLC received a commission equal to 10% of the gross proceeds of that offering, $1,200,000, plus reimbursement for actual out-of-pocket expenses, in the amount of $17,606.29.
      On October 13, 2005, the Registrant initiated a private offering of notes in connection with a $6,000,000 bridge financing (the “Second Bridge”). Under the terms of the Second Bridge, the Registrant issued and sold $5,785,000 ($5,635,000 through December 31, 2005) of 12% unsecured convertible promissory notes (the “Second Bridge Notes”). The Second Bridge Notes bear interest at the rate of 10% per annum, payable monthly, and are due and payable in full on July 31, 2006 (the “Second Bridge Maturity Date”). The offering was completed on January 17, 2006. Holders of Second Bridge Notes automatically convert at the effectiveness of the IPO into securities of the type offered in the IPO (the “IPO Securities”) at a 33% discount to the initial offering price to the public. The conversion feature of the Second Bridge Notes is mandatory in connection with the IPO. Accordingly, all of the $5,785,000 of Second Bridge Notes issued to investors in the Second Bridge are being converted into units in connection with the Registrant’s offering of the units under the prospectus included in this Registration Statement. 1,153,888 units covered by the prospectus included in this Registration Statement and offered by the selling security holders arise from the conversion of the First Bridge Notes. However, the holders of $1,169,488 worth of Second Bridge Notes, 292,362 units, elected to not register their units in this offering. The Registrant relied on Section 506 of the Securities Act to issue the securities, inasmuch as the notes were sold and converted into units without any form of general solicitation or general advertising and sales were made only to accredited investors. In connection with the Second Bridge, Capital Growth Financial, LLC, a registered broker-dealer, acted as placement agent. Capital Growth Financial, LLC, received a commission equal to 10% of the gross proceeds of that offering, $5,785,000, plus an expense allowance equal to 2% of the gross offering proceeds of the Second Bridge. Simultaneously with the effectiveness of this Registration Statement, the Second Bridge Notes will convert into 1,153,888 units at a 33% discount to the offering price to the public. The Second Bridge Holders that elected to not include their units in this Registration Statement each received an additional warrant to purchase one half share of common stock.
      On October 12, 2005, the holders of $3,288,095 in the aggregate of notes issued pursuant to the July Note Offering and the September Note Offering, agreed to convert all principal and accrued interest under said notes into new notes on substantially the same terms and conditions as the notes offered for sale in the Second Bridge Offering, described above (the “Conversion Notes”). We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act for the issuance of these notes. There were no underwriting commissions or discounts. The investors took the notes for investment purposes without a view to distribution and had access to information concerning the Registrant and its business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of the notes. All certificates for the notes contain a restrictive legend. The investor was permitted access to our management for the purpose of acquiring investment information. Upon the effectiveness of the Registration Statement $3,288,095 of the Conversion Notes will convert to 807,024 units at a 33% discount to the offering price to the public. Of such units, 432,865 units are included in this Registration Statement. The balance of 389,161 units are not registered in this Registration Statement. The holders of such units that are not registered received an additional warrant to purchase one half share of common stock.

      On October 25, 2005, the Registrant granted an option to purchase an aggregate of 210,935 shares of common stock at an exercise price of $2.5855 per share, to five employees; Caroline Haney, Richard David, Natasha Hamidi, Ariel Sinson and Troy Hardy, and an option to purchase 12,915 shares of common stock at an exercise price of $2.5855 per share, to a consultant, Addison Adams, a partner of Richardson & Patel LLP, legal counsel to the Registrant. The options were granted under the Company’s 2000 Equity Incentive Plan (the “Plan”). The board determined that the exercise price was the fair market value of the common stock on the date of grant, as required by the Plan and Rule 701 of the Securities Act. The Registrant relied on the exemption from registration pursuant to Rule 701 of the Securities Act. The recipients were employees (or consultants) at the time of grant of the options. The options were issued as compensation and not as part of any capital raising transaction. The Registrant was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The aggregate sales price or amount of securities sold in reliance on this Section during any consecutive 12-month period during the time of grant did not exceed $1,000,000, 15% of the total assets of the issuer, nor 15% of the outstanding amount of the common stock.
      On April 10, 2006, the Registrant issued options to purchase 325,000 shares of common stock to John Burns, its Chief Executive Officer, in connection with his Employment Agreement with the Registrant. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act for the issuance of these shares. There were no underwriting commissions or discounts. Mr. Burns took his shares for investment purposes without a view to distribution and had access to information concerning the Registrant and its business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of the shares. All certificates for the shares contain a restrictive legend. The investor was permitted access to our management for the purpose of acquiring investment information. Due to the investor’s status as Chief Executive Officer and his dealings with development companies generally, we deem the investor sophisticated for the purposes of Section 4(2) of the Securities Act.
      In April 2006, the company initiated a private secured debt financing (the “Debt Financing”). In connection with the Debt Financing, the company issued and sold 10% Senior Secured Promissory Notes in the principal amount of $3,500,000 (the “Secured Notes”), and issued to each holder of a Secured Note a Warrant to Purchase Common Stock (the “Debt Warrants”). The Notes accrue interest at the rate of ten percent (10%) per annum and are due and payable on the earlier of (i) the completion of the unit offering described in this prospectus, or (ii) one year after the date of issuance. The Notes are secured by a lien on substantially all of the assets of the company. The lien will be released upon payment in full of the Notes at the completion of the offering described in the prospectus of which this Registration Statement is a part. The Debt Warrants entitle the holders to purchase up to 875,000 shares of common stock (assuming the unit offering is completed on or before August 13, 2006 and at an initial price per unit of $6.00) at a price per share equal to (i) two-thirds of the per unit price to the public if the offering of units is completed on or before August 13, 2006, or (ii) one-half of the per unit price to the public if the offering of units is completed after August 13, 2006. Accordingly, based on an assumed offering price of $6.00 per unit, the Debt Warrants would either be exercisable for $4.00 per share, or $3.00 per share, based on the time the offering of units is completed. The Debt Warrants are exercisable for five years from the date of issuance. The company relied on an exemption from registration under set forth under Section 4(2) of the Securities Act and all of the holders of the notes and warrants are accredited investors within the meaning of Regulation 501, one of which is also a Qualified Institution Buyer, within the meaning of Rule 144A, who took the notes and warrants for investment purposes only and without a view to distribution.
Item 16.     Exhibits.

No.	Exhibit

1.1	Form of Underwriting Agreement.
1.2	Form of Selected Dealers Agreement.
1.3	Form of Agreement Among Underwriters.

No.		Exhibit

3	.1##	Second Amended and Restated Articles of Incorporation of NGTV (formerly NETGROUPIE), as amended by the first amendment to Second Amended and Restated Articles of Incorporation of NGTV.
3	.2##	Bylaws of NGTV (formerly NETGROUPIE), together with all amendments and restatements thereto.
4	.1*	Form of Lock Up Agreement executed by Officers and Directors and 10% or greater Shareholders.
4	.2##	Investor Rights Agreement, as subsequently amended, dated February 12, 2004, between NGTV and the investors named therein.
4	.3##	Right of First Refusal and Co-Sale Agreement dated February 12, 2004, between NGTV and the investors named therein.
4	.4##	Voting Agreement, as subsequently amended, dated February 12, 2004, between NGTV and the investors named therein and Mr. Kourosh Taj, Mr. Jay Vir, and Gene Simmons LLC, Mr. Allan Brown, and Richard Abramson LLC.
4	.5##	Voting Agreement dated February 12, 2004 between Gene Simmons LLC, Mr. Allan Brown and Richard Abramson LLC and Mr. Keith Stein.
4	.6##	Anti-Dilution Agreement, dated February 12, 2004, between NGTV and Gene Simmons LLC, Mr. Allan Brown and Richard Abramson LLC and certain investors named therein.
4	.7##	Form of One-Time Waiver of Registration Rights for Initial Public Offering, dated September 9, 2005, between NGTV and certain investors named in the Investor Rights Agreement.
4	.8##	Form of One-Time Waiver of Registration Rights for Initial Public Offering, dated September 9, 2005, between NGTV and certain purchasers named in the Note and Warrant Purchase Agreement.
4	.9##	Form of One-Time Waiver of Registration Rights for Initial Public Offering dated September 9, 2005, between NGTV and various holders of Registration Rights.
4	.10##	Stock Option Agreement between NGTV and Mr. Gene Simmons, dated February 12, 2004.
4	.11##	Stock Option Agreement between NGTV and Mr. Allan Brown, dated February 12, 2004.
4	.12##	Stock Option Agreement between NGTV and Mr. Richard Abramson, dated February 12, 2004.
4	.13##	Form of Common Stock Purchase Warrant issued by NGTV to Hunter World Markets, Inc. and IKZA Holding Corp. dated October 27, 2004.
4.14		Form of Option issued by NGTV to the Underwriter.
4	.15##	Form of Common Stock Certificate.
4.16		Form of Public Warrant underlying the Unit.
4	.17##	Form of 12% Unsecured Promissory Note issued by NGTV, pursuant to the $1 million dollar offering.
4	.18##	Form of 10% Convertible Promissory Note issued by NGTV, pursuant to the $5 million dollar offering.
4	.19##	Form of Common Stock Purchase Agreement, dated February 12, 2004, between NGTV and Gene Simmons LLC, Mr. Allan Brown, and Richard Abramson LLC.
4.20		Form of Warrant Agreement.
4	.21##	Form of 10% Debt Conversion Note.
4	.22##	Form of Registration Rights Letter.
4.23		Form of Unit Certificate.
5		Legal Opinion of Richardson & Patel, LLP.
10	.1##	Consulting Agreement, between NGTV and Mr. Richard Abramson, dated July 28, 2004.
10	.2##	Employment Agreement, between NGTV and Mr. Allan Brown, dated February 12, 2004.

No.		Exhibit

10	.3##	Consulting Agreement dated as of December 19, 2005 between NGTV and Big Fish Marketing, Inc.
10	.4##	Employment Agreement, between NGTV and Mr. Richard David, dated March 14, 2005.
10	.5##	Consulting and License Agreement, between NGTV and Mr. Gene Simmons, dated February 12, 2004.
10	.6##	Employment Agreement, as amended, between NGTV and Mr. Kourosh Taj, dated July 1, 2003.
10	.7##	Employment Agreement, as amended, between NGTV and Mr. Jay Vir, dated July 1, 2003.
10	.8##	Property Lease Agreement, as amended, between SAB1, LLC and 9944 Santa Monica, LLC, dated January 20, 2004.
10	.9##	Assignment of Lease dated October 20, 2004 among NGTV, SAR1,LLC and 9944 Santa Monica, LLC.
10	.10##	Equipment Lease Agreement, between NGTV and Avid Financial Services, dated June 23, 2005.
10	.11##	NGTV 2000 Equity Incentive Plan, as amended.
10	.12##	Form of Note and Warrant Purchase Agreement, dated as of July 15, 2005 between NGTV and purchasers named therein.
10	.13##	Agreement between the Registrant and Al Cafaro dated as of November 1, 2005.
10	.14## **	License Agreement by and between NGTV and iN DEMAND L.L.C. dated January 10, 2006.
10	.15##	Form of Interview Consent and Release.
10	.16##	Form of Participant Release.
10	.17##	Form of Performance Consent.
10	.18##	Form of Interview Consent and Release.
10	.19###	Subscription Agreement for the $1 million dollar bridge offering with Form of Investor Questionnaire.
10	.20###	Subscription Agreement for the $5 million dollar bridge offering with Form of Investor Questionnaire.
10	.21###	Employment Agreement between NGTV and Mr. John Burns dated April 10, 2006.
10.22		Form of $3.5M Subscription Agreement, April 2006.
10.23		Form of $3.5M Secured Promissory Note, April 2006.
10.24		Form of $3.5M Common Stock Purchase Warrant, April 2006.
10.25		Registration Rights Letter.
11		Earnings Per Share.
14	.1##	Code of Business Conduct and Ethics, adopted February 1, 2006.
23.1		Consent of Squar, Milner, Reehl & Williamson, LLP.
23.2		Consent of Richardson & Patel, LLP (included in Exhibit 5).
23.3		Consent of Pacific Summit Securities.
99	.1*	Audit Committee Charter.

**	Confidential treatment requested as to portions of the Exhibit. Omitted materials have been filed separately with the Securities and Exchange Commission.

*	To be filed by amendment.

##	Previously filed on February 3, 2006 with the initial filing of the Registration Statement.

###	Previously filed on April 12, 2006, with the filing of Amendment No. 1 to the Registration Statement.

Item 17.     Undertakings.
      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
      (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (3) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
      (4) To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
      (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Form S-1 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Beverly Hills, State of California on the 5th day of June 2006.

NGTV
a California corporation

By:	/s/ JAY VIR

Jay Vir, Co-President and Director

By:	/s/ KOUROSH TAJ

Kourosh Taj, Co-President and Director

By:	/s/ RICHARD J. DAVID

Richard J. David, Chief Financial Officer and
Chief Accounting Officer
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities with NGTV and on the dates indicated.

Dated: June 5, 2006	/s/ RICHARD ABRAMSON Richard Abramson, Director

Dated: June 5, 2006	/s/ AL CAFARO Al Cafaro, Director

Dated: June 5, 2006	/s/ ANDREW A. DE FRANCESCO Andrew A. De Francesco, Director

Dated: June 5, 2006	/s/ PATRICK DOVIGI Patrick Dovigi, Director

Dated: June 5, 2006	/s/ GENE SIMMONS Gene Simmons, Director

Dated: June 5, 2006	/s/ KOUROSH TAJ Kourosh Taj, Director

Dated: June 5, 2006	/s/ JAY VIR Jay Vir, Director